    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 2004
                                                 REGISTRATION NUMBER 333-117346


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 AMENDMENT NO. 1
                                      TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

                                  iBASIS, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                 4813                         04-3332534
   (State or other jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer
    incorporation or organization)          Classification Code Number)         Identification No.)

                                20 SECOND AVENUE
                              BURLINGTON, MA 01803
                                 (781) 505-7500
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                   OFER GNEEZY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  iBASIS, INC.
                                20 SECOND AVENUE
                              BURLINGTON, MA 01803
                                 (781) 505-7500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   ----------

                                   COPIES TO:

  Johan V. Brigham, Esq.                              Jonathan D. Draluck
 Matthew J. Cushing, Esq.                     Vice President of Business Affairs
   Bingham McCutchen LLP                              and General Counsel
    150 Federal Street                                   iBASIS, Inc.
     Boston, MA 02110                                  20 Second Avenue
      (617) 951-8000                                 Burlington, MA 01803
                                                        (781) 505-7500

                                   ----------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
             AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE HEREOF.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

 If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                   ----------
                         CALCULATION OF REGISTRATION FEE


=================================================================================================================
                                                                   PROPOSED           PROPOSED
                                                                    MAXIMUM            MAXIMUM         AMOUNT OF
          TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE        AGGREGATE      REGISTRATION
        SECURITIES TO BE REGISTERED           BE REGISTERED      PER SECURITY      OFFERING PRICE        FEE
=================================================================================================================
8% Secured Convertible Notes due 2007          $29,000,000        100%              $29,000,000      $3,674.30

Common stock, $0.001 par value per share           (2)

Common stock, $0.001 par value per share         5,286,296(3)   $1.72               $ 9,092,429      $1,152.01(4)

Guarantees(5)                                       (6)            (6)                   (6)            (6)
-----------------------------------------------------------------------------------------------------------------
                                   Total:                                                            $4,826.31
=================================================================================================================



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Exchange Act of 1933, as amended.


(2) Includes 15,675,675 shares of common stock issuable upon conversion of the 8% Secured Convertible Notes. Pursuant to Rule 457(i), no additional filing fee is required with respect to these shares of common stock because no additional consideration will be received in connection with the exercise of the conversion privilege.


(3) Includes 5,176,065 shares of common stock issuable upon the exercise of certain warrants, dated as of June 18, 2004, and 110,231 shares of common stock issued to the Registrant's investment banker as partial compensation for services provided.

(4) The registration fee is calculated in accordance with Rule 457(c), based on the offering of up to 5,286,296 shares of common stock at a purchase price of $1.72 per share, which was the closing price of shares of the Registrant's common stock on the OTC Bulletin Board on July 9, 2004, such amount representing 5,176,065 shares of common stock issuable upon the exercise of the warrants, dated as of June 18, 2004, and 110,231 shares of common stock issued to the Registrant's investment banker as partial compensation for services provided.


(5) iBasis Global, Inc., iBasis Holdings, Inc. and iBasis Securities Corporation, wholly-owned subsidiaries of iBasis, Inc., have jointly and severally, fully and unconditionally guaranteed the repayment of the 8% Secured Convertible Notes due 2007. Such Subsidiary Guarantors are registering their Guarantees. No separate consideration will be received for such Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is required with respect to such Guarantees. The primary standard industrial classification number for each such Subsidiary Guarantor is 4813. The address of each such Subsidiary Guarantor is 20 Second Avenue, Burlington, MA 01803. The state of incorporation of iBasis Global, Inc. and iBasis Holdings, Inc. is Delaware. The state of incorporation of iBasis Securities Corporation is Massachusetts. The I.R.S. Employer Identification Numbers of iBasis Global, Inc., iBasis Holdings, Inc. and iBasis Securities Corporation are 04-3524321, 04-3527573 and 04-3446596, respectively.

(6)    Not applicable.


       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION, OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED AUGUST 18, 2004


                                   PROSPECTUS

                                  iBASIS, INC.

              $29,000,000 OF 8% SECURED CONVERTIBLE NOTES DUE 2007
                        20,961,971 SHARES OF COMMON STOCK

        This prospectus relates to the offer and sale of the following securities by the selling securityholders named in this prospectus:

        - $29,000,000 of 8% Secured Convertible Notes due 2007, referred to herein as the "New Secured Notes";

        - Up to 20,851,740 shares of our common stock issuable upon the conversion of the New Secured Notes and upon exercise of certain warrants; and

        - 110,231 shares of our common stock issued to our investment banker, Imperial Capital, LLC, as partial compensation for services provide to us in connection with the recent refinancing of our debt obligations.

        We will not receive any of the proceeds from the sale of securities by the selling securityholders.


        Our common stock is traded on the OTC Bulletin Board under the symbol "IBAS." On August 13, 2004, the last sale price of our common stock, as quoted on the OTC Bulletin Board, was $1.90 per share.


           INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.
  YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR
                                   INVESTMENT.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 20.

                                   ----------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         NOTE TO CALIFORNIA INVESTORS: THE OFFERING OF THE COMMON STOCK AND THE NEW SECURED NOTES PURSUANT TO THIS PROSPECTUS IS LIMITED TO SUITABLE INVESTORS. PLEASE SEE "SPECIAL NOTE TO CALIFORNIA INVESTORS" ON PAGE 2 OF THIS PROSPECTUS FOR A DESCRIPTION OF THE SUITABILITY REQUIREMENTS.



                     THE DATE OF THIS PROSPECTUS IS             , 2004.

                                TABLE OF CONTENTS


                                                                               PAGE
                                                                               ----
SPECIAL NOTE TO CALIFORNIA INVESTORS                                           2
PROSPECTUS SUMMARY                                                             3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION                                     12
RATIO OF EARNINGS TO FIXED CHARGES                                             13
RISK FACTORS                                                                   14
USE OF PROCEEDS                                                                27
MARKET FOR OUR COMMON STOCK                                                    28
DIVIDEND POLICY                                                                28
SELLING SECURITYHOLDERS                                                        29
SELECTED CONSOLIDATED FINANCIAL INFORMATION                                    32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS                                                                     34
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK                     54
BUSINESS                                                                       54
MANAGEMENT                                                                     65
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                 73
PRINCIPAL STOCKHOLDERS                                                         73
DESCRIPTION OF SECURITIES TO BE REGISTERED                                     76
PLAN OF DISTRIBUTION                                                           96
LEGAL MATTERS                                                                  98
WHERE YOU CAN FIND MORE INFORMATION                                            98
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS                           F-1


        We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. Neither this prospectus nor any prospectus supplement is an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction where an offer or solicitation is not permitted. No sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has not been any change in our affairs since the date of this prospectus.


                   SPECIAL NOTE TO CALIFORNIA INVESTORS

        The offering of the common stock and the New Secured Notes offered by the selling securityholders pursuant to this prospectus is limited to, and such securities may be sold in California only to, suitable investors who have (A) a minimum net worth of at least $75,000 and a minimum gross income of $50,000, or (B) in the alternative, a minimum net worth of $150,000, in both instances exclusive of their home, home furnishings and automobile, PROVIDED, that in either case, the investment may not exceed 10% of the investor's total net worth. Also, a "small investor" who, including the offering pursuant to this prospectus, has not purchased more than $2,500 worth of our securities in the past twelve months, may also purchase common stock or New Secured Notes offered pursuant to this prospectus in an amount not to exceed $2,500 in the aggregate. Each California investor will be required to confirm in writing to the applicable selling securityholder its compliance with the foregoing suitability standards.

                               PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in shares of our common stock or our New Secured Notes. You should read this entire prospectus carefully, including "Risk Factors" beginning on page 20 and our financial statements and the notes to those financial statements beginning on F-1 before making an investment decision.

                                  ABOUT iBASIS

COMPANY OVERVIEW

        We are an international telecommunications carrier that utilizes the Internet to provide economical international telecommunications services. Our continuing operations consist of our Voice-Over-Internet-Protocol, or VoIP, business. We offer wholesale services through our worldwide network to carriers, telephony resellers and others around the world by operating through various service agreements with local service providers in the United States, Europe, Asia, the Middle East, Latin America, Africa and Australia.



        During the third quarter of 2003, we introduced our retail prepaid calling card services and have marketed such services primarily to ethnic communities within major domestic markets through distributors. Our entry into the retail prepaid calling card business is based on our strategy to leverage our existing international VoIP network with additional enhanced services that have the potential to deliver higher margins than our wholesale international telecommunications services. In addition, the retail prepaid calling card business typically has a faster cash collection cycle than wholesale international telecommunications services. Beginning in the second quarter of 2004, our recently created operating segment, retail prepaid calling card services and other enhanced services ("Retail") became a reportable business segment, in addition to our international wholesale VoIP telecommunications services. Since we introduced our retail prepaid calling card services, revenue from our Retail business had been less than 10% of total revenue. In the second quarter of 2004, revenue from our Retail business exceeded 10% of total net revenue.

        We have a history of operating losses and, as of June 30, 2004, our accumulated deficit was $427.5 million and our stockholders' deficit was $54.2 million. We used $2.4 million and $3.2 million in cash from operations in the six months ended June 30, 2004 and the year ended December 31, 2003, respectively. These results are primarily attributable to the expenditures necessary to build our network and develop and expand our market. In June 2004, we completed a refinancing of our outstanding debt obligations. As part of the refinancing, we completed an exchange offer (the "Exchange Offer"), pursuant to which $37.3 million of our outstanding 5 3/4% Convertible Subordinated Notes due in March 2005 ("Existing Notes"), representing approximately 98% of the total amount of Existing Notes outstanding, were tendered for the same principal amount of new 6 3/4% Convertible Subordinated Notes due in June 2009 ("New Subordinated Notes"). Approximately $0.9 million of the Existing Notes remain outstanding after the Exchange Offer. Simultaneously with the Exchange Offer, we prepaid all $25.2 million of our 11 1/2% Senior Secured Notes due in January 2005 ("Existing Senior Notes") for cash equal to the principal amount plus accrued but unpaid interest and the issuance of warrants exercisable for an aggregate of 5,176,065 shares of our common stock, $0.001 par value per share ("common stock"), at $1.85 per share (the "Warrants"). We issued $29.0 million of new 8% Secured Convertible Notes due in June 2007, of which $25.2 million was used to prepay the Existing Senior Notes. The New Secured Notes are convertible into shares of common stock at $1.85 per share.



        We were incorporated as a Delaware corporation in 1996. Our principal executive offices are located at 20 Second Avenue, in Burlington, Massachusetts 01803 and our telephone number is (781) 505-7500.

                             SUMMARY OF THE OFFERING

        We recently prepaid all $25.2 million of our Existing Senior Notes, pursuant to the terms of a Note Repurchase, Exchange and Termination Agreement, by and among us and the holders of our outstanding Existing Senior Notes, for cash equal to the principal amount of the Existing Senior Notes plus accrued interest and the issuance of the Warrants. Pursuant to the terms of a Note Purchase Agreement by and among us and the purchasers of the New Secured Notes, we simultaneously issued $29.0 million aggregate principal amount of our New Secured Notes, of which $25.2 million was used to prepay the Existing Senior Notes. The New Secured Notes are convertible into shares of common stock at $1.85 per share.

        We are registering the New Secured Notes and the shares of common stock underlying the New Secured Notes and the Warrants in accordance with registration rights agreements we entered into with holders of our Existing Senior Notes and our New Secured Notes. We are also registering 110,231 shares of our common stock that we issued to our investment banker, Imperial Capital, LLC, as partial compensation for services provided to us in connection with the Exchange Offer and the refinancing of the Existing Senior Notes. Our registration of the securities does not necessarily mean that the selling securityholders will convert the New Secured Notes or exercise any of the Warrants or sell any or all of the underlying securities we have registered.

        Although we may receive cash upon the exercise of the Warrants, we will not receive any of the proceeds from the sale by the selling securityholders of the New Secured Notes, the common stock issuable upon conversion of the New Secured Notes or upon exercise of the Warrants, or the common stock issued to our investment banker, Imperial Capital, LLC.

        For information regarding the selling securityholders and the resale of the securities, see "Selling Securityholders" and "Plan of Distribution."

SUMMARY OF NEW SECURED NOTES

ISSUER                                              iBasis, Inc.

NOTES OFFERED                                       $29,000,000 aggregate principal amount of 8% Secured Convertible
                                                    Notes due 2007.

INTEREST PAYMENT DATES                              Interest is payable on June 15 and December 15 of each year, beginning on December 15, 2004.

INTEREST                                            8% per annum in cash.

MATURITY                                            June 18, 2007

CONVERSION                                          The New Secured Notes are convertible, in whole or in part, at any time prior to maturity into shares of common stock at a conversion price of $1.85 per share, subject to adjustment upon the occurrence of certain events.

PROVISIONAL REDEMPTION                              The New Secured Notes are not redeemable prior to June 18, 2005, the twelve-month anniversary of the date of issuance. Thereafter, we will have the right to redeem some or all of the New Secured
                                                    Notes at a redemption price equal to $1,000 per New Secured Note plus accrued and unpaid interest to the redemption date if the closing price of our common stock exceeds 150% of the conversion price for at least 20 trading days in any consecutive 30-trading day period ending on the trading day prior to the mailing of the notice of redemption.

OPTIONAL REDEMPTION                                 After June 18, 2006, the second anniversary of the date of issuance, we will be able to redeem the New Secured Notes, in whole or in part, at our option, at a redemption price equal to
                                                    102% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

REPURCHASE UPON A REPURCHASE EVENT                  Upon the occurrence of a repurchase event, the holders of the New
                                                    Secured Notes will have the right to require us to repurchase the New Secured Notes in cash, or upon satisfaction of certain conditions and at our option, in shares of common stock, at a repurchase price of 105% of the principal amount of the New
                                                    Secured Notes submitted for repurchase, plus accrued and unpaid interest to, but excluding, the repurchase date. A "repurchase event" includes a change of control under certain circumstances or a termination of listing of our common stock on a U.S.
                                                    national securities exchange or trading on an established
                                                    over-the-counter trading market in the U.S.

SECURITY                                            The New Secured Notes are secured by a perfected, second priority secured interest in substantially all of our tangible and
                                                    intangible assets.

                                                    The New Secured Notes are guaranteed by iBasis Global, Inc.,
                                                    iBasis Holdings, Inc. and iBasis Securities Corporation, each of which is a wholly-owned subsidiary of ours.

SUBORDINATION                                       The New Secured Notes are subordinated to the prior payment in full of our existing and future senior indebtedness.

EVENTS OF DEFAULT                                   The following events constitute "events of default" under the
                                                    Indenture for the New Secured Notes by and between us and The
                                                    Bank of New York as trustee (the "New Secured Note Indenture"):

                                                        -   failure to pay the principal or premium, if any, on any
                                                            of the New Secured Notes when due;

                                                        -   failure to pay interest on the New Secured Notes when due
                                                            if such failure continues for 30 days;

                                                        -   failure to deliver shares of our common stock, including
                                                            cash for fractional shares, 5 days after conversion of a
                                                            New Secured Note;

                                                        -   failure to perform any covenant in the New Secured Note
                                                            Indenture if such failure continues for 45 days after
                                                            notice is given;

                                                        -   failure to repurchase any New Secured Notes upon a
                                                            repurchase event, or to provide written notice to the
                                                            holders of the New Secured Notes of such an event;

                                                        -   our failure or the failure of any of our significant
                                                            subsidiaries to make payment at maturity of other
                                                            indebtedness in an aggregate principal amount in excess
                                                            of $5 million if such failure continues for a period of
                                                            30 days after notice of such default;

                                                        -   our default or the default of any of our significant
                                                            subsidiaries that results in the acceleration of
                                                            indebtedness in an aggregate principal amount in excess
                                                            of $5 million if such indebtedness shall not have been
                                                            discharged or such acceleration shall not have been
                                                            rescinded or annulled within 30 days after notice of such
                                                            default;

                                                        -   we or any of our significant subsidiaries commences a
                                                            voluntary proceeding seeking liquidation, reorganization

                                                            or other relief, or consents to any such relief or the
                                                            appointment a trustee, receiver, liquidator, custodian or
                                                            similar official in an involuntary case against us or any
                                                            such subsidiary, or makes a general assignment for the
                                                            benefit of creditors or otherwise fails to pay debts when
                                                            they become due;

                                                        -   an involuntary case or other proceeding is commenced
                                                            against us or any of our significant subsidiaries seeking
                                                            liquidation, reorganization or other relief with respect
                                                            to us or our debts or seeking the appointment of a
                                                            trustee, receiver, liquidator, custodian or similar
                                                            official, and such case remains undismissed and unstayed
                                                            for a period of 60 days;

                                                        -   a default occurs under any of the security documents, the
                                                            liens created by the security documents do not constitute
                                                            valid and perfected liens, or any of the security
                                                            documents ceases to be in full force and effect (other
                                                            than expiration in accordance with their terms or
                                                            modification, waiver, termination or release in
                                                            accordance with the terms of the New Secured Note
                                                            Indenture), and such default continues for a period of 15
                                                            days following written notice of such default;

                                                        -   our failure to make, when due, any transfer, delivery,
                                                            pledge, assignment or grant of collateral required to be
                                                            made by us, and such failure continues for 10 business
                                                            days after notice of such failure; or

                                                        -   Any guarantee given by one of our subsidiaries pursuant
                                                            to the New Secured Note Indenture is held to be
                                                            unenforceable or invalid in any material respect or
                                                            ceases to be in full force and effect, or any subsidiary
                                                            denies its guarantee obligations.

                                                    If an event of default occurs and continues to occur, the
                                                    principal and premium on the New Secured Notes may be declared to be immediately due and payable. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding New Secured
                                                    Notes under circumstances set forth in the New Secured Note
                                                    Indenture, will be able to rescind the acceleration of all events of default, other than the payment of principal of the New
                                                    Secured Notes that becomes due solely because of the acceleration and events of defaults that are cured or waived as provided in the New Secured Note Indenture.

COVENANTS                                           FINANCIAL COVENANTS

                                                    Under the New Secured Note Indenture, we are prohibited from:

                                                        -   incurring additional indebtedness other than (i)
                                                            indebtedness under the New Secured Notes and the
                                                            subsidiary guarantees, (ii) issuing in excess of $38.18
                                                            million aggregate principal amount of the Existing Notes

                                                            and the New Subordinated Notes, (iii) additional
                                                            indebtedness that is PARI PASSU with or subordinate to
                                                            the New Secured Notes, not to exceed $20,000,000 in
                                                            principal amount outstanding at any time, (iv)
                                                            indebtedness not otherwise covered by any other clause
                                                            which is outstanding on the date of execution of the New
                                                            Secured Note Indenture, (v) our indebtedness to any of
                                                            our designated subsidiaries and indebtedness of any of
                                                            our designated subsidiaries to us or another subsidiary,
                                                            (vi) indebtedness secured by our assets that is incurred
                                                            by us or any of our designated subsidiaries from any
                                                            bank, commercial finance company, other commercial lender
                                                            or financial institution in an amount not to exceed
                                                            specified maximum thresholds set forth in the New Secured
                                                            Note Indenture, (vii) our indebtedness or indebtedness of
                                                            any of our subsidiaries incurred or issued in exchange
                                                            for, or the net proceeds of which are used to extend,
                                                            refinance, renew, replace, defease or refund other
                                                            indebtedness of ours or any of our subsidiaries (other
                                                            than intercompany indebtedness) outstanding on the date
                                                            of execution of the New Secured Note Indenture or other
                                                            indebtedness permitted to be incurred by us or our
                                                            subsidiaries pursuant to the terms of the New Secured
                                                            Note Indenture, (viii) indebtedness of a person existing
                                                            at the time such person becomes one of our subsidiaries
                                                            or assumed in connection with the acquisition by us of
                                                            assets from such person, in an amount not to exceed $25
                                                            million in the aggregate, (ix) indebtedness that is
                                                            subordinate to the New Secured Notes, not to exceed
                                                            $114.5 million in the aggregate, (x) indebtedness arising
                                                            from bonds or instruments securing our obligations or
                                                            obligations of any of our designated subsidiaries
                                                            incurred in the ordinary course of business, which bonds
                                                            or other instruments do not secure other indebtedness,
                                                            (xi) issuing capital stock that, by its terms, or by the
                                                            terms of any security into which it is convertible or for
                                                            which it is exchangeable, or upon the happening of any
                                                            event, matures or is mandatorily redeemable, pursuant to
                                                            a sinking fund obligation or otherwise, or redeemable at
                                                            the option of the holder thereof, in whole or in part, on
                                                            or prior to the date that is 121 days after the date on
                                                            which the New Secured Notes mature (such stock is referred to hereafter as "disqualified stock"), PROVIDED, that we
                                                            may issue shares of disqualified stock if: (A) the fixed
                                                            charge coverage ratio for our most recently ended four
                                                            full fiscal quarters for which internal financial
                                                            statements are available immediately preceding the date
                                                            on which such disqualified stock is issued would have
                                                            been at least 1.5 to 1, determined on a pro forma basis
                                                            (including a pro forma application of the net proceeds
                                                            therefrom), as if the disqualified stock had been issued
                                                            at the beginning of such four-quarter period; (B) no
                                                            default or event of default shall have occurred and be
                                                            continuing or would occur as a consequence thereof, and
                                                            (C) the terms of such disqualified stock expressly
                                                            provide that we shall not be required to redeem such
                                                            disqualified stock at

                                                            any time prior to the date on which all amounts due under
                                                            the New Secured Note Indenture, including without
                                                            limitation all principal and interest due under the New
                                                            Secured Notes, have been indefeasibly paid in full; (xii)
                                                            indebtedness incurred to finance the purchase, lease or
                                                            improvements of property, provided that the aggregate
                                                            amount of indebtedness does not exceed the lesser of 10%
                                                            of our total assets or $10 million, (xiii) indebtedness
                                                            incurred under foreign currency exchange agreements
                                                            entered into for bona fide hedging purposes and not for
                                                            speculative purposes, (xiv) indebtedness arising from
                                                            honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against
                                                            insufficient funds in the ordinary course of business,
                                                            provided that such indebtedness is extinguished within 4
                                                            business days, and (xv) indebtedness of ours or any of our designated subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets.

                                                    Under the New Secured Note Indenture, we may not, and we may not
                                                    permit any of our subsidiaries to:

                                                        -   incur any lien on any property or proceeds except with
                                                            respect to liens existing on the issue date or to be
                                                            incurred pursuant to agreements existing on the issue
                                                            date, or debt incurred to refinance such debt, liens on
                                                            property that is acquired by us, or liens securing
                                                            certain permitted secured indebtedness;

                                                        -   declare any dividend or make any distribution to any
                                                            equity holders, purchase, redeem or otherwise acquire or
                                                            retire for value any equity (other than permitted
                                                            employee equity repurchases or pursuant to a permitted
                                                            open-market stock repurchase plan), subject to a basket
                                                            based on our consolidated net income after the issue date
                                                            of the New Secured Notes, prepay any indebtedness that is
                                                            contractually subordinated to the New Secured Notes prior
                                                            to their stated maturity, or make certain other
                                                            "restricted payments";

                                                        -   make certain investments that are not consistent with our
                                                            line of business;

                                                        -   issue preferred capital stock that could be redeemed
                                                            prior to the maturity date of the New Secured Notes;

                                                        -   permit any restrictions to be imposed on the ability of
                                                            our subsidiaries to pay dividends or transfer assets to
                                                            us;

                                                        -   enter into any transactions with our affiliates on
                                                            less-favorable terms than would have been obtained in a
                                                            comparable transaction with an unrelated party and, in
                                                            the event of any such transaction involving aggregate
                                                            consideration in excess of $5.0 million, without an
                                                            opinion of an investment banking firm of national

                                                            standing as to the fairness of such transaction from a
                                                            financial point of view;

                                                        -   consummate any asset sale unless we or one of our
                                                            designated subsidiaries receives consideration equal to
                                                            the fair market value of the assets sold, receives at
                                                            least 75% of the net proceeds in cash, and, with respect
                                                            to an asset sale involving equity interests of a
                                                            designated subsidiary, we sell all of the equity
                                                            interests we own. We must invest the proceeds from any
                                                            asset sale in the development, manufacture, marketing,
                                                            provision or sale of communications and
                                                            communications-related services and products or any other
                                                            business conducted by us on the issue date of the New
                                                            Secured Notes, or use the proceeds to reduce our
                                                            indebtedness;

                                                        -   permit any of our designated subsidiaries to guarantee
                                                            our indebtedness, other than indebtedness under that
                                                            certain Loan and Security Agreement, dated December 29,
                                                            2003, among us, iBasis Global, Inc. and Silicon Valley
                                                            Bank ("Credit Agreement"), the New Secured Notes, the
                                                            PARI PASSU indebtedness, and, to the extent permitted by
                                                            the New Secured Note Indenture, currency hedge
                                                            obligations;

                                                        -   acquire or create any additional domestic subsidiary
                                                            after the date of the New Secured Note Indenture, unless
                                                            such subsidiary shall become a subsidiary guarantor and
                                                            execute a supplemental indenture; or

                                                        -   sell any shares of capital stock of a designated
                                                            subsidiary, except to ourselves or another wholly-owned
                                                            subsidiary, issuances of director's qualifying shares or
                                                            sales to foreign nationals of shares of capital stock of
                                                            foreign subsidiaries, or sales of common stock of a
                                                            designated subsidiary, provided that the designated
                                                            subsidiary would no longer be a designated subsidiary.

                                                    NON-FINANCIAL COVENANTS

                                                    Under the New Secured Note Indenture, we are required to:

                                                        -   duly and punctually pay the principal of and premium, if
                                                            any, and interest on each of the New Secured Notes;

                                                        -   maintain an office or agency in the Borough of Manhattan,
                                                            The City of New York, where the New Secured Notes may be
                                                            surrendered for registration of transfer or exchange or
                                                            for presentation for payment or for conversion,
                                                            redemption or repurchase and where notice and demands to
                                                            or upon us in respect of the New Secured Notes and New
                                                            Secured Note Indenture may be served;

                                                        -   appoint a Trustee whenever necessary to avoid or fill a

                                                            vacancy in the office of Trustee, so that at all times
                                                            there will be a Trustee under the New Secured Note
                                                            Indenture;

                                                        -   cause any paying agent that we appoint other than the
                                                            Trustee to execute and deliver to the Trustee an
                                                            instrument in which it agrees to (i) hold all sums in
                                                            trust for the benefit of the holders of the New Secured
                                                            Notes, (ii) give the Trustee notice of any failure by us
                                                            to make any payment of the principal of and premium, if
                                                            any, or interest on the New Secured Notes when the same
                                                            is due and payable, and (iii) pay to the Trustee all sums
                                                            held in trust upon an event of default under the New
                                                            Secured Note Indenture. If we act as our own paying
                                                            agent, we must, on or before each due date of the
                                                            principal of, premium, if any, or interest on the New
                                                            Secured Notes, set aside and hold in trust for the
                                                            benefit of the holders of the New Secured Notes a sum
                                                            sufficient to pay such principal, premium, if any, or
                                                            interest becoming due, and we must notify the Trustee of
                                                            our failure to take any such action or any failure to
                                                            make any payment when due;

                                                        -   do all things necessary to preserve and keep in full
                                                            force and effect our corporate existence and the
                                                            corporate, partnership or other existence of the
                                                            designated subsidiaries and our rights, licenses and
                                                            franchises and the rights, licenses and franchises of any
                                                            designated subsidiary;

                                                        -   agree not to claim or take advantage of any stay,
                                                            extension or usury law or other law, whenever enacted,
                                                            that would prohibit or forgive us from paying all or any
                                                            portion of the principal of or interest on the New
                                                            Secured Notes;

                                                        -   deliver to the Trustee within 120 days after the end of
                                                            each fiscal year an officer's certificate, signed by our
                                                            principal executive, principal financial or principal
                                                            accounting officer, stating whether, to the best of their
                                                            knowledge, the signer knows of any default under the New
                                                            Secured Note Indenture that occurred during such period,
                                                            and describing the nature of such default;

                                                        -   execute and deliver any further instruments and do any
                                                            further acts, as may be requested by the Trustee, that
                                                            are reasonably necessary to carry out the purposes of the
                                                            New Secured Note Indenture;

                                                        -   pay or discharge any material tax, assessment, charge, or
                                                            claim;

                                                        -   maintain with financially sound and reputable insurance
                                                            companies insurance in at least such amounts and against
                                                            at least such risks (but including in any event public
                                                            liability, product liability and business interruption)
                                                            as are usually insured against in the same general area
                                                            by

                                                            companies engaged in the same or a similar business; and

                                                        -   file reports with the SEC in a timely manner.

LISTING                                             The New Secured Notes will not be listed on any national
                                                    securities exchange or the Nasdaq Stock Market, but we expect that they may be eligible for trading in the PORTAL Market of the
                                                    National Association of Securities Dealers, Inc.

SUMMARY OF COMMON STOCK

COMMON STOCK OFFERED BY iBASIS                      None.

COMMON STOCK OFFERED BY SELLING                     Up to 20,851,740 shares of common stock that may be issued upon
SECURITYHOLDERS                                     conversion of the New Secured Notes and upon exercise of the
                                                    Warrants, subject to adjustment upon the occurrence of certain events, and 110,231 shares of common stock that were issued to our investment banker, Imperial Capital, LLC, as partial
                                                    compensation for services provided to us in connection with the
                                                    Exchange Offer and the refinancing of the Existing Senior Notes.


COMMON STOCK OUTSTANDING PRIOR TO THIS
OFFERING                                            46,897,108 shares


USE OF PROCEEDS                                     Although we may receive cash upon the exercise of the Warrants, we will not receive any of the proceeds from the sale by the selling securityholders of the common stock issuable upon
                                                    conversion of the New Secured Notes or upon the exercise of the
                                                    Warrants.

RISK FACTORS                                        An investment in our securities is highly speculative and
                                                    involves a high degree of risk. You should carefully read the
                                                    "Risk Factors" section and all other information provided to you in this document in deciding whether to invest in our securities.

OTC BULLETIN BOARD TRADING SYMBOL                   "IBAS"

              SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        THE FOLLOWING SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002, 2001, 2000 AND 1999 HAVE
BEEN DERIVED FROM OUR AUDITED FINANCIAL STATEMENTS. THE FINANCIAL INFORMATION
AS OF AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003 IS
DERIVED FROM OUR UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS. THE SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION SET FORTH BELOW SHOULD BE READ
IN CONJUNCTION WITH "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS" AND THE FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                                                  THREE MONTHS                SIX MONTHS
                                                 ENDED JUNE 30,             ENDED JUNE 30,
                                                 ---------------       -------------------------
                                                2004        2003           2004         2003
                                                ----        ----           ----         ----
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue ...............................  $   61,175  $   39,119     $118,183      $80,960
Total costs and operating expenses ........      63,792      47,312      124,398       96,566
                                             ------------------------------------------------
Loss from operations ......................      (2,617)     (8,193)      (6,215)     (15,606)
Loss from continuing operations ...........      (5,913)     (5,505)     (15,255)      (1,473)
Income (loss) from discontinued
   operations .............................          --          --           --           --
                                             ------------------------------------------------

Net loss ..................................  $   (5,913) $   (5,505)    $(15,255)     $(1,473)

Basic and diluted net loss per share:
Loss from continuing operations ...........  $    (0.13) $    (0.12)    $  (0.33)     $ (0.03)
Income (loss) from discontinued
   operations .............................          --          --           --           --
Basic and diluted net loss per share ......  $    (0.13) $    (0.12)      $(0.33)     $ (0.03)
                                             ------------------------------------------------

Basic and diluted weighted average common
   shares outstanding:
   Basic ..................................      46,287      44,652       45,674       44,651
   Diluted ................................      46,287      44,652       45,674       44,651

Ratio of earnings to fixed charges ........        (5.4)       (1.5)        (7.6)        (0.8)

Excess (deficiency) of earnings to fixed
   charges ................................  $   (5,913) $   (5,505)    $(15,255)     $(1,473)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                2003        2002        2001        2000        1999
                                                ----        ----        ----        ----        ----
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue ...............................  $  178,159  $  164,942  $  110,180  $   61,218  $   19,417
Total costs and operating expenses ........     201,569     236,533     257,711     130,489      41,049
                                             ----------------------------------------------------------
Loss from operations ......................     (23,410)    (71,591)   (147,531)    (69,271)    (21,632)
Loss from continuing operations ...........     (10,938)    (56,501)   (140,918)    (62,291)    (21,087)
Income (loss) from discontinued
   operations .............................       1,251     (65,222)    (49,771)         --          --
                                             ----------------------------------------------------------

Net loss ..................................  $   (9,687) $ (121,723) $ (190,689) $  (62,291) $  (21,087)

Basic and diluted net loss per share:
Loss from continuing operations ...........  $    (0.24) $    (1.25) $    (3.30) $    (1.85) $    (2.29)
Income (loss) from discontinued
   operations .............................        0.03       (1.45)      (1.17)         --          --
Basic and diluted net loss per share ......  $    (0.21) $    (2.70) $    (4.47) $    (1.85) $    (2.29)
                                             ----------------------------------------------------------

Basic and diluted weighted average common
   shares outstanding:
   Basic ..................................      44,696      45,164      42,645      33,612       9,655
   Diluted ................................      44,696      45,164      42,645      33,612       9,655

Ratio of earnings to fixed charges ........        (0.1)       (3.7)       (7.3)       (3.7)      (10.5)

Excess (deficiency) of earnings to fixed
   charges ................................  $  (10,938) $  (56,501) $ (140,919) $  (62,292) $  (22,107)

                                                                                          DECEMBER 31,
                                                                                          ------------
                                                      JUNE 30,
                                                        2004         2003         2002         2001        2000        1999
                                                        ----         ----         ----         ----        ----        ----
                                                                                   (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents, restricted cash and
   marketable securities ..........................  $   18,217   $   17,270   $   32,317   $  118,690  $  300,327  $  123,666
Working capital ...................................         955        3,264       21,906      155,509     258,513      27,915
Total assets ......................................      59,150       67,538       98,524      328,825     447,818     153,473
Long term debt and other long term liabilities, net
   of current portion .............................      66,285       65,829       93,590      171,343     190,880      11,689
Total stockholders' (deficit) equity ..............     (54,164)     (42,108)     (33,972)      86,717     206,896     126,904

                       RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. The ratio of earnings to fixed charges has been calculated on a consolidated basis and should be read in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                  THREE MONTHS                SIX MONTHS
                                                  ENDED JUNE 30,             ENDED JUNE 30,
                                                 ----------------       -----------------------
                                                2004        2003            2004        2003
                                                ----        ----            ----        ----
                                                           (DOLLARS IN THOUSANDS)
Excess (deficiency) of earnings to
   fixed charges ..........................  $   (5,913) $   (5,505)     $ (15,255)   $ (1,473)
Ratio of earnings to fixed charges
   and preferred stock dividends ..........        (5.4)       (1.5)          (7.6)       (0.8)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                2003        2002        2001        2000        1999
                                                ----        ----        ----        ----        ----
                                                   (DOLLARS IN THOUSANDS)
Excess (deficiency) of earnings to
   fixed charges ..........................  $  (10,938) $  (56,501) $ (140,919) $  (62,292) $  (22,107)
Ratio of earnings to fixed charges
   and preferred stock dividends ..........        (0.1)       (3.7)       (7.3)       (3.7)      (10.5)


The ratios of earnings to fixed charges presented above were computed by dividing our earnings by fixed charges. For this purpose, earnings have been calculated as fixed charges plus loss from continuing operations. Fixed charges consists of interest expense, interest charged to the gains on bond repurchases and exchanges, amortization of deferred financing costs and preferred stock dividends. We had no capitalized interest for any of the periods presented.

                                 RISK FACTORS

        ANY INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, WHICH WE BELIEVE ARE ALL THE MATERIAL RISKS TO OUR BUSINESS, TOGETHER WITH THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, BEFORE YOU MAKE A DECISION TO INVEST IN OUR COMPANY.

RISKS RELATED TO THE COMPANY

A FAILURE TO OBTAIN NECESSARY ADDITIONAL CAPITAL IN THE FUTURE COULD JEOPARDIZE OUR OPERATIONS.


        We will need additional capital in the future to fund our operations, finance investments in equipment and corporate infrastructure, expand our network, increase the range of services we offer and respond to competitive pressures and perceived opportunities. We have had a history of negative cash flows from operations. In the six months ended June 30, 2004 and the year ended December 31, 2003, our negative cash flow from operations was $2.4 million and $3.2 million, respectively. Cash flow from operations and cash on hand may not be sufficient to cover our operating expenses, working capital, interest on and repayment of our debt and capital investment needs. We may not be able to obtain additional financing on terms acceptable to us, if at all. If we raise additional funds by selling equity securities, the relative equity ownership of our existing investors could be diluted or the new investors could obtain terms more favorable than previous investors. A failure to obtain additional funding could prevent us from making expenditures that are needed to allow us to grow or maintain our operations.

OUR FINANCIAL CONDITION, AND THE RESTRICTIVE COVENANTS CONTAINED IN OUR CREDIT FACILITY MAY LIMIT OUR ABILITY TO BORROW ADDITIONAL FUNDS OR RAISE ADDITIONAL EQUITY AS MAY BE REQUIRED TO FUND OUR FUTURE OPERATIONS.

        We incurred significant losses from continuing operations of $15.3 million, $10.9 million and $56.5 million for the six months ended June 30, 2004 and for the years ended December 31, 2003 and 2002, respectively. Our accumulated deficit and stockholders' deficit was approximately $427.5 million and $54.2 million, respectively, as of June 30, 2004. Moreover, the terms of our $15 million revolving credit facility and our new debt may limit our ability to, among other things:


        -       incur additional debt;

        -       retire or exchange outstanding debt;

        - pay cash dividends, redeem, retire or repurchase our stock or change our capital structure;

        - acquire assets or businesses or make investments in other entities;

        -       enter into certain transactions with affiliates;

        -       merge or consolidate with other entities;

        - sell or otherwise dispose of assets or use the proceeds from any asset sale or other disposition;

        -       create additional liens on our assets; or

        -       issue certain types of redeemable preferred stock.

        Our available cash, and the remaining borrowing capacity under our credit facility may not be sufficient to fund our operating and capital expenditure requirements in the foreseeable future. Our ability to borrow additional funds or raise additional equity is limited by the terms of our outstanding debt instruments and/or our financial condition.

        Additionally, events such as our inability to continue to reduce our loss from continuing operations, could adversely affect our liquidity and our ability to attract additional funding as required.

WE MAY NOT BE ABLE TO PAY OUR DEBT AND OTHER OBLIGATIONS AND OUR ASSETS MAY BE SEIZED AS A RESULT.

        We may not generate the cash flow required to pay our liabilities as they become due. Following the completion of the Exchange Offer and refinancing of our Existing Senior Notes, our outstanding debt included approximately $0.9 million of the Existing Notes due in March 2005, $37.3 million of the New Subordinated Notes due in June 2009 and $29.0 million of New Secured Notes due in June 2007. We must pay interest on all of the Existing Notes, the New Subordinated Notes and the New Secured Notes twice a year. If our cash flow is inadequate to meet our obligations, we will default on the notes. Any default of the Existing Notes, the New Subordinated Notes or the New Secured Notes could allow our note holders to seize our assets or try to force us into bankruptcy.


        Additionally, as of June 30, 2004 we had an outstanding balance of $2.3 million on our line of credit totaling $15.0 million, and had approximately $1.6 million of outstanding letters of credit issued under these agreements. If we fail to pay our liabilities under these lines of credit, the bank may enforce all available remedies and seize our assets or receivables, to satisfy any amounts owed.


WE MAY BE UNABLE TO REPAY OR REPURCHASE THE NEW SECURED NOTES, EXISTING NOTES OR NEW SUBORDINATED NOTES UPON A REPURCHASE EVENT AND BE FORCED INTO BANKRUPTCY.

        The holders of the New Secured Notes may require us to repurchase or prepay all of the outstanding New Secured Notes upon a "repurchase event." A repurchase event under the New Secured Notes includes a change of control under certain circumstances or a termination of listing of our common stock on a U.S. national securities exchange or trading on an established over-the-counter trading market in the U.S. In addition, upon the receipt of proceeds of certain asset sales by us that generate proceeds in excess of $10,000,000 (or if an event of default exists, regardless of the amount) that is not invested or used to reduce existing indebtedness and does not result in a change of control, we are required to use the proceeds from the asset sale to prepay or repurchase the New Secured Notes. We may not have sufficient cash reserves to repurchase the New Secured Notes at such time, which would cause an event of default under the New Secured Note Indenture and under our other debt obligations.

        The holders of the Existing Notes and New Subordinated Notes may require us to repurchase all or any portion of the outstanding Existing Notes or New Subordinated Notes upon a "repurchase event." A repurchase event under the Existing Notes and New Subordinated Notes includes a change in control under certain circumstances or a termination of listing of our common stock on a U.S. national securities exchange or trading on an established over-the-counter trading market in the U.S. We may not have sufficient cash reserves to repurchase the Existing Notes or New Subordinated Notes at such time, which would cause an event of default under the Existing Note Indenture or the New Subordinated Note Indenture and under our other debt obligations and may force us to declare bankruptcy.

INVESTOR INTEREST IN THE COMMON STOCK MAY BE NEGATIVELY AFFECTED BY OUR CONTINUED TRADING ON THE OVER-THE-COUNTER BULLETIN BOARD.

        On November 13, 2002, we received a determination from the Nasdaq Stock Market that shares of the common stock would no longer trade on the Nasdaq National Market because we failed to meet certain minimum listing requirements. Our common stock began trading on the NASD-operated Over-the-Counter Bulletin Board on November 14, 2002. The Over-the-Counter Bulletin Board market is generally considered to be less efficient and not as liquid as the Nasdaq National Market. Trading in this market may decrease the market value and liquidity of our common stock, which could materially and adversely affect our ability to attract additional investment to finance our operations.

PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW COULD ALSO DISCOURAGE ACQUISITION PROPOSALS OR DELAY A CHANGE IN CONTROL.

        Our certificate of incorporation and by-laws contain anti-takeover provisions, including those listed below, that could make it more difficult for a third party to acquire control of our company, even if that change in control would be beneficial to stockholders:

        - our board of directors has the authority to issue common stock and preferred stock, and to determine the price, rights and preferences of any new series of preferred stock, without stockholder approval;

        - our board of directors is divided into three classes, each serving three-year terms;

        - our stockholders need a supermajority of votes to amend key provisions of our certificate of incorporation and by-laws;

        - there are limitations on who can call special meetings of stockholders;

        -       our stockholders may not take action by written consent; and

        - our stockholders must provide specified advance notice to nominate directors or submit stockholder proposals.

        In addition, provisions of Delaware law and our stock option plan may also discourage, delay or prevent a change of control of our company or unsolicited acquisition proposals.

INTERNATIONAL GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES AND OTHER LAWS COULD LIMIT OUR ABILITY TO PROVIDE OUR SERVICES, MAKE THEM MORE EXPENSIVE, OR SUBJECT US TO LEGAL OR CRIMINAL LIABILITY.

        A number of countries currently prohibit or limit competition in the provision of traditional voice telephony services. In some of those countries, licensed telephony carriers as well as government regulators have questioned our legal authority and/or the legal authority of our service partners or affiliated entities and employees to offer our services. We may face similar questions in additional countries. Our failure to qualify as a properly licensed service provider, or to comply with other foreign laws and regulations, could materially adversely affect our business, financial condition and results of operations, including subjecting us or our employees to taxes and criminal or other penalties and/or by precluding us from, or limiting us in, enforcing contracts in such jurisdictions.

        It is also possible that countries may apply to our activities laws otherwise relating to services provided over the Internet, including laws governing:

        - sales and other taxes, including payroll-withholding applications;

        -       user privacy;

        -       pricing controls and termination costs;

        -       characteristics and quality of products and services;

        -       qualification to do business;

        -       consumer protection;

        - cross-border commerce, including laws that would impose tariffs, duties and other import restrictions;

        -       copyright, trademark and patent infringement; and

        - claims based on the nature and content of Internet materials, including defamation, negligence and the failure to meet necessary obligations.

        If foreign governments or other bodies begin to impose related restrictions on Internet telephony or our other services or otherwise enforce criminal or other laws against us, our affiliates or employees, such activities could have a material adverse effect on our ability to attain and maintain profitability.

THE TELECOMMUNICATIONS INDUSTRY IS SUBJECT TO DOMESTIC GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES AND OTHER LAWS THAT COULD MATERIALLY INCREASE OUR COSTS AND PREVENT US FROM EXECUTING OUR BUSINESS PLAN.

        We are not licensed to offer traditional telecommunications services in any U.S. state and we have not filed tariffs for any service at the Federal Communications Commission (FCC) or at any state regulatory commission. Nonetheless, aspects of our operations may currently be, or become, subject to state or federal regulations governing licensing, universal service funding, access charges, advertising, disclosure of confidential communications or other information, excise taxes, transactions restricted by U.S. embargo and other reporting or compliance requirements.

        While the FCC to date has maintained an informal policy that information service providers, including Internet telephony providers, are not telecommunications carriers for regulatory purposes, various entities have challenged this idea, before the FCC and at various state government agencies. The FCC recently ruled against AT&T, finding that certain traffic AT&T carried in part utilizing an Internet protocol format was nonetheless regulated telecommunications for which terminating access charges were due. The FCC has also held hearings and announced a Notice of Proposed Rulemaking on IP-enabled services. Adverse rulings or rulemakings could subject us to licensing requirements and additional fees and subsidies.

        The IRS and the U.S. Department of Treasury have issued a notice of proposed rulemaking suggesting that VoIP calls may be subject to a 3% federal excise tax.

        We have offered our prepaid international calling card services on a wholesale basis to international carrier customers, and others, some of which provide these services to end-user customers, enabling them to call internationally over The iBasis Network from the U.S. We have also made arrangements to participate in the selling and marketing of such cards on a retail basis. Although the calling cards are not primarily marketed for domestic interstate or intrastate use, we have not blocked the ability to place such calls or required our wholesale customers or distributors to show evidence of their compliance with U.S. and state regulations. As a result, there may be incidental domestic use of the cards. Domestic calling may employ transport and switching that is not connected to the Internet and, therefore, may not enjoy the lighter regulation to which our Internet-based services are subject. Because we provide services that are primarily wholesale and/or international, we do not believe that we are subject to federal or state telecommunications regulation for the possible uses of these services described here and, accordingly, we have not obtained state licenses, filed state or federal tariffs, posted bonds, or undertaken other possible compliance steps. Under current standards or as-yet undetermined rules, the FCC and state regulatory authorities may not agree with our position. If they do not, we could become subject to regulation at the federal and state level for these services, and could become subject to licensing and bonding requirements, and federal and state fees and taxes, including universal service contributions and other subsidies, and other laws, all of which could materially affect our business.

        We are also subject to federal and state laws and regulations regarding consumer protection and disclosure regulations. These rules could substantially increase the cost of doing business domestically and in any particular state. Law enforcement authorities may utilize their powers under consumer protection laws against us in the event we do not meet legal requirements in that jurisdiction.

        The Telecommunications Act of 1996 requires that payphone service providers be compensated for all completed calls originating from payphones in the United States. When calling cards are used, the FCC's prior rules required the first switch-based carrier to compensate the payphone service provider, but newly adopted rules require the last switched-based carrier to do so, and further require that all carriers in the call chain implement a call-tracking system, utilize it to identify such calls, provide an independent audit of the adequacy of such system, and provide a report on these matters to the FCC and others in the call chain. We maintain that as an international Internet telephony provider, we sell an information service. We therefore are not a "carrier" for regulatory purposes

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and, in any case, our Internet-based systems do not rely on traditional long distance switches. Thus, there is a good faith legal basis for concluding that our services are not subject to payphone compensation requirements. Nonetheless, we have indirectly paid, and intend to continue paying, payphone service providers as part of our prepaid calling card business. To date, we have reimbursed certain of our toll-free access vendors - facilities-based long distance carriers from which we have received payphone calls that could be construed to be compensable under the payphone compensation rules - who have indeed paid payphone compensation for such calls. In the future, we intend to contract with a clearinghouse to remit funds directly to payphone service providers for calls originating from payphones utilizing our prepaid calling cards. For all other types of traffic related to our wholesale transport business, we believe that we are not responsible for payphone compensation, but rather that the carrier that precedes us is.

        In addition to specific telecommunications regulation, we are subject to other laws. As an example, the Office of Foreign Asset Control of the U.S. Department of the Treasury, or OFAC, administers the United States' sanctions against certain countries. OFAC rules restrict many business transactions with such countries and, in some cases, require that licenses be obtained for such transactions. We may currently, or in the future, transmit telecommunications between the U.S. and countries subject to U.S. sanctions regulations and undertake other transactions related to those services. We have undertaken such activities via our network or through various reciprocal traffic exchange agreements to which we are a party. We have received licenses from OFAC to send traffic to some countries and, if necessary, will remain in contact with OFAC with regard to other transactions. Failure to obtain proper authority could expose us to legal and criminal liability.

RISKS RELATED TO OUR OPERATIONS

WE MAY NEVER ACHIEVE SUSTAINED PROFITABILITY AND THE MARKET PRICE OF OUR COMMON STOCK AND CONVERTIBLE SECURITIES MAY FALL.

        Our revenue and results of operations have fluctuated and will continue to fluctuate significantly from quarter to quarter in the future due to a number of factors, some of which are not in our control, including, among others:

        - the amount of traffic we are able to sell to our customers, and their decisions on whether to route traffic over our network;

        - increased competitive pricing pressure in the international long distance market;

        - the percentage of traffic that we are able to carry over the Internet rather than over the more costly traditional public-switched telephone network;

        - loss of arbitrage opportunities resulting from declines in international settlement rates or tariffs;

        - our ability to negotiate lower termination fees charged by our local providers if our pricing deteriorates;

        - our continuing ability to negotiate competitive costs to interconnect our network with those of other carriers and Internet backbone providers;

        -       capital expenditures required to expand or upgrade our network;

        - changes in call volume among the countries to which we complete calls;

        - the portion of our total traffic that we carry over more attractive routes could fall, independent of route-specific price, cost or volume changes;

        - technical difficulties or failures of our network systems or third party delays in expansion or provisioning system problems;

        - our ability to manage distribution arrangements and provision of retail offerings, including card printing, marketing, usage tracking, web-based offerings and customer service requirements, and resolution of associated disputes;

        - our ability to manage our traffic on a constant basis so that routes are profitable;

        -       our ability to collect from our customers; and

        - currency fluctuations and restrictions in countries where we operate.

        Because of these factors, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that, in future periods, our results of operations will be significantly lower than the estimates of public market analysts, investors or our own estimates. Such a discrepancy could cause the price of our common stock and any securities exchangeable for or convertible into our common stock to decline significantly and prevent us from achieving profitability.

WE MAY NEVER GENERATE SUFFICIENT REVENUE TO ATTAIN PROFITABILITY IF TELECOMMUNICATIONS CARRIERS AND OTHER COMMUNICATIONS SERVICE PROVIDERS OR OTHERS ARE RELUCTANT TO USE OUR SERVICES OR DO NOT USE OUR SERVICES, INCLUDING ANY NEW SERVICES, IN SUFFICIENT VOLUME.

        If the market for Internet telephony and new services does not develop as we expect, or develops more slowly than expected, our business, financial condition and results of operations will be materially and adversely affected.

        Our customers may be reluctant to use our Internet telephony services for a number of reasons, including:

        - perceptions that the quality of voice transmitted over the Internet is low;

        -       perceptions that Internet telephony is unreliable;

        - our inability to deliver traffic over the Internet with significant cost advantages;

        -       development of their own capacity on routes served by us; or

        -       an increase in termination costs of international calls.

        The growth of our core business depends on carriers and other communications service providers generating an increased volume of international voice and fax traffic and selecting our network to carry at least some of this traffic. Similarly, the growth of any retail services we offer depends on these factors as well as acceptance in the market of the brands that we service, including their respective rates, terms and conditions. If the volume of international voice and fax traffic and associated or other retail services fail to increase, or decrease, and these parties or other customers do not employ our network or otherwise use our services, our ability to become profitable will be materially and adversely affected.

WE MAY NOT BE ABLE TO COLLECT AMOUNTS DUE TO US FROM OUR CUSTOMERS AND WE MAY HAVE TO DISGORGE AMOUNTS ALREADY PAID.

        Some of our customers have closed their businesses or filed for bankruptcy owing us millions of dollars for services we have provided to them in the past. Despite our efforts to collect these overdue funds, we may never be paid. The bankruptcy court may require us to continue to provide services to these companies during their reorganizations. Other customers may discontinue their use of our services at any time and without notice, or delay payments that are owed to us. Additionally, we may have difficulty in collecting amounts from them. Although we have internal credit risk policies to identify companies with poor credit histories, we may not effectively manage these policies and provided services to companies that refuse to pay. The risk is even greater in foreign countries, where the legal and collection systems available may not be adequate or impartial for us to enforce the payment provisions of our contracts. Our cash reserves will be reduced and our results of operations will be materially adversely affected if we are unable to collect amounts from our customers.

        We have received claims including lawsuits from estates of bankrupt companies alleging that we received preferential payments prior to bankruptcy filing. We may be required to return amounts received from bankrupt estates. We intend to employ all available defenses in contesting such claims or, in the alternative settle such claims. The results of any suit or settlement may have a material adverse affect on our business.

WE MAY INCREASE COSTS AND RISKS IN OUR BUSINESS BY RELYING ON THIRD PARTIES.

 VENDORS. We rely upon third-party vendors to provide us with the equipment, software, circuits, and other facilities that we use to provide our services. For example, we purchase a substantial portion of our Internet telephony equipment from Cisco Systems. We may be forced to try to renegotiate terms with vendors for products or services that have become obsolete. Some vendors may be unwilling to renegotiate such contracts, which could affect our ability to continue to provide services and consequently render us unable to generate sufficient revenues to become profitable.

 PARTIES THAT MAINTAIN PHONE AND DATA LINES AND OTHER TELECOMMUNICATIONS SERVICES. Our business model depends on the availability of the Internet and traditional telephone networks to transmit voice and fax calls. Third parties maintain and own these networks, other components that comprise the Internet, and business relationships that allow telephone calls to be terminated over the public switched telephone network. Some of these third parties are telephone companies. They may increase their charges for using these lines at any time and thereby decrease our profitability. They may also fail to maintain their lines properly, fail to maintain the ability to terminate calls, or otherwise disrupt our ability to provide service to our customers. Any such failure that leads to a material disruption of our ability to complete calls or provide other services could discourage our customers from using our network, which could have the effect of delaying or preventing our ability to become profitable.

 LOCAL COMMUNICATIONS SERVICE PROVIDERS. We maintain relationships with local communications service providers in many countries, some of whom own the equipment that translates calls from traditional voice networks to the Internet, and vice versa. We rely upon these third parties both to provide lines over which we complete calls and to increase their capacity when necessary as the volume of our traffic increases. There is a risk that these third parties may be slow, or fail, to provide lines, which would affect our ability to complete calls to those destinations. We may not be able to continue our relationships with these local service providers on acceptable terms, if at all. Because we rely upon entering into relationships with local service providers to expand into additional countries, we may not be able to increase the number of countries to which we provide service. Finally, any technical difficulties that these providers suffer, or difficulties in their relationships with companies that manage the public switched telephone network, could affect our ability to transmit calls to the countries that those providers help serve.

 STRATEGIC RELATIONSHIPS. We depend in part on our strategic relationships to expand our distribution channels and develop and market our services. In particular, we depend on our joint marketing and product development efforts with Cisco Systems to achieve market acceptance and brand recognition in certain markets. Strategic relationship partners may choose not to renew existing arrangements on commercially acceptable terms, if at all. In general, if we lose these key strategic relationships, or if we fail to maintain or develop new relationships in the future, our ability to expand the scope and capacity of our network and services provided, and to maintain state-of-the-art technology, would be materially adversely affected.

 DISTRIBUTORS OF PREPAID CALLING CARDS TO RETAIL OUTLETS. We make arrangements with distributors to market and sell prepaid calling cards to retail outlets. In some cases, we rely on these distributors to print cards, prepare marketing material, activate accounts, track usage and other data, and remit payments collected from retailers. There is a risk that distributors will not properly perform these responsibilities, comply with legal requirements, or pay us monies when due. We may not have adequate contractual or credit protections against these risks. There is also a risk that we will be ineffective in our efforts to implement new systems, customer care and disclosure policies, and certain technical and business processes. The result of any attendant difficulties may have a material impact on our business.

WE MAY NOT BE ABLE TO SUCCEED IN THE INTENSELY COMPETITIVE MARKET FOR OUR VARIOUS SERVICES.

        We compete in our wholesale business principally on quality of service and price. In recent years, prices for long distance telephone services have been declining as a result of deregulation and increased competition. We face competition from major telecommunications carriers, such as AT&T, British Telecom, Deutsche Telekom, MCI WorldCom and Qwest Communications, as well as new emerging carriers. We also compete with Internet protocol and other Internet telephony service providers who route traffic to destinations worldwide. Also, Internet telephony service providers that presently focus on retail customers may in the future enter the wholesale market and compete with us. If we can not offer competitive prices and quality of service our business could be materially adversely affected.

WE MAY NOT BE ABLE TO SUCCEED IN THE INTENSELY COMPETITIVE MARKET FOR PREPAID CALLING SERVICES.

        The market for prepaid calling services is extremely competitive. Hundreds of providers offer calling card products and services. We have just recently begun offering prepaid calling card services and have little prior experience in this business and no established distribution channel for these services. If we do not successfully establish a distribution channel and enter geographic markets in which our rates, fees, surcharges, country services, and our other products and service characteristics, can successfully compete, our business could be materially adversely affected.

WE ARE SUBJECT TO DOWNWARD PRICING PRESSURES AND A CONTINUING NEED TO RENEGOTIATE OVERSEAS RATES, WHICH COULD DELAY OR PREVENT OUR PROFITABILITY.

        As a result of numerous factors, including increased competition and global deregulation of telecommunications services, prices for international long distance calls have been decreasing. This downward trend of prices to end-users has caused us to lower the prices we charge communications service providers and calling card distributors for call completion on our network. If this downward pricing pressure continues, we may not be able to offer Internet telephony services at costs lower than, or competitive with, the traditional voice network services with which we compete. Moreover, in order for us to lower our prices, we have to renegotiate rates with our overseas local service providers who complete calls for us. We may not be able to renegotiate these terms favorably enough, or fast enough, to allow us to continue to offer services in a particular country on a cost-effective basis. The continued downward pressure on prices and our failure to renegotiate favorable terms in a particular country could have a material adverse effect on our ability to operate our network and Internet telephony business profitably.

A VARIETY OF RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

        Because we provide many of our services internationally, we are subject to additional risks related to operating in foreign countries. In particular, in order to provide services and operate facilities in some countries, we have established subsidiaries or other legal entities or have forged relationships with service partners or entities set up by our employees. Associated risks include:

        - unexpected changes in tariffs, trade barriers and regulatory requirements relating to Internet access or Internet telephony;

        - economic weakness, including inflation, or political instability in particular foreign economies and markets;

        -       difficulty in collecting accounts receivable;

        -       tax, consumer protection, telecommunications, and other laws;

        - compliance with tax, employment, securities, immigration, labor and other laws for employees living and traveling, or conducting business, abroad, which may subject them or us to criminal or civil penalties;

        -       foreign taxes including withholding of payroll taxes;

        - foreign currency fluctuations, which could result in increased operating expenses and reduced revenues;

        -       political or economic instability;

        -       exposure to liability under the Foreign Corrupt Practices Act;

        - other obligations or restrictions, including, but not limited to, criminal penalties incident to doing business or operating a subsidiary or other entity in another country;

        - the personal safety of our employees and their families who at times have received threats of, or who may in any case be subject to, violence, and who may not be adequately protected by legal authorities or other means; and

        -       inadequate insurance coverage to address these risks.

        These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations.

IF WE ARE NOT ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE IN A COST-EFFECTIVE WAY, THE RELATIVE QUALITY OF OUR SERVICES COULD SUFFER.

        The technology upon which our services depends is changing rapidly. Significant technological changes could render the hardware and software that we use obsolete, and competitors may begin to offer new services that we are unable to offer. If we are unable to respond successfully to these developments or do not respond in a cost-effective way, we may not be able to offer competitive services.

WE MAY NOT BE ABLE TO EXPAND AND UPGRADE OUR NETWORK ADEQUATELY AND COST-EFFECTIVELY TO ACCOMMODATE ANY FUTURE GROWTH.

        Our Internet telephony business requires that we handle a large number of international calls simultaneously. As we expand our operations, we expect to handle significantly more calls. If we do not expand and upgrade our hardware and software quickly enough, we will not have sufficient capacity to handle the increased traffic and growth in our operating performance would suffer as a result. Even with such expansion, we may be unable to manage new deployments or utilize them in a cost-effective manner. In addition to lost growth opportunities, any such failure could adversely affect customer confidence in The iBasis Network and could result in us losing business outright.

WE DEPEND ON OUR CURRENT PERSONNEL AND MAY HAVE DIFFICULTY ATTRACTING AND RETAINING THE SKILLED EMPLOYEES WE NEED TO EXECUTE OUR BUSINESS PLAN.

 WE DEPEND HEAVILY ON OUR KEY MANAGEMENT. Our future success will depend, in large part, on the continued service of our key management and technical personnel, including Ofer Gneezy, our President and Chief Executive Officer, Gordon VanderBrug, our Executive Vice President, Richard Tennant, our Chief Financial Officer, Paul Floyd, our Senior Vice President of Research & Development, Engineering, and Operations, and Dan Powdermaker, our Senior Vice President of Worldwide Sales. If any of these individuals or others we employ are unable or unwilling to continue in their present positions, our business, financial condition and results of operations could suffer. We do not carry key person life insurance on our personnel. While each of the individuals named above has entered into an employment agreement with us, these agreements do not ensure their continued employment with us.

 WE WILL NEED TO RETAIN SKILLED PERSONNEL TO EXECUTE OUR PLANS. Our future success will also depend on our ability to attract, retain and motivate highly skilled employees, particularly engineering and technical personnel. Past workforce reductions have resulted in reallocations of employee duties that could result in employee and contractor uncertainty and dissatisfaction. Reductions in our workforce or restrictions on salary increases or payment of bonuses may make it difficult to motivate and retain employees and contractors, which could affect our ability to deliver our services in a timely fashion and otherwise negatively affect our business.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, OUR COMPETITIVE POSITION WOULD BE ADVERSELY AFFECTED.

        We rely on patent, trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property. Unauthorized third parties may copy our services or reverse engineer or obtain and use information that we regard as proprietary. End-user license provisions protecting against unauthorized use, copying, transfer and disclosure of any licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries. We may seek to patent certain processes or equipment in the future. We do not know if any of our patent applications will be issued with the scope of the claims we seek, if at all. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks and similar proprietary rights. If we fail to protect our intellectual property and proprietary rights, our business, financial condition and results of operations would suffer.

        We believe that we do not infringe upon the proprietary rights of any third party. It is possible, however, that such a claim might be asserted successfully against us in the future. Our ability to provide our services depends on our freedom to operate. That is, we must ensure that we do not infringe upon the proprietary rights of others or have licensed all such rights. A party making an infringement claim could secure a substantial monetary award or obtain injunctive relief that could effectively block our ability to provide services in the United States or abroad.

        We have received letters and other notices claiming that certain of our products and services may infringe patents or other intellectual property of other parties. To date, none of these has resulted in a material restriction on any use of our intellectual property or has had a material adverse impact on our business. We may be unaware of intellectual property rights of others that may, or may be claimed, to cover our technology. Current or future claims could result in costly litigation and divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement also might require us to enter into costly royalty or license agreements to the extent necessary for the conduct of our business. However, we may be unable to obtain royalty or license agreements on terms acceptable to us or at all. We also may be subject to significant damages or an injunction against use of our proprietary or licenses systems. A successful claim of patent or other intellectual property infringement against us could materially adversely affect our business and profitability.

WE RELY ON A VARIETY OF TECHNOLOGIES, PRIMARILY SOFTWARE, WHICH IS LICENSED FROM THIRD PARTIES.

        Continued use of this technology by us requires that we purchase new or additional licenses from third parties. We may not be able to obtain those third-party licenses needed for our business or that the third party technology licenses that we do have will continue to be available to us on commercially reasonable terms or at all. The loss or inability to maintain or obtain upgrades to any of these technology licenses could result in delays or breakdowns in our ability to continue developing and providing our services or to enhance and upgrade our services.

WE MAY UNDERTAKE STRATEGIC ACQUISITIONS OR DISPOSITIONS THAT COULD DAMAGE OUR ABILITY TO ATTAIN OR MAINTAIN PROFITABILITY.

        We may acquire additional businesses and technologies that complement or augment our existing businesses, services and technologies. We may need to raise additional funds through public or private debt or equity financing to acquire any businesses, which may result in dilution for stockholders and the incurrence of indebtedness. We may not be able to operate acquired businesses profitably or otherwise implement our growth strategy successfully.

        We may need to sell existing assets or businesses in the future to generate cash or focus our efforts in making our core business, Internet telephony, profitable. As with many companies in the telecommunications sector that experienced rapid growth in recent years, we may need to reach profitability in one market before entering another. In the future, we may need to sell assets to cut costs or generate liquidity.

RISKS RELATED TO THE INTERNET AND INTERNET TELEPHONY INDUSTRY

IF THE INTERNET DOES NOT CONTINUE TO GROW AS A MEDIUM FOR VOICE AND FAX COMMUNICATIONS, OUR BUSINESS WILL SUFFER.

        Historically, the sound quality of calls placed over the Internet was poor. As the Internet telephony industry has grown, sound quality has improved, but the technology may require further refinement. Additionally, as a result of the Internet's capacity constraints, callers could experience delays, errors in transmissions or other interruptions in service. Transmitting telephone calls over the Internet, and other uses of the Internet, must also be accepted by customers as an alternative to traditional services. Because the Internet telephony market is evolving, predicting the size of these markets and their growth rate is difficult. If our market fails to continue to develop, then we will be unable to grow our customer base and our results of operations will be materially adversely affected.

IF THE INTERNET INFRASTRUCTURE IS NOT ADEQUATELY MAINTAINED, WE MAY BE UNABLE TO MAINTAIN THE QUALITY OF OUR SERVICES AND PROVIDE THEM IN A TIMELY AND CONSISTENT MANNER.

        Our future success will depend upon the maintenance of the Internet infrastructure, including a reliable network backbone with the necessary speed, data capacity and security for providing reliability and timely Internet access and services. To the extent that the Internet continues to experience increased numbers of users, frequency of use or bandwidth requirements, the Internet may become congested and be unable to support the demands placed on it and its performance or reliability may decline thereby impairing our ability to complete calls and provide other services using the Internet at consistently high quality. The Internet has experienced a variety of outages and other delays as a result of failures of portions of its infrastructure or otherwise. Future outages or delays could adversely affect our ability to complete calls and provide other services. Moreover, critical issues concerning the commercial use of the Internet, including security, cost, ease of use and access, intellectual property ownership and other legal liability issues, remain unresolved and could materially and adversely affect both the growth of Internet usage generally and our business in particular. Finally, important opportunities to increase traffic on The iBasis Network will not be realized if the underlying infrastructure of the Internet does not continue to be expanded to more locations worldwide.

OUR ABILITY TO PROVIDE OUR SERVICES USING THE INTERNET MAY BE ADVERSELY AFFECTED BY COMPUTER VANDALISM.

        If the overall performance of the Internet is seriously downgraded by website attacks or other acts of computer vandalism or virus infection, our ability to deliver our communication services over the Internet could be adversely impacted, which could cause us to have to increase the amount of traffic we have to carry over alternative networks, including the more costly public-switched telephone network. In addition, traditional business interruption insurance may not cover losses we could incur because of any such disruption of the Internet. While some insurers are beginning to offer products purporting to cover these losses, we do not have any of this insurance at this time.

RISKS RELATED TO THIS OFFERING

WE MAY BE UNABLE TO REPAY THE NEW SECURED NOTES.

        At maturity, the principal amount of the New Secured Notes then outstanding will become due and payable. The New Secured Notes do not have the benefit of a sinking fund or other requirement that we prepay principal. At maturity we may not have sufficient funds and may be unable to arrange for additional financing to pay the principal amount or repurchase price due on the New Secured Notes then outstanding.

THE NEW SECURED NOTES ARE SUBORDINATE TO OUR SENIOR INDEBTEDNESS.

        The New Secured Notes are subordinated to the prior payment in full of all our existing and future senior indebtedness. As a result, we will not be able to make payments on the New Secured Notes until we have paid in full all of our senior indebtedness in the event of our insolvency, liquidation, reorganization or payment default on senior indebtedness. We may, therefore, not have sufficient cash to pay the amounts due on the New Secured Notes. Under the New Secured Note Indenture, we and our subsidiaries may only incur specified permitted indebtedness as more fully described in the New Secured Note Indenture. If we incur additional senior debt, our ability to pay amounts due on the New Secured Notes could be adversely affected. After the completion of the refinancing of our debt, we had $2.3 million in outstanding borrowings pursuant to a credit agreement with our bank and approximately $0.8 million in outstanding capital lease obligations. We may also incur additional senior debt in the future. The New Secured Notes are secured by a perfected, second priority security interest in substantially all of our tangible and intangible assets and certain of our subsidiaries have guaranteed the payment of amounts due on the New Secured Notes.

WE MAY BE REQUIRED TO REPURCHASE THE NEW SECURED NOTES UPON A REPURCHASE EVENT.

        You may require us to repurchase all or any portion of your New Secured Notes upon a repurchase event. A repurchase event under the New Secured Notes includes a change of control or a termination of listing of our common stock on a U.S. national securities exchange or trading on an established over-the-counter trading market in the U.S. A "change of control" includes the acquisition by any person or group of more than 50% of the voting power of our outstanding securities entitled to generally vote for directors, stockholder approval of any plan or proposal for our liquidation, dissolution or winding up, any consolidation or merger or sale of substantially all assets and certain changes in the constitution in our board of directors. We may not have sufficient cash funds to repurchase the New Secured Notes upon a change of control. Under our senior indebtedness documents, including our bank revolving line of credit, the New Secured Notes may prevent us from paying the purchase price. If we are prohibited from repurchasing the New Secured Notes we could seek consent from our lenders to repurchase the New Secured Notes. If we are unable to obtain their consent, we could attempt to refinance the New Secured Notes. If we were unable to obtain a consent or refinance, we would be prohibited from repurchasing the New Secured Notes. If we were unable to repurchase the New Secured Notes upon a change of control, it would result in an event of default under the New Secured Note Indenture. An event of default under the New Secured Note Indenture could result in a further event of default under our other then-existing debt. In addition, the occurrence of a change of control may be an event of default under our other debt. As a result, we would be prohibited from paying amounts due on the New Secured Notes under the subordination provisions of the New Secured Note Indenture.

WE MAY NOT BE ABLE TO PAY OUR DEBT AND OTHER OBLIGATIONS.

        There can be no assurance that we will be able to pay interest and other amounts due on the New Secured Notes as and when they become due and payable. If our cash flow from operations is inadequate to meet our obligations, we could face substantial liquidity problems. If we are unable to generate sufficient cash flow from operations or otherwise obtain funds necessary to make required payments on the New Secured Notes or our other obligations, we would be in default under their terms, which would permit the holders of the New Secured Notes to accelerate the maturity of the New Secured Notes and could also cause defaults under current indebtedness or future indebtedness we may incur. Any default could have a material adverse effect on our financial condition, results of operations and cash flows. In addition, there can be no assurance that we would be able to repay amounts due on the New Secured Notes if payment of the New Secured Notes were to be accelerated following the occurrence of an event of default as defined in the New Secured Note Indenture.

THERE IS A LIMITED PUBLIC MARKET FOR THE EXISTING NOTES AND WE ANTICIPATE A LIMITED PUBLIC MARKET FOR THE NEW SECURED NOTES.

        The New Secured Notes were issued in a "private placement", and there is a limited trading market for the New Secured Notes. We do not intend to apply for listing of the New Secured Notes on any security exchange or other stock market, although we expect that they may be eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc.

ANY RATING OF THE NEW NOTES MAY CAUSE THEIR TRADING PRICE TO FALL.

        One or more rating agency may rate the New Secured Notes. If the rating agencies rate the New Secured Notes, they may assign a lower rating than expected by investors. Rating agencies may also lower ratings on the New Secured Notes in the future. If the rating agencies assign a lower than expected rating or reduce their ratings in the future, the trading price of the New Secured Notes could decline.

THE MARKET PRICE OF OUR SHARES MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS FOR REASONS OVER WHICH WE HAVE LITTLE CONTROL.

        The trading price of our common stock has been, and is likely to continue to be, extremely volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including, but not limited to, the following:

        -       new products or services offered by us or our competitors;

        -       failure to meet our publicly announced revenue projections;

        -       actual or anticipated variations in quarterly operating results;

        -       changes in financial estimates by securities analysts;

        - announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

        -       issuances of debt or equity securities; and

        -       other events or factors, many of which are beyond our control.

        In addition, the stock market in general, and the OTC Bulletin Board market and companies in our industry, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would harm our business.

SHARES ELIGIBLE FOR SALE IN THE FUTURE COULD NEGATIVELY AFFECT OUR STOCK PRICE.

        The market price of our common stock could decline as a result of sales of a large number of shares of our common stock, including sales of shares as a result of this offering, or the perception that these sales could occur. This may also make it more difficult for us to raise funds through the issuance of debt or the sale of equity securities. As of June 30, 2004, we had outstanding 46,655,867 shares of common stock, of which 29,691,955 shares are freely tradable. The remaining 16,963,912 shares of common stock outstanding are not registered securities. These unregistered securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act of 1933, as amended (the "Securities Act"), to the extent permitted by Rule 144 or other exemptions under the Securities Act.

        As of June 30, 2004, there were an aggregate of 14,782,168 shares of common stock issuable upon exercise of outstanding stock options and warrants, including 6,168,819 shares issuable upon exercise of options outstanding under our option plans and 8,613,349 shares of common stock issuable upon exercise of outstanding warrants. We may register additional shares in the future in connection with acquisitions, compensation or otherwise. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.

        WE HAVE IMPLEMENTED ANTI-TAKEOVER PROVISIONS THAT COULD DISCOURAGE, PREVENT OR DELAY A TAKEOVER, EVEN IF THE ACQUISITION WOULD BE BENEFICIAL TO OUR STOCKHOLDERS.

        The existence of our stockholder rights plan and provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it difficult for a third party to acquire us, even if doing so would benefit our stockholders.

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor for forward-looking statements in these sections. These forward-looking statements include, without limitation, statements about our market opportunity, strategies, competition, expected activities, expected profitability and investments as we pursue our business plan, and the adequacy of our available cash resources. These forward-looking statements are usually accompanied by words such as "believe," "anticipate," "plan," "seek," "expect," "intend" and similar expressions. The forward-looking information is based on various factors and was derived using numerous assumptions.

        Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under "Risk Factors" and elsewhere in this prospectus. The factors set forth below under "Risk Factors" and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

        We received $29.0 million in proceeds from the issuance of the New Secured Notes. These proceeds were used to prepay the $25.2 million of Existing Secured Notes and the $1.9 million in refinancing transaction costs, with the remainder of the proceeds to be used for working capital purposes. The selling securityholders will receive all of the net proceeds from the sale of their securities. Accordingly, we will not receive any proceeds from the sale of those securities. We may however, receive up to approximately $9.6 million upon exercise of the Warrants in the event that the Warrants are exercised for cash. If the Warrants are exercised on a "net basis" as provided in the Warrants, we will not receive any proceeds from the exercise of the Warrants.

                           MARKET FOR OUR COMMON STOCK

        Our common stock began trading publicly on the Nasdaq National Market on November 10, 1999 and was traded under the symbol "IBAS" On November 13, 2002, we received a determination from Nasdaq that shares of our common stock would no longer trade on the Nasdaq National Market because we failed to meet certain minimum listing requirements. Our common stock began trading on the Nasdaq operated Over-the-Counter Bulletin Board on November 14, 2002 under the same symbol "IBAS." The following table shows the range of the high and low per share prices of our common stock, as reported by the Nasdaq National Market and the Over-the-Counter Bulletin Board for the period indicated. Over-the-Counter market quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.


                                                                       HIGH        LOW
                                                                     --------    -------
                FISCAL 2002:
                   First Quarter                                     $   1.78    $  0.71
                   Second Quarter                                        1.10       0.31
                   Third Quarter                                         0.65       0.22
                   Fourth Quarter                                        0.55       0.20
                FISCAL 2003:
                   First Quarter                                     $   0.54    $  0.38
                   Second Quarter                                        1.37       0.38
                   Third Quarter                                         1.92       0.88
                   Fourth Quarter                                        1.96       1.27
                FISCAL 2004:
                   First Quarter                                     $   1.80    $  1.44
                   Second Quarter                                        1.95       1.17
                   Third Quarter (through August 17, 2004)               1.93       1.68

As of July 30, 2004, there were 229 record holders of our common stock.


                                 DIVIDEND POLICY

        We have never declared or paid cash dividends on our common stock. Our existing financing arrangements place restrictions on our ability to pay cash dividends. We intend to retain all future earnings to finance future growth, and, therefore, do not anticipate paying any cash dividends in the foreseeable future.

                             SELLING SECURITYHOLDERS

        All of the securities covered by this prospectus are being offered by the selling securityholders listed in the table below. No offer or sale under this prospectus may be made by a holder of the securities unless that holder is listed in the table below.

        The following table sets forth certain information regarding the beneficial ownership of the selling securityholders as of July 1, 2004. The selling securityholders covered by this prospectus include (a) persons who hold New Secured Notes and may receive 15,675,675 shares of our common stock upon conversion of the New Secured Notes, subject to adjustment upon the occurrence of certain events, (b) persons who hold the Warrants and will receive up to 5,176,065 shares of our common stock upon exercise of the Warrants, and (c) our investment banker, Imperial Capital, LLC, which received 110,231 shares of our common stock as partial compensation for services provided to us in connection with the Exchange Offer and the refinancing of the Existing Senior Notes.

        We obtained the information in the following table from the selling securityholders. Except as otherwise disclosed below, none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. The information provided in the table below assumes that each selling securityholder will sell all of its securities. Our registration of the securities covered by this prospectus does not necessarily mean that the selling securityholders will sell all or any of their securities. Because the selling securityholders may sell all or some portion of the securities beneficially owned by them, only an estimate (assuming each selling securityholder sells all of their securities offered in this registration statement) can be given as to the number of securities that will be beneficially owned by the selling securityholders after this offering.


                                                                                                           SECURITIES
                                                                                                          BENEFICIALLY   PERCENT OF
                                                                                                              OWNED       CLASS (%)
 NAME OF BENEFICIAL          SECURITIES BENEFICIALLY OWNED                 AMOUNT OF SECURITIES             AFTER THE    AFTER THE
       OWNER                     PRIOR TO THE OFFERING                         BEING OFFERED                OFFERING      OFFERING
----------------------   -------------------------------------    -------------------------------------   ------------   ----------
Greywolf Capital LLC        New Secured Notes   $    2,500,000       New Secured Notes   $    2,500,000             0         *

                                 Common stock        1,647,552(1)         Common stock        1,351,352

Imperial Capital, LLC            Common stock          110,231            Common Stock          110,231             0         *


JMG Triton Offshore         New Secured Notes   $    5,000,000       New Secured Notes   $     5,000,000      689,227      1.48%
Fund, Ltd.
                                 Common Stock        4,209,203(2)          Common Stock        3,519,976

JMG Capital Partners, LP    New Secured Notes   $    5,000,000       New Secured Notes   $    5,000,000

                                 Common Stock        2,702,703(3)         Common Stock        2,702,703
LC Capital Master
Fund, Ltd.                  New Secured Notes   $    3,500,000       New Secured Notes   $    3,500,000     2,883,734      6.18%

                                 Common stock        4,775,626(4)         Common stock        1,891,892

Loeb Partners Corp.         New Secured Notes   $    3,500,000       New Secured Notes   $    3,500,000     2,980,284      6.39%

                                 Common stock        4,872,176(5)         Common stock        1,891,892

Schottenfeld
Qualified Associates        New Secured Notes   $      500,000       New Secured Notes   $      500,000             0         *

                                 Common stock          670,270(6)         Common stock          270,270

Singer Children's           New Secured Notes   $    3,500,000      New Secured Notes    $    3,500,000     2,712,713      5.81%
Management Trust

                                 Common stock        4,604,605(7)        Common stock         1,891,892

Entities affiliated
with Symphony Asset
Management                       Common stock        4,975,795(8)        Common stock         3,104,611     1,871,184      4.01%

Tejas Securities
Group, Inc.                 New Secured Notes   $      500,000      New Secured Notes    $      500,000             0          *

                                 Common stock          270,270(9)        Common stock           270,270

Windward Capital            New Secured Notes   $    5,000,000      New Secured Notes    $    5,000,000             0          *
LLC
                                 Common stock        3,956,884(10)        Common stock         3,956,883

----------
* Less than 1%.

        Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended. Shares of common stock issuable pursuant to options, warrants and convertible securities are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.

(1) Includes 1,351,352 shares of common stock which entities affiliated with Greywolf Capital LLC have the right to acquire within 60 days of July 1, 2004 upon the conversion of New Secured Notes. Includes the ownership by the following funds managed by Greywolf Capital LLC: 1,010,654 shares held by Greywolf Capital Overseas Fund and 636,898 held by Greywolf Capital Partners II LP.

(2) Includes 3,519,976 shares of common stock which JMG Triton Offshore Fund Ltd. (the "Fund") has the right to acquire within 60 days of July 1, 2004, including 2,702,703 shares of common stock upon the conversion of New Secured Notes and 817,273 shares of common stock upon exercise of Warrants. The Fund is an international business company organized under the laws of the British Virgin Islands. The Fund's investment manager is Pacific Assets Management LLC, a Delaware limited liability company ("Pacific Assets"). Pacific Assets is an investment adviser registered with the Securities and Exchange Commission and has voting and dispositive power over the Fund's investments. The equity interests of Pacific Assets are owned by Pacific Capital Management, Inc., a Delaware corporation ("Pacific") and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund's portfolio holdings.

(3)     Includes 2,702,703 shares of common stock which JMG Capital
        Partners, LP ("JMG Partners") has the right to acquire within 60 days of July 1, 2004, upon the conversion of New Secured Notes. JMG Partners is a California limited partnership. Its general partner is JMG Capital
        Management, LLC (the "Manager"), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission. The Manager has voting and dispositive power over JMG Partners' investments. The equity interests of the Manager are owned by JMG Capital Management, Inc. ("JMG Capital"), a Delaware corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners' portfolio holdings.

(4) Includes 3,275,676 shares of common stock which LC Capital Master Fund, Ltd. has the right to acquire within 60 days of July 1, 2004 upon the conversion of New Secured Notes and New Subordinated Notes.

(5) Includes 4,575,676 shares of common stock which Loeb Partners Corporation has the right to acquire within 60 days of July 1, 2004 upon conversion of New Secured Notes and New Subordinated Notes.

(6) Includes 270,270 shares of common stock which Schottenfeld Qualified Associates has the right to acquire within 60 days of July 1, 2004 upon the conversion of New Secured Notes.

 (7) Includes 4,085,019 shares of common stock which Singer Children's Management Trust has the right to acquire within 60 days of July 1, 2004 upon the conversion of New Secured Notes and New Subordinated Notes and upon the exercise of warrants to purchase shares of common stock. Karen Singer is the trustee of Singer Children's Management Trust and exercises sole voting and investment power with respect to all 4,604,605 shares. Ms. Singer, as trustee, may be deemed to beneficially own all 4,604,605 shares.

 (8) Includes 3,104,611 shares of common stock which entities affiliated with Symphony Asset Management have the right to acquire within 60 days of July 1, 2004 upon the exercise of Warrants. Includes the ownership by the following funds managed by Symphony Asset Management: 50,098 shares held by Adagio Fund, 283,894 shares held by Andante Fund, LP, 2,011,453 shares held by Arpeggio Fund, 183,729 shares held by CSV Limited, 185,497 shares held by International Monetary Fund, 2,085,477 shares held by Rhapsody Fund, LP and 175,647 shares held by Vivace Fund, LP. Symphony Asset Management is a wholly owned subsidiary of Nuveen Investments, Inc. and Symphony Asset Management exercises sole voting and investment power with respect to all shares held by Adagio Fund, Andante Fund, Arpeggio Fund, CSV International Monetary Fund, Rhapsody Fund and Vivace Fund. Symphony Asset Management may be deemed to beneficially own all 4,975,795 shares.

 (9) Includes 270,270 shares of common stock which Tejas Securities Group, Inc. has the right to acquire within 60 days of July 1, 2004 upon the conversion of New Secured Notes.

(10) Includes 3,956,884 shares of common stock which Windward Capital, L.P. has the right to acquire within 60 days of July 1, 2004, including 2,702,703 shares of common stock it has the right to acquire upon the conversion of New Secured Notes and 1,254,181 shares of common stock which it has the right to acquire upon exercise of Warrants.

              SELECTED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following summary condensed consolidated financial information as of and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 have been derived from our audited financial statements. The financial information as of and for the three and six months ended June 30, 2004 and 2003 is derived from our unaudited consolidated financial statements. The summary condensed consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                    THREE MONTHS              SIX MONTHS
                                                    ENDED JUNE 30,          ENDED JUNE 30,
                                                   ----------------        ----------------
                                                   2004        2003        2004        2003
                                                   ----        ----        ----        ----
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net revenue .................................   $  61,175   $  39,119   $ 118,183   $  80,960
Costs and operating expenses:
Data communications and telecommunications
   (excluding depreciation and amortization)       52,066      33,370     100,656      68,297
Research and development ....................       3,542       3,442       7,080       7,125
Selling and marketing .......................       2,131       1,903       4,132       3,896
General and administrative ..................       3,266       2,820       6,219       5,329
Depreciation and amortization ...............       2,787       5,749       6,311      11,862
Non-cash stock-based compensation ...........          --          28          --          57
Loss on sale of messaging business ..........          --          --          --          --
Restructuring costs .........................          --          --          --          --
(Gain) loss on disposal of property and
   equipment ................................          --          --          --          --
Total costs and operating expenses ..........      63,792      47,312     124,398      96,566
Operating loss...............................      (2,617)     (8,193)     (6,215)    (15,606)
Interest income .............................          14          41          28         111
Interest expense ............................        (809)       (971)     (1,548)     (2,398)
Gain on bond repurchases and exchanges ......          --       3,716          --      16,615
Impairment in investment in long-term
   non-marketable security...................          --          --      (5,000)         --
Other (expense), income net .................         (66)        (98)        (85)       (195)
Refinancing transaction costs................      (1,954)         --      (1,954)         --
Refinancing related interest expense.........        (481)         --        (481)         --
Loss from continuing operations .............      (5,913)     (5,505)    (15,255)     (1,473)
Income (loss) from discontinued operations             --          --          --          --
Net loss.....................................   $  (5,913)  $  (5,505)  $ (15,255)  $  (1,473)
Accretion of dividends on redeemable
   convertible preferred stock ..............
Net loss applicable to common stockholders ..
Pro forma net loss applicable to common
   stockholders .............................
Basic and diluted net loss per share:
Loss from continuing operations .............   $   (0.13)  $   (0.12)  $   (0.33)  $   (0.03)
Income (loss) from discontinued operations ..          --          --          --          --
Basic and diluted net loss per share.........   $   (0.13)  $   (0.12)  $   (0.33)  $   (0.03)
Basic and diluted weighted average common
   shares outstanding(1)
   Basic ....................................      46,287      44,652      45,674      44,651
   Diluted ..................................      46,287      44,652      45,674      44,651
Pro forma basic and diluted net loss per
   share(1)(2) ..............................
Pro forma basic and diluted weighted average
   common shares outstanding(1)(2) ..........

                                                                 YEAR ENDED DECEMBER 31,
                                                                 -----------------------
                                                      2003        2002        2001        2000        1999
                                                      ----        ----        ----        ----        ----
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net revenue .................................   $  178,159  $  164,942  $  110,180  $   61,218  $   19,417
Costs and operating expenses:
Data communications and telecommunications
   (excluding depreciation and amortization)       152,853     142,847     102,320      60,594      21,007
Research and development ....................       13,387      17,781      23,939      15,168       6,183
Selling and marketing .......................        7,513      11,279      20,323      19,352       5,568
General and administrative ..................        7,665      24,186      25,563      18,596       5,111
Depreciation and amortization ...............       20,065      31,871      32,364      15,718       2,997
Non-cash stock-based compensation ...........           86         967       1,368       1,061         198
Loss on sale of messaging business ..........           --       2,066          --          --          --
Restructuring costs .........................           --       5,536      51,834          --          --
(Gain) loss on disposal of property and
   equipment ................................           --          --          --          --         (15)
Total costs and operating expenses ..........      201,569     236,533     257,711     130,489      41,049
Operating loss...............................      (23,410)    (71,591)   (147,531)    (69,271)    (21,632)
Interest income .............................          161       1,290       9,169      19,824       1,329
Interest expense ............................       (3,967)    (11,608)    (16,518)    (12,844)       (836)
Gain on bond repurchases and exchanges ......       16,615      25,790      14,549          --          --
Impairment in investment in long-term
   non-marketable security...................           --          --          --          --          --
Other (expense), income net .................         (337)       (382)       (587)         --           3
Minority interest in loss of joint venture ..           --          --          --          --          49
Loss from continuing operations .............      (10,938)    (56,501)   (140,918)    (62,291)    (21,087)
Income (loss) from discontinued operations           1,251     (65,222)    (49,771)         --          --
Net loss.....................................       (9,687)   (121,723)   (190,689)    (62,291)    (21,087)
Accretion of dividends on redeemable
   convertible preferred stock ..............           --          --          --          --      (1,020)
Net loss applicable to common stockholders ..   $   (9,687) $ (121,723) $ (190,689) $  (62,291) $  (22,107)
Pro forma net loss applicable to common
   stockholders .............................                                                   $  (21,087)
Basic and diluted net loss per share:
Loss from continuing operations .............   $    (0.24) $    (1.25) $    (3.30) $    (1.85) $    (2.29)
Income (loss) from discontinued operations ..         0.03       (1.45)      (1.17)         --          --
Basic and diluted net loss per share.........   $    (0.21) $    (2.70) $    (4.47) $    (1.85) $    (2.29)
Basic and diluted weighted average common
   shares outstanding(1)
   Basic ....................................       44,696      45,164      42,645      33,612       9,655
   Diluted ..................................       44,696      45,164      42,645      33,612       9,655
Pro forma basic and diluted net loss per
   share(1)(2) ..............................                                                   $    (0.89)
Pro forma basic and diluted weighted average
   common shares outstanding(1)(2) ..........                                                       23,678

                                                                              YEAR ENDED DECEMBER 31,
                                                                              -----------------------
                                                   JUNE 30,
                                                     2004         2003         2002         2001        2000        1999
                                                     ----         ----         ----         ----        ----        ----
                                                                             (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents, restricted cash
   and marketable securities ................  $   18,217   $   17,270   $   32,317   $  118,690  $  300,327  $  123,666
Working capital .............................         955        3,264       21,906      155,509     258,513      27,915
Total assets ................................      59,150       67,538       98,524      328,825     447,818     153,473
Long term debt, net of current portion ......      66,285       65,829       93,590      171,343     190,880      11,689
Total stockholders' (deficit) equity ........     (54,164)     (42,108)     (33,972)      86,717     206,896     126,904

-----------

(1) Computed on the basis described in Note 2 of the notes to our consolidated financial statements appearing elsewhere in this Prospectus.

(2) Adjusted to give effect to the conversion of all shares of preferred stock, Class A and Class B common stock from the date of original issuance. Does not include the shares of common stock issued upon the conversion of any Existing Notes.

SUPPLEMENTARY FINANCIAL INFORMATION

        The information required by this item is set forth in Note 13, Summary of Quarterly Information (Unaudited), of the notes to our Consolidated Financial Statements appearing elsewhere in this Prospectus.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

        THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES TO THOSE STATEMENTS AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. AS A RESULT OF MANY FACTORS, SUCH AS THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS, OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS.

OVERVIEW

        We are an international telecommunications carrier that utilizes the Internet to provide economical international telecommunications services. Our continuing operations consist primarily of our Voice-Over-Internet-Protocol ("VoIP") business. We offer wholesale services through our worldwide network to carriers, telephony resellers and others around the world by operating through various service agreements with local service providers in the United States, Europe, Asia, the Middle East, Latin America, Africa and Australia.

        During 2003, many major telecommunications carriers announced plans to deploy VoIP technology in their networks, to migrate their traffic to VoIP, and to introduce VoIP-based services to their retail customers. In addition, new providers of retail telephony services based on VoIP emerged during 2003. We believe this trend may have a positive impact on our business in the future by lowering the level of capital investment required for our network and potentially positioning us to receive a larger volume of international traffic in the future. Telephone calls that enter The iBasis Network as traditional PSTN
(TDM) calls must be converted into Internet protocol (IP) for transport through our VoIP infrastructure and over the public Internet. In contrast, telephone calls that enter our network already in the form of IP do not require conversion from traditional PSTN to IP through a VoIP gateway. Thus, VoIP-based traffic we receive requires a lower capital investment in our network. These major carriers have initially focused their VoIP plans on their U.S. networks, rather than their international network. We believe that it may be more economical for these major carriers to send their VoIP-based international traffic to our network rather than making the capital investment necessary in their international network infrastructure. Many of the new providers of VoIP-based telephony services do not have an international infrastructure in place and, similarly, we believe it may be more economical for these emerging carriers to send their VoIP-based international traffic to us.


        During the third quarter of 2003, we introduced our retail prepaid calling card services and have marketed such services primarily to ethnic communities within major domestic markets through distributors. Our entry into the retail prepaid calling card business is based on our strategy to leverage our existing international VoIP network with additional services that have the potential to deliver higher margins than our wholesale international telecommunications services. In addition, the retail prepaid calling card business typically has a faster cash collection cycle than wholesale international telecommunication services. Beginning in the second quarter of 2004, our recently created operating segment, retail prepaid calling card services and other enhanced services ("Retail"), became a reportable business segment, in addition to our international wholesale VoIP telecommunications services. Since we introduced our retail prepaid calling card services, revenue from our Retail business had been less than 10% of total revenue. In the second quarter of 2004, revenue from our Retail business exceeded 10% of our total net revenue.

        We have a history of operating losses and, as of June 30, 2004, our accumulated deficit was $427.5 million and our stockholders' deficit was $54.2 million. We used $2.4 million and $3.2 million in cash from operations in the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.


        We continue to expand our market share in VoIP telecommunications services by expanding our customer base and by introducing cost-effective solutions for our customers to interconnect with our network. During the first quarter of 2004, we introduced our DirectVoIP service which eliminates the need for certain switches for our customers to interconnect to our network, thus reducing capital equipment costs for both us and our customers. Our strategy is to continue the deployment of our retail prepaid calling card services which leverage our international VoIP network with our real time back office systems, and have the potential to deliver higher margins and improve cash flow. In addition, we continue to increase the traffic we terminate to mobile phones, which generally delivers higher average revenue per minute and margins than typical fixed-line traffic. We also continue to control operating expenses and capital expenditures, as well as to monitor and manage accounts payable and accounts receivable and restructure existing debt to enhance cash flow.

        Our plans include:

        - expanding our market share for our retail prepaid calling card services;

        -       increasing revenues generated through mobile phone terminations;

        - increasing our customer base by introducing cost-effective solutions to interconnect with our network;

        - use of our switchless architecture, which eliminates the need for costly telecommunications switches and other equipment; and

        -       aggressive management of credit risk.

        From 2001 to date, we took a series of actions to reduce operating expenses, restructure operations, reduce outstanding debt and provide additional liquidity. Such actions primarily included:


        - reductions in workforce and consolidation of Internet Central Offices. As a result of our past restructuring programs and our continued focus on controlling expenses, our research and development, selling and marketing and general and administrative expenses, in total, declined to $28.6 million in 2003 from $53.2 million in 2002;


        - sale of our previous messaging business and the assets associated with our previous Speech Solutions business;

        -       settlement of certain capital lease agreements;

        - repurchase of a portion of our 5 3/4% Convertible Subordinated Notes for cash;

        - exchange of a portion of our 5 3/4% Convertible Subordinated Notes for 11 1/2% Senior Secured Notes and warrants to purchase common stock;

        -       establishment of a new credit facility with a bank; and

        -       completing our refinancing plan, pursuant to which $37.3
                million (98% of the total outstanding) of our outstanding 5 3/4% Convertible Subordinated Notes due in March 2005 were tendered for the same principal amount of our new 6 3/4% Convertible Subordinated Notes due in June 2009 and we issued $29.0 million of 8% Secured Convertible Notes due in June 2007 to finance the prepayment of all $25.2 million of our 11 1/2% Senior Secured Notes due in January 2005.

        In June 2004, we completed a refinancing of our outstanding debt obligations. As part of the refinancing, we completed an exchange offer, pursuant to which $37.3 million of our 5 3/4% Convertible Subordinated Notes due in March 2005, representing approximately 98% of the total amount outstanding, were tendered for the same principal amount of new 6 3/4% Convertible Subordinated Notes due in June 2009. Approximately $0.9 million of the 5 3/4% Convertible Subordinated Notes due in March 2005 remain outstanding after the exchange offer. Simultaneously with the exchange offer, we prepaid all $25.2 million of our 11 1/2% Senior Secured Notes due in January 2005 for cash equal to the principal amount plus accrued but unpaid interest and the issuance of warrants exercisable for an aggregate of 5,176,065 shares of our common stock at $1.85 per share. We issued $29.0 million of new 8% Secured Convertible Notes due in June 2007, of which $25.2 million was used to prepay the 11 1/2% Senior Secured Notes due in January 2005. The 8% Secured Convertible Notes due in June 2007 are convertible into shares of common stock at $1.85 per share.


        We anticipate that the June 30, 2004 balance of $18.2 million in cash and cash equivalents, together with cash flow from operations, will be sufficient to fund our operations and debt service requirements for the next twelve months.

        The following discussion and analysis of our financial condition and results of operations for the three and six months ended June 30, 2004 and 2003 should be read in conjunction with the unaudited condensed consolidated financial statements and footnotes for the three and six months ended June 30, 2004 and the year ended December 31, 2003, included herein.



CRITICAL ACCOUNTING POLICIES

REVENUE RECOGNITION. For our wholesale business, our revenue transactions are derived from the resale of international minutes of calling time. We recognize revenue in the period the service is provided, net of revenue reserves for potential billing disputes. Such disputes can result from disagreements with customers regarding the duration, destination or rates charged for each call. For our retail prepaid calling card business, revenue is deferred upon activation of the cards and is recognized as the prepaid calling card balances are reduced based upon minute usage and service charges. Revenue from both the resale of minutes as well as the usage of the prepaid calling cards is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured.

        Increased competition from other providers of telephony services and greater expansion into new markets, such as prepaid calling services could materially adversely affect revenue in future periods. The loss of a major customer could have a material adverse affect on our business, financial condition, operating results and future prospects.

 ACCOUNTS RECEIVABLE. We perform ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer's current credit worthiness, as determined by our review of their current credit information. We continuously monitor collections and payments from our customers and maintain a provision for estimated credit losses based upon our historical experience and any specific customer collection issues that we have identified. We have been able to mitigate our credit risk by using reciprocal arrangements with customers, who are also our suppliers, to offset our outstanding receivables. A majority of our accounts receivable are from international carriers. A significant change in the liquidity or financial position of our customers, or a change in the telecommunications industry, could have a material adverse impact on the collectibility of our accounts receivables and our future operating results.


 IMPAIRMENT OF LONG LIVED ASSETS. Our long lived assets consist primarily of property and equipment. We have assessed the realizability of these assets and determined that there was no asset impairment as of June 30, 2004 for these assets. Any future impairment would not impact cash flow but would result in an additional charge in our statement of operations.


 LONG TERM INVESTMENT IN NON-MARKETABLE SECURITY. Our long-term investment in a non-marketable security represents an equity investment in a privately-held company that was made in connection with a round of financing with other third-party investors. As our investment does not permit us to exert significant influence or control over the entity in which we have invested, the recorded amount represents our cost of the investment less any adjustments we make when we determine that an investment's carrying value is other-than-temporarily impaired.

        The process of assessing whether the equity investment's net realizable value is less than its carrying cost requires a significant amount of judgment due to the lack of a mature and stable public market for investments of this type. In making this judgment, we carefully consider the investee's most recent financial results, cash position, recent cash flow data, projected cash flows (both short and long-term), financing needs, recent financing rounds, most recent valuation data, the current investing environment, management or ownership changes, and competition. This valuation process is based primarily on information that we request, receive and discuss with the investees' management on a quarterly basis.

        We consider our equity investment to be other than temporarily impaired if, as of the end of any quarter, we believe that the carrying value of the investment is greater than the estimated fair value. Such evaluation is performed on a quarterly basis.


        Based on our evaluation for the quarter ended March 31, 2004, we determined that our investment in this privately-held company has been other than temporarily impaired and, as a result, we recorded a $5.0 million non-cash charge to continuing operations for the first quarter of 2004. Our evaluation considered the investee's current cash position, its historical and planned operating results, as well as the status of its current fund raising activities, to support its continued operations. Since March 31, 2004, based on our on-going monitoring of this privately-held company, we continue to believe that our investment has been other than temporarily impaired.

 RESTRUCTURING CHARGES. During 2002 and 2001, we recorded significant charges to operations in connection with our restructuring programs. The related reserves reflect estimates, including those pertaining to severance costs and facility exit costs. We assess the reserve requirements to complete each restructuring program at the end of each reporting period. Actual experience may be different from these estimates. We had no restructuring charges in 2003 or the six months ended June 30, 2004.


RESULTS FROM CONTINUING OPERATIONS

        The following table sets forth for the periods indicated the principal items included in the Consolidated Statements of Operations as percentages of net revenue.


                                                                       THREE MONTHS                 SIX MONTHS
                                                                       ENDED JUNE 30,              ENDED JUNE 30,
                                                                      ---------------             ----------------
                                                                     2004          2003          2004          2003
                                                                     ----          ----          ----          ----
Net revenue                                                         100.0%        100.0%        100.0%        100.0%
Costs and operating expenses:
Data communications and telecommunications                           85.1          85.3          85.2          84.3
Research and development                                              5.8           8.8           6.0           8.8
Selling and marketing                                                 3.5           4.8           3.5           4.8
General and administrative                                            5.3           7.2           5.3           6.6
Depreciation and amortization                                         4.6          14.7           5.3          14.7
Non-cash stock-based compensation                                      --           0.1            --           0.1
Total costs and operating expenses                                  104.3         120.9         105.3         119.3
Loss from operations                                                 (4.3)        (20.9)         (5.3)        (19.3)
Interest income                                                       0.0           0.1           0.0           0.1
Interest expense                                                     (1.3)         (2.5)         (1.3)         (2.9)
Gains on bond repurchases and exchanges                                --           9.5            --          20.5
Impairment of investment in long-term non-marketable security          --           --           (4.2)            --
Other expenses, net                                                  (0.1)         (0.3)         (0.1)         (0.2)
Refinancing transaction costs                                        (3.2)           --          (1.6)           --
Refinancing related interest expense                                 (0.8)           --          (0.4)           --
Loss from continuing operations                                        --            --            --            --
Income (loss) from discontinued operations                             --            --            --            --
Net (loss) income                                                    (9.7)%       (14.1)%       (12.9)%        (1.8)%

                                                                          YEAR ENDED DECEMBER 31,
                                                                          -----------------------
                                                                      2003          2002          2001
                                                                      ----          ----          ----
Net revenue                                                          100.0%        100.0%        100.0%
Costs and operating expenses:
Data communications and telecommunications                            85.8          86.6          92.9
Research and development                                               7.5          10.8          21.7
Selling and marketing                                                  4.2           6.8          18.4
General and administrative                                             4.3          14.6          23.3
Depreciation and amortization                                         11.3          19.3          29.4
Non-cash stock-based compensation                                       --           0.6           1.2
Loss on sale of messaging business                                      --           1.3            --
Restructuring costs                                                     --           3.4          47.0
Total costs and operating expenses                                   113.1         143.4         233.9
Loss from operations                                                 (13.1)        (43.4)       (133.9)
Interest income                                                        0.1           0.8           8.3
Interest expense                                                      (2.2)         (7.1)        (15.0)
Gains on bond repurchases and exchanges                                9.3          15.6          13.2
Impairment of investment in long-term non-marketable security           --            --            --
Other expenses, net                                                   (0.2)         (0.2)         (0.5)
Loss from continuing operations                                       (6.1)        (34.3)       (127.9)
Income (loss) from discontinued operations                             0.7         (39.5)        (45.2)
Net loss                                                              (5.4)%       (73.8)%       (173.1)%

Net loss                                                            (16.4)%         9.6%         (5.4)%       (73.8)%      (173.1)%



THREE MONTHS ENDED JUNE 30, 2004 COMPARED TO JUNE 30, 2003

NET REVENUE. Our primary source of revenue is the fees that we charge customers for completing voice and fax calls over our network. Revenue is dependent on the volume of voice and fax traffic carried over the network, which is measured in minutes. We charge our customers fees, per minute of traffic, that are dependent on the length and destination of the call and recognize this revenue in the period in which the call is completed. Our average revenue per minute is based upon our total net revenue divided by the number of minutes of traffic over our network for the applicable period. Average revenue per minute is a key telecommunications industry financial measurement. We believe this measurement is useful in understanding our financial performance, as well as industry trends. Although the long distance telecommunications industry has been experiencing declining prices in recent years, due to the effects of deregulation and increased competition, our average revenue per minute can fluctuate from period to period as a result of shifts in traffic over our network to higher priced, lower priced, destinations.

Net revenue increased by approximately $22.1 million, or 56%, to $61.2 million for 2004 from $39.1 million for 2003. Traffic carried over our network increased 30% to just over 1.1 billion minutes for 2004 from 854 million minutes for 2003 and our average revenue per minute was 5.5 cents in 2004 compared to 4.6 cents per minute in 2003. Revenues from our wholesale telecommunications services increased $15.3 million, or 40%, to $53.5 million for 2004 from $38.2 million in 2003. Revenues for our retail prepaid calling card services and other enhanced services, were $7.7 million in 2004 compared to $0.9 million in 2003. This increase reflects the rapid growth we have achieved with our retail prepaid calling card services, which we introduced in the third quarter of 2003.

DATA COMMUNICATIONS AND TELECOMMUNICATIONS COSTS. Data communications and telecommunications expenses are composed primarily of termination and circuit costs. Termination costs are paid to local service providers to terminate voice and fax calls received from our network. Terminating costs are negotiated with the local service provider. Should competition cause a decrease in the prices we charge our customers and, as a result, a decrease in our profit margins, our contracts, in some cases, provide us with the flexibility to renegotiate the per-minute termination fees. Circuit costs include charges for Internet access at our Internet Central Offices, fees for the connections between our Internet Central Offices and our customers and/or service provider partners, facilities charges for overseas Internet access and phone lines to the primary telecommunications carriers in particular countries, and charges for the limited number of dedicated international private line circuits we use.

Data communications and telecommunications expenses increased by $18.7 million, or 56%, to $52.1 million for 2004 from $33.4 million for 2003. Data communications and telecommunications expenses were $45.8 million and $6.3 million for our Wholesale and Retail business segments, respectively. The increase in data communications and telecommunications expense primarily reflects the increase in traffic, as discussed above. The largest component of this expense, termination costs, increased to $50.8 million for 2004 from $32.0 million for 2003 while circuit costs decreased slightly to $1.3 million for 2004 from $1.4 million for 2003. As a percentage of net revenues, data communications and telecommunications expenses decreased to 85.1% for 2004 from 85.3% in 2003. We expect data communications and telecommunications expenses to decrease as a percentage of net revenue to continue to decrease over the balance of 2004 as we further increase utilization and efficiency of our network and achieve economies of scale and we increase our revenues from our higher-margin retail prepaid calling card services.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses include the expenses associated with developing, operating, supporting and expanding our international and domestic network, expenses for improving and operating our global network operations centers, salaries, and payroll taxes and benefits paid for employees directly involved in the development and operation of our global network operations centers and the rest of our network. Also included in this category are research and development expenses that consist primarily of expenses incurred in enhancing, developing, updating and supporting our network and our proprietary software applications.

Research and development expenses increased by $0.1 million to $3.5 million for 2004 from $3.4 million for 2003. The small increase in research and development expenses is due to expenditures related to the support of The iBasis Network. As a percentage of net revenue, research and development expenses decreased to 5.8% for 2004 from 8.8% for 2003. We expect that research and development expenses will remain relatively level and continue to decrease as a percentage of net revenue over the balance of 2004.

SELLING AND MARKETING EXPENSES. Selling and marketing expenses include expenses relating to the salaries, payroll taxes, benefits and commissions that we pay for sales personnel and the expenses associated with the development and implementation of our promotion and marketing campaigns.

Selling and marketing expenses increased by $0.2 million, to $2.1 million in 2004, from $1.9 million in 2003. The slight increase in expenses primarily relates to sales incentive compensation on the higher level of revenues. As a percentage of net revenue, selling and marketing expenses decreased to 3.5% for 2004 from 4.8% for 2003. We anticipate that selling and marketing expenses will remain relatively level and will continue to decrease as a percentage of net revenue over the balance of 2004.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses include salary, payroll tax and benefit expenses and related costs for general corporate functions, including executive management, finance and administration, legal and regulatory, facilities, information technology and human resources.

General and administrative expenses increased by $0.5 million to $3.3 million for 2004 from $2.8 million for 2003. The increase in expenses relates to costs associated with complying with the Sarbanes-Oxley Act of $0.1 million and the effect of foreign currency fluctuations of $0.4 million. As a percentage of net revenue, general and administrative expenses decreased to 5.3% for 2004 from 7.2% for 2003. We expect general and administrative expenses to remain relatively level and decrease as a percentage of net revenue over the balance of 2004.

DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses decreased by $2.9 million to $2.8 million for 2004 from $5.7 million for 2003. This decrease was primarily due to the end of the useful life of certain networking equipment. As a percentage of net revenue, depreciation and amortization expenses decreased to 4.6% for 2004 from 14.7% for 2003. We expect depreciation and amortization expenses to continue to decrease over the balance of 2004, both in absolute dollars and as a percentage of net revenue.

NON-CASH STOCK-BASED COMPENSATION. Non-cash stock-based compensation represents compensation expense incurred in connection with the grant of stock options to our employees with exercise prices less than the fair value of our common stock at the respective dates of grant. Such grants were made prior to our initial public stock offering and are being expensed over the vesting periods of the options granted. Non-cash stock-based compensation was $28,000 in 2003. There was no non-cash stock-based compensation expense in 2004 as these options became fully vested in 2003.

INTEREST INCOME. Interest income was $14,000 and $41,000 for 2004 and 2003, respectively. The decrease in interest income reflects our lower average cash balance in 2004.

INTEREST EXPENSE. Interest expense is primarily composed of interest expense paid on the Existing Notes and various capital lease agreements financing certain hardware and software components of our network. Interest expense decreased by $0.2 million to $0.8 million in 2004 from $1.0 million in 2003. This decrease primarily relates to the bond exchanges in 2003, which reduced our debt level by $25.2 million, as well as reduced interest expense relating to a lower level of capital lease obligations. As a result of the completion of the refinancing of our debt in June 2004, interest expense in the future will include interest on the New Secured Notes. All of the interest associated with the Existing Senior Notes, which were prepaid in full as part of the refinancing, had been charged to the gain on bond exchanges in 2003. As a result, we expect that interest expense will increase by approximately $0.6 million per quarter over the balance of 2004.

GAIN ON BOND EXCHANGES. In 2003, we recognized a gain of $3.7 million in connection with the early extinguishment of $12.2 million of the Existing Notes.

OTHER EXPENSES, NET. Other expenses, net were $66,000 and $98,000 in 2004 and 2003, respectively, and relate mostly to state excise and franchise taxes.

REFINANCING TRANSACTION COSTS. Transaction costs relating to the refinancing of our debt in June 2004 were $1.9 million. These costs consisted primarily of investment banking services, legal and audit fees.

REFINANCING RELATED INTEREST EXPENSE. We issued warrants to purchase a total of
5.2 million shares of our common stock, at $1.85 per share, to the holders of the Existing Senior Notes as partial consideration for the prepayment of these notes. The fair value of $2.1 million for these warrants has been charged to the statement of operations as additional interest expense. Future interest on the Existing Senior Notes of $1.6 million, that had originally been charged to the gain on bond exchanges in 2003 and will not be paid as a result of the prepayment of these notes, was recorded as a reduction to the additional interest expense associated with the refinancing.

INCOME TAXES. We have not recorded an income tax benefit for the losses associated with our operating losses in 2004 and 2003 as we believe that it is more likely than not that these benefits will not be realized.

NET LOSS. Net loss was $5.9 million in 2004 compared to a net loss of $5.5 million in 2003. Excluding refinancing charges of $2.4 million, the loss in 2004 was $3.5 million. Excluding the gain on bond exchanges of $3.7 million, the loss in 2003 was $9.2 million. The reduction in the net loss in 2004 compared to 2003 of $5.7 million, excluding refinancing charges and gain on bond exchanges, primarily relates to the proportionately lower level of costs and operating expenses on the higher level of revenues year-to-year.

SIX MONTHS ENDED JUNE 30, 2004 COMPARED TO JUNE 30, 2003

NET REVENUE. Net revenue increased by approximately $37.2 million, or 46%, to $118.2 million for 2004 from $81.0 million for 2003. Traffic carried over our network increased 29% to just over 2.1 billion minutes for 2004 from 1.6 billion minutes for 2003 and our average revenue per minute was 5.5 cents in 2004 compared to 4.9 cents per minute in 2003. Revenues from our wholesale telecommunications services increased $27.4 million, or 35%, to $106.7 million for 2004 from $79.3 million in 2003. Revenues for our retail prepaid calling card services and other enhanced services, were $11.5 million in 2004 compared to $1.7 million in 2003. This increase reflects the rapid growth we have achieved with our retail prepaid calling card services, which we introduced in the third quarter of 2003.

DATA COMMUNICATIONS AND TELECOMMUNICATION COSTS. Data communications and telecommunications expenses increased by $32.4 million, or 47%, to $100.7 million for 2004 from $68.3 million for 2003. Data communications and telecommunications expenses were $91.5 million and $9.2 million for our Wholesale and Retail business segments, respectively. The increase in data communications and telecommunications expense primarily reflects the increase in traffic, as discussed above. The largest component of this expense, termination costs, increased to $98.1 million for 2004 from $65.7 million for 2003 while circuit costs remained level at $2.6 million for 2004 and 2003. As a percentage of net revenues, data communications and telecommunications expenses increased to 85.2% for 2004 from 84.3% in 2003.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses were approximately the same at $7.1 million for 2004 and 2003. As a percentage of net revenue, research and development expenses decreased to 6.0% for 2004 from 8.8% for 2003.

SELLING AND MARKETING EXPENSES. Selling and marketing expenses increased by $0.2 million, to $4.1 million in 2004, from $3.9 million in 2003. The slight increase in expenses primarily relates to sales incentive compensation on the higher level of revenues. As a percentage of net revenue, selling and marketing expenses decreased to 3.5% for 2004 from 4.8% for 2003.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by $0.9 million to $6.2 million for 2004 from $5.3 million for 2003. The increase in expenses relates to costs associated with complying with the Sarbanes-Oxley Act of $0.1 million and the effect of foreign currency fluctuations of $0.4 million. As a percentage of net revenue, general and administrative expenses decreased to 5.3% for 2004 from 6.6% for 2003.

DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses decreased by $5.6 million to $6.3 million for 2004 from $11.9 million for 2003. This decrease was primarily due to the end of the useful life of certain networking equipment. As a percentage of net revenue, depreciation and amortization expenses decreased to 5.3% for 2004 from 14.7% for 2003.

NON-CASH STOCK-BASED COMPENSATION. Non-cash stock-based compensation represents compensation expense incurred in connection with the grant of stock options to our employees with exercise prices less than the fair value of our common stock at the respective dates of grant. Such grants were made prior to our initial public stock offering and are being expensed over the vesting periods of the options granted. Non-cash stock-based compensation was $57,000 in 2003. There was no non-cash stock-based compensation expense in 2004 as these options became fully vested in 2003.

INTEREST INCOME. Interest income was $28,000 and $111,000 for 2004 and 2003, respectively. The decrease in interest income reflects our lower average cash balance in 2004.

INTEREST EXPENSE. Interest expense is primarily composed of interest expense paid on the Existing Notes and various capital lease agreements financing certain hardware and software components of our network. Interest expense decreased by $0.9 million to $1.5 million in 2004 from $2.4 million in 2003. This decrease primarily relates to the bond exchanges in 2003, which reduced our debt level by $25.2 million, as well as reduced interest expense relating to a lower level of capital lease obligations.

GAIN ON BOND EXCHANGES. In 2003, we recognized a gain of $16.6 million in connection with the early extinguishment of $50.4 million of the Existing Notes.

REFINANCING TRANSACTION COSTS. Transaction costs relating to the refinancing of our debt in June 2004 were $1.9 million. These costs consisted primarily of investment banking services, legal and audit fees.

REFINANCING RELATED INTEREST EXPENSE. We issued warrants to purchase a total of
5.2 million shares of our common stock, at $1.85 per share, to the holders of the Existing Senior Notes as partial consideration for the prepayment of these notes. The fair value of $2.1 million for these warrants has been charged to the statement of operations as additional interest expense. Future interest on the Existing Senior Notes of $1.6 million, that had originally been charged to the gain on bond exchanges in 2003 and will not be paid as a result of the prepayment of these notes, was recorded as a reduction to the additional interest expense associated with the refinancing.

INCOME TAXES. We have not recorded an income tax benefit for the losses associated with our operating losses in 2004 and 2003 as we believe that it is more likely than not that these benefits will not be realized.

NET LOSS. Net loss was $15.3 million in 2004 compared to a net loss of $1.5 million in 2003. Excluding refinancing charges of $2.4 million and the loss on a long-term non-marketable security, the loss in 2004 was $7.8 million. Excluding the gain on bond exchanges of $16.6 million, the loss in 2003 was $18.1 million. The reduction in the net loss in 2004 compared to 2003 of $10.3 million, excluding refinancing charges, loss on a non-marketable security and gain on bond exchanges, primarily relates to the proportionately lower level of costs and operating expenses on the higher level of revenues year-to-year.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

 NET REVENUE. Our primary source of revenue is fees that we charge customers for completing voice and fax calls over our network. Revenue is dependent on the volume of voice and fax traffic carried over the network, which is measured in minutes. We charge our customers fees, per minute of traffic, that are dependent on the length and destination of the call and recognize this revenue in the period in which the call is completed. Our average revenue per minute is based upon our total net revenue divided by the number of minutes of traffic over our network for the applicable period.


        During the third quarter of 2003, we introduced our retail prepaid calling card services and have marketed such services primarily to ethnic communities within major domestic markets through distributors. Revenue for these services were not material for 2003.


        Our net revenue increased by approximately $13.3 million to $178.2 million for 2003 from $164.9 million for 2002. While traffic carried over our network increased to 3.5 billion minutes for 2003 from 2.6 billion minutes for 2002, such increase was partially offset by the decline in the average revenue per minute. The average revenue per minute was 5.1 cents per minute in 2003 compared to 6.4 cents per minute in 2002. The long distance telecommunications industry has been experiencing declining prices in recent years, due to the effects of deregulation and increased competition. In addition, our average revenue per minute can fluctuate from period to period as a result of shifts in traffic over our network to higher priced, or lower priced, destinations.

 DATA COMMUNICATIONS AND TELECOMMUNICATIONS EXPENSES. Data communications and telecommunications expenses are composed primarily of termination and circuit costs. Termination costs are paid to local service providers to terminate voice and fax calls received from our network. Terminating costs are negotiated with the local service provider. Should competition cause a decrease in the prices we charge our customers and, as a result, a decrease in our profit margins, our contracts, in some cases, provide us with the flexibility to renegotiate the per-minute termination fees. Circuit costs include charges for Internet access at our Internet Central Offices, fees for the connections between our Internet Central Offices and our customers and/or service provider partners, facilities charges for overseas Internet access and phone lines to the primary telecommunications carriers in particular countries, and charges for the limited number of dedicated international private line circuits we use.

        Data communications and telecommunications expenses increased by $10.0 million to $152.9 million for 2003 from $142.9 million for 2002. The increase in data communications and telecommunications expense was primarily driven by the increase in traffic, as discussed above, offset by a decline in the average rate per minute and a reduction in our circuit costs. The largest component of this expense, termination costs, increased $15.4 million, or 11.7%, to $147.2 million for 2003 from $131.8 million for 2002 while circuit costs decreased $5.3 million, or 48.4%, to $5.7 million for 2003 from $11.0 million for 2002. The decrease in circuit costs was due to our efforts to further improve our network operations and make it more cost efficient. We achieved cost savings by renegotiating prices with vendors and service provider partners, entering into more variable rather than fixed cost arrangements, reducing the number of service providers, conducting extensive studies of our circuit needs and eliminating under-utilized circuits by re-engineering more cost-effective solutions. As a percentage of net revenue, data communications and telecommunications expenses decreased to 85.8% for 2003 from 86.6% for 2002.

 RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses include the expenses associated with developing, operating, supporting and expanding our international and domestic network, expenses for improving and operating our global network operations centers, salaries, and payroll taxes and benefits paid for employees directly involved in the development and operation of our global network operations centers and the rest of our network. Also included in this category are research and development expenses that consist primarily of expenses incurred in enhancing, developing, updating and supporting our network and our proprietary software applications.

        Research and development expenses decreased by $4.4 million to $13.4 million for 2003 from $17.8 million for 2002. The decrease in expenses reflect the effect of our 2002 restructuring program, which included the consolidation of our Internet central offices and a workforce reduction of 19 engineers, as well as our on-going efforts to improve the operations of The iBasis Network. As a result, third-party network maintenance costs declined by $2.1 million and personnel-related costs declined by $2.3 million. As a percentage of net revenue, research and development expenses decreased to 7.5% for 2003 from 10.8% for 2002.

 SELLING AND MARKETING EXPENSES. Selling and marketing expenses include expenses relating to the salaries, payroll taxes, benefits and commissions that we pay for sales personnel and the expenses associated with the development and implementation of our promotion and marketing campaigns. Selling and marketing expenses decreased by $3.8 million, or 33.4%, to $7.5 million for 2003 from $11.3 million for 2002. The decrease in expenses reflects the effect of our 2002 restructuring program, which included a workforce reduction of 10 sales and marketing personnel. As a result, personnel-related costs, including sales commissions, declined by $3.4 million and travel expenses declined by $0.7 million. As a percentage of net revenue, selling and marketing expenses decreased to 4.2% for 2003 from 6.8% for 2002.

 GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses include salary, payroll taxes and benefits and related costs for general corporate functions, including executive management, finance and administration, legal and regulatory, facilities, information technology and human resources. General and administrative expenses decreased by $16.5 million, or 68.3%, to $7.7 million for 2003 from $24.2 million for 2002. During 2003, we recognized a $0.8 million expense for potentially uncollectible customer accounts compared to $10.0 million in 2002. In addition, during 2003, we had a bad debt recovery of $4.3 million, resulting from the collection of a previously reserved customer receivable balance, which was recorded as a credit in the 2003 statement of operations. As a percentage of net revenue, general and administrative expenses decreased to 4.3% for 2003 from 14.6% for 2002. Excluding the above-mentioned collection of a previously reserved receivable balance, general and administrative expenses decreased to 6.5% of net revenue for 2003.

 DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses decreased by $11.8 million, or 37.0%, to $20.1 million for 2003 from $31.9 million for 2002. This decrease was largely due to the $28.5 million reduction in historical cost value of our network equipment due to our agreement to settle the majority of our capital lease obligations with our primary equipment vendor in August 2002, the write-off of property and equipment as a part of our restructuring plans that were executed in 2002 as well as the end of the useful lives of certain networking equipment. As a percentage of net revenue, depreciation and amortization expenses decreased to 11.3% for 2003 from 19.3% for 2002.

 NON-CASH STOCK-BASED COMPENSATION. Non-cash stock-based compensation represents compensation expense recorded in connection with the grant of stock options to our employees with exercise prices less than the fair value of the common stock at the respective dates of grant. Such grants were either made prior to our initial public stock offering or were assumed in connection with our acquisition of PriceInteractive, Inc. in 2001, and were expensed over the vesting periods of the options granted. The decrease in non-cash stock-based compensation to $0.1 million in 2003 from $1.0 million in 2002 was due to the expiration of certain option agreements issued in connection with acquisition of PriceInteractive, Inc. in 2001, as well as our stock option exchange program which was completed in December 2002.

 LOSS ON DISPOSAL OF MESSAGING BUSINESS. In March 2002, we sold our messaging line of business to Call Sciences, an enhanced communications service provider. During 2002, we recognized a loss on the sale of $2.1 million, net of the royalty stream.

 RESTRUCTURING AND OTHER NON-RECURRING COSTS. During 2002, we announced cost reduction measures and recorded a net charge of approximately $5.5 million in the statement of operations in 2002. The charge included the write off of leasehold improvements as well as termination costs for the Miami facility space and telecommunication circuits and employee severance costs. We did not have any restructuring charges in 2003.

        The components of the restructuring charge were as follows:

                                                                                               (IN THOUSANDS)
   Write-off of property and equipment                                                               $  2,427
   Termination of contractual obligations                                                               2,794
   Employee severance costs                                                                               750
   Less: Change in estimate of 2001 restructuring costs                                                  (435)
   Total                                                                                             $  5,536
                                                                                                     --------

 INTEREST INCOME. Interest income is primarily composed of income earned on our cash and cash equivalents and marketable securities. Interest income decreased by $1.1 million, or 87.5%, to $0.2 million in 2003 from $1.3 million in 2002. The decrease is primarily a result of our average cash balance during the period, including marketable securities, declining by approximately 70% in 2003 compared to 2002. In addition, lower average interest rates in 2003, compared to 2002, contributed to the decline in interest income.

 INTEREST EXPENSE. Interest expense is primarily composed of interest paid on the Existing Notes and various capital lease agreements established to finance a substantial majority of the hardware and software components of our network. Interest expense decreased by $7.6 million, or 65.8%, to $4.0 million in 2003 from $11.6 million in 2002. This decrease was attributable to reduced interest paid on capital equipment financing, the impact in 2003 of both the early termination of $40.6 million of the Existing Notes throughout 2002 and the early termination of $50.8 million of our capital lease obligations in August 2002. Our interest expense was also reduced as a result of the exchange of $50.4 million of the Existing Notes for $25.2 million of Existing Senior Notes during 2003.

        In accordance with SFAS No. 15, "Accounting by Debtors and Creditors Regarding Troubled Debt Restructuring," we recorded a gain on the exchange of approximately $16.6 million during 2003. SFAS No. 15 requires that the gain on the exchange be recorded net of the future payments on the Existing Senior Notes, the fair value of the warrants issued, the write off of the net book value of the deferred financing costs originally capitalized with the issuance of the Existing Notes and any other fees or costs. While our future cash flows relating to interest payments will not be affected by the exchange, our future statements of operations will show a reduction of interest expense due to the inclusion of the interest payments on the Existing Senior Notes within the gain.

 GAIN ON BOND REPURCHASES AND EXCHANGES. During 2003, we entered into agreements with principal holders of the Existing Notes which resulted in the retirement of $50.4 million of such notes in exchange for new debt instruments at 50% of the face value of the retired notes. Under the terms of the agreement, the holders of the retired notes received $25.2 million of Existing Senior Notes and warrants for 4,915,416 shares of the common stock. Each warrant has an initial exercise price of $0.65 per share and is exercisable over a five-year term. The Existing Senior Notes, which mature on January 15, 2005, share in a second priority lien on our assets and are subordinated to our bank revolving line of credit.

        The gain we recognized in 2003 was calculated as follows:

                                                                                              2003(IN THOUSANDS)
   Face value of surrendered Existing Notes                                                           $   50,350
   Less: Face value of issued Existing Senior Notes                                                      (25,175)
      Future interest payments on Existing Senior Notes                                                   (5,527)
      Fair value of warrants issued                                                                       (1,375)
      Reduction of deferred debt financing costs                                                            (723)
      Professional fees                                                                                     (935)
   Gain                                                                                               $   16,615
                                                                                                      ----------

        During 2002, we repurchased a portion of the Existing Notes and recorded gains. The gains were calculated as follows:

                                                                                             2002 (IN THOUSANDS)
   Carrying value of repurchased Notes                                                                $   40,588
   Less: Cost of repurchase of Notes                                                                     (13,993)
   Write-off of deferred debt financing costs                                                               (805)
   Gain                                                                                               $   25,790
                                                                                                      ----------

 OTHER EXPENSES, NET. Other expenses, net were $0.3 million and $0.4 million in 2003 and 2002, respectively, and relate mostly to state excise and franchise taxes.

 LOSS FROM CONTINUING OPERATIONS. Our loss from continuing operations was $10.9 million and $56.5 million for 2003 and 2002, respectively. The reduction in the loss from continuing operations in 2003 was primarily a result of substantially lower costs and operating expenses as a percentage of net revenue. As a result of our restructuring programs and our continued focus on controlling expenses, our research and development, selling and marketing and general and administrative expenses, in total, declined to $28.6 million for 2003 from $53.2 million for 2002. In addition, our data communications and telecommunications costs have declined to 85.8% of net revenue for 2003 from 86.6% of net revenue for 2002.

 INCOME (LOSS) FROM DISCONTINUED OPERATIONS. On July 15, 2002, we completed the sale of substantially all the assets of our Speech Solutions Business for $18.5 million in cash ($1.5 million of this amount is in escrow). The loss from discontinued operations of $65.2 million in 2002 represents the operating loss of the Speech Solutions Business for 2002. In the fourth quarter of 2003, we recognized additional consideration of $1.3 million for an earn-out payment based on the achievement of certain 2003 revenue-based milestones associated with our former Speech Solutions Business. The cash payment associated with the earn-out was $1.0 million and was received in February 2004.

 INCOME TAXES. We have not recorded an income tax benefit for the loss associated with our operating losses as it is more likely than not that these benefits will not be realized.

 NET LOSS. The net loss for 2003 was $9.7 million, or $0.21 per share, compared to a net loss of $121.7 million, or $2.70 per share, for 2002. In 2003, income from discontinued operations was $1.3 million. The net loss of $121.7 million in 2002 included a loss from discontinued operations of $65.2 million. The net loss from continuing operations in 2003 was $10.9 million, which was $45.6 million lower than 2002. In total, our research and development, selling and marketing, and general and administrative expenses declined $24.6 million to $28.6 million in 2003 compared to $53.2 million in 2002. The reduction in these expenses reflects the effect of our 2001 and 2002 restructuring programs, as well as our continuing focus on reducing costs. In addition, depreciation and amortization decreased $11.8 million and interest expense declined $7.6 million in 2003 compared to 2002.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

 NET REVENUE. Our net revenue increased by approximately $54.7 million to $164.9 million for 2002 from $110.2 million for 2001. The increase in revenue from 2001 was the result of an increase in traffic carried over our network to 2.6 billion minutes for 2002 from 1.4 billion minutes for 2001, offset by the decline in the average rate per minute. The average revenue per minute was 6.4 cents per minute in 2002 compared to 8.2 cents per minute in 2001. The lower average revenue per minute reflects the continuing decline in prices in the long distance telecommunications industry. In addition, our average revenue per minute can fluctuate from period to period as a result of shifts in traffic over our network to higher priced, or lower priced, destinations.

 DATA COMMUNICATIONS AND TELECOMMUNICATIONS EXPENSES. Data communications and telecommunications expenses increased by $40.5 million, or 39.6%, to $142.8 million for 2002 from $102.3 million for 2001. The increase in data communications and telecommunications expense was primarily driven by the increase in traffic described above, offset by the decline in the average rate per minute. The largest component of the expense, termination costs, increased by $44.5 million, or 51.0%, to $131.8 million for 2002 from $87.3 million for 2001. Circuit and other costs decreased by $4.0 million, or 36.4%, to $11.0 million for 2002 from $15.0 million for 2001. The decrease in these circuit costs was due to our efforts to further improve our network operations and make it more cost efficient. We achieved cost savings by renegotiating prices with vendors and service provider partners, entering into more variable rather than fixed cost arrangements, reducing the number of service providers, conducting extensive studies of our circuit needs and eliminating under-utilized circuits by re-engineering more cost-effective solutions. As a percentage of net revenue, data communications and telecommunications expenses decreased to 86.6% for 2002 from 92.9% for 2001.

 RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased by $6.1 million, or 25.7%, to $17.8 million for 2002 from $23.9 million for 2001. The decrease in expenses is due the consolidation of our Internet central offices and workforce reductions of 71 employees from our 2001 restructuring program and 19 employees from our 2002 restructuring program. As a result, personnel-related costs declined $3.1 million and third-party network maintenance costs declined by $1.7 million. As a percentage of net revenue, research and development expenses decreased to 10.8% for 2002 from 21.7% for 2001.

 SELLING AND MARKETING EXPENSES. Selling and marketing expenses decreased by $9.0 million, or 44.5%, to $11.3 million for 2002 from $20.3 million for 2001. The decrease in expenses reflects the effect of workforce reductions of 39 employees from our 2001 restructuring program and 10 employees from our 2002 restructuring program. As a result, personnel-related costs, including commissions, declined $4.6 million, travel costs decreased $2.3 million and promotional expenditures were reduced by $1.5 million. As a percentage of net revenue, selling and marketing expenses decreased to 6.8% for 2002 from 18.4% for 2001.

 GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased by $1.4 million, or 5.4%, to $24.2 million for 2002 from $25.6 million for 2001. During 2002, our cost reduction measures for general and administrative expenses included workforce reductions in the first and second quarter of 2002. These 2002 cost reductions were partially offset by a $0.9 million increase in bad debt expense in 2002 compared to 2001. As a percentage of net revenue, general and administrative expenses decreased to 14.6% for 2002 from 23.3% for 2001.

 DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses decreased by $0.5 million, or 1.5%, to $31.9 million for 2002 from $32.4 million for 2001. This decrease was due to the reduction in historical cost value of our network equipment due to our agreement to settle the majority of our capital lease obligations with our primary equipment vendor as well as the write-off of property and equipment as a part of our restructuring plans. As a percentage of net revenue, depreciation and amortization expenses decreased to 19.3% for 2002 from 29.4% for 2001.

 NON-CASH STOCK-BASED COMPENSATION. Non-cash stock-based compensation represents compensation expense incurred in connection with the grant of stock options to our employees with exercise prices less than the fair value of the common stock at the respective dates of grant. Such grants were either made prior to our initial public stock offering or were assumed in connection with our acquisition of PriceInteractive, Inc., and are being expensed over the vesting periods of the options granted. For 2002 and 2001, we recorded $1.0 million and $1.4 million, respectively, in non-cash stock-based compensation expense.

 LOSS ON SALE OF MESSAGING BUSINESS. In March 2002, we sold our messaging line of business to Call Sciences, an enhanced communications service provider. The sale included all of our messaging business, including, among other items, our Santa Clara, California data center, our customers, revenue streams, and customer prospects in exchange for $168,000 and a future royalty stream. During 2002, we recognized a loss on the sale of $2.1 million, net of the royalty stream.

 RESTRUCTURING COSTS. During 2002, we restructured to better align the organization and resources with our corporate strategy and recorded a net charge of totaling approximately $5.5 million. Included in the charges are the write-off of property and equipment, the termination of contractual obligations and, in Q2, employee severance.

        The components of the restructuring and other non-recurring costs were as follows:

                                                                                                  (IN THOUSANDS)
   Write-off of property and equipment                                                                  $  2,427
   Termination of contractual obligations                                                                  2,794
   Employee severance costs                                                                                  750
   Less: Change in estimate of 2001 restructuring costs                                                     (435)
   Total                                                                                                $  5,536
                                                                                                        --------

        The fixed asset write-off is primarily related to the closure and abandonment of our Miami and Singapore Internet central offices. The costs include the write-off of leasehold improvements as well as an estimated provision for termination costs for the facility space and telecommunication circuits. As we continue to focus on serving the largest international carriers, Tier One carriers, who tend to maintain greater geographic footprints, management approved a plan to close our Miami and Singapore Internet Central Offices and route traffic through our other central facilities. In addition, we wrote-off certain assets relating to our transitioning to a new switchless architecture in its VoIP network.

        The employee severance costs resulted from a reduction in the workforce as we terminated 44 employees on June 28, 2002. Of these 44 people, 19 were within research and development, 10 were from sales and marketing and 15 were from general and administrative departments.

        In addition our 2002 restructuring expense was reduced by a change in estimated restructuring costs relating to our 2001 restructuring and specifically related to a reduction in the estimated cost of terminating contractual lease obligations.

        These cost reduction measures were completed in the first quarter of 2003 and had a minimal impact on business operations during 2002.

 INTEREST INCOME. Interest income is primarily composed of income earned on our cash and cash equivalents, restricted cash and marketable securities. Interest income decreased by $7.9 million, or 85.9%, to $1.3 million in 2002 from $9.2 million in 2001. The decrease is primarily a result of our average cash balance during the year, including marketable securities, declining by approximately 70% in 2002 compared to 2001. In addition, lower average interest rates in 2002, compared to 2001, contributed to the decline in interest income.

 INTEREST EXPENSE. Interest expense is primarily composed of interest paid on the Convertible Subordinated Notes (which includes the Existing Notes and our
11 1/2% Convertible Subordinated Notes) and various capital lease agreements established to finance a substantial majority of the hardware and software components of our network. Interest expense decreased by $4.9 million, or 29.7%, to $11.6 million in 2002 from $16.5 million in 2001. This decrease was attributable to reduced interest paid on capital equipment financing, the early extinguishment of $40.6 million of our 11 1/2% Convertible Subordinated Notes and the early extinguishment of $50.8 million of our capital lease obligations.

 GAIN ON REPURCHASE OF CONVERTIBLE SUBORDINATED NOTES. During 2002 and 2001, we recognized a gain of $25.8 million and $14.5 million, respectively, in connection with the early extinguishment of $40.6 million and $20.9 million, respectively, of our Convertible Subordinated Notes (which includes the Existing Notes and our 11 1/2% Convertible Subordinated Notes).

        The gains were calculated as follows:

                                                                                              2002          2001
                                                                                              ----          ----
                                                                                             (IN THOUSANDS)
   Carrying value of repurchased Notes                                                  $   40,588     $  20,882
   Less: Cost of repurchase of Notes                                                       (13,993)       (5,863)
   Write-off of deferred debt financing costs                                                 (805)         (470)
   Gain                                                                                 $   25,790     $  14,549
                                                                                        ----------     ---------

 OTHER EXPENSES, NET. Other expenses, net were $0.4 million and $0.6 million in 2002 and 2001, respectively, and relate mostly to state excise and franchise taxes.

 LOSS FROM CONTINUING OPERATIONS. Our loss from continuing operations was $56.5 million and $140.9 million for the years ended December 31, 2002 and 2001, respectively. The reduction in our loss from continuing operations in 2002 was primarily a result of lower costs and operating expenses as a percentage of revenue, lower restructuring costs and a larger gain on bond repurchases and exchanges.

 LOSS FROM DISCONTINUED OPERATIONS. On July 15, 2002 we sold our Speech Solutions Business for $18.5 million in cash ($1.5 million of this amount is in escrow). The operating loss and the loss on the disposal of the business totaled $65.2 million in 2002. The loss on the disposal of the discontinued operation of $58.9 million included the write-off of goodwill and other purchased intangibles of $57.3 million and costs to sell the operation of $1.6 million.

 INCOME TAXES. We have not recorded an income tax benefit for the losses associated with its operating losses as it is more likely than not that those benefits will not be realized.

 NET LOSS. The net loss for 2002 was $121.7 million, or $2.70 per share, compared to a net loss of $190.7 million, or $2.70 per share, for 2001. In 2002, the loss from discontinued operations was $65.2 million compared to $49.8 million in 2001. The net loss from continuing operations was $56.5 million in 2002, which was $84.4 million lower than 2001. The increase in revenues, combined with proportionately lower data communications and telecommunications costs, in 2002, resulted in a reduction of $14.2 million in our net loss. Restructuring costs in 2002 decreased by $46.3 million to $5.5 million compared to $51.8 million in 2001. In total, our research and development, selling and marketing, and general and administrative expenses declined $16.6 million to $53.2 million in 2002 compared to $69.8 million in 2001. The reduction in these expenses reflects the effect of our 2001 and 2002 restructuring programs.

LIQUIDITY AND CAPITAL RESOURCES

        Our principal capital and liquidity needs historically have related to the development of our network infrastructure, our sales and marketing activities, research and development expenses, and general capital needs. Our capital needs have been met, in large part, from the net proceeds from public offerings of common stock and Existing Notes. In addition, we have also historically met our capital needs through vendor capital leases and other equipment financings. We expect to continue to utilize equipment financing in the future to partially fund our future capital equipment needs.


        Net cash used in continuing operating activities for the six months ended June 30, 2004 declined to $2.4 million from $3.8 million for the same period in 2003. For the three months ended June 30, 2004, operating activities provided $0.4 million in cash. Cash used in continuing operating activities for both six month periods was primarily related to the cash necessary to fund our operating losses. In addition, the reduction in cash used in operating activities in 2004 was also a result of strong collections of accounts receivable which reduced our days sales outstanding.

        Net cash used in continuing operating activities was $3.2 million (net of the collection of a previously reserved receivable balance of $4.3 million), $43.0 million and $68.4 million in 2003, 2002 and 2001, respectively. Cash used in continuing operating activities in 2003 of $3.2 million related to our loss from continuing operations of $10.9 million and the non-cash gain on our debt exchange of $16.6 million, partially offset by non-cash charges of $17.0 million and changes in other assets and liabilities of $7.4 million. Cash used in continuing operating activities in 2002 of $43.0 million related to our loss from continuing operations of $56.5 million, the non-cash gain on our debt repurchases of $25.8 million and changes in other assets and liabilities of $11.8 million, partially offset by non-cash charges of $51.1 million. Cash used in continuing operations in 2001 of $68.4 million related to our loss from continuing operations of $140.9 million, the non-cash gain on our debt repurchases of $14.5 million and changes in other assets and liabilities of $8.7 million, partially offset by non-cash charges of $95.7 million.

        Net cash used in discontinued operating activities was $1.9 million and $13.3 million in 2002 and 2001, respectively.


        Net cash provided by investing activities was $1.7 million for the six months ended June 30, 2004 compared to cash used of $2.9 million for the same period in 2003. The cash provided by investing activities in 2004 relates to $1.1 million in proceeds from an earn-out receivable and $1.5 million in proceeds from an escrow payment relating the sale of our Speech Solutions Business, net of purchases of property and equipment of $1.0 million. The cash used in investing activities in 2003 relates to purchases of equipment of $1.0 million. The cash used in investing activities in 2003 relates to purchases of equipment of $2.1 million and $0.7 million relating to an adjustment to the proceeds from the sale of our former Speech Solutions Business.

        In June 2004, we completed a refinancing or our outstanding debt obligations. As part of the refinancing, we completed an Exchange Offer, pursuant to which $37.3 million of our outstanding Existing Notes, representing approximately 98% of the total amount of Existing Notes outstanding, were tendered for the same principal amount of New Subordinated Notes. Approximately $0.9 million of the Existing Notes remain outstanding after the Exchange Offer. Simultaneously with the Exchange Offer, we prepaid all $25.2 million of our Existing Senior Notes for cash equal to the principal amount plus accrued but unpaid interest and the issuance of Warrants exercisable for an aggregate of 5,176,065 shares of our common stock at $1.85 per share. We issued $29.0 million of New 8% Secured Convertible Notes due in June 2007 of which $25.2 million was used to prepay the Existing Senior Notes. The New Secured Notes are convertible into shares of common stock at $1.85 per share. As a result of the refinancing, we have extended the maturity of $62.5 million in debt from the first quarter of 2005 until 2007 and 2009. This refinancing will also reduce our future annual cash interest payments by $0.2 million.








        Net cash used in investing activities was $5.2 million in 2003, of which $4.5 million was used for capital expenditures and $0.7 million was a payment relating to an adjustment associated with the sale of our Speech Solutions Business. Net cash provided by investing activities was $46.6 million in 2002. This primarily reflected $34.0 million in the sale and maturity of marketable securities and $17.0 million in proceeds received from the sale of the Speech Solutions Business, partially offset by $4.6 million for capital expenditures. Net cash used in investing activities was $15.1 million in 2001. This primarily reflected $38.1 million in cash paid for the acquisition of the Speech Solutions Business, and $35.1 million for capital expenditures, partially offset by $58.1 million in proceeds from the sale and maturity of marketable securities. We expect our capital expenditures to be approximately $6 million to $8 million in 2004.




        At a Special Meeting of Shareholders held on February 18, 2004, shareholders voted to give our board of directors authority to effect a reverse stock split of our common stock. The affirmative vote by shareholders permits our board of directors to choose to effect a reverse stock split of our common stock at a ratio of between one-and-a-half for one (1.5:1) and five to one (5:1). The board of directors has not chosen to affect such a split yet, and may choose not to affect such a split.

        At a Special Meeting of Shareholders held on June 18, 2004, shareholders voted to increase the number of authorized shares of common stock, par value $0.001 per share, from 85,000,000 shares to 170,000,000 shares. As a result, on June 18, 2004, we filed an Amendment to our First Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 85,000,000 shares to 170,000,000 shares.


        Net cash provided by financing activities was $1.7 million for the six months ended June 30, 2004 compared to cash used in financing activities of $4.5 million for 2003. Cash provided by financing activities in 2004 included an additional $3.8 million in proceeds from the issuance of the New Secured Notes net of the amount used to finance the prepayment of the Existing Senior Notes. The additional net proceeds from the New Secured Notes helped finance $1.8 million in transaction costs. In addition, we received proceeds of $1.0 million from the holders of the Existing Senior Notes who exercised previously issued warrants for 1.5 million shares during the three months ended June 30, 2004. Principal payments on capital lease obligations were $1.4 million in 2004.

        Net cash used in financing activities was $6.7 million in 2003, of which $5.8 million was used to repay our capital lease obligations and $0.9 million was paid for fees in connection the exchange of our outstanding bonds. Net cash used in financing activities was $45.2 million in 2002. This primarily reflected $14.0 million used to repurchase $40.6 million face value of the Existing Notes, and $38.9 million in payments of our capital leases and other debt obligations, including the early extinguishment of $28.5 million of certain capital lease obligations. In the fourth quarter of 2002, we borrowed $2.3 million under a revised credit agreement. This credit agreement did not require cash collateral and, therefore, $8.9 million of previously restricted cash is reported as a cash inflow due to the termination of this collateral requirement. Net cash used in financing activities was $35.7 million in 2001. This primarily reflected $26.4 million in payments of capital leases and other debt obligations, $8.9 million in restricted cash related to our previous credit agreement, and $5.9 million used to repurchase $20.9 million face value of the Existing Notes, partially offset by $4.0 million in bank borrowings and $1.4 million in proceeds from employee stock purchase and option plans.

        On August 5, 2002 we completed an agreement with our primary equipment vendor to reduce our capital lease obligations and related future cash commitments. Under the terms of the agreement, we paid our vendor $28.5 million in exchange for the elimination of $50.8 million in existing vendor debt, $9.0 million in future interest obligations (assuming the debt was held to maturity) and $4.0 million in tax and other obligations for a total of $63.8 million of future obligations. The difference between the cash paid and the recorded outstanding obligation on that date was accounted for as a reduction in the carrying value of the underlying capital assets. This transaction reduced interest expense by $2.5 million and depreciation and amortization by $3.3 million in the months subsequent to the transaction from the amounts that would have otherwise been recognized in 2002.


        In December 2003, we amended and extended our revolving line of credit with our bank. The new $15.0 million revolving line of credit replaced two secured lines of credit that totaled $15.0 million. The revolving line of credit bears interest at the bank's prime rate plus 1%, matures on January 5, 2005 and is collateralized by substantially all of our assets. Borrowings under the revolving line of credit are on a formula basis and are limited to eligible accounts receivable. The revolving line of credit requires us to comply with various non-financial covenants and financial covenants, including minimum profitability. We were in compliance with all of these covenants as of March 31, 2004 and December 31, 2003. As of June 30, 2004 and December 31, 2003, we had $2.3 million and $2.3 million in borrowings and unused borrowing capacity of $3.0 million and $2.9 million, respectively, based on our borrowing formula, under the new revolving line of credit. As of December 31, 2002, we had $2.3 million in borrowings under our previous revolving lines of credit with our bank. As of June 30, 2004, December 31, 2003 and 2002, we had issued and outstanding letters of credit, under our revolving lines of credit, totaling $1.6 million, $2.6 million and $3.3 million, respectively.

        During 2003, we entered into agreements with principal holders of the Existing Notes which resulted in the retirement of $50.4 million of such notes in exchange for new debt instruments at 50% of the face value of the retired notes. Under the terms of the agreement, the holders of the retired notes received $25.2 million of Existing Senior Notes and warrants to purchase 4,915,416 shares of the common stock. Each warrant has an exercise price of $0.65 per share and is exercisable over a five-year term. In April 2004, holders of 1,478,132 warrant shares exercised their warrants for cash.

        We anticipate that the June 30, 2004 balance of $18.2 million in cash and cash equivalents, together with cash flow from operations, will be sufficient to fund our operations and debt service requirements for the next twelve months.

        Under accounting principles generally accepted in the U.S., certain obligations and commitments are not required to be included in the consolidated balance sheets and statements of operations. These obligations and commitments, while entered into in the normal course of business, may have a material impact on liquidity. We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.



The following table summarizes our future contractural obligations as of June 30, 2004:

                                                                     PAYMENT DUE DATES
                                      -------------------------------------------------------------------------------
                                                    LESS THAN 1      1 TO 2        2 TO 3       3 TO 5        AFTER 5
                                       TOTAL           YEAR          YEARS         YEARS        YEARS          YEARS
                                      -------       -----------      ------        ------       ------        -------
                                                                       (IN THOUSANDS)
6 3/4% Convertible Subordinated
 Notes due 2009                       $37,285         $   --         $   --        $    --      $37,285           --
5 3/4% Convertible Subordinated
 Notes due 2005                           895            895             --             --           --           --
8% Secured Convertible Notes
 due 2007                              29,000             --             --         29,000           --           --
Capital lease obligations                 828            828             --             --           --           --
Revolving line of credit                2,300          2,300             --             --           --           --
Operating leases                       10,606          3,120          1,732          1,709        3,677          368
                                      -------         ------         ------        -------      -------         ----
Total                                 $80,914         $7,143         $1,732        $30,709      $40,962         $368
                                      =======         ======         ======        =======      =======         ====

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Our primary market risk exposure is related to interest rates and foreign currency exchange rates. To date, we have not engaged in trading market risk sensitive instruments or purchasing hedging instruments, whether interest rate, foreign currency exchange, commodity price or equity price risk. We have not purchased options or entered into swaps or forward or futures contracts.


        Our investments in commercial paper and debt instruments are subject to interest rate risk, but due to the short-term nature of these investments, a change in interest rates would not have a material impact on their value at June 30, 2004. Our primary interest rate risk is the risk on borrowings under our line of credit agreements, which are subject to interest rates based on the bank's prime rate. A change in the applicable interest rates would also affect the rate at which we could borrow funds or finance equipment purchases. All other debt, including capital lease obligations, are fixed rate debt. A 10% change in interest rates would not have a material impact on interest expense associated with our line of credit agreement. In addition, a 10% change in interest rates would not significantly impact the fair value of our New Secured Notes.


        We conduct our business in various regions of the world, but most of our revenues are denominated in U.S. dollars with the remaining being generally denominated in Euros or British pounds. Although most of our costs are U.S. dollar denominated, some of our costs are in Euros or British pounds which partially offsets our risk from revenues denominated in these currencies.

                                    BUSINESS

DESCRIPTION OF BUSINESS

COMPANY OVERVIEW

        We are an international telecommunications carrier that utilizes the Internet to provide economical international telecommunications services. Our continuing operations consist of our Voice-Over-Internet-Protocol, or VoIP, business. We offer wholesale services through our worldwide network to carriers, telephony resellers and others around the world by operating through various service agreements with local service providers in the United States, Europe, Asia, the Middle East, Latin America, Africa and Australia.



        During the third quarter of 2003, we introduced our retail prepaid calling card services and have marketed such services primarily to ethnic communities within major domestic markets through distributors. Our entry into the retail prepaid calling card business is based on our strategy to leverage our existing international VoIP network with additional enhanced services that have the potential to deliver higher margins than our wholesale international telecommunications services. In addition, the retail prepaid calling card business typically has a faster cash collection cycle than wholesale international telecommunications services. Beginning in the second quarter of 2004, we have created a new reportable business segment, retail prepaid calling card services and other enhanced services ("Retail") in addition to our international wholesale VoIP telecommunications services. Since we introduced our retail prepaid calling card services, revenue from our Retail business had been less than 10% of total revenue. In the second quarter of 2004, revenue from our Retail business exceeded 10% of our total net revenue.

        We have a history of operating losses and, as of June 30, 2004, our accumulated deficit was $427.5 million and our stockholders' deficit was $52.4 million. We used $2.4 million and $3.2 million in cash from operations in the six months ended June 30, 2004 and the year ended December 31, 2003, respectively. These results are primarily attributable to the expenditures necessary to build our network and develop and expand our market. In June
2004, we completed a refinancing of our outstanding debt obligations. As part of the refinancing, we completed a public exchange offer, pursuant to which $37.3 million of our outstanding 5 3/4% Convertible Subordinated Notes due in March 2005, representing approximately 98% of the total amount outstanding, were tendered for the same principal amount of new 6 3/4% Convertible Subordinated Notes due in June 2009. Approximately $0.9 million of the 5 3/4% Convertible Subordinated Notes due in June 2009 remain outstanding after the exchange offer. Simultaneously with the completion of the exchange offer, we prepaid all $25.2 million of our 11 1/2% Senior Secured Notes due in January 2005 for cash equal to the principal amount plus accrued but unpaid interest and the issuance of warrants exercisable for an aggregate of 5,176,065 shares of our common stock, at $1.85 per share. We issued $29.0 million of new 8% Secured Convertible Notes due in June 2007, of which $25.2 million was used to prepay the 11 1/2% Senior Secured Notes due in January 2005. The new 8% Secured Convertible Notes due in June 2007 are convertible into shares of common stock at $1.85 per share.

        We were incorporated as a Delaware corporation in 1996. Our principal executive offices are located at 20 Second Avenue, in Burlington, Massachusetts and our telephone number is (781) 505-7500.

INDUSTRY OVERVIEW

 MARKET OVERVIEW. The international voice and fax traffic market is estimated to be worth more than US $50 billion. We believe that this market will continue to grow as countries around the world continue to deregulate their telecommunication markets, prices fall and underlying trends in migration and economic integration drive fundamental demand.

        Global deregulation combined with rapid technological advances has enabled the emergence of many new communications service providers in dozens of local markets. In their efforts to remain competitive, national carriers are focusing their capital spending on "last-mile" services such as fixed-line, wireless, and cable that account for the most of their revenues. Consequently, communications service providers are looking for ways to expand their ability to serve all of their customers' telecommunications needs, while simultaneously reducing the cost of providing international services. Increasingly, the world's carriers are seeking to outsource international voice traffic to efficient Voice over Internet Protocol or VoIP networks, such as The iBasis Network, whose inherently lower infrastructure and transport costs improve a carrier's competitiveness and bottom line, without compromising service quality.

 EMERGENCE OF INTERNET TELEPHONY. Although it has been possible to transmit VoIP since 1995, only recently has the technology improved such that phone-to-phone calls can be transmitted over data networks with quality nearly indistinguishable from that of traditional voice networks. International VoIP traffic has grown rapidly; according to industry analyst, TeleGeography, traffic grew from 5.9 billion minutes in 2000, to 10.1 billion in 2001, to 18.1 billion in 2002, and is forecast to reach 24 billion in 2003.

        Unlike fixed-line telecommunication networks and managed IP networks, the Internet has many potential points of congestion where information, in the form of data packets, can be delayed or dropped. For non-real time communications, such as email for example, a slight delay in the receipt of a message is not significant. However, for real-time communications, such as telephone calls, the result of a delay in transmitting the call, or losing the call altogether, is significant. To minimize the risk of delays, or losing calls, over the Internet, we utilize complex and proprietary performance monitoring and call routing technology to ensure consistently high call completion and voice quality. We have developed patent-pending quality management technology that enables us to deliver call completion rates and average call durations (the standard metrics for measuring quality in telecommunications) that we believe are consistently equal to or better than those achieved by traditional fixed-line carriers.

        Internet telephony's principal benefits are:

        - COST ADVANTAGE FROM INTERNET TRANSPORT. Traditional voice networks use circuit-switching technology, which establishes dedicated channels between an originating and terminating point for the duration of a call. Physical facilities (typically fiber and associated equipment) are dedicated to voice traffic between switching nodes, regardless of changes in demand. In contrast, Internet telephony is based on packet-switching technology. This technology completes a call by digitizing and dividing a speaker's voice into small packets that travel to their destination along lines carrying packets of other Internet traffic, in much the same way as email travels. Using a network of service facilities connected to the public Internet for transport is less costly than building a dedicated network as our calls share the Internet with other traffic.

        - Cost ADVANTAGE FROM IP TECHNOLOGY. Internet telephony gateway equipment that is used to convert and route phone calls over the Internet is less expensive and requires less physical space in telecom facilities than traditional telecommunications equipment.

        - COST ADVANTAGE FROM BYPASS OF INTERNATIONAL SETTLEMENT RATES. Traditional international long distance calls are completed through international toll switches that provide access to the terminating network. These networks are often owned by government bodies or telecommunications carriers who charge settlement rates (or tariffs) well in excess of costs. Although these fees are being reduced in many countries as industry deregulation continues, these charges remain significant. Calls routed over the Internet bypass these toll switches, avoiding a significant portion of these fees, which further lowers the cost of completing such calls.

        - POSITIONING FOR NEW SERVICES. In contrast to the closed, proprietary structure inherent in a traditional circuit-switched VOICE network, Internet telephony embraces an open architecture and open standards, which facilitates innovation at lower cost. Traditional voice networks have been designed specifically to provide one basic service, making it difficult and costly to introduce new services over those networks and their proprietary platforms. As data networks convert all services into data packets, new services are delivered from industry standard servers, integrating the Internet with the revolution in commodity computing.

 OUTSOURCING INTERNET TELEPHONY SERVICES. Given the advantages, many carriers have begun to carry some portion of their voice traffic over IP networks. Despite the move by some large carriers to develop their own international VoIP infrastructures, carriers have been more interested in outsourcing international traffic to providers such as us. The reasons for the preference to outsource international traffic include:

        - the relatively low percentage of revenue that international service represents for many large carriers;

        - the disproportionate cost and complexity of deploying and supporting international service infrastructure as compared with domestic investment opportunities;

        - a hesitation to build new networks and cannibalize traffic from their traditional voice networks;

        - concerns over sufficient in-house VoIP expertise to ensure that voice quality and network reliability are comparable to that of the public-switched telephone network, especially when routing traffic over the Internet versus private networks; and

        - generally reduced capital budgets for network investment of any kind.

RETAIL PREPAID CALLING CARD SERVICES

        Leveraging on our ability to provide wholesale Internet telephony and hosted billing services, we launched our retail prepaid calling card business in the U.S. in the third quarter of 2003. According to industry analyst Atlantic-ACM, the prepaid retail calling card market is forecasted to grow from approximately $3.5 billion in 2002 to more than $6 billion in 2003. We sell our retail prepaid calling card through established distributors to retail outlets in major metropolitan markets across the U.S. We have established a dedicated operation to sell and service our prepaid retail calling card services, which is led by an experienced industry executive. Typically, retail prepaid calling cards deliver gross margins that are substantially higher than in the wholesale Internet telephony business.

iBASIS SERVICES

        iBasis wholesale international Internet telephony enables carriers and other communications service providers to outsource international voice and fax traffic, substantially lowering their transport and service support costs, without compromising quality. We provide our carrier customers access to The iBasis Network, our international Internet telephony network, through "Internet Central Offices" or "ICOs" and "Internet Branch Offices" or "IBOs" as described below under the section captioned "The iBasis Network." ICOs are strategically located in major telecommunications hubs in the U.S., Asia, and Europe. Our services provide the following key benefits to our customers:

 HIGH QUALITY CALL COMPLETION. Our network, monitoring and management technologies enable us to complete international voice and fax calls with quality comparable to that of traditional circuit-switched voice networks. This high quality is reflected in the fact that carriers choose to provide our Internet telephony services to their retail customers undifferentiated from their traditional services. We achieve high quality over the Internet through a variety of controls and technologies. At our 24x7, expert-staffed global Network Operations Centers (NOCs) in Burlington, Massachusetts, USA and Hong Kong, we are able to monitor our carrier customers' voice traffic and add/remove routing choices according to real time performance. Using our patent-pending Assured Quality Routing technology, we dynamically route customers' traffic over multiple Internet backbones, completing calls on our partners' phone networks in destination countries.

 COST EFFECTIVE SERVICES. Our call transport costs are lower because packet switching is more efficient than traditional circuit-switching. Because we use the Internet, rather than a private IP network, to deliver international voice traffic, we have greater infrastructure flexibility and lower costs than service providers that employ dedicated point-to-point connections. VoIP equipment is less costly and has lower facilities costs (due to its smaller physical footprint) than equivalent capacity circuit-switched equipment. We offer an open, scalable architecture that enables carriers and communications service providers to connect within a short period of time and without investment or special expertise. An additional advantage derives from our ability to bypass many of the international tariffs or settlement rates associated with some international traffic carried over circuit-switched voice networks, which produces additional cost savings. Our enhanced services--IP Call Card, ConnectPoint Global Access--all build upon the underlying network to create cost effective value-added solutions for our customers.

 SIMPLE VALUE PROPOSITIONS THAT REDUCE COMPLEXITY AND SOLVE CURRENT CUSTOMER PROBLEMS. In the current global telecom environment, carriers are spending money only on what is necessary for their immediate business plans. The iBasis service portfolio does not rely on expectations that customers will choose to begin and will be successful with new services. While some customers buy our routes individually, some customers give to us all of their international traffic which they pick-up as a "byproduct" of their locally-focused operations. We help them do the "small but essential' job of terminating their international traffic--conveniently and effectively. Likewise, our customers find themselves with rapidly growing demand for prepay and audio-conferencing services where outsourcing to us enables them to eliminate an old-technology audio-conferencing platform or to quickly create an option for customers to prepay while the market window still exists, all without expenditure of capital. ConnectPoint Global Access provides customers local access numbers in countries around the world, delivering traffic across our network to a central point(s). The service enables our customers' customers to easily access resources (such as an out-of-country call center) that would otherwise require an international long distance direct dial or an international toll free call. ConnectPoint saves our customers the time and cost of developing their own global arrangements for local access and transport to the central point(s).

THE iBASIS NETWORK

        The iBasis Network is our growing international network, over which we deliver large volumes of high quality international voice, fax and enhanced services at significant cost savings to our customers. We transported approximately 2.1 billion minutes and 3.5 billion minutes of traffic over our network in the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, a traffic volume that would position us among the ten largest carriers of international traffic in the world, based on global traffic statistics contained in the industry analyst publication TeleGeography 2003. As of June 30, 2004, we had Points of Presence--generally referred to as POP--in 103 countries. POPs designate points where the iBasis Network connects to local telephone networks for call origination or termination.


        We have completed the deployment of our next generation switchless architecture, leveraging our existing Cisco AS5000 gateways and SC 2200 SS7 technology, as well as our new patent-pending technology for quality management and advanced routing. Our Assured Quality Routing and PathEngine technology enable ongoing monitoring of network quality and automatic selection of best quality routes based on near real-time performance data. The new architecture provides us with significant savings in operational costs and capital expense by eliminating the need for costly telecommunications switches and other equipment and connectivity in central offices. It also has enabled us to simplify provisioning, real-time route monitoring, and network management by decreasing the number of network components involved in carrying a call. The result for our customers is higher voice quality, call completion and call duration.

        The iBasis Network consists of four principal elements:

        -       Internet Central Offices (ICOs) and Internet Branch Offices
                (IBOs) that convert circuit-switched voice traffic into data for transmission and reception over the Internet or vice versa;

        -       the transmission medium, which is principally the Internet;

        - Assured Quality Routing (AQR), our proprietary traffic monitoring and routing management software; and

        - our network operations centers (NOCs), from which we oversee and coordinate the operation of the ICOs and IBOs.

 INTERNET CENTRAL OFFICES AND INTERNET BRANCH OFFICES. Our customers can interconnect with our network, at their cost, by connecting dedicated voice circuits from their facilities to one of our ICOs, which are strategically located in Amsterdam, Frankfurt, Hong Kong, London, Los Angeles, New York, Paris, and Tokyo. Alternatively, our customers may elect to install an iBasis IBO at their facilities. ICOs and IBOs receive calls directly from a local carrier's switched network. VoIP gateways in each ICO or IBO digitize, compress and packetize voice and fax calls and then transmit them over the Internet. At the destination, another ICO or IBO reverses the process and the call is switched back from the Internet to a local carrier's circuit-switched network in the destination country. Some of our customers and termination partners have their own VoIP gateway equipment--we generally interconnect with these customers and partners via the Internet. As this trend progresses, our already asset-effective business model gains further strength, as we no longer bear all the cost of converting calls between traditional voice network and the Internet and dedicated physical circuit-switched interconnects are eliminated altogether.

 THE INTERNET. We use the Internet to transmit the substantial majority of our voice and fax traffic because of its global coverage, low cost and flexible connectivity. As a result, we have avoided the expense and delay of deploying and maintaining a private, dedicated network of fiber and cable connections. In addition, because we do not have fixed, point-to-point connections, we can adapt to changes in international traffic flows rapidly and at minimal cost. We effectively address the challenges of using the Internet for high quality, real-time voice communications by:

        - selecting only high quality, service-oriented Internet service providers as our vendors;

        - purchasing multiple, high-speed connections into the Internet backbone; and

        - continuously monitoring the quality of the connections between our PoPs and the Internet.


        In certain infrequent circumstances we use private leased lines or traditional circuit-based voice networks to terminate traffic to destinations where there is insufficient Internet bandwidth available to meet our quality standards.

 ASSURED QUALITY ROUTING. We have deployed a proprietary patent-pending system of tools--collectively known as, Assured Quality Routing to maintain high quality service over the Internet. AQR optimizes the quality of calls placed over The iBasis Network by integrating quality parameters into routing decisions. These parameters include measures of quality that are of direct importance to carriers including call duration, call completion and post-dial delay as well as underlying determinants of successful data transmission, namely packet loss, jitter and latency. AQR automatically reroutes traffic in anticipation of quality dropping below specific thresholds, sending subsequent calls through another Internet path, to an alternative terminating IP partner or to a circuit-switched backup vendor if necessary.

 GLOBAL NETWORK OPERATIONS CENTERS. We manage our network and implement AQR through our network operations centers (NOCs). iBasis NOCs use leading network management tools from Hewlett-Packard and a number of other vendors, which are integrated with our AQR systems to enable us to monitor, test and diagnose all components of

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The iBasis Network. NOCs in Burlington, Massachusetts and Hong Kong are staffed by network and traffic engineers to provide expert coverage 7 days a week, 24 hours a day, 365 days of the year, and are equipped with:

        - tools that support the monitoring and analysis of various components of The iBasis Network to identify and address potential network problems before they affect our customers;

        -       system redundancy, including power back-up; and

        - a help desk that allows us to respond quickly to our customer's needs and concerns.

RESEARCH AND DEVELOPMENT

        Our research and development activities are primarily focused on developing, improving and expanding The iBasis Network. These activities include the development of specific tools for our networks, such as our patent-pending Assured Quality Routing and PathEngine technologies. In addition, our engineering personnel contribute to the support and operation of our global network operations centers, which oversee and coordinate the operation of our ICO's and IBO's. Research and development expenses were $7.1 million, $7.1 million, $13.4 million, $17.8 million and $23.9 million for the six months ended June 30, 2004 and 2003, and the years ended December 31, 2003, 2002 and 2001, respectively.


MARKETS AND CUSTOMERS

        Our customer base can be segregated by size into Tier 1, Tier 2 and Tier 3 carriers. Generally, Tier 1 carriers are large domestic and international carriers, such as AT&T, MCI, Sprint, Qwest and Verizon, and certain government-affiliated or privatized dominant carriers, such as Belgacom, KPN and Deutsche Telekom. Tier 1 carriers generally have annual revenues in excess of $2 billion. Tier 2 carriers have revenues generally in the range of $750 million to $2 billion, but have fewer direct operating agreements with other carriers and fewer international facilities. Tier 3 carriers are typically switch-based resellers with revenues of less than $750 million.


        The majority of traffic carried over The iBasis Network is from Tier 1 carriers. In the six months ended June 30, 2004 and the year ended December
31, 2003, Tier 1 carriers, the world's largest and most demanding carriers, accounted for 48% and 61% of our traffic, respectively. The ability to provide quality call completion consistently acceptable to Tier 1 carriers is of vital importance because these carriers control the vast majority of the world's retail traffic. Tier 1 carriers will continue to be a main area of focus for our sales force.

        The proportion of our traffic originating from outside of the United States was 43% and 43% of total revenue and 43% and 41% of total traffic in the six months ended June 30, 2004 and the year ended December 31, 2003, respectively. Non-U.S. origination generally produces higher margins than US-originated traffic. As of June 30, 2004, we provided services to more than 277 carriers worldwide and one carrier accounted for more than 10% of revenue in the six months ended June 30, 2004 and the year ended December 31, 2003. Only one carrier accounted for more than 10 percent of our revenue for 2002. For further discussion of our revenues related to significant customers and customers in other countries and other geographic information, refer to Notes 2 and 9 to our Consolidated Financial Statements.


        In countries where we terminate our traffic, we have established relationships with local service providers that have strong local market expertise and relationships. Some of our overseas partners are very large, well-established national carriers. Others are emerging carriers or Internet Service Providers (ISPs) who are able to provide the interconnection necessary to terminate minutes for us in their country.

        Increasingly, traffic flows are becoming reciprocal--formerly distinct customers and suppliers are becoming "trading-partners--as deregulation and competition erode the distinction between the business models of our customers and suppliers. We expect continued growth in both size and profitability as this trend progresses and we further consolidate our position as a leading carrier that interconnects the world's local service providers.

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

        We have put particular emphasis on our wholesale international long distance telephone service originating from outside the U.S. as our margins for calls originating from outside the U.S. are generally higher than for calls originated from the U.S. Deregulation and increased competition in the telecommunications industry has caused prices for long distance telephone service to steadily decline, particularly in the U.S. As a wholesale provider of long distance telephone services, our margins in this business reflect the effect of these lower prices. We attempt to offset the effect of these lower prices by negotiating lower costs from our call termination partners and by increasing the cost efficiency and utilization of our network. Our retail prepaid calling card services offer the potential to realize higher margins than our wholesale long distance telephone services. With our prepaid calling cards, we are able to charge per-minute rates that can exceed our wholesale long distance rates, as well as fees associated with the use of these prepaid calling cards.

SALES AND MARKETING

 SALES STRATEGY. Our sales efforts for Internet telephony target leading telecommunications carriers globally. Our sales force is composed of experienced personnel with well-established relationships in the telecommunications industry, based in key markets worldwide and typically responsible for business development in a small number of countries regionally. Our sales process often involves a test by our potential customers of our services in which they route traffic over our network to a particular country. Our experience to date has been that once a carrier has begun to use our network for a single country and finds our quality to be acceptable, the sales process for increasing the volume of traffic they send to us and growing the number of destinations for which they use our network becomes incrementally easier.

        We also seek to establish and grow relationships with service providers that can terminate the local leg of international calls. We believe that our ability to deliver a high volume of minutes makes us an attractive potential partner for local service providers.

        As deregulation and competition push all local service providers to both originate and terminate as much traffic as possible on their local networks, we will increasingly enjoy "reciprocal" relationships with the providers with which we do business, further improving sales productivity.

        We have offices providing sales coverage in Europe, Africa, the Middle East, Latin America, the Caribbean, the Asia-Pacific region, and North America.

 MARKETING STRATEGY. We seek to attract termination partners as well as customers and consequently address our marketing efforts to both. Most retail origination is controlled by the largest (Tier 1) retail carriers. We believe that we have largely achieved our primary marketing objectives of awareness and acceptance among much of this customer segment, as evidenced by our penetration of these carriers, particularly in the United States, Western Europe and China. We will continue to reinforce our brand presence with this segment in 2004 to help increase our share of their international traffic. Also, we will concentrate on state-owned carriers, known as PTTs--in Asia and in developing economies generally--whom we view as natural customers. While we increasingly expect our customers to also be our termination partners, local circumstances in many countries still are such that we look to partner with ISPs, new Competitive Local Exchange Carriers (CLECs) and specialist termination providers. Unlike marketing to the well-known Tier 1 carriers, we actively identify and attract smaller termination partners in many countries, many of which are start-ups formed specifically to terminate international traffic. Our marketing plan includes public relations activity, outreach with industry analysts and the trade press, participation in industry trade shows and conferences, targeted mailings and a comprehensive Website. We expect our Web-based marketing efforts to continue to increase in prominence in attracting and qualifying leads.

        Our sales and marketing strategy for our retail prepaid calling card business is to create relationships with established distributors in major urban markets in the U.S. Although we have initially concentrated our efforts on the U.S. market, we may introduce our retail prepaid calling card business in international markets in the future.

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

STRATEGIC TECHNOLOGY RELATIONSHIPS

        Strategic technology relationships are important because they give us early access to new technologies, a voice in vendors' development direction and because strategic partners engage with us in support of our sales and marketing programs.

CISCO SYSTEMS

        Since its founding in 1996, we have maintained a strong, strategic technology and business relationship with Cisco Systems. The iBasis Network is the largest international Cisco Powered Network for Internet telephony. This designation means that The iBasis Network is built end-to-end with Cisco products and technologies, and meets a high standard of reliability and performance. As a Cisco Powered Network, we have enhanced access to Cisco technical resources and are able to more quickly deliver new capabilities and service features. We have regularly engaged in numerous early field trials of Cisco VoIP technologies, during which we gain experience with new features before they are available to the marketplace. We have also conducted joint sales and marketing activities with Cisco.

COMPETITION

        We compete in two markets: wholesale international long distance telephone services and retail prepaid calling card services. As described more completely in the section captioned "Risk Factors," the market for international long distance voice and fax call completion services is highly competitive. In the international long distance telephone business, we compete with other wholesale telecommunications carriers worldwide. Many of these carriers have more resources, longer operating histories and more established positions in the telecommunications marketplace, and, in some cases, have begun to develop Internet telephony capabilities. We also compete with smaller companies, including those that may be specialists in just one or two routes. We also compete against our customers' ability to carry traffic themselves, whereby either retail carriers develop their own international networks or interconnect with one another and exchange international traffic by "meeting" in a major telecoms hub, such as London. At present, we do not compete with cable operators, or local exchange carriers, such as the U.S. "Baby Bells". Also, at present, we do not compete with emerging retail VoIP carriers as most have not developed international networks. We compete principally on quality of service and price. In the overall international long distance market, which was approximately 180 billion minutes of phone calls in 2003, we were among the ten largest carriers with about 2% market share. In our specific subset of that market--international VoIP traffic, which is estimated at about 24 billion minutes in 2003, we have approximately 15% market share.

        In the retail prepaid calling card business, we compete with major telecommunications carriers, and many smaller telecommunications providers. As we have just recently introduced this service, many of our competitors have a longer operating history and a more established market presence in the retail prepaid calling card business than us. Also, many of these competitors have greater resources than us. The U.S. market for retail prepaid calling card services is currently estimated at over $4 billion per year.

        Although the market for wholesale international traffic and retail prepaid calling card services is highly competitive and will almost certainly remain so, we believe that our brand-strength, customer base, established global distribution and patented ability to manage traffic across the (low-cost) Internet, while maintaining required quality, collectively represent a competitive advantage that will allow us to continue expanding both volumes and margins.

GOVERNMENT REGULATION

        As more fully described in the "Risk Factors" our business is subject to U.S. and foreign laws, which may include those relating to telecommunications.

        We are not licensed to offer traditional telecommunications services in any U.S. state and we have not filed tariffs for any service at the Federal Communications Commission or at any state regulatory commission. Nonetheless, aspects of our operations may currently be, or become, subject to state or federal regulations governing

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

licensing, universal service funding, access charges, advertising, disclosure of confidential communications or other information, excise taxes, transactions restricted by U.S. embargo and other reporting or compliance requirements.

        While the FCC to date has maintained an informal policy that information service providers, including Internet telephony providers, are not telecommunications carriers for regulatory purposes, various entities have challenged this idea, before the FCC and at various state government agencies. The FCC recently ruled against AT&T, finding that certain traffic AT&T carried in part utilizing an Internet protocol format was nonetheless regulated telecommunications for which terminating access charges were due. The FCC has also held hearings and announced a Notice of Proposed Rulemaking on IP-enabled services. Adverse rulings or rulemakings could subject us to licensing requirements and additional fees and subsidies.

        The regulatory treatment of Internet Telephony and our other services varies widely among other countries and is subject to constant change. Until recently, most countries did not have regulations addressing Internet Telephony or other VoIP services such as calling cards, in some cases classifying these services as unregulated services. As the Internet telephony market has grown and matured, increasing numbers of regulators have begun to reconsider whether to regulate Internet telephony and other VoIP services. Some countries currently impose little or no regulation on Internet telephony or VoIP services. Conversely, other countries that prohibit or limit competition for traditional voice telephony services generally do not permit Internet telephony or VoIP services or strictly limit the terms under which such services may be provided. Still other countries regulate Internet telephony and VoIP services like traditional voice telephony services, requiring Internet telephony companies to obtain licenses, incorporate local subsidiaries, make universal service contributions and pay other taxes.

        We have advocated and supported deregulation for free and open market competition in a variety of countries.

INTELLECTUAL PROPERTY

        We regard our copyrights, service marks, trademarks, trade dress, trade secrets, patents, patent applications and similar intellectual property as critical to our success and we rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with out employees, customers, partners, and others to protect our proprietary rights. Our policy is to patent the technology, inventions and improvements that we consider important to the development of our business. As of June 30, 2004, we had five pending United States patent applications for The iBasis Network and other inventions related to our business. We pursue the registration of our trademarks and service marks in the United States and overseas. As of June 30, 2004, we have been granted trademark registration for the marks iBasis, Assured Quality Routing, and ConnectPoint in the United States, and iBasis in the European community, and have pending registration applications for other service marks. We also rely on trade secrets, technical know-how and continuing innovation to develop and maintain our competitive position. We have granted licenses in the ordinary course of business for occasional use of the company's name, logo, trademarks and /or servicemarks to certain marketing partners pursuant to joint marketing and/or other agreements. Likewise, we have been granted certain licenses for use in the ordinary course of business.

EMPLOYEES


        As of June 30, 2004, we employed 216 people. Our employees are not represented by a labor union and we consider our relations with our employees to be good.

GEOGRAPHIC AREAS AND BUSINESS SEGMENTS

        For financial information about geographic areas, including information about revenues and long-lived assets, see Note 9, "Segment and Geographic Information" to our Consolidated Financial Statements. For financial information about our business segments, see Note 3, "Business Segment Information" to our Condensed Consolidated Financial Statements.



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

PROPERTIES

        We lease the following facilities:

                                       SQUARE   EXPIRATION OF        FACILITY USE
LOCATION                              FOOTAGE   LEASE                ------------
--------                              -------   -----
Burlington, MA....................     50,504   April 2005           Office space and a global network operations
                                                                     center
New York, NY......................     11,654   Various, 2008-2010   House telecommunications equipment
Miami, FL.........................     10,500   February 2010        Vacant
Los Angeles, CA...................      3,156   April 2008           House telecommunications equipment
Hong Kong.........................        576   March 2005           House telecommunications equipment

        In addition to the facilities listed above, we have obtained collocation space in special facilities around the world that are dedicated to housing equipment of multiple competitive telephony carriers. We lease these smaller spaces to house Internet routing and related equipment. We lease collocation space in Amsterdam, Frankfurt, Hong Kong, London, Paris, and Tokyo. We also rent smaller office space in London and Beijing. We believe that our existing facilities are adequate for our current needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms.

LEGAL PROCEEDINGS

        In addition to litigation that we have initiated or responded to in the ordinary course of business, we are currently party to the following potentially material legal proceedings:

        Beginning July 11, 2001, we were served with several class action complaints that were filed in the United States District Court for the Southern District of New York against us and several of our officers, directors, and former officers and directors, as well as against the investment banking firms that underwrote our November 10, 1999 initial public offering of the common stock and our March 9, 2000 secondary offering of the common stock. The complaints were filed on behalf of persons who purchased the common stock during different time periods, all beginning on or after November 10, 1999 and ending on or before December 6, 2000.

        The complaints are similar to each other and to hundreds of other complaints filed against other issuers and their underwriters, and allege violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 primarily based on the assertion that there was undisclosed compensation received by our underwriters in connection with our public offerings and that there were understandings with customers to make purchases in the aftermarket. The plaintiffs have sought an undetermined amount of monetary damages in relation to these claims. On September 4, 2001, the cases against us were consolidated. On October 9, 2002, the individual defendants were dismissed from the litigation by stipulation and without prejudice.

        On June 11, 2004, we and the individual defendants, as well as many other issuers named as defendants in the class action proceeding, entered into an agreement-in-principle to settle this matter, and on June 14, 2004, this settlement was presented to the court. A motion for preliminary approval of the settlement was filed on June 25, 2004 and is pending. Once the court preliminarily approves the settlement and notice has been mailed, there will be an objection period, followed by a hearing for final approval of the settlement. Although we believe that we and the individual defendants have meritorious defenses to the claims made in the complaints, in deciding to pursue settlement, we considered, among other factors, the substantial costs and the diversion of our management's attention and resources that would be required by litigation.


        Pursuant to the terms of the proposed settlement, in exchange for a termination and release of all claims against us and the individual defendants and certain protections against third-party claims, we will assign to the plaintiffs certain claims we may have as an issuer against the underwriters, and our insurance carriers, along with the insurance carriers of the other issuers, will ensure a floor of $1 billion for any underwriter-plaintiff settlement. Although the financial effect of the settlement on us will not be material, our insurance carriers' exposure in this connection will range from zero to a few hundred thousand dollars, and will be reduced proportionately by any amounts recovered by plaintiffs directly from the underwriters.



        We cannot assure you that the settlement which has been finalized will be accepted by the court, or that we will be fully covered by collateral or related claims from underwriters, and that we would be successful in resulting litigation. In addition, even though we have insurance and contractual protections that could cover some or all of the potential damages in these cases, or amounts that we might have to pay in settlement of these cases, an adverse resolution of one or more of these lawsuits could have a material adverse affect on our financial position and results of operations in the period in which the lawsuits are resolved. We are not presently able to estimate potential losses, if any, related to the lawsuits.

        We are also party to suits for collection, related commercial disputes, claims from carriers and foreign service partners over reconciliation of payments for circuits, Internet bandwidth and/or access to the public switched telephone network, and claims from estates of bankrupt companies alleging that we received preferential payments from such companies prior to their bankruptcy filings. We intend to prosecute vigorously claims that we have brought and employ all available defenses in contesting claims against us. Nevertheless, in deciding whether to pursue settlement, we will consider, among other factors, the substantial costs and the diversion of management's attention and resources that would be required in litigation. In light of such costs, we have settled various and in some cases similar matters on what we believe have been favorable terms which did not have a material impact our financial position, results of operations, or cash flows. The results or failure of any suit may have a material adverse affect on our business.

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                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

        Our executive officers and directors are as follows:


NAME                                                   AGE                         POSITION
----------------------------------                    -----     -------------------------------------------------
Ofer Gneezy (1)                                       52        President, Chief Executive Officer and Director

Gordon J. VanderBrug                                  61        Executive Vice President, Assistant Secretary and
                                                                Director

Dan Powdermaker                                       41        Senior Vice President, Worldwide Sales

Paul H. Floyd                                         46        Senior Vice President, R&D, Engineering and
                                                                Operations

Richard G. Tennant                                    59        Vice President, Finance and Administration and
                                                                Chief Financial Officer

Charles N. Corfield(1)(2)(4)                          43        Director

W. Frank King(2)(3)(4)                                64        Director

David Lee(2)(3)(4)                                    67        Director

Charles Skibo(1)(3)                                   65        Director

Peter D. Aquino                                       43        Director



----------
(1)     Member of the Compensation Committee
(2)     Member of the Audit Committee
(3)     Member of the Shareholder Litigation Committee
(4) The Board of Directors has determined these directors to be independent in accordance with Nasdaq National Market listing rules.

EXECUTIVE OFFICERS

        MR. GNEEZY has served as our President, Chief Executive Officer and as one of our directors since our formation in August 1996. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, Mr. Gneezy was an executive of Automatix, Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently serving as its President and Chief Executive Officer. Since July 2000, Mr. Gneezy has served as a director of NMS Communications, which provides communication solutions for wireless and wireline networks.

        DR. VANDERBRUG has served as our Executive Vice President and as one of our directors since October 1996. From 1991 to 1996, Dr. VanderBrug was the Director of Marketing, Electronic Imaging Systems of Polaroid Corporation. In 1980, Dr. VanderBrug co-founded Automatix, Inc. Dr. VanderBrug received his B.A. in mathematics from Calvin College, a M.A. in mathematics from Wayne State University, and his Ph.D. in computer science from the University of Maryland.

        MR. POWDERMAKER has served as our Senior Vice President of Worldwide Sales since July 2002. An early member of our management team, Mr. Powdermaker has spent the past five years developing relationships with carriers and service providers around the world and establishing the sales force to support these customers and partners. He worked to bring our initial US customers onto The iBasis Network(TM), has served as Vice President of Sales for Asia and most recently as Vice President, Europe, the Middle East and Africa. Prior to joining us, Mr. Powdermaker worked in sales management for AT&T Global Markets, a networking services division of AT&T focused on the world's 2,000 largest telecommunications users.

        MR. FLOYD has served as our Senior Vice President, R&D, Engineering and Operations since September 2001. Beginning April 2001, Mr. Floyd was our Vice President of Research and Development. Prior to joining us, Mr. Floyd was a Senior Vice President of DSL Business at Paradyne Networks, Inc., a manufacturer of high-speed broadband access products and technology that support and manage high-bandwidth applications and network traffic. From 1996 to 2000, Mr. Floyd served as Vice President of Research and Development and Engineering at Paradyne.

        MR. TENNANT has served as our Vice President, Finance and Administration and Chief Financial Officer since October 2001. From 2000 to 2001, Mr. Tennant was the Vice President, Chief Financial Officer and Treasurer of ScoreBoard, Inc., a software company providing optimization solutions for wireless carriers. Before joining ScoreBoard and from 1999 to 2000, Mr. Tennant served as Senior Vice President and Chief Financial Officer of Orbcomm Global, L.P., the world's first commercial provider of global low-earth satellite data and messaging services. From 1997 to 1999, Mr. Tennant also served as Senior Vice President and Chief Financial Officer to Information Resource Engineering, now known as SafeNet, Inc., a developer and manufacturer of security and encryption products for computer data networks.

DIRECTORS

        MR. CORFIELD has been a director since September 1997. Since 1999, Mr. Corfield has been a director of BeVocal and since 2000, the Chief Executive Officer of SandCherry Networks. Mr. Corfield serves on the board of directors of Liberate Technologies, a web-based, enhanced television company. Mr. Corfield co-founded Frame Technology, a software company, in 1986 and was a member of its board of directors and its Chief Technology Officer until Adobe Systems acquired it in 1995.

        DR. KING has been a private investor since November 1998 and a director since June 2001. From 1992 to 1998, he was Chief Executive Officer and director of PSW Technologies, Inc. (formerly a division of Pencom, Inc.), a provider of software services. From 1988 to 1992, Dr. King was Senior Vice President of Development of Lotus Development Corporation, and for the previous 19 years he served in various positions with IBM Corporation, including his last position as Vice President of Development for the entry system division. He is also director of NMS Communications, Inc., eOn Communications Corporation, Aleri, Inc., Concero, Inc., and Perficient, Inc.

        MR. LEE has been a director since May 2002. Mr. Lee has founded, served as chairman, and held senior executive positions at several communications technology companies, including ITT Corporation. Mr. Lee joined ITT after that company acquired Qume Corporation, a company he had co-founded in 1973. At ITT Qume, Mr. Lee held the positions of Executive Vice President from 1978 to 1981, and President, from 1981 through 1983. Mr. Lee later became President and Chairman of Data Technology Corporation. Mr. Lee is currently Chairman of the Board of eOn Communications Corporation, Cortelco, Cidco Communications, ESS Technology Inc. and Linear Technology Corporation. Mr. Lee also serves as a Regent for the University of California. Through his service on the Advisory Committee on Trade Policy and Negotiation for Presidents Bush (senior) and Clinton, and his current role on President George W. Bush's Council on the 21st Century Workforce, Mr. Lee is one of the world's foremost experts on US-China commerce and the Chinese telecommunications industry.

        MR. SKIBO has been a director since September 1999. He served as President of iBasis Speech Solutions, Inc. from November 2001 to July 2002. From January 1999 to September 2001, Mr. Skibo served as the Chief Executive Officer and Chairman of Colo.com, a company that provided facilities and co-location services to communication and information technology industries. Colo.com filed for bankruptcy in June 2001. Since 1994, Mr. Skibo has served as Chairman and Chief Executive Officer of Strategic Enterprises and Communications, Inc., a venture capital firm. Mr. Skibo also serves as Chairman and Chief Executive Officer of Allied Telecommunications, a communications company. From 1985 to 1987, Mr. Skibo was President and CEO of US Sprint and its predecessor company, U.S. Telecom.


        MR. AQUINO was elected to the Board of Directors on August 5, 2004. Mr. Aquino has been Senior Managing Director of Capital & Technology Advisors LLC, a telecommunications advisory firm, since 2001. From 1995 to 2001, Mr. Aquino was a partner with Wave International, Inc., a telecommunications venture capital firm. Prior to 1995, Mr. Aquino spent twelve years with Bell Atlantic (now Verizon) in various senior management positions. Mr. Aquino is director of Neon Communications and Motient Corporation.

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

ELECTION OF DIRECTORS

        Our board of directors is divided into the following three classes, with the members of the respective classes serving for staggered three-year terms.

- Class 1 directors, whose terms expire at the annual meeting of stockholders to be held in 2006;

- Class 2 directors, whose terms expire at the annual meeting of stockholders to be held in 2007; and

- Class 3 directors, whose terms expire at the annual meeting of stockholders to be held in 2005.


        Messrs. VanderBrug and Lee are our Class 1 directors, Messrs. King and Skibo are our Class 2 directors, and Messrs. Gneezy, Corfield and Aquino are our Class 3 directors. At each annual meeting of stockholders, our stockholders will elect the successors to directors whose terms have expired to serve from the time of election and qualification until the third annual meeting following election. The classification of the board of directors may delay or prevent a change in control in our management. See "Description of Capital Stock--Delaware Law and Certain Certificate of Incorporation and By-Law Provisions."


COMPENSATION OF DIRECTORS

        In 2003, each of our non-employee directors earned $15,000 in cash compensation for their services as directors. Neither Mr. Gneezy nor Dr. VanderBrug received additional compensation for serving as directors. The directors who do not live in the Boston Metropolitan area were also reimbursed for travel expenses. We maintain directors' and officers' liability insurance and our by-laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation limits the liability of our directors to either us or our shareholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

        In 2003, Messrs. Gneezy and VanderBrug each received options to purchase 120,000 shares of our common stock. Each option becomes exercisable on a quarterly basis, in a series of 16 installments, vesting 6.25% of the optioned shares, provided, that individually, each remains an employee of ours on each vesting date. The exercise price for each option is $0.88, the closing price of a share of our common stock on the OTCCB on the date of the grant, August 11, 2003. Each option expires on August 11, 2013. All options were granted under our stock incentive plan and the first installment became exercisable on November 11, 2003.

        In 2003, Messrs. Corfield, King and Skibo each received options to purchase 80,000 shares of common stock. Each option becomes exercisable cumulatively, in a series of four installments of 25% of the option shares, with the first installment exercisable on May 24, 2004 and with each additional installment to become exercisable at each of the next three annual meeting of shareholders in years 2005, 2006 and 2007, respectively, provided, that individually, each still serves as a director of iBasis on each applicable date. All options were granted under our stock incentive plan.

        In 2003, Mr. Lee received options to purchase 40,000 shares of common stock with 50% of the shares to become exercisable at the 2006 Annual Meeting of Shareholders and the remaining 50% to become exercisable at the 2007 Annual Meeting of Shareholders, provided, that Mr. Lee continues to be one of our directors on each applicable date. All options were granted under our stock incentive plan.

BOARD COMMITTEES

        Our directors hold regular meetings, attend special meetings, as required, and spend such time on our affairs as their duties require. During the fiscal year ended December 31, 2003, the Board of Directors held six meetings. During the year, each of the directors attended at least 75% of the meetings of the Board of Directors and, in accordance with their membership on each, the audit and compensation committees of the Board.

        The Board of Directors has the following four committees:

        COMPENSATION COMMITTEE. Our Compensation Committee determines the compensation of our senior management and administers the stock option plans. Its members are Messrs. Gneezy, Corfield, and Skibo. The committee convened four times last year.


        AUDIT COMMITTEE. Our Audit Committee (i) recommends engagement of and monitors the independence of our independent auditors, (ii) considers and pre-approves the range of audit and non-audit services performed by independent auditors and fees for such services, (iii) reviews and votes on all transactions between us and any our officers, directors or other affiliates; (iv) consults with the our auditors concerning the scope of the audit and reviews the results of their examination, (v) reviews and approves any material accounting policy changes affecting our operating results, and (vi) reviews our policies and procedures on maintaining our accounting records and adequacy of our internal controls. Its members are Messrs. Corfield, King, and Lee, each of whom is independent, as defined by Rule 4200(a)(15) of the Nasdaq National Market listing standards, including Dr. King as the committee's expert as defined in Regulation S-K of the Securities Act. The Board of Directors has determined that Dr. King is a financial expert. The committee convened seven times last year and held six executive sessions with Deloitte & Touche LLP in conjunction with the regularly scheduled meetings.


        STRATEGIC COMMITTEE. Our Strategic Committee has in the past evaluated and recommended our strategic course. The Strategic Committee has remained dormant since November 8, 2001, subsequent to which time, our entire Board of Directors has participated in such discussions. The Strategic Committee was dissolved in March 2004.

        SHAREHOLDER LITIGATION COMMITTEE. Our Shareholder Litigation Committee was formed to evaluate and accept and/or reject settlement proposals in connection with the several class action lawsuits filed against us and certain of our current and past officers and directors, as well as, against the investment banking firms that underwrote our public offerings. The committee convened two times last year. Its members are Messrs. King, Lee, and Skibo.

        Messrs. Gneezy and VanderBrug attended our 2003 Annual Meeting of Shareholders. We do not require that non-employee members of our Board of Directors attend our annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        With the exception of Mr. Gneezy, no member of the Compensation Committee is one of our officers or employees. Mr. Skibo served as the President of iBasis Speech Solutions, our wholly-owned subsidiary, from November 2001 until its sale in July 2002. Mr. Skibo was not a member of the Compensation Committee during that period. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for our Chief Executive Officer and the next four most highly compensated executive officers.

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                          ANNUAL COMPENSATION (1)                             AWARDS
                                   ------------------------------------------    ------------------------------------
                                                                OTHER ANNUAL          SECURITIES          ALL OTHER
                                   YEAR    SALARY     BONUS     COMPENSATION      UNDERLYING OPTIONS     COMPENSATION
                                   ----  ----------  -------  ---------------    --------------------    ------------
Ofer Gneezy                        2003  $  200,000  $     0  $             0                 120,000    $          0
President and Chief                2002     200,000        0                0                       0               0

Executive Officer                  2001     200,000        0                0                  50,000               0

Gordon J. VanderBrug               2003     180,000        0                0                 120,000               0
Executive Vice President           2002     180,000        0                0                       0               0
and Assistant Secretary            2001     180,000        0                0                  50,000               0

Paul H. Floyd (2)                  2003     180,000        0                0                 275,000(3)            0
Senior Vice President of           2002     180,000        0                0                       0               0
Operations                         2001     126,923        0           62,400(4)              235,000               0

Richard G. Tennant (5)             2003     175,000        0                0                 100,000               0
Chief Financial Officer,           2002     175,000        0                0                       0               0
Vice President, Finance            2001      35,897        0           48,000(6)              150,000               0
and Administration

Dan Powdermaker (7),               2003     150,000        0          241,472(8)              220,000(9)            0
Senior Vice President,             2002     150,000        0          260,347(10)                   0               0
Worldwide Sales

----------
(1) Excludes certain perquisites and other benefits, the amount of which did not exceed 10% of the employee's total salary and bonus.

(2) Mr. Floyd became our Senior Vice President of R&D, Engineering, and Operations in September 2001.

(3) Mr. Floyd voluntarily surrendered 175,000 stock options on December 23, 2002, pursuant to our Tender Offer Statement and Offer to Exchange Outstanding Stock Options on Schedule TO, filed with the Securities and Exchange Commission on November 25, 2002 (the "Option Exchange Offer"). In accordance with the terms of the Option Exchange Offer, 175,000 new options were granted to Mr. Floyd on June 24, 2003. Pursuant to the Option Exchange Offer, for each option to purchase one share of common stock that Mr. Floyd surrendered, he received a new option to purchase one share of common stock. Mr. Floyd was also granted 100,000 stock options on August 11, 2003.

(4) Mr. Floyd received approximately $62,400 in moving and relocation expenses in 2001.

(5) Mr. Tennant became Vice President, Finance and Administration and Chief Financial Officer in October 2001.

(6) Mr. Tennant received approximately $48,000 for moving and relocation expenses in 2001.

(7)     Mr. Powdermaker became Senior Vice President, Worldwide Sales in July,
        2002.

(8) Mr. Powdermaker received $103,240 in sales commissions and $138,232 in reimbursement of living expenses while working at our London office.

(9) Mr. Powdermaker voluntarily surrendered 120,000 stock options on December 23, 2002, pursuant to the Option Exchange Offer. In accordance with the terms of the Option Exchange Offer, 120,000 new stock options were granted to Mr. Powdermaker on June 24, 2003. Pursuant to the Option Exchange Offer, for each option to purchase one share of common stock that Mr. Powdermaker surrendered, he received a new option to purchase one share of common stock. Mr. Powdermaker was also granted 100,000 stock options on August 11, 2003.

(10) Mr. Powdermaker received $142,471 in sales commissions and $117,876 in reimbursement of living expenses while working at our London office.

        The following table contains information concerning options to purchase common stock that we granted during the year ended December 31, 2003 to each of the officers named in the summary compensation table.

                                                                                                POTENTIAL
                                                     INDIVIDUAL GRANTS                     REALIZABLE VALUE AT
                                  ------------------------------------------------------      ASSUMED ANNUAL
                                   NUMBER OF     PERCENT OF                                   RATES OF STOCK
                                   SECURITIES   TOTAL OPTIONS                                APPRECIATION FOR
                                   UNDERLYING    GRANTED TO      EXERCISE                     OPTION TERM (2)
                                    OPTIONS     EMPLOYEES IN     PRICE PER   EXPIRATION   ----------------------
                                  GRANTED (1)       2003           SHARE       ON DATE        5%         10%
                                  ------------  -------------  ------------  -----------  ---------- -----------
Ofer Gneezy                            120,000           2.54%  $      0.88    8/11/13    $   66,422 $  485,126
Gordon J. VanderBrug                   120,000           2.54          0.88    8/11/13        66,422    485,126
Paul H. Floyd                          175,000           3.72          1.24    6/24/13       136,493    996,898
Paul H. Floyd                          100,000           2.12          0.88    8/11/13        55,352    404,272
Richard G. Tennant                     100,000           2.12          0.88    8/11/13        55,352    404,272
Dan Powdermaker                        120,000           2.54          1.24    6/24/13        93,595    683,587
Dan Powdermaker                        100,000           2.12          0.88    8/11/13        55,352    404,272

----------
(1) Shares underlying the retention options vest over a four-year period, with 6.25% of the shares vesting on each of the first sixteen three-month anniversaries after the grant date.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission rules and do not represent an estimate or projection of our future stock prices. Actual gains, if any, on stock option exercises and common stock holdings are dependent on future performance of our common stock and overall stock market conditions. There can be no assurance that the amounts reflected in the table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

        The following table contains information concerning option holdings for the year ended December 31, 2003, and such date with respect to each of the officers named in the summary compensation table.

                                                                    NUMBER OF SHARES        VALUE OF UNEXERCISED
                                     SHARES                      UNDERLYING UNEXERCISED          IN-THE-MONEY
                                    ACQUIRED                      OPTIONS AT YEAR END       OPTIONS AT YEAR END (1)
                                       ON          VALUE       -------------------------  ---------------------------
                                    EXERCISE      REALIZED     EXERCISABL  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                  -----------   ------------   ----------  -------------  -----------  --------------
Ofer Gneezy                                 0   $          0      172,500        117,500  $    88,025  $       79,875
Gordon J. VanderBrug                        0              0      143,750        116,250  $    78,225  $       79,875
Paul H. Floyd                               0              0      107,915        227,085  $    71,220  $      113,230
Richard G. Tennant                          0              0       81,250        168,750  $    69,668  $      131,813
Dan Powdermaker                             0              0       64,818        185,182  $    40,536  $       98,564

----------
(1) Value is determined by subtracting the exercise price from $1.59, the closing price of our common stock on the OTCBB on December 31, 2003, multiplied by the number of shares underlying the options.

EMPLOYMENT AGREEMENTS

        We currently have employment agreements in effect with Mr. Gneezy, our President and Chief Executive Officer, Dr. VanderBrug, our Executive Vice President and Assistant Secretary, Mr. Powdermaker, our Senior Vice President, Worldwide Sales, Mr. Floyd, our Senior Vice President, R&D, Engineering and Operations, and Mr. Tennant, our Vice President of Finance and Administration and Chief Financial Officer.

        iBasis and Mr. Gneezy are parties to an employment agreement, dated as of August 11, 1997, governing his employment as President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Gneezy is paid a base salary of $125,000, and is eligible to receive an annual bonus at the discretion of the Board of Directors. iBasis and Dr. VanderBrug are parties to an employment agreement, dated as of August 11, 1997, governing his employment as Executive Vice President and Assistant Secretary. Under the terms of the employment agreement, Dr. VanderBrug is paid a base salary of $115,000, and is eligible to receive an annual bonus at the discretion of the Board of Directors. In 2003, Mr. Gneezy and Dr. VanderBrug earned $200,000 and $180,000 in base salary, respectively. iBasis also has employment agreements with Messrs. Powdermaker, Floyd, and Tennant, for serving in their respective capacities. Under the terms of their employment agreements, Mr. Powdermaker is paid a base salary of $150,000, Mr. Floyd is paid a base salary of $180,000, and Mr. Tennant is paid a base salary of $175,000. Each officer is eligible for a bonus, although we have suspended the bonus programs since 2001, in an effort to reduce operation expenses.

        We may terminate the employment agreements with Messrs. Gneezy and VanderBrug "for cause" or at any time upon at least thirty days prior written notice, and Messrs. Gneezy and Mr. VanderBrug may terminate their employment agreements "for good reason" or at any time upon at least thirty days prior written notice. We may terminate the employment agreement with Messrs. Powdermaker, Floyd, and Tennant at any time and each may terminate his employment agreement at any time. If we terminate either of Messrs. Gneezy and VanderBrug without cause or if either resigns for good reason, we must continue to pay his base salary and continue to provide health benefits for one year. If, within six months following an acquisition or change of control, we terminate Messrs. Powdermaker, Floyd, or Tennant, without cause, or if any resigns for good reason, we must continue to pay each officer's base salary and health benefits for nine months.

        The employment agreements with executive officers entitle them to life insurance, health insurance and other employee fringe benefits to the extent that we make benefits of this type available to our other employees. All intellectual property that the officers may invent, discover, originate or make during their term of their employment is our exclusive property. The officers may not, during or after the term of his employment, disclose or communicate any confidential information without our prior written consent. The agreements with Messrs. Gneezy and VanderBrug also provide that in the event of an acquisition or change in control, each of their options and restricted shares, if any, shall automatically become fully vested immediately prior to such event, and each such option shall remain exercisable until the expiration of such option or until it sooner terminates in accordance with its terms. The agreements with Messrs. Powdermaker, Floyd, and Tennant provide that in the event that we terminate the employment of the officer without cause, or the officer terminates his employment with "good reason," in either case within six months after the occurrence of an acquisition or change in control, then such officers options shall immediately vest and become exercisable.

        In general, "good reason" as used in the employment agreements of our executive officers means any material change in the compensation, position, and location of employment or responsibilities of the employee. "For cause" generally means gross negligence or willful misconduct of the employee, a breach of the employment agreement or the commission of a crime.

        Our employment agreements with Messrs. Floyd, Tennant and Powdermaker also contain provisions relating to each officer's relocation expenses.

1997 STOCK INCENTIVE PLAN

        In August 1997, our board of directors approved our 1997 Stock Incentive Plan, which was amended in December 1998 and in September 1999. The initial adoption of the plan and each of its amendments were subsequently approved by our stockholders. Our stock incentive plan provides for the grant of incentive stock options, nonqualified stock options and restricted stock awards. Employees (including officers and employee directors), directors, consultants and advisors are eligible for all awards except incentive stock options. Only employees are eligible for incentive stock options.
        A maximum of 9,000,000 shares of common stock have been authorized for issuance under our stock incentive plan. Under our stock incentive plan, as of June 30, 2004:

        - options for the purchase of 6,170,850 shares of common stock had been granted and were outstanding under the plan;

        - 1,828,390 shares had been issued upon exercise of options granted under the plan;

        - options for the purchase of 8,368,634 shares that were granted under the plan had been cancelled.

        1,464,214 shares of common stock remained available for the grant of awards under the plan as of June 30, 2004. No participant in our stock incentive plan may, in any year, be granted options or restricted stock awards with respect to more than 100,000 shares of common stock.

        The compensation committee administers our stock incentive plan and has the authority to make all determinations required under our stock incentive plan, including the eligible persons to whom, and the time or times at which, options or restricted stock awards may be granted, the exercise price or purchase price, if any, of each option or restricted stock award, whether each option is intended to qualify as an incentive stock option or a nonqualified stock option, and the number of shares subject to each option or restricted stock award. The compensation committee also has authority to:

        -       interpret our stock incentive plan;

        - determine the terms and provisions of the option or restricted stock award instruments; and

        - make all other determinations necessary or advisable for administration of our stock incentive plan.

        The committee has authority to prescribe, amend, and rescind rules and regulations relating to our stock incentive plan. The exercise price of options granted under our stock incentive plan shall not be less than 100% of the fair market value of the common stock on the date of grant, or 110% in the case of incentive stock options issued to an employee who at the time of grant owns more than 10% of the total combined voting power of all classes of our stock. The options become exercisable at such time or times, during such periods, and for such numbers of shares as shall be determined by the compensation committee and expire after a specified period that may not exceed ten years from the date of grant.

        The compensation committee may, in its discretion, provide for the acceleration of one or more outstanding options and the vesting of unvested shares held as restricted stock awards upon occurrence of a change of control. In the event of a merger, consolidation, or sale, transfer, or other disposition of all or substantially all of our assets, the compensation committee may, in its discretion, provide for the automatic acceleration of one or more outstanding options that are assumed or replaced and do not otherwise accelerate by reason of the transaction. In addition, the compensation committee may similarly provide for the termination of any of our repurchase rights that may be assigned in connection with the merger, consolidation, or sale, transfer, or other disposition of all or substantially all of our assets, in the event that a holder of restricted stock's employment, directorship or consulting or advising relationship should subsequently terminate following the transaction. The board of directors may amend, modify, suspend or terminate our stock incentive plan at any time, subject to applicable law and the rights of holders of outstanding options and restricted rights awards. Our stock incentive plan will terminate on August 11, 2007, unless the board of directors terminates it prior to that time.

1999 EMPLOYEE STOCK PURCHASE PLAN

        In September 1999, our board of directors and stockholders approved the 1999 iBasis, Inc. Employee Stock Purchase Plan ("ESPP"), which enables eligible employees to acquire shares of our common stock through payroll deductions. In December 1999, the employee stock purchase plan was amended. Our employee stock purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Offering periods under the employee stock purchase plan start on January 1 and July 1 of each year and end on June 30 and December 31 of each year. During each offering period, an eligible employee may select a rate of payroll deduction of from 1% to 10% of compensation, up to an aggregate of $12,500 in any offering period. The purchase price for our common stock purchased under our employee stock purchase plan is 85% of the lesser of the fair market value of the shares on the first or last day of the offering period. Issuance of shares of our common stock was discontinued under the ESPP in 2002 and all shares authorized for issuance under the ESPP have been issued as of December 31, 2003.

LITIGATION INVOLVING OUR OFFICERS AND DIRECTORS

        In October 2002, our officers and directors that had been named as defendants in consolidated class actions suits alleging violations of securities laws related to our public offerings of common stock were dismissed from the suits for the time being. On June 11, 2004, we and the individual defendants, as well as many other issuers named as defendants in the class action proceeding, entered into an agreement-in-principle to settle this matter, and on June 14, 2004, this settlement was presented to the court. A motion for preliminary approval of the settlement was filed on June 25, 2004 and is pending. Once the court preliminarily approves the settlement and notice has been mailed, there will be an objection period, followed by a hearing for final approval of the settlement.


        Pursuant to the terms of the proposed settlement, in exchange for a termination and release of all claims against us and the individual defendants and certain protections against third-party claims, we will assign to the plaintiffs certain claims we may have as an issuer against the underwriters, and our insurance carriers, along with the insurance carriers of the other issuers, will ensure a floor of $1 billion for any underwriter-plaintiff settlement. Although the financial effect of the settlement on us will not be material, our insurance carriers' exposure in this connection will range from zero to a few hundred thousand dollars, and will be reduced proportionately by any amounts recovered by plaintiffs directly from the underwriters.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As previously announced, on August 5, 2002, we completed an agreement with our primary equipment vendor to reduce our capital lease obligations and related future cash commitments. Under the terms of the agreement, we paid our vendor $28.5 million in exchange for the elimination of $50.8 million in existing vendor debt, $9.0 million in future interest obligations (assuming the debt was held to maturity) and $4.0 million in tax and other obligations for a total of $63.8 million of future obligations. The difference between the cash paid and the recorded outstanding obligation on that date was accounted for as a reduction in the carrying value of the underlying capital assets. This transaction reduced interest expense by $2.5 million and depreciation and amortization by $3.3 million in the months subsequent to the transaction from the amounts that would have otherwise been recognized in 2002. Mr. Carl Redfield, a former director who served on our Board of Directors from September 1999 until July 2002, is an officer of the equipment vendor.

        During 2002, we paid Mr. Skibo, a current director, approximately $168,325 for serving as President of iBasis Speech Solutions, Inc., one of our wholly-owned subsidiaries.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of our common stock as of July 1, 2004 by:

        - each person we know owns beneficially more than five percent (5%) of our common stock;

        -       each of our directors;

        -       each of our executive officers; and

        -       all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 1, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Unless otherwise indicated, the address for each of the following shareholders is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.


                                                                                SHARES BENEFICIALLY OWNED
                                                                                -------------------------
            DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS                      NUMBER       PERCENT
            -------------------------------------------------                   -----------   -----------
            JMG Triton Offshore Fund, Ltd. (1)                                    4,209,203          9.02%
            JMG Capital Partners, LP (2)                                          2,702,703          5.79

            Entities Affiliated with Symphony Asset Management (3)                4,975,795         10.66

            Loeb Partners Corporation (4)                                         4,872,176         10.44
            LC Capital Master Fund (5)                                            4,775,626         10.23
            Singer Children's Management Trust (6)                                4,604,605          9.86
            Ofer Gneezy (7)                                                       4,220,932          9.05

            Windward Capital, LP (8)                                              3,956,883          8.48

            Menlo Ventures VII, L.P. and affiliated entities (9)                  3,430,351          7.35

            Gordon J. VanderBrug (10)                                             1,757,752          3.77
            Charles N. Corfield (11)                                              1,444,416          3.10
            Paul H. Floyd (12)                                                      194,860              *
            Charles Skibo (13)                                                      190,000              *
            W. Frank King (14)                                                      150,750              *
            Dan Powdermaker (15)                                                    123,176              *
            Richard G. Tennant (16)                                                 112,500              *
            David Lee (17)                                                           75,000              *
            ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (9 PERSONS) (12)      8,269,386


----------
* Represents less than 1% of the outstanding shares of common stock.


(1)  Includes 3,519,976 shares of common stock which JMG Triton
     Offshore Fund, Ltd. (the "Fund") has the right to acquire within 60 days of July 1, 2004, including 2,702,703 shares of common stock upon the conversion of New Secured Notes and 817,273 shares of common stock upon exercise of Warrants. The Fund is an international business company organized under the laws of the British Virgin Islands. The Fund's investment manager is Pacific Assets Management LLC, a Delaware limited liability company ("Pacific Assets"). Pacific Assets is an investment adviser registered with the Securities and Exchange Commission and has voting and dispositive power over the Fund's investments. The equity interests of Pacific Assets are owned by Pacific Capital Management, Inc., a Delaware corporation ("Pacific") and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan
     M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund's portfolio holdings.

(2) Includes 2,702,703 shares of common stock which JMG Capital Partners, LP ("JMG Partners") has the right to acquire within 60 days of July 1, 2004, upon the conversion of New Secured Notes. JMG Partners is a California limited partnership. Its general partner is JMG Capital Management, LLC (the "Manager"), a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission. The Manager has voting and dispositive power over JMG Partners' investments. The equity interests of the Manager are owned by JMG Capital Management, Inc., ("JMG Capital") a Delaware corporation, and Asset Alliance Holding Corp., a
     Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners' portfolio holdings.

(3) Includes 3,104,611 shares of common stock which entities affiliated with Symphony Asset Management have the right to acquire within 60 days of July 1, 2004 upon the exercise of Warrants. Includes the ownership by the following funds managed by Symphony Asset Management: 50,098 shares held by Adagio Fund, 283,894 shares held by Andante Fund, LP, 2,011,453 shares held by Arpeggio Fund, 183,729 shares held by CSV Limited, 185,497 shares held by International Monetary Fund, 2,085,477 shares held by Rhapsody Fund, LP and 175,647 shares held by Vivace Fund, LP. Symphony Asset Management is a wholly owned subsidiary of Nuveen Investments, Inc. and Symphony Asset Management exercises sole voting and investment power with respect to all shares held by Adagio Fund, Andante Fund, Arpeggio Fund, CSV International Monetary Fund, Rhapsody Fund and Vivace Fund. Symphony Asset Management may be deemed to beneficially own all 4,975,795 shares.

(4) Includes 4,575,676 shares of common stock which Loeb Partners Corporation has the right to acquire within 60 days of July 1, 2004 upon the conversion of New Secured Notes and New Subordinated Notes.

(5) Includes 3,275,676 shares of common stock which LC Capital Master Fund, Ltd. has the right to acquire within 60 days of July 1, 2004 upon the conversion of New Secured Notes and New Subordinated Notes.

(6) Includes 4,085,019 shares of common stock which Singer Children's Management Trust has the right to acquire within 60 days of July 1, 2004 upon the conversion of New Secured Notes, New Subordinated Notes and upon the exercise of warrants to purchase shares of common stock. Karen Singer is the trustee of Singer Children's Management Trust and exercises sole voting and investment power with respect to all 4,604,605 shares. Ms. Singer, as trustee, may be deemed to beneficially own all 4,604,605 shares.

(7) Includes 192,500 shares of common stock issuable upon exercise of options within 60 days of July 1, 2004. Also includes 50,000 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by the Ofer Gneezy 1999 Family Trust. Mr. Gneezy is our President, Chief Executive Officer and one of our directors.

(8) Includes 3,956,883 shares of common stock which Windward Capital, L.P. has the right to acquire within 60 days of July 1, 2004, including 2,702,702 shares of common stock it has the right to acquire upon the conversion of New Secured Notes and 1,254,181 shares of common stock which it has the right to acquire upon exercise of Warrants.

(9) Includes 3,292,083 shares held by Menlo Ventures VII, L.P. and 138,268 held by Menlo Entrepreneurs Fund VII, L.P. The address for Menlo Ventures is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025.

(10) Includes 162,500 shares of common stock issuable upon exercise of options within 60 days of July 1, 2004, 2004. Also includes 1,177,345 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein. Does not include 29,230 shares of common stock held by Dr. VanderBrug's spouse. Dr. VanderBrug disclaims beneficial ownership of the shares held by his spouse. Dr. VanderBrug is our Executive Vice President and Assistant Secretary and one of our directors.

(11) Includes 100,000 shares of common stock issuable upon exercise of options within 60 days of July 1, 2004. Also includes of 1,344,416 shares held by the Charles N. Corfield Trust u/a/d 12/19/91, a revocable trust of which Mr. Corfield is the sole trustee. Mr. Corfield is one of our directors.

(12) Includes 164,860 shares of common stock issuable upon exercise of options within 60 days of July 1, 2004. Mr. Floyd is our Senior Vice President, R&D, Engineering and Operations.

(13) Includes 190,000 shares of common stock issuable upon exercise of options within 60 days of July 1, 2004. Mr. Skibo is one of our directors.

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(14)    Includes 150,000 shares of common stock issuable upon exercise of options within 60 days of July 1, 2004. Dr. King is one of our directors.

(15) Includes 107,795 shares of common stock issuable upon exercise of options within 60 days of July 1, 2004. Mr. Powdermaker is our Senior Vice President of Worldwide Sales.

(16) Includes 112,500 shares of common stock issuable upon exercise of options within 60 days of July 1, 2004. Mr. Tennant is our Vice President of Finance and Administration and our Chief Financial Officer.

(17) Includes 60,000 shares of common stock issuable upon exercise of options within 60 days of July 1, 2004. Mr. Lee is one of our directors. Includes 1,240,155 shares of common stock issuable upon the exercise of options within 60 days of May 1, 2004 and certain shares held by affiliates of such directors and executive officers.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

                        DESCRIPTION OF NEW SECURED NOTES

GENERAL


        The New Secured Notes are secured by second priority liens on substantially all of our assets. iBasis Global, Inc., iBasis Holdings, Inc., iBasis Securities Corporation and any future restricted subsidiaries of ours will, jointly and severally, fully and unconditionally guarantee our obligations under the New Secured Notes and the New Secured Note Indenture. The New Secured Notes are subordinated to the prior payment in full of all of our existing and future senior indebtedness as described below under "Subordination"


        The New Secured Notes are convertible into shares of common stock as described below under "Conversion".

        The New Secured Notes have been issued in aggregate principal amount of $29,000,000 in fully registered form and denominated in integral multiples of $1,000. The New Secured Notes have been issued as a global note. The New Secured Notes mature on June 18, 2007, unless earlier converted, redeemed or repurchased. See "Form, Denomination and Registration" below.

        The New Secured Notes will mature on June 18, 2007. Interest will be payable at a rate of 8% per year on June 15 and December 15 of each year, commencing December 15, 2004. The record dates for payment of interest will be June 1 and December 1. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        We will maintain an office in the Borough of Manhattan in New York, New York where New Secured Notes may be presented for registration, transfer, exchange or conversion. Initially, this will be the office of the Trustee located at 101 Barclay Street, New York, New York 10286. We may, at our option, pay interest on the New Secured Notes by check mailed to the registered holders of New Secured Notes. However, holders of more than $2,000,000 in principal amount of New Secured Notes may elect in writing to be paid by wire transfer; provided that any payment to The Depository Trust Company (referred to as DTC) or its nominee will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

        No service charge will be made for any registration, exchange or transfer of the New Secured Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

        We are subject to certain financial and other covenants under the New Secured Note Indenture, described more fully below under "Covenants." You are not protected, however, in the event of a highly leveraged transaction or a change in control, except as described below under "Repurchase at Option of Holders Upon a Change of Control."

CONVERSION

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        The New Secured Notes may be converted at the option of the holder, in whole or in part, at any time prior to maturity, into common stock at a conversion rate equal to $1.85 per share (the "Conversion Price"). The New Secured Notes are convertible in denominations of $1,000 and any integral multiples thereof. If the New Secured Notes are called for redemption, your conversion rights on the New Secured Notes called for redemption will expire at the close of business of the last business day before the redemption date, unless we default in payment of the redemption price. If you have submitted your New Secured Notes for repurchase after a change of control, you may only convert your New Secured Notes if you deliver a withdrawal notice before the close of business on the last business day before the repurchase date.

        Except as described below, we will not make any adjustment for accrued interest or dividends on common stock upon conversion of the New Secured Notes. If you convert your New Secured Notes after a record date and prior to the next interest payment, you will have to pay us interest, unless the New Secured Notes have been called for redemption or are eligible for repurchase under the New Secured Note Indenture. We will pay a cash adjustment for any fractional shares based on the market price of the common stock on the last business day before the conversion date.

        The Conversion Price will be adjusted if:

        1. we dividend or distribute on the common stock shares of common stock;

        2. we issue rights or warrants to all holders of the common stock to purchase common stock at less than the current market price;

        3.      we subdivide or combine our common stock;

        4. we dividend or distribute to all holders of common stock, capital stock or evidences of indebtedness, cash or assets, but excluding:

                - dividends, distribution and rights or warrants referred to in (1) and (2) above, or

                -       dividends and distribution paid exclusively in cash;

        5. we make a dividend or distribution consisting exclusively of cash to all holders of common stock if the aggregate amount of these distributions combined together with (A) all other all-cash distributions made within the preceding 12 months in respect of which we made no adjustment plus (B) any cash and the fair market value of other consideration payable in any tender offers by us or any of our subsidiaries for common stock concluded within the preceding 12 months in respect for which we made no adjustment, exceeds 10% of our market capitalization, being the product of the then current market price of the common stock multiplied by the number of shares of common stock then outstanding;

        6. the purchase of common stock pursuant to a tender offer made by us or any of our subsidiaries involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration payable in any other tender offer by us or any of our subsidiaries for common stock expiring within the 12 months preceding such tender offer plus
                (B) the aggregate amount of any such all-cash distributions referred to in (5) above to all holders of common stock within the 12 months preceding the expiration of the tender offer for which we have made no adjustment, exceeds 10% of our market capitalization on the expiration of such tender offer;

        7. payment on tender offers or exchange offers by a third party other than us or our subsidiaries if, as of the closing date of the offer, our board of directors does not recommend rejection of the offer. We will only make this adjustment if a tender offer increases the person's ownership to more than 25% of our outstanding common stock and the payment per share is greater than the current market price of a share of common stock. We will not make this adjustment if the tender offer is a merger or transaction described below under "Consolidation, Merger or Assumption";

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        8.      a registration statement has not been filed with the SEC within
                30 days from the date a demand request is received by us pursuant to the registration rights agreement between us and the holders of the New Secured Notes; or

        9. a registration statement that has been filed with the SEC has not been declared effective by the SEC within 120 days from the filing date.

        If we implement a stockholders' rights plan, we will be required under the New Secured Note Indenture to provide that the holders of New Secured Notes will receive the rights upon conversion of the New Secured Notes, whether or not these rights were separated from the common stock prior to conversion.

        If we reclassify our common stock, consolidate, merge or combine with another person or sell or convey our property and assets as an entirety or substantially as an entirety, each New Secured Note then outstanding will, without the consent of the holder of any New Secured Note, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of common stock into which the New Secured Note was convertible immediately prior to the reclassification, consolidation, merger, combination, sale or conveyance. This calculation will be made based on the assumption that the holder of common stock failed to exercise any rights of election that the holder may have to select a particular type of consideration. The adjustment will not be made for a consolidation, merger or combination that does not result in any reclassification, conversion, exchange or cancellation of our common stock.

        You may, in some circumstances, be deemed to have received a distribution or dividend subject to United States federal income tax as a result of an adjustment (or the nonoccurrence of an adjustment) to the Conversion Price.

        We are permitted to reduce the Conversion Price of the New Secured Notes for limited periods of time, if our board of directors deems it advisable. Any such reduction shall be effective for not less than 20 days. We are required to give at least 15 days prior notice of any such reduction. We may also reduce the Conversion Price to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

        No adjustment in the Conversion Price will be required unless it would result in a change in the Conversion Price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments.

PROVISIONAL REDEMPTION

        The New Secured Notes are not redeemable prior until June 18, 2005. Thereafter, we will have the right to redeem some or all of the New Secured Notes at a redemption price equal to $1,000 per New Secured Note plus accrued and unpaid interest to the redemption date if the closing price of a share of common stock exceeds 150% of the conversion price for at least 20 trading days in any consecutive 30-trading day period ending on the trading day prior to the mailing of the notice of redemption.

OPTIONAL REDEMPTION

        At any time on or after June 18, 2006, we may redeem the New Secured Notes, in whole or in part, at our option, at the redemption prices specified below. The redemption price, expressed as a percentage of the principal amount, is as follows for the 12-month periods beginning on June 18 of the year indicated:

                                                                 REDEMPTION
    YEAR                                                         PRICE
    ----                                                         ----------
    2006........................................................ 102%

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

and 100% of the principal amount on and after June 18, 2007. In each case we will also pay accrued and unpaid interest to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay interest to the record holders as of the relevant record date. We are required to give notice of redemption not more than 60 and not less than 20 days before the redemption date under the New Secured Note Indenture.

        No "sinking fund" is provided for the New Secured Notes, which means that the New Secured Note Indenture does not require us to redeem or retire the New Secured Notes periodically. We may not redeem the New Secured Notes if there is a default under the New Secured Note Indenture or our other senior indebtedness documents.

REPURCHASE AT THE OPTION OF THE HOLDERS UPON A REPURCHASE EVENT

        If a repurchase event occurs, holders of the New Secured Notes would have the right, subject to conditions and restrictions, to require us to repurchase some or all of the New Secured Notes at a price equal to 105% of the principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. If a repurchase date is an interest payment date, we will pay interest to the record holder on the record date.

        We will be required to mail you a notice within 15 days after the occurrence of a repurchase event. The notice must describe the repurchase event, your right to elect repurchase of the New Secured Notes and the repurchase date. We must deliver a copy of the notice to the Trustee and cause a copy, or a summary of the notice, to be published in a newspaper of general circulation in New York, New York. You may exercise your repurchase rights by delivering written notice to us and the Trustee. The notice must be accompanied by New Secured Notes duly endorsed for transfer to us. You must deliver the exercise notice on or before the close of business on the thirty-fifth calendar day after the mailing date of the change of control notice.

        A repurchase event will be considered to have occurred if:

        1. a termination of listing of our common stock on a U.S. national securities exchange or trading on an established over-the-counter trading market in the U.S. occurs; or

        2.      one of the following "change of control" events occurs:

                - any person or group is or becomes a beneficial owner of more than 50% of the voting power of our outstanding securities entitled to generally vote for directors;

                - our stockholders approve any plan or proposal for our liquidation, dissolution or winding up;

                - we consolidate with or merge into any other corporation or any other corporation merges into us and, as a result, our outstanding common stock is changed or exchanged for other assets or securities, unless our stockholders immediately before the transaction own, directly or indirectly, immediately following the transaction at least 51% of the combined voting power of the corporation resulting from the transaction in substantially the same proportion as their ownership of our voting stock immediately before the transaction;

                - we convey, transfer or lease all or substantially all of our assets to any person; or

                - the "continuing directors" do not constitute a majority of our board of directors at any time.

        However, we will not be deemed to have undergone a change in control if either:

                a) (1) the closing sale price of a share of our common stock, or, if no sale has taken place that day, the average of the closing bid and asked prices, for any 5 trading days during the 10 trading days immediately before the change in control is equal to at least 120% of the conversion price of $1.85 per share (or at the current adjusted conversion price if an adjustment has been made as provided in the New Secured Note Indenture), (2) our common

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

                        stock is traded on a United States national securities exchange or quoted on Nasdaq National Market and (3) shares of our common stock issuable upon conversion of the New Secured Notes are freely transferable without requiring registration under the Securities Act, or

                b) in the case of a merger or consolidation otherwise constituting a change of control, (1) all of the consideration (excluding cash payments for fractional shares) in the transaction constituting the change in control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued and exchanged in connection with such change of control), (2) as a result of the transaction the New Secured Notes become convertible solely into such common stock, and (3) we or the entity formed by or surviving any change of control shall have a fixed charge coverage ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such change of control equal to or greater than 2 to 1, as if such change of control had occurred on the first day of such four-quarter period.

        The term "continuing director" means at any date a member of our board of directors:

                - who was a member of our board of directors on December 31, 2003; or

                - who was nominated or elected by at least a majority of the directors who were continuing directors at the time of the nomination or election or whose election to our board of directors was recommended by at least a majority of the directors who were continuing directors at the time of the nomination or election or by the nominating committee comprised of our independent directors.

        Under the above definition of continuing directors, if the current board of directors approve a new director or directors and then resigned, no change in control would occur, even though the current director or directors would then cease to be a director or directors. The interpretation of the phrase "all or substantially all" used in the definition of change in control would likely depend on the facts and circumstances existing at such time. As a result, there may be uncertainty as to whether or not a sale or transfer of "all or substantially all" of our assets has occurred.

        You may require us to repurchase all or any portion of your New Secured Notes upon a repurchase event. However, covenants under our senior indebtedness documents, including our bank revolving line of credit, may prevent us from paying the purchase price. If we are prohibited from repurchasing the New Secured Notes, we could seek consent from our lenders to repurchase the New Secured Notes. If we are unable to obtain their consent, we could attempt to refinance the New Secured Notes. If we were unable to obtain a consent or refinance, we would be prohibited from repurchasing the New Secured Notes. If we were unable to repurchase the New Secured Notes upon a repurchase event, it would result in an event of default under the New Secured Note Indenture, which could in turn result in an event of default under our other then-existing debt. In addition, the occurrence of the repurchase event may be an event of default under our other debt. As a result, we would be prohibited from paying amounts due on the New Secured Notes under the subordination provisions of the New Secured Note Indenture.

        The change in control feature may not necessarily afford you protection in the event of a highly leveraged transaction, a change in control of us or similar transactions involving us. We could, in the future, enter into transactions including recapitalizations, that would not constitute a change in control but that would increase the amount of our senior indebtedness or other debt, to the extent permitted by the New Secured Note Indenture. If we incur significant amounts of additional debt, this could have an adverse effect on our ability to make payments on the New Secured Notes.

        Our board of directors does not have the right under the New Secured
Note Indenture to limit or waive the repurchase right in the event of these types of leveraged transactions. Our requirement to repurchase New Secured Notes upon a change of control could delay, defer or prevent such change of control. As a result, the repurchase right may discourage:

        -       a merger, consolidation or tender offer;

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

        - the assumption of control by a holder of a large block of our shares; and

        -       the removal of incumbent management.

        The repurchase feature of the New Secured Notes is not the result of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by us to adopt a series of anti-takeover provisions. We have no present intention to engage in a transaction involving a change of control, although it is possible that we would decide to do so in the future.

        The Exchange Act and SEC rules thereunder require the distribution of specified types of information to security holders in the event of issuer tender offers and may apply in the event of a repurchase. We will comply with these rules to the extent applicable.

SUBORDINATION

        The New Secured Notes are subordinated in right of payment to our existing and future senior indebtedness, including the right of payment of our bank.

EVENTS OF DEFAULT AND REMEDIES

        The following events will constitute "events of default" under the New Secured Note Indenture:

        - failure to pay the principal or premium, if any, on any of the New Secured Notes when due;

        - failure to pay interest on the New Secured Notes when due if such failure continues for 30 days;

        - failure to deliver shares of the common stock, including cash for fractional shares, 5 days after conversion of a New Secured Note;

        - failure to perform any covenant in the New Secured Note indenture if such failure continues for 45 days after notice is given;

        - failure to repurchase any New Secured Note upon repurchase event, specifically a change of control or upon a termination of listing of the common stock on a U.S. national securities exchange or trading on an established over-the-counter trading market in the U.S. or to provide written notice to the holders of the New Secured Notes of such an event;

        - our failure or the failure of any of our significant subsidiaries to make payment at maturity of indebtedness in an aggregate principal amount in excess of $5 million, if such failure continues for a period of 30 days after notice of such default;

        - our default or the default of any of our significant subsidiaries that results in the acceleration of indebtedness in an aggregate principal amount in excess of $5 million if such indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled within 30 days after notice of such default;

        - we or any of our significant subsidiaries commences a voluntary proceeding seeking liquidation, reorganization or other relief, or consents to any such relief or the appointment a trustee, receiver, liquidator, custodian or similar official in an involuntary case against us or any such subsidiary, or makes a general assignment for the benefit of creditors or otherwise fails to pay debts when they become due;

        - an involuntary case or other proceeding is commenced against us or any of our significant subsidiaries seeking liquidation, reorganization or other relief with respect to us or our debts or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official, and such case remains undismissed and unstayed for a period of 60 days;

        - a default occurs under any of the security documents, the liens created by the security documents do not constitute valid and perfected liens, or any of the security documents ceases to be in full force and effect (other than expiration in accordance with their terms or modification, waiver, termination or release in accordance with the terms of the New Secured Note Indenture), and such default continues for a period of 15 days following written notice of such default;

        - our failure to make, when due, any transfer, delivery, pledge, assignment or grant of collateral required to be made by us, and such failure continues for 10 business days after notice of such failure; or

        - Any guarantee given by one of our subsidiaries pursuant to the New Secured Note Indenture is held to be unenforceable or invalid in any material respect or ceases to be in full force and effect, or any subsidiary denies its guarantee obligations.

        If an event of default occurs and continues to occur, the principal and premium on the New Secured Notes may be declared to be immediately due and payable. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding New Secured Notes under circumstances set forth in the New Secured
Note Indenture, will be able to rescind the acceleration of all events of default, other than the payment of principal of the New Secured Notes that become due solely because of the acceleration and events of defaults that are cured or waived as provided in the New Secured Note Indenture.

COVENANTS

FINANCIAL COVENANTS

        Under the New Secured Note Indenture, until the earlier of June 18, 2007, or any conversion, redemption or repurchase of all the New Secured Notes, we are prohibited from incurring any additional indebtedness other than:

        - indebtedness under the New Secured Notes and the subsidiary guarantees;

        - an aggregate principal amount not to exceed $38.18 million of the Existing Notes and New Subordinated Notes;

        - additional indebtedness that is PARI PASSU with or subordinate to the New Secured Notes, not to exceed $20,000,000.00 in principal amount outstanding at any time ("PARI PASSU indebtedness");

        - indebtedness not otherwise covered by any other clause which was outstanding on June 18, 2004, the date of execution of the New Secured Note Indenture;

        - our indebtedness to any of our designated subsidiaries and indebtedness of any designated subsidiary to us or another subsidiary;

        - indebtedness secured by our assets that is incurred by us or a designated subsidiary from any bank, commercial finance company, other commercial lender or financial institution in an amount not to exceed in the aggregate the greater of (x) $15,000,000, or (y) an amount equal to the sum of (i) eighty-five percent (85%) of the face amount of our accounts receivable aged less than ninety (90) days, and (ii) forty percent (40%) of our property, plant and equipment;

        - indebtedness of ours or any of our subsidiaries incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other indebtedness of ours or any of our subsidiaries (other than intercompany indebtedness); PROVIDED that (1) the principal amount (or accreted value, if applicable) of such indebtedness does not exceed the principal amount (or accreted value, if applicable) of the indebtedness extended, refinanced, renewed, replaced, defeased

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                (whether legally or as to covenants only) or refunded (plus all accrued interest on such indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);
                (2) such indebtedness has a final maturity date on or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the New Secured Notes, such indebtedness is subordinated in right of payment to the New Secured Notes on terms at least as favorable to the holders of New Secured Notes as those contained in the documentation governing the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such indebtedness is incurred either by us or our subsidiary that is the obligor on the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        - indebtedness of a person existing at the time such person becomes one of our subsidiaries or assumed in connection with the acquisition by us of assets from such person, in an amount not to exceed $25,000,000 in the aggregate;

        - indebtedness that is subordinate to the New Secured Notes, not to exceed $114,500,000 in the aggregate, provided that that the express subordination provisions contained therein or otherwise pertaining thereto provide that (a) the obligor thereunder shall not be permitted to make any payments of principal in cash, or otherwise retire, redeem or repurchase such subordinate indebtedness for cash so long as any indebtedness under the New Secured Notes remains outstanding, provided so long as no event of default has occurred and is continuing hereunder such obligor shall be permitted to make regularly scheduled payment of interest on such subordinate indebtedness in cash as and when the same shall become payable, and (b) the holders of such subordinate indebtedness agree that during the occurrence and continuation of an event of default under the New Secured Note Indenture, such holders will not take any action to enforce their rights and remedies under such subordinate indebtedness (other than such actions which may be necessary to toll any statute of limitations or any filing of a proof of claim in any bankruptcy or insolvency proceeding);

        - indebtedness arising from bid, performance, appeal or surety bonds or similar bonds or instruments securing any obligations of us or any of our designated subsidiaries incurred in the ordinary course of business, which subsidiaries' guarantees, letters of credit, bonds or similar instruments do not secure other indebtedness;

        - disqualified stock issued in accordance with the requirements set forth below;

        - indebtedness (including capitalized lease obligations) incurred by us or any of our subsidiaries to finance the purchase, lease or improvement of property (real or personal) (whether through the direct purchase, lease or improvement of assets or purchase of the equity interests of any person owning such assets); provided that the aggregate principal amount of indebtedness outstanding under this clause does not exceed the lesser of (x) 10% of our consolidated total assets at the time of any incurrence thereof (including any indebtedness incurred in connection with a refinancing by us or our subsidiaries with respect thereto) or (y) $10,000,000;

        - indebtedness under obligations incurred pursuant to any foreign currency exchange agreement, option or futures contract or similar agreement or arrangement entered into for bona fide hedging purposes and not for speculative purposes, provided that that such obligations do not increase the indebtedness of us or any of our designated subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates, as applicable, or by reason of fees, indemnities and compensation payable thereunder;

        - indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such indebtedness is extinguished within four (4) business days of incurrence; and

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        -       indebtedness of us or any of our designated subsidiaries
                consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets.

        Under the New Secured Note Indenture, we may not, and we may not permit any of our subsidiaries to:

        - issue, assume or guarantee any indebtedness secured by any lien on any property, or any improvements, additions and accessions thereto and all proceeds thereof, owned as of the date of the New Secured Note Indenture or thereafter acquired by us or any designated subsidiary, other than (i) liens existing on the date the New Secured Notes are issued or provided for pursuant to agreements (and terms thereof) existing on the date the New Secured Notes are issued securing indebtedness (A) existing on the date the New Secured Notes are issued or (B) to be incurred under agreements existing on the date the New Secured Notes are issued; (ii) liens on the property of any person existing at the time such person becomes a designated subsidiary and not incurred as a result of (or in connection with or in anticipation of) such person becoming a designated subsidiary, PROVIDED that such liens do not extend to or cover any property of ours or any of our designated subsidiaries other than the property encumbered at the time such person becomes a designated subsidiary, all improvements, additions and accessions thereto and all proceeds thereof; (iii) liens affecting property existing at the time it becomes property of ours or any of our designated subsidiaries, and all improvements, additions and accessions thereto and all proceeds thereof; (iv) any lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any lien of any type permitted under clauses (i) through (iii) above, including any lien securing any refinancing indebtedness relating to the indebtedness referenced in clauses (i) through (iii) above, PROVIDED that lien extends to or covers only the property that is subject to the lien being extended, renewed or replaced and that the principal amount of indebtedness secured thereby shall not exceed the sum of (A) the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, (B) any expenses of ours and any of our designated subsidiaries (including any premium) incurred in connection with any such extension, renewal or replacement; (v) liens securing indebtedness of ours or any of our designated subsidiaries classified as "Permitted Indebtedness, (vi) liens securing PARI PASSU indebtedness, (vi) other liens (exclusive of any lien of any type otherwise permitted under clauses (i) through (vi) above) securing indebtedness of ours or any of our designated subsidiaries in an aggregate principal amount that does not at the time such indebtedness is incurred exceed 20% of consolidated net tangible assets (as shown on our most recent audited consolidated balance sheet), and (vii) any interest or title of a lessor under any capitalized lease obligation otherwise permitted under the New Secured Note Indenture;

        - directly or indirectly: (i) declare or pay any dividend or make any distribution on account of our or any of our subsidiaries' equity interests (other than dividends or distributions payable in equity interests (other than disqualified stock)), dividends or distributions payable us or any of our designated subsidiaries , or dividends or distributions payable with respect to any shares of disqualified stock issued in compliance with the New Secured Note Indenture; (ii) purchase, redeem or otherwise acquire or retire for value any equity interests of ours or any direct or indirect parent of ours or other affiliate or subsidiary of ours (other than any such equity interests owned by us or any of our designated subsidiaries), any permitted employee repurchase or any qualified repurchase plan; or (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is contractually subordinated to the New Secured Notes, except at final maturity, other than through the purchase or acquisition by us of indebtedness through the issuance in exchange therefor of equity interests other than disqualified stock (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "restricted payments"), unless, at the time of and after giving effect to such restricted payment: (a) no default or event of default shall have occurred and be continuing or would occur as a consequence thereof; (b) we would, at the time of such restricted payment and after giving pro forma effect thereto as if such restricted payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to a fixed charge coverage ratio test set forth in the New Secured Note Indenture; and (c) such restricted payment, together with the aggregate of all other restricted payments made by us and our subsidiaries after the date of issue of the New Secured Notes (excluding

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                restricted payments permitted by clauses (II) and (III) below), is less than the sum, without duplication, of (I) $5,000,000 plus (II) 50% of our consolidated net income for the period (taken as one accounting period) from June 1, 2004 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such restricted payment (or, if such consolidated net income for such period is a deficit, less 100% of such deficit), plus (III) to the extent not included in the amount described in clause (II) above, 100% of the aggregate net cash proceeds received by us after the date of issue of the New Secured Notes from the issue or sale of, or from additional capital contributions in respect of, our equity interests or debt securities or any subsidiary that have been converted into, or cancelled in exchange for, our equity interests (other than equity interests (or convertible debt securities) sold to one of our subsidiaries or an affiliates and other than disqualified stock or debt securities that have been converted into disqualified stock);

        - issue any disqualified stock or permit any of our subsidiaries to issue any shares of preferred stock; provided, however, that we may issue shares of disqualified stock if: (i) the fixed charge coverage ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such disqualified stock is issued would have been at least 1.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the disqualified stock had been issued at the beginning of such four-quarter period; (ii) no default or event of default shall have occurred and be continuing or would occur as a consequence thereof, and (iii) the terms of such disqualified stock expressly provide that we shall not be required to redeem such disqualified stock at any time prior to the date on which all amounts due under the New Secured Note Indenture, including without limitation all principal and interest due under the New Secured Notes, have been indefeasibly paid in full;

        - directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of our designated subsidiaries to (i)(A) pay dividends or make any other distributions to us or any of our subsidiaries (1) on its capital stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to us or any of our subsidiaries, (ii) make loans or advances to us or any of our subsidiaries or (iii) transfer any of its properties or assets to us or any of our subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) existing indebtedness as in effect on the issue date of the New Secured Notes, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the existing indebtedness as in effect on the issue date of the New Secured Notes, (b) the New Secured Note Indenture and the New Secured Notes, (c) applicable law, (d) any instrument governing acquired indebtedness or capital stock of a person acquired by us or any of our subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (e) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the issue date of the New Secured Notes, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a lien, such lien constitutes a purchase money lien, (h) any restriction or encumbrance in the nature of clause (iii) above contained in contracts for sale of assets permitted by this indenture in respect of the assets being sold pursuant to such contract, (i) contractual encumbrances or restrictions in effect on the date of issuance of the New Secured Notes, (j) customary provisions contained in leases, licenses or other agreements entered into in the ordinary course of business or in permitted indebtedness, in each case which do not limit the ability of any designated subsidiary to take any of the actions described in clauses (i) through (iii) of this clause with respect to a material amount of dividends, distributions, indebtedness, loans, advances or sales, leases or transfers of properties or assets, as applicable, (k) restrictions on cash or other deposits or net worth or similar type restrictions imposed by customers under contracts entered into in the ordinary course of business

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                or (l) refinancing indebtedness, provided that the restrictions contained in the agreements governing such refinancing indebtedness are no more restrictive than those contained in the agreements governing the indebtedness being refinanced;

        - sell, lease, transfer or otherwise dispose of any of our properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate (each of the foregoing referred to hereinafter as, an "affiliate transaction"), unless (i) such affiliate transaction is on terms that are no less favorable to us or our designated subsidiary than those that would have been obtained in a comparable transaction by us or such designated subsidiary with an unrelated person and (ii) we deliver to the Trustee (a) with respect to any affiliate transaction entered into after the date of the New Secured Note Indenture involving aggregate consideration in excess of $1,000,000, an officers' certificate certifying that such affiliate transaction complies with clause (i) above and that such affiliate transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any affiliate transaction involving aggregate consideration in excess of $5,000,000, an opinion as to the fairness to us or our designated subsidiary of such affiliate transaction from a financial point of view issued by an investment banking firm of national standing; provided that the following shall not be deemed to be affiliate transactions: (x) any employment agreement entered into by us or any of our subsidiaries in the ordinary course of business and consistent with the past practice of us or such designated subsidiary, (y) transactions between or among us and/or any of our designated subsidiaries, and (z) restricted payments permitted by the New Secured Note Indenture;

        - make any investments other than (a) investments in us or one of our designated subsidiaries; (b) any investments in cash equivalents; (c) investments by us or any of our subsidiaries in a person if as a result of such investment (i) such person becomes one of our designated subsidiaries and that is engaged in the development, manufacture, marketing, provision or sale of communications and communications-related services and products or any other business conducted by us on the issue date of the New Secured Notes, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or any of our designated subsidiaries that is engaged in the development, manufacture, marketing, provision or sale of communications and communications-related services and products or any other business conducted by us on the issue date of the New Secured Notes; (d) investments outstanding as of the issue date of the New Secured Notes; and (e)(i) other investments that do not exceed $3,000,000 in the aggregate at any time outstanding, and (ii) if the amount specified in clause (e)(i) above has been fully utilized, other investments (in addition to those permitted by clause (e)(i) above) that (A) are each individually approved by the Board of Directors as evidenced by a resolution of the Board of Directors delivered to the Trustee contemporaneously with such investment and (B) in the aggregate do not exceed $3,000,000 at any time outstanding;

        - directly or indirectly, consummate any asset sale unless: (i) we or one of our designated subsidiaries, as the case may be, receives consideration at the time of any such asset sale at least equal to the fair market value of the asset sold or otherwise disposed of, (ii) at least 75% of the net proceeds from such asset sale are received in cash or cash equivalents (unless such asset sale is a lease) and (iii) with respect to any asset sale involving the equity interests of any of our designated subsidiaries, we shall sell all of the equity interests of such designated subsidiary that we own; PROVIDED, that the amount of (x) any liabilities (as shown on our or our restricted subsidiary's most recent balance sheet) of ours or any of our designated subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the New Secured Notes or a guarantee given by one of our subsidiaries) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases us or such designated subsidiary from further liability and (y) in the case of any asset sale constituting the transfer (by merger or otherwise) of all of the capital stock of a designated subsidiary, any liabilities (as shown on such designated subsidiary's most recent balance sheet) of such designated subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the New Secured Notes or a guarantee given by one of our subsidiaries) that will remain outstanding after such transfer and will not be a liability of ours or any of our designated subsidiaries following such transfer and (z) any securities, notes or other obligations received by us or any such designated

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                subsidiary from such transferee that are contemporaneously
                (subject to ordinary settlement periods) converted by us or such designated subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

                Within 365 days after the receipt of proceeds in respect of any asset sale, we must use all such proceeds either to invest in properties and assets used in the development, manufacture, marketing, provision or sale of communications and communications-related services and products or any other business conducted by us on the issue date of the New Secured Notes (including, without limitation, a capital investment in any person which becomes a designated subsidiary) and/or to reduce indebtedness under the Credit Agreement, the New Secured Notes, any PARI PASSU indebtedness or indebtedness of a designated subsidiary; PROVIDED, that when any non-cash proceeds are liquidated, such proceeds (to the extent they are asset sale proceeds) will be deemed to be asset sale proceeds at that time. When the aggregate amount of asset sale proceeds that are not invested or used to reduce indebtedness under the Credit Agreement, the New Secured Notes, any PARI PASSU indebtedness or indebtedness of a designated subsidiary ("excess proceeds") exceeds $10,000,000, we shall make an offer (an "excess proceeds offer") to apply the excess proceeds to repurchase the New Secured Notes at a purchase price equal to 100% of the principal amount of such New Secured Notes, plus accrued and unpaid interest to the date of purchase. If we are required to do so by the terms of any senior indebtedness or PARI PASSU indebtedness, the excess proceeds offer may be made ratably to purchase the New Secured Notes and such other senior indebtedness or PARI PASSU indebtedness on the terms contemplated by such other indebtedness at a purchase price not to exceed 100% of the principal amount of such other indebtedness plus accrued and unpaid interest to the date of purchase. To the extent that the aggregate principal amount of the New Secured Notes (plus accrued interest thereon) (and, if applicable, such other indebtedness) tendered pursuant to the excess proceeds offer is less than the excess proceeds, we may use such deficiency, or a portion thereof, for general corporate purposes or for other purposes permitted under the New Secured Note Indenture. If the aggregate principal amount of the New Secured Notes surrendered by holders thereof (and, if applicable, such other indebtedness surrendered by holders thereof) exceeds the amount of excess proceeds allocated to the New Secured Notes, we shall select the New Secured Notes to be purchased in accordance with the procedures (including prorating in the event of oversubscription) described below.

                Within 10 days following the occurrence of an event which mandates an excess proceeds offer, we shall mail a notice to the Trustee and to each holder of the New Secured Notes stating: (i) that the excess proceeds offer is being made pursuant to the terms of the New Secured Note Indenture and that all New Secured Notes tendered and not subsequently withdrawn will be accepted for payment and paid for by us; (ii) the offer amount and purchase price and the purchase date (which shall not be less than 30 days nor more than 60 days after the date such notice is mailed); (iii) that any New Secured Note not tendered shall continue to accrue interest and be convertible and shall continue to be governed by the terms of the New Secured Note Indenture in all respects; (iv) that, unless we default in the payment thereof, all New Secured Notes accepted for payment pursuant to the excess proceeds offer shall cease to accrue interest on and after the payment date and cease to be convertible; (v) that holders electing to have any New Secured Notes purchased pursuant to an excess proceeds offer will be required to surrender the New Secured Notes to be purchased to the paying agent at the address specified in the notice prior to the close of business on the business day next preceding the respective payment date; (vi) that holders of the New Secured Notes will be entitled to withdraw their election on the terms and conditions set forth in such notice; (vii) that holders whose New Secured Notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the New Secured Notes surrendered, PROVIDED, that each New Secured Note purchased and each such new note issued shall be in a principal amount of $1,000 or integral multiples thereof; (viii) briefly, the conversion rights of holders of the New Secured Notes; (ix) the conversion price and any adjustments thereto, the date on which the right to convert the New Secured Notes will terminate and the places where such New Secured Notes may be surrendered for conversion; and (x) that holders who want to convert their New Secured Notes must satisfy the requirements set forth in the New Secured Notes.

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                Holders electing to have a New Secured Note purchased shall be required to surrender the New Secured Note, with an appropriate form duly completed, to the paying agent at the address specified in the notice prior to the close of business on the business day next preceding the payment date. Holders shall be entitled to withdraw their election if the Trustee or we receives not later than one business day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the New Secured Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such New Secured Note purchased. If on the payment date the aggregate principal amount of New Secured Notes exceeds the offer amount, we shall select the New Secured Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by us so that only New Secured Notes in denominations of $1,000, or integral multiples thereof, shall be purchased).

                On the payment date, we shall (i) accept for payment all New Secured Notes or portions thereof tendered and not theretofore withdrawn and which are selected for repurchase pursuant to the offer, (ii) deposit with the paying agent immediately available funds sufficient to pay the purchase price of all New Secured Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all New Secured Notes so tendered, together with an officers' certificate specifying the New Secured Notes or portions thereof tendered to us or the paying agent and an authentication order, if new notes are to be issued. The paying agent shall promptly mail or deliver to each holder of New Secured Notes so tendered payment in an amount equal to the purchase price for such New Secured Notes, and the Trustee shall promptly authenticate and mail or deliver to such holder one or more certificates evidencing New Secured Notes equal in aggregate principal amount to any unpurchased portion of the New Secured Notes surrendered; PROVIDED, that each such New Secured Note shall be in a principal amount of $1,000 or integral multiples thereof.

        - directly or indirectly permit any designated subsidiary to guarantee any indebtedness of ours other than indebtedness under the Credit Agreement, the New Secured Notes, the PARI PASSU indebtedness, other permitted indebtedness and, to the extent permitted by the New Secured Note Indenture, currency hedge obligations.

        - acquire or create, directly or indirectly, another domestic subsidiary (other than a subsidiary that is also a subsidiary of a designated subsidiary that is not a subsidiary guarantor) after the date of the New Secured Note Indenture, unless such newly acquired or created domestic subsidiary shall become a subsidiary guarantor and execute a supplemental indenture and deliver an opinion of counsel, in accordance with the terms of the New Secured Note Indenture; PROVIDED, that subsidiaries that have been properly designated as unrestricted subsidiaries by our board of directors in accordance with the New Secured Note Indenture shall not be subject to these requirements and shall be released from all obligations under any a guarantee given by one of our subsidiaries, in each case for so long as they continue to constitute unrestricted subsidiaries; and

        - sell, directly or indirectly, any shares of capital stock of a designated subsidiary (including options, warrants, or other rights to purchase shares of such capital stock) except: (i) to us or one of our wholly-owned subsidiaries; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of capital stock of designated subsidiaries which are foreign subsidiaries, to the extent required by applicable law; or (iii) issuances or sales of common stock of a designated subsidiary so long as immediately giving effect to the issuance or sale, the designated subsidiary would no longer constitute a designated subsidiary, PROVIDED, that (x) the proceeds therefrom shall be treated as proceeds from an asset sale and (y) any investment in any person remaining after giving effect to the issuance or sale that would have been a permitted investment if made on the date of the issuance or sale.

Under the New Secured Note Indenture, we are required to:

        - preserve the liens granted under the security agreements between the collateral agent and us and each the designated subsidiaries, and undertake all actions which are required by applicable law to maintain the liens of the collateral agent in the collateral in full force and effect at all times (including the relevant priority thereof), and (b) preserve and protect the collateral and protect and enforce our rights

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                and title and the rights of the collateral agent to the
                collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.

NON-FINANCIAL COVENANTS

        Under the New Secured Note Indenture, we are required to:

        - duly and punctually pay the principal of and premium, if any, and interest on each of the New Secured Notes;

        - maintain an office or agency in the Borough of Manhattan, The City of New York, where the New Secured Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notice and demands to or upon us in respect of the New Secured Notes and New Secured Note Indenture may be served;

        - appoint a Trustee whenever necessary to avoid or fill a vacancy in the office of Trustee, so that at all times there will be a Trustee under the New Secured Note Indenture;

        - cause any paying agent that we appoint other than the Trustee to execute and deliver to the Trustee an instrument in which it agrees to (i) hold all sums in trust for the benefit of the holders of the New Secured Notes, (ii) give the Trustee notice of any failure by us to make any payment of the principal of and premium, if any, or interest on the New Secured Notes when the same is due and payable, and (iii) pay to the Trustee all sums held in trust upon an event of default under the New Secured
                Note Indenture. If we act as our own paying agent, we must, on or before each due date of the principal of, premium, if any, or interest on the New Secured Notes, set aside and hold in trust for the benefit of the holders of the New Secured Notes a sum sufficient to pay such principal, premium, if any, or interest becoming due, and we must notify the Trustee of our failure to take any such action or any failure to make any payment when due;

        - do all things necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of the designated subsidiaries and our rights, licenses and franchises and the rights, licenses and franchises of the designated subsidiaries;

        - agree not to claim or take advantage of any stay, extension or usury law or other law, whenever enacted, that would prohibit or forgive us from paying all or any portion of the principal of or interest on the New Secured Notes;

        - deliver to the Trustee within 120 days after the end of each fiscal year an officer's certificate, signed by our principal executive, principal financial or principal accounting officer, stating whether, to the best of their knowledge, the signer knows of any default under the New Secured Note Indenture that occurred during such period, and describing the nature of such default;

        - execute and deliver any further instruments and do any further acts, as may be requested by the Trustee, that are reasonably necessary to carry out the purposes of the New Secured Note Indenture;

        -       pay or discharge any material tax, assessment, charge, or claim;

        - maintain with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and

        - while any New Secured Note is outstanding, timely file with the SEC and provide a copy to the Trustee and to each holder of New Secured Notes, and, upon request, any beneficial owner of New

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                Secured Notes without cost, all such reports and other
                information as may be required by Section 13 or 15(d) of the Exchange Act, including, without limitation, Forms 10-K, 10-Q and 8-K. Upon request without cost, we shall also provide holders and beneficial owners of New Secured Notes copies of all officers' certificates delivered to the Trustee. At such time as we are not subject to the reporting requirements of the Exchange Act, promptly after the same would be required to be filed with the SEC if we then were subject to Section 13 or 15(d) of the Exchange Act, we shall file with the Trustee and supply to each holder and, upon request, to any beneficial owner of New Secured Notes and any prospective purchaser of New Secured Notes, without cost, copies of its financial statements and certain other reports or information comparable to that which we would have been required to report pursuant to Sections 13 and 15(d) of the Exchange Act, including, without limitation, the information that would be required by Forms 10-K, 10-Q and 8-K. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officers' certificates).

MODIFICATIONS OF THE NEW SECURED NOTES INDENTURE

        The consent of the holders of a majority in principal amount of the outstanding New Secured Note affected is required to make a modification or amendment to the New Secured Note Indenture. However, a modification or amendment requires the consent of the holder of each outstanding New Secured Note affected if it would:

        -       extend the fixed maturity of any New Secured Note;

        - reduce the interest rate or change the time of payment of interest on any New Secured Note;

        -       reduce the principal amount or any premium of any New Secured
                Note;

        - reduce any amount payable upon redemption or repurchase of any New Secured Note;

        - adversely change our obligation to repurchase any New Secured Note upon the happening of an event requiring such repurchase;

        - adversely change the holder's right to institute suit for the payment of any New Secured Note;

        -       change the place where, or currency in which, any New Secured
                Note is payable;

        -       adversely modify the right to convert the New Secured Notes;

        -       adversely modify the subordination provisions of the New Secured
                Notes;

        - change the percentage required to consent to modifications and amendments;

        - reduce the percentage in aggregate principal amount of outstanding New Secured Notes required for the adoption of a resolution or the quorum required at any meeting of holders of New Secured Notes at which a resolution is adopted; or

        - reduce the percentage of outstanding New Secured Notes necessary for waiver of compliance with certain provisions of the New Secured Notes Indenture or for the waiver of certain defaults; or

SATISFACTION AND DISCHARGE

        We may discharge our obligations under the New Secured Note Indenture while New Secured Notes remain outstanding if:

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        -       all New Secured Notes will become due in one year or are
                scheduled for redemption in one year; and

        - we deposit sufficient funds to pay all outstanding New Secured Notes on their scheduled maturity or redemption date.

NOTICES

        Notice to holders of the New Secured Notes will be given by mail to the addresses of such holders as they appear in the security register. Such notices will be deemed to have been given on the date of mailing of the notice.

REPLACEMENT OF NOTES

        We will replace New Secured Notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the Trustee of the mutilated New Secured Notes or evidence of the loss, theft or destruction thereof satisfactory to us and the Trustee. In the case of a lost, stolen or destroyed New Secured Note, indemnity satisfactory to the Trustee and to us may be required at the expense of the holder of such New Secured Note before a replacement New Secured Note will be issued.

GOVERNING LAW

        The New Secured Notes and the New Secured Note Indenture are governed by the laws of the State of New York, without regard to conflicts of laws principles.

CONCERNING THE TRUSTEE

        We have appointed the Trustee as the initial paying agent, conversion agent, registrar and custodian for the New Secured Notes. We may maintain deposit accounts and conduct other banking transactions with the Trustee or its affiliates in the ordinary course of business. In addition, the Trustee and its affiliates may in the future provide banking and other services to us in the ordinary course of their business.

        If the Trustee becomes one of our creditors, the New Secured Note Indenture and the Trust Indenture Act of 1939 may limit the right of the Trustee to obtain payment on or realize on security for its claims. If the Trustee develops any conflicting interest with the holders of New Secured Notes or us, it must eliminate the conflict or resign.

CONVERSION, REGISTRATION, TRANSFER AND EXCHANGE OF THE NEW SECURED NOTES

        You can convert your New Secured Notes by delivering the New Secured Notes to an office or agency of the Trustee in the Borough of Manhattan, the City of New York, along with a duly signed and completed notice of conversion, a form of which may be obtained from the Trustee. In the case of a global security, DTC will effect the conversion upon notice from the holder of a beneficial interest in the global security in accordance with DTC's rules and procedures. The conversion date will be the date on which the New Secured Note and the duly signed and completed notice of conversion are delivered. As promptly as practicable on or after the conversion date, but no later than three business days after the conversion date, we will issue and deliver to the conversion agent certificates for the number of full shares of common stock issuable upon conversion, together with any cash payment for fractional shares. If you have previously elected to have us repurchase your New Secured Notes, you will have to withdraw such election prior to conversion.

        Holders will not be required to pay a service charge for the conversion, registration, exchange or transfer of their New Secured Notes. We may, however, require holders to pay any tax or other governmental charge in connection with the transfer or exchange of the New Secured Notes other than stamp or other duties imposed with respect to the issuance of the New Secured Notes. We are not required to exchange or register the transfer of:

        - any New Secured Note for a period of 15 days before selection for redemption;

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        -       any New Secured Note or portion selected for redemption;

        -       any New Secured Note or portion surrendered for conversion; or

        - any New Secured Note or portion surrendered for repurchase but not withdrawn in connection with a change of control.

FORM, DENOMINATION AND REGISTRATION

        The New Secured Notes are evidenced by a global security initially deposited with DTC, and registered in the name of Cede & Co. as DTC's nominee. The global security has been deposited with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, as described below.

        Transfers of beneficial interests in the global security are subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.

        Except as set forth below, the global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        THE DESCRIPTIONS OF THE OPERATIONS AND PROCEDURES OF DTC THAT FOLLOW ARE PROVIDED SOLELY AS A MATTER OF CONVENIENCE. THESE OPERATIONS AND PROCEDURES ARE SOLELY WITHIN THE CONTROL OF DTC AND ARE SUBJECT TO CHANGES BY THEM FROM TIME TO TIME. WE TAKE NO RESPONSIBILITY FOR THESE OPERATIONS AND PROCEDURES AND URGES INVESTORS TO CONTACT DTC OR ITS PARTICIPANTS DIRECTLY TO DISCUSS THESE MATTERS.

        Institutions that have accounts with DTC or its nominees (called "participants") may own a beneficial interest in a global New Secured Note. Persons that are not participants may beneficially own interests in the global security held by DTC only through participants or banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). So long as Cede, as the nominee of DTC, is the registered owner of the global security, Cede will be considered the sole holder of the global security for all purposes. Except as provided below, owners of beneficial interests in the global security will not:

        - be entitled to have certain certificates registered in their names;

        - be entitled to receive physical delivery of certificates in definitive form; or

        -       be considered the registered holders thereof.

        A beneficial interest in the global security may not be exchanged for a New Secured Note in certificated form unless (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the global security or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case we fail to appoint a successor depositary, (ii) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the New Secured Notes in certificated form or (iii) an event of default or any event which after notice or lapse of time or both would be an event of default occurs, and is continuing, with respect to the New Secured Notes. In all cases, certificated New Secured Notes delivered in exchange for any global security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

        Transfers between participants will be affected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, holders may be unable to transfer beneficial interests in the global security to those persons.

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        We will make cash payments of interest on and principal and redemption or repurchase price of the global security to Cede, the nominee for DTC as the registered holder of the global security. We will make these payments by wire transfer of immediately available funds. Neither we, the Trustee nor any paying agent will have any responsibility or liability for:

        - any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security; or

        - maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the New Secured Notes represented by the global security as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to owners of beneficial interests in New Secured Notes represented by the global security held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."

        We will send any redemption notices to Cede. We will understand that if less than all of the New Secured Notes are being redeemed, DTC's practice is to determine by lot the amount of the holdings of each participant to be redeemed.

        We also understand that neither DTC nor Cede will consent or vote with respect to the New Secured Notes. We have been advised that under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the New Secured Notes are credited on the record date identified in a listing attached to the omnibus proxy.

        A person having a beneficial interest in New Secured Notes represented by the global security may be unable to pledge that interest to persons or entities that do not participate in the DTC system, or to take other actions in respect of that interest, because that beneficial interest is not represented by a physical certificate.

        We and the Trustee have no responsibility for the performance by DTC, its participants and its indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of New Secured Notes, including the presentation of New Secured Notes for conversion as described below, only at the direction of one or more participants whose DTC accounts are credited with interests in the global security and only in respect of the principal amount of the New Secured Notes represented by the global security as to which those participants have given such a direction.

        DTC has advised us as follows:

        - DTC is a limited purpose trust company organized under the laws of the State of New York;

        -       DTC is a member of the Federal Reserve System;

        - DTC is a "clearing corporation" within the meaning of the Uniform Commercial Code; and

        - DTC is a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other types of organizations. Some of the participants, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a participant, either directly or indirectly.

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        DTC is under no obligation to perform or continue to perform the above procedures, and these procedures may be discounted at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause New Secured Notes to be issued in definitive form in exchange for the global security.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global New Secured Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global New Secured Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

                        DESCRIPTION OF EQUITY SECURITIES

        THE FOLLOWING DESCRIPTION SETS FORTH THE GENERAL TERMS OF OUR COMMON STOCK AND WARRANTS, INCLUDING THOSE ISSUED IN CONNECTION WITH OUR REFINANCING OF THE EXISTING SENIOR NOTES. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO OUR CERTIFICATE OF INCORPORATION AND BY-LAWS AND PROVISIONS OF DELAWARE LAW. WE HAVE FILED OUR CERTIFICATE OF INCORPORATION AND BY-LAWS AS EXHIBITS TO OUR OTHER FILINGS WITH THE SEC. SEE "WHERE YOU CAN FIND MORE INFORMATION" FOR INFORMATION ABOUT HOW YOU CAN OBTAIN COPIES OF THESE DOCUMENTS.

CAPITAL STOCK

        Our authorized capital stock consists of 170,000,000 shares of common stock and 15,000,000 shares of undesignated preferred stock, $0.001 par value per share. We are authorized to issue up to 170,000,000 shares of common stock. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do no have cumulative voting rights. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor and subject to any preferential dividend rights of any then outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably all of our assets available for distribution and subject to any liquidation preference of any then outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights.

        As of June 30, 2004, there were 46,655,867 shares of common stock outstanding held by 229 stockholders of record. There are currently no designated classes of preferred stock and no outstanding shares of preferred stock.

WARRANTS

        In connection with our contemporaneous refinancing of the Existing Senior Notes, on June 18, 2004 we issued to the holders of the Existing Senior Notes the Warrants to purchase in the aggregate 5,176,065 shares of our common stock, which Warrants shall have an exercise price of $1.85 per share (subject to antidilution protection in certain circumstances) and are exercisable until June 18, 2007. We are registering the shares of common stock underlying these Warrants for resale by their holders pursuant to this Prospectus.

        In 2003, in connection with an exchange of Existing Notes for Existing Senior Notes, we issued to holders of Existing Notes warrants to purchase 4,915,416 shares of our common stock, which warrants have an exercise price of $0.65 per share and are exercisable for a period of five years from the date of issuance. In April 2004, holders of warrants to purchase 1,478,132 shares of common stock exercised such warrants for cash.

        In December 2002, in conjunction with the initiation of our bank credit lines, we issued to Silicon Valley Bank a warrant to purchase 337,500 shares of our common stock, which warrant had an exercise price of $0.337 per share. In January 2004, the bank exercised its warrant in full, on a net issue basis, and received 272,876 shares of our common stock.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

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        We are subject to the provisions of Section 203 of the Delaware General
Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a certain period of time. That period is three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or owned within three years prior, 15% or more of the corporation's voting stock.

        Our certificate of incorporation and by-laws provide for the division of the board of directors into three classes, as nearly equal in size as possible, with each class beginning its three-year term in different years. A director may be removed only for cause by the vote of a majority of the shares entitled to vote for the election of directors.

        Our by-laws provide that for nominations for the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the matter in writing to our secretary. To be timely, a notice of nominations or other business to be brought before an annual meeting must be delivered between 120 days and 150 days prior to date one year after the date of the preceding year's proxy statement. If the date of the current year's annual meeting is more than 30 days before or 60 days after such anniversary, or if no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, a stockholder's notice will be timely if it is delivered not earlier than 90 days prior to the current year's annual meeting and not later than 60 days prior to the annual meeting or 10 days following the date on which public announcement of the date of the annual meeting is first made by us, whichever is later. With respect to special meetings, notice must generally be delivered not more than 90 days prior to such meeting and not later than 60 days prior to such meeting or 10 days following the day on which public announcement of the date of the annual meeting is first made by us, whichever is later. The notice must contain, among other things, certain information about the stockholder delivering the notice and, as applicable, background information about each nominee or a description of the proposed business to be brought before the meeting.

        Our certificate of incorporation empowers the board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders.

        These factors may include:

        - comparison of the proposed consideration to be received by stockholders in relation to the market price of our capital stock, the estimated current value of our company in a freely negotiated transaction and the estimated future value of our company as an independent entity;

        - the impact of such a transaction on our employees, suppliers and customers and its effect on the communities in which we operate; and

        - the impact of such a transaction on our unique corporate culture and atmosphere.

        The provisions described above could make it more difficult for a third party to acquire, or discourage a third party from acquiring control of our company.

        Our certificate of incorporation also provides that any action required or permitted to be taken by our stockholders may be taken only at duly called annual or special meetings of the stockholders, and that special meetings may be called only by the chairman of the board of directors, a majority of the board of directors or our president. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of the common stock. These provisions may also discourage another person or entity from making a tender offer to our stockholders for the common stock. This is because the person or entity making the offer, even if it acquired a majority of our outstanding voting securities, would be unable call a special meeting of the stockholders or to take action by written consent. As a result, any desired actions they

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would like to take, such as electing new directors or approving a merger, would have to wait until the next duly called stockholders meeting.

        The Delaware General Corporation Law provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of the holders of at least 67% of our outstanding voting stock to amend or repeal any of the provisions our certificate of incorporation described above, or to reduce the number of authorized shares of common stock and preferred stock. The 67% vote is also required to amend or repeal any of the provisions of our by-laws that are described above. Our by-laws may also be amended or repealed by a majority vote of the board of directors. The 67% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might be outstanding at the time any amendments are submitted to stockholders.

COMMON STOCK LISTING

        The common stock is listed on the Over-the-Counter Bulletin Board and trades on such market under the symbol "IBAS."

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our common stock is EquiServe Trust Company, N.A.

                              PLAN OF DISTRIBUTION

        We are registering the New Secured Notes, the shares of common stock underlying the New Secured Notes and the Warrants, and the shares held by our investment banker, Imperial Capital, LLC, on behalf of the selling securityholders. Sales of securities may be made by "selling securityholders," which such term includes their respective donees, transferees, pledgees or other successors-in-interest, from time to time in the over-the-counter market, any other exchange upon which our shares may trade in the future, or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The securities may be sold at market prices prevailing at the time of sale, or at negotiated prices by one or more of, or a combination of, the following:

        - a block trade in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

        - ordinary brokerage transactions and transactions in which the broker solicits purchases;

        -       through options, swaps or derivatives;

        -       in privately negotiated transactions;

        - through the settlement of short sales entered into after the date of this prospectus;

        -       put or call option transactions relating to the securities; or

        -       any other method permitted by applicable law.


        The offering of the common stock and the New Secured Notes offered by the selling securityholders pursuant to this prospectus is limited to, and such securities may be sold in California only to, suitable investors who have (A) a minimum net worth of at least $75,000 and a minimum gross income of $50,000, or (B) in the alternative, a minimum net worth of $150,000, PROVIDED, that in either case, the investment may not exceed 10% of the investor's total net worth. Also, a "small investor" who, including the offering pursuant to this prospectus, has not purchased more than $2,500 worth of our securities in the past twelve months, may also purchase common stock or New Secured Notes offered pursuant to this prospectus in an amount not to exceed $2,500 in the aggregate. Each California investor will be required to confirm in writing to the applicable selling securityholder its compliance with the foregoing suitability standards.


        The selling securityholders may effect these transactions by selling securities directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). To the extent

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permitted by applicable law, the selling securityholders may also sell securities short and deliver securities covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling securityholders have not advised us that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

        To the extent permitted by applicable law, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may, to the extent permitted by applicable law, engage in short sales of the securities in the course of hedging positions they assume with the selling securityholders. To the extent permitted by applicable law, the selling securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of securities offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the securities pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

        The selling securityholders and any broker-dealers that act in connection with the sale of securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by broker-dealers or any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the securities against liabilities, including liabilities arising under the Securities Act.

        Because selling securityholders may be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling securityholders may be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders and any other person participating in the distribution of the securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities.

        The selling securityholders also may resell all or a portion of the securities in open market transactions in reliance upon Rules 144 and, in some circumstances, Rule 144A under the Securities Act, provided they meet the criteria and conform to the requirements of such Rules 144 and 144A, rather than under this prospectus.

        Upon being notified by a selling securityholder that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, or a post-effective amendment to the registration statement, of which this prospectus is a part, if required under the Securities Act, disclosing:

        - the name of the selling securityholder and of the participating broker-dealer(s);

        -       the number of securities involved;

        -       the initial price at which the securities were sold;

        - the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

        - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

        -       other facts material to the transactions.

        This prospectus may also be may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

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        We are paying all expenses and fees in connection with the registration of the securities. The selling security-holders will bear all brokerage discounts or commissions paid to broker-dealers in connection with the sale of the securities. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities in connection with the sale of securities under this prospectus, including liabilities under the Securities Act.

        In addition, upon our company being notified by a selling securityholder that a donee, pledgee, transferee or other successor in interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

        The validity of the securities has been passed upon for us by Bingham McCutchen LLP, Boston, Massachusetts.

                       WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the New Secured Notes and shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's World Wide Web address is http://www.sec.gov.

        We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

                               Investor Relations
                                  iBasis, Inc.
                                20 Second Avenue
                              Burlington, MA 01803
                                 (781) 505-7500

        Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

        You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                            PAGE
                                                                                                            ----
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
  Condensed Consolidated Balance Sheets at June 30, 2004 and December 31, 2003 (unaudited)................   F-2
  Condensed Consolidated Statements of Operations for the Three Months Ended June 30, 2004 and 2003
    (unaudited)............................................................................................  F-3
  Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2004 and 2003
    (unaudited).................................................................... .......................  F-4
  Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2003
    (unaudited)............................................................................................  F-5
  Condensed Notes to Consolidated Financial Statements (unaudited).........................................  F-6

                                  IBASIS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                            JUNE 30,        DECEMBER 31,
                                                                                              2004              2003
                                                                                        ----------------- -----------------
                                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       ASSETS
Cash and cash equivalents ...........................................................   $         18,217  $         17,270
Accounts receivable, net of allowance for doubtful accounts of $3,132 and
   $3,128, respectively .............................................................             25,692            21,767
Prepaid expenses and other current assets ...........................................              2,875             5,295
                                                                                        ----------------- -----------------
   Total current assets .............................................................             46,784            44,332

Property and equipment, at cost:
   Network equipment ................................................................             67,990            67,441
   Equipment under capital lease ....................................................              9,558             9,558
   Computer software ................................................................              8,763             8,387
   Leasehold improvements ...........................................................              6,437             6,414
   Furniture and fixtures ...........................................................              1,065             1,062
                                                                                        ----------------- -----------------
                                                                                                  93,813            92,862
   Less: Accumulated depreciation and amortization ..................................            (81,996)          (75,687)
                                                                                        ----------------- -----------------
Property and equipment, net .........................................................             11,817            17,175

Deferred debt financing costs, net ..................................................                191               326
Long term investment in non-marketable security .....................................                 --             5,000
Other assets ........................................................................                358               705
                                                                                        ----------------- -----------------
     Total assets ...................................................................   $         59,150  $         67,538
                                                                                        ================= =================
                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable ....................................................................   $         24,510  $         19,902
Accrued expenses ....................................................................             13,875            18,652
Deferred revenue ....................................................................              3,421               417
Current portion of long-term debt ...................................................              4,023             2,097
                                                                                        ----------------- -----------------
   Total current liabilities ........................................................             45,829            41,068

Long term debt, net of current portion ..............................................             66,285            65,829
Other long term liabilities .........................................................              1,200             2,749

Stockholders' deficit:
   Common stock, $0.001 par value, authorized - 170,000 and 85,000 shares,
     respectively; issued - 46,656 and 45,913 shares, respectively; .................                 48                46
   Treasury stock; 1,135 shares at cost .............................................               (341)             (341)
   Additional paid-in capital .......................................................            373,590           370,393
   Accumulated deficit ..............................................................           (427,461)         (412,206)
                                                                                        ----------------- -----------------
     Total stockholders' deficit ....................................................            (54,164)          (42,108)
                                                                                        ================= =================
     Total liabilities and stockholders' deficit ....................................   $         59,150  $         67,538
                                                                                        ================= =================

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                  IBASIS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                THREE MONTHS ENDED JUNE 30,
                                                                             -----------------------------------
                                                                                   2004              2003
                                                                             ----------------     --------------
                                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue ...............................................................  $         61,175  $         39,119
Costs and operating expenses:
Data communications and telecommunications (excluding
 depreciation and amortization) ...........................................            52,066            33,370
Research and development ..................................................             3,542             3,442
Selling and marketing .....................................................             2,131             1,903
General and administrative ................................................             3,266             2,820
Depreciation and amortization .............................................             2,787             5,749
Non-cash stock-based compensation .........................................                --                28
                                                                             ----------------- -----------------
   Total cost and operating expenses ......................................            63,792            47,312
                                                                             ================= =================

Loss from operations ......................................................            (2,617)           (8,193)

Interest income ...........................................................                14                41
Interest expense ..........................................................              (809)             (971)
Gain on bond exchanges ....................................................                --             3,716
Other expenses, net .......................................................               (66)              (98)
Refinancing transaction costs .............................................            (1,954)               --
Refinancing related interest expense ......................................              (481)               --
                                                                             ----------------- -----------------

Net loss ..................................................................  $         (5,913) $         (5,505)
                                                                             ================= =================

Basic and diluted net loss per share:
   Basic ..................................................................  $          (0.13) $          (0.12)
   Diluted ................................................................  $          (0.13) $          (0.12)

Weighted average common shares outstanding:
   Basic ..................................................................            46,287            44,652
   Diluted ................................................................            46,287            44,652

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                  IBASIS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                               SIX MONTHS ENDED JUNE 30,
                                                                          -----------------------------------
                                                                                2004              2003
                                                                          ----------------- -----------------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue ............................................................  $        118,183  $         80,960
Costs and operating expenses:
Data communications and telecommunications (excluding
 depreciation and amortization) ........................................           100,656            68,297
Research and development ...............................................             7,080             7,125
Selling and marketing ..................................................             4,132             3,896
General and administrative .............................................             6,219             5,329
Depreciation and amortization ..........................................             6,311            11,862
Non-cash stock-based compensation ......................................                --                57
                                                                          ----------------- -----------------
   Total cost and operating expenses ...................................           124,398            96,566
                                                                          ================= =================

Loss from operations ...................................................            (6,215)          (15,606)

Interest income ........................................................                28               111
Interest expense .......................................................            (1,548)           (2,398)
Gain on bond exchanges .................................................                --            16,615
Other expenses, net ....................................................               (85)             (195)
Loss on long-term non-marketable security ..............................            (5,000)               --
Refinancing transaction costs ..........................................            (1,954)               --
Refinancing related interest expense ...................................              (481)               --
                                                                          ----------------- -----------------

Net loss ...............................................................  $        (15,255) $         (1,473)
                                                                          ================= =================

Basic and diluted net loss per share:
   Basic ...............................................................  $          (0.33) $          (0.03)
   Diluted .............................................................  $          (0.33) $          (0.03)

Weighted average common shares outstanding:
   Basic ...............................................................            45,674            44,651
   Diluted .............................................................            45,674            44,651

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                  IBASIS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                            SIX MONTHS ENDED JUNE 30,
                                                                                        -----------------------------------
                                                                                              2004              2003
                                                                                        ----------------- -----------------
                                                                                                  (IN THOUSANDS)
Cash flows from operating activities:
   Loss from continuing operations ..................................................   $        (15,255) $         (1,473)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Gain on bond exchanges .........................................................                 --           (16,615)
     Depreciation and amortization ..................................................              6,311            11,862
     Amortization of deferred debt financing costs ..................................                135               198
     Amortization of deferred compensation ..........................................                 --                57
     Bad debt expense ...............................................................                 --               300
     Impairment of investment in long-term non-marketable security ..................              5,000                --
     Fair value of warrant issued ...................................................              2,140
     Changes in assets and liabilities
        Accounts receivable .........................................................             (3,925)            4,075
        Prepaid expenses and other current assets ...................................               (188)              661
        Other assets ................................................................                347                53
        Accounts payable ............................................................              4,608              (309)
        Accrued expenses ............................................................             (2,998)           (2,183)
        Deferred revenue ............................................................              3,004                --
        Other long term liabilities .................................................             (1,549)             (391)
                                                                                        ----------------- -----------------
          Net cash used in continuing operating activities ..........................             (2,370)           (3,765)
                                                                                        ----------------- -----------------

Cash flows from investing activities:
   Purchases of property and equipment ..............................................               (953)           (2,146)
   Adjustments to proceeds from sale of Speech Solutions Business ...................                 --              (736)
   Proceeds from earn-out receivable related to sale of Speech Solutions Business ...              1,108                --
   Proceeds from receipt of escrow receivable related to sale of Speech Solutions
     Business .......................................................................              1,500                --
                                                                                        ----------------- -----------------
          Net cash provided by (used in) investing activities .......................              1,655            (2,882)
                                                                                        ================= =================

Cash flows from financing activities:
   Bank borrowings ..................................................................              4,600             4,600
   Payments of bank borrowings ......................................................             (4,600)           (4,600)
   Proceeds from issuance of 8% Secured Convertible Notes ...........................             29,000                --
   Prepayment of 11 1/2% Senior Secured Notes .......................................            (25,175)               --
   Payments of principal on capital lease obligations ...............................             (1,443)           (3,599)
   Refinancing transaction costs ....................................................             (1,779)             (861)
   Proceeds from exercise of warrants ...............................................                961                --
   Proceeds from exercises of common stock options ..................................                 98                 5
                                                                                        ----------------- -----------------
          Net cash provided by (used in) financing activities .......................              1,662            (4,455)
                                                                                        ================= =================

Net increase (decrease) in cash and cash equivalents ................................                947           (11,102)
Cash and cash equivalents, beginning of period ......................................             17,270            32,316
                                                                                        ----------------- -----------------
Cash and cash equivalents, end of period ............................................   $         18,217  $         21,214
                                                                                        ================= =================

Supplemental disclosure of cash flow information:
Cash paid during the year for interest ..............................................   $          6,341  $          3,098

Supplemental disclosure of non-cash investing and financing activities:
   Refinancing of 5 3/4% Convertible Subordinated Notes and
    11 1/2% Senior Secured Notes:
     Fair value of warrant issued ...................................................   $          2,140  $             --
     Reduction of accrued interest on 11 1/2% Senior Secured Notes ..................   $         (1,659) $             --
     Investment banking services paid in shares of common stock .....................   $            175  $             --
   Exchange of 5 3/4% Convertible Subordinated Notes for
    11 1/2% Senior Secured Notes:
     Face value of 5 3/4% Convertible Subordinated Notes surrendered ................   $             --  $         50,350

     Face value of 11 1/2% Senior Secured Notes issued ..............................   $             --  $         25,175

     Future interest payments on 11 1/2% Senior Secured Notes .......................   $             --  $          5,527

     Fair value of warrants issued ..................................................   $             --  $          1,375

     Reduction in deferred financing costs ..........................................   $             --  $            723

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                                  IBASIS, INC.
              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  BUSINESS, MANAGEMENT PLANS AND PRESENTATION

BUSINESS

We are an international telecommunications carrier that utilizes the Internet to provide economical international telecommunications services. Our continuing operations consist primarily of our Voice-Over-Internet-Protocol, or ("VoIP"), business. We offer wholesale services through our worldwide network to carriers, telephony resellers and others around the world by operating through various service agreements with local service providers in the United States, Europe, Asia, the Middle East, Latin America, Africa and Australia. During the third quarter of 2003, we introduced our retail prepaid calling card services and have marketed such services primarily to ethnic communities within major domestic markets through distributors.

Beginning in the second quarter of 2004, our recently created operating segment, retail prepaid calling card services and other enhanced services ("Retail") became a reportable business segment, in addition to our international wholesale VoIP telecommunications services. Since we introduced our retail prepaid calling card services, revenue from our Retail business had been less than 10% of total revenue. In the second quarter of 2004, revenue from our Retail business exceeded 10% of total net revenue.

We have a history of operating losses and, as of June 30, 2004, our accumulated deficit was $427.5 million and our stockholders' deficit was $54.2 million. We used $2.4 million and $3.2 million in cash from operations in the six months ended June 30, 2004 and the year ended December 31, 2003, respectively. These results are primarily attributable to the expenditures necessary to build our network and develop and expand our market.

In June 2004, we completed a refinancing of our outstanding debt obligations. As part of the refinancing, we completed an exchange offer (the "Exchange Offer"), pursuant to which $37.3 million of our outstanding 5 3/4% Convertible Subordinated Notes due in March 2005 ("Existing Notes"), representing approximately 98% of the total amount of Existing Notes outstanding, were tendered for the same principal amount of new 6 3/4% Convertible Subordinated Notes due in June 2009 ("New Subordinated Notes"). Approximately $0.9 million of the Existing Notes remain outstanding after the Exchange Offer. Simultaneously with the Exchange Offer, we prepaid all $25.2 million of our 11 1/2% Senior Secured Notes due in January 2005 ("Existing Senior Notes") for cash equal to the principal amount plus accrued but unpaid interest and the issuance of warrants exercisable for an aggregate of 5,176,065 shares of our common stock, at $1.85 per share (the "Warrants"). We issued $29.0 million of new 8% Secured Convertible Notes due in June 2007 of which $25.2 million was used to prepay the Existing Senior Notes. The new Secured Notes are convertible into shares of common stock at $1.85 per share.

MANAGEMENT PLANS

We continue to expand our market share in VoIP telecommunications services by expanding our customer base and by introducing cost-effective solutions for our customers to interconnect with our network. During the first quarter of 2004, we introduced our DirectVoIP service which eliminates the need for certain switches for our customers to interconnect to our network, thus reducing capital equipment costs for both us and our customers. Our strategy is to continue the deployment of our retail prepaid calling card services which leverage our international VoIP network with our real time back office systems, and have the potential to deliver higher margins and improve cash flow. In addition, we continue to increase the traffic we terminate to mobile phones, which generally delivers higher average revenue per minute and margins than typical fixed-line traffic. We also continue to control operating expenses and capital expenditures, as well as to monitor and manage accounts payable and accounts receivable, and restructure existing debt to enhance cash flow.

Our plans include:

     o expanding our market share for our retail prepaid calling card services;

     o  increasing revenues generated through mobile phone terminations;

     o increasing our customer base by introducing cost-effective solutions to interconnect with our network;

     o use of our switchless architecture, which eliminates the need for costly telecommunication switches and other equipment; and

     o  aggressive management of credit risk.

From 2001 to date, we took a series of actions to reduce operating expenses, restructure operations, reduce outstanding debt and provide additional liquidity. Such actions primarily included:

     o reductions in workforce and consolidation of Internet Central Offices. As a result of our restructuring programs and our continued focus on controlling expenses, our research and development, selling and marketing and general and administrative expenses, in total, declined to $28.6 million in 2003 from $53.2 million in 2002;

     o sale of our previous messaging business and the assets associated with our previous Speech Solutions Business;

     o    settlement of certain capital lease obligations;

     o repurchase of a portion of our 5 3/4% Convertible Subordinated Notes for cash;

     o exhange of a portion of our 5 3/4% Convertible Subordinated Notes for 11 1/2% Senior Secured Notes and warrants to purchase common stock;

     o    establishment of a new credit facility with a bank; and

     o completing our refinancing plan, pursuant to which $37.3 million (98% of the total outstanding) of our 5 3/4% Convertible Subordinated Notes due in March 2005 were tendered for the same principal amount of our new 6 3/4% Convertible Subordinated Notes due in June 2009 and we issued $29.0 million of 8% Secured Convertible Notes due in June 2007 to finance the prepayment of all $25.2 million of our 11 1/2% Senior Secured Notes due in January 2005.

We anticipate that the June 30, 2004 balance of $18.2 million in cash and cash equivalents, together with cash flow from operations, will be sufficient to fund our operations and debt service requirements for the next twelve months.

PRESENTATION

The unaudited condensed consolidated financial statements presented herein have been prepared by us and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation. Interim results are not necessarily indicative of results for a full year.

The unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to those rules and regulations, but we believe that the disclosures are adequate to make the information presented not misleading. The condensed consolidated financial statements and notes included herein should be read in conjunction with the consolidated financial statements and notes in our Annual Report on Form 10-K for the year ended December 31, 2003.

(2)  STOCK BASED COMPENSATION

We account for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," using the intrinsic-value method as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, the recognition of compensation expense for the fair value of stock options and other equity instruments issued to employees and non-employee directors.

At June 30, 2004, we had one stock-based employee compensation plan. The following table illustrates the effect on net income or net loss, and net income or net loss per share, if we had applied the fair value recognition provisions of SFAS No. 123.

                                                               THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                    JUNE 30,                          JUNE 30,
                                                        --------------------------------- ---------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                        2004             2003             2004              2003
------------------------------------------------------  ---------------- ---------------- ----------------  ---------------
Net loss:
   As reported .......................................  $        (5,913) $        (5,505) $       (15,255)  $       (1,473)

Deduct: Stock-based employee compensation expense
   included in reported net loss .....................               --               28               --               57
Add:  Total stock-based employee expense included in
   reported net under fair value based method for
   all awards ........................................             (852)            (139)          (1,640)            (282)
                                                        ---------------- ---------------- ----------------  ---------------
Pro forma ............................................  $        (6,765) $        (5,616) $       (16,895)  $       (1,698)
                                                        ================ ================ ================  ===============

Basic and diluted net loss per share:
   As reported .......................................  $         (0.13) $         (0.12) $         (0.33)  $        (0.03)
                                                        ================ ================ ================  ===============
   Pro forma .........................................  $         (0.15) $         (0.13) $         (0.37)  $        (0.04)
                                                        ================ ================ ================  ===============

We estimate the fair value of our stock-based awards to employees using the Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model required the input of highly subjective assumptions including the expected stock price volatility. Because stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of stock-based awards to employees. The fair value of stock-based awards to employees was estimated assuming no expected dividends and the following weighted average assumptions.

                                               THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                    JUNE 30,                          JUNE 30,
                                         -------------------------------- ---------------------------------
                                             2004             2003             2004              2003
                                         --------------- ---------------- ----------------  ---------------
Risk free interest rate .................          3.50%            3.00%            3.25%            3.00%
Dividend yield ..........................          0.00%            0.00%            0.00%            0.00%
Expected life ...........................       5 years          5 years          5 years          5 years
Volatility ..............................           137%             128%             138%             128%
Fair value of options granted ...........      $   1.14         $   1.21         $   1.32         $   1.19

(3) BUSINESS SEGMENT INFORMATION

Beginning in the second quarter of 2004, our recently created operating segment, retail prepaid calling card services and other enhanced services ("Retail") became a reportable business segment, in addition to our international wholesale VoIP telecommunications services ("Wholesale"). Since we introduced our retail prepaid calling card services, revenue from our Retail business had been less than 10% of total revenue. In the second quarter of 2004, revenue from our Retail business exceeded 10% of total net revenue.

Our Wholesale business consists of international telecommunications services we provide using VoIP. We offer wholesale services through our worldwide network to carriers, telephony resellers and others around the world by operating through various service agreements with local service providers in United States, Europe, Asia, the Middle East, Latin America, Africa and Australia.

Our Retail business consists of our retail prepaid calling card services and other enhanced services. To date, we have marketed our retail prepaid calling card services primarily to ethnic communities within major domestic markets through distributors. Revenue from our retail prepaid calling card services were 83% and 74% of our total Retail revenue in the three and six months ended June 30, 2004, respectively. We expect that revenue from our retail prepaid calling card services will continue to be an increasingly large percentage of our total Retail revenue in the future. Our other enhanced services primarily consist of revenue derived from the outsourcing of our retail prepaid calling card platform.

Our executive management team uses net revenue and gross margin, which is net revenue less data communications and telecommunications costs, as the basis for measuring profit or loss and making decisions on our Wholesale and Retail businesses. We do not allocate our research and development expenses, selling and marketing expenses, general and administrative expenses and depreciation and amortization between Wholesale and Retail.

Operating results, excluding interest income and expense, other income and expense, and refinancing related charges, for our two business segments are as follows:

                                                                                  Three Months Ended June 30, 2004
                                                                         ---------------------------------------------------
                                                                                           (In thousands)
                                                                            Wholesale         Retail             Total
                                                                         ---------------- ----------------  ----------------
Net revenue ...........................................................  $        53,522  $         7,653   $        61,175
Data communications and telecommunication (excluding
   depreciation and amortization) .....................................           45,771            6,295            52,066
                                                                         ---------------- ----------------  ----------------
Gross margin ..........................................................  $         7,751  $         1,358             9,109
                                                                         ================ ================

Research and development expenses ........................................................................            3,542
Selling and marketing expenses ...........................................................................            2,131
General and administrative expenses ......................................................................            3,266
Depreciation and amortization ............................................................................            2,787
                                                                                                            ----------------
Loss from operations .....................................................................................  $        (2,617)
                                                                                                            ================

                                                                                   SIX MONTHS ENDED JUNE 30, 2004
                                                                         ---------------------------------------------------
                                                                                           (IN THOUSANDS)
                                                                            WHOLESALE         RETAIL             TOTAL
                                                                         ---------------- ----------------  ----------------
Net revenue ...........................................................  $       106,694  $        11,489   $       118,183
Data communications and telecommunication (excluding depreciation and
   amortization) ......................................................           91,450            9,206           100,656
                                                                         ---------------- ----------------  ----------------
Gross margin ..........................................................  $        15,244  $         2,283            17,527
                                                                         ================ ================

Research and development expenses ........................................................................            7,080
Selling and marketing expenses ...........................................................................            4,132
General and administrative expenses ......................................................................            6,219
Depreciation and amortization ............................................................................            6,311
                                                                                                            ----------------
Loss from operations .....................................................................................  $        (6,215)
                                                                                                            ----------------

                                                                                        AS OF JUNE 30, 2004
                                                                         ---------------------------------------------------
                                                                                           (IN THOUSANDS)
                                                                            WHOLESALE         RETAIL             TOTAL
                                                                         ---------------- ----------------  ----------------
Segment assets ........................................................  $        22,514  $         3,178   $        25,692
                                                                         ---------------- ----------------

Non-segment assets .......................................................................................           33,188

Total assets .............................................................................................           59,150
                                                                                                            ================

(4)  DISCONTINUED OPERATIONS

Loss from discontinued operations. On July 15, 2002 we completed the sale of substantially all the assets of our Speech Solutions Business for $18.5 million in cash ($1.5 million of this amount was held in escrow until March 2004). The loss from discontinued operations has been recorded under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets." In the fourth quarter of 2003, we recognized additional consideration of $1.3 million for an earn-out payment based on the achievement of certain 2003 revenue-based milestones associated with this business. The cash payment associated with the earn-out was $1.1 million and was received in February 2004. In addition, in March 2004, we received the balance that had been held in escrow from the sale of this business since July 2002. We received $1.5 million in cash associated with this escrow balance. There are no further payments to be made to us relating to the sale of our former Speech Solutions Business.

(5)  LONG-TERM INVESTMENT IN NON-MARKETABLE SECURITY

Our long-term investment in a non-marketable security represents an equity investment in a privately-held company that was made in 2000 in connection with a round of financing with other third-party investors. As our investment does not permit us to exert significant influence or control over the entity in which we have invested, the recorded amount represents our cost of the investment less any adjustments we make when we determine that an investment's carrying value is other than temporarily impaired.

The process of assessing whether the equity investment's net realizable value is less than its carrying cost requires a significant amount of judgment due to the lack of a mature and stable public market for investments of this type. In making this judgment, we carefully considered the investee's most recent financial results, cash position, recent cash flow data, projected cash flows (both short and long-term), financing needs, recent financing rounds, most recent valuation data, the current investing environment, management or ownership changes, and competition. This valuation process is based primarily on information that we request, receive and discuss with the investees' management on a quarterly basis. Such evaluation is performed on a quarterly basis.

Based on our evaluation for the quarter ended March 31, 2004, we determined that our investment in this privately-held company has been other than temporarily impaired and, as a result, we recorded a $5.0 million non-cash charge to continuing operations for the first quarter of 2004. Our decision was based on our evaluation of the company's current cash position and recent operating results, as well as the perceived inability of the company to obtain additional financing at a level, and in a timely manner, to support its continued operations.

(6)  ACCRUED RESTRUCTURING COSTS

During 2001 and 2002, the Company announced a restructuring plan to better align the organization with its corporate strategy and recorded a charge to its Statements of Operations in those periods in accordance with the criteria set forth in EITF 94-3 and SEC Staff Accounting Bulletin 100. The restructuring included the write-off of property and equipment, the termination of certain contractual obligations, exiting certain leased facilities and the reduction in the Company's workforce resulting in employee benefit costs.

As of June 30, 2004, the accrued restructuring costs consisted of costs accrued for certain leased facilities obligations. A summary of the accrued restructuring costs for the three months ended June 30, 2004 is as follows:

                                                                (IN THOUSANDS)
                                                                LEASED FACILITY
2001 RESTRUCTURING CHARGE:                                        OBLIGATIONS
------------------------------------------------------------- --------------------
                                                                (In thousands)
Accrual as of December 31, 2003 .............................    $           181
Payment of termination of contractual obligations ...........                113
                                                                 ---------------
Accrual as of June 30, 2004 .................................    $            68
                                                                 ===============


2002 RESTRUCTURING CHARGE:
                                                                    EMPLOYEE
                                                                 LEASED FACILITY        SEVERANCE
                                                                   OBLIGATIONS             COSTS              TOTAL
------------------------------------------------------------- -------------------- -------------------- -------------------
                                                                                       (IN THOUSANDS)
Accrual as of December 31, 2003 .............................      $    2,051           $     25            $  2,076
Payment of termination of contractual obligations ...........             294                 25                 319

Accrual as of June 30, 2004 .................................      $    1,757  $              --            $  1,757

(7) LONG-TERM DEBT

Long-term debt consists of the following:

                                                                                   JUNE 30,       DECEMBER 31,
                                                                                     2004             2003
                                                                                ---------------  ---------------
                                                                                        (IN THOUSANDS)
     5 3/4% Convertible Subordinated Notes, due in March, 2005 ...............  $          895    $      38,180
     6 3/4% Convertible Subordinated Notes, due in June, 2009 ................          37,285               --
     11 1/2% Senior Secured Notes, due in January, 2005 ......................              --           25,175
     8% Secured Convertible Notes due in June, 2007 ..........................          29,000               --
     Capital lease obligations ...............................................             828            2,271
     Revolving line of credit ................................................           2,300            2,300
                                                                                ---------------   --------------
     Total long term debt ....................................................          70,308           67,926

     Less-current portion ....................................................           4,023            2,097
                                                                                ===============   ==============

     Long term debt, net of current portion ..................................  $       66,285    $      65,829
                                                                                ===============   ==============

In June 2004, we completed a refinancing of our outstanding debt obligations. As part of the refinancing, we completed an exchange offer, pursuant to which $37.3 million of our 5 3/4% Convertible Subordinated Notes due in March 2005, representing approximately 98% of the total amount outstanding, were tendered for the same principal amount of new 6 3/4% Convertible Subordinated Notes due in June 2009. Approximately $0.9 million of the 5 3/4% Convertible Subordinated Notes due in March 2005 remain outstanding after the exchange offer. Simultaneously with the exchange offer, we prepaid all $25.2 million of our 11 1/2% Senior Secured Notes due in January 2005 for cash equal to the principal amount plus accrued but unpaid interest and the issuance of warrants exercisable for an aggregate of 5,176,065 shares of our common stock at $1.85 per share. We issued $29.0 million of new 8% Secured Convertible Notes due in June 2007, of which $25.2 million was used to prepay the 11 1/2% Senior Secured Notes due in January 2005. The 8% Secured Convertible Notes due in June 2007 are convertible into shares of common stock at $1.85 per share. The 8% Secured Convertible
Notes due in June 2007 are guaranteed by iBasis Global, Inc. iBasis
Holdings, Inc., and iBasis Securities Corporation, each of which is a wholly-owned subsidiary of ours.

In December 2003, we amended and extended our revolving line of credit with our bank. The new $15.0 million revolving line of credit replaced two secured lines of credit that totaled $15.0 million. The revolving line of credit bears interest at the bank's prime rate plus 1%, matures on January 5, 2005 and is collateralized by substantially all of our assets. Borrowings under the revolving line of credit are on a formula basis and are limited to eligible accounts receivable. The revolving line of credit requires us to comply with various non-financial covenants and financial covenants, including minimum profitability. As of June 30, 2004, we had $2.3 million in borrowings and unused borrowing capacity of $3.0 million, based on our borrowing formula, under the revolving line of credit.

At June 30, 2004, we had outstanding letters of credit totaling $1.6 million.

(8)  GAIN ON EXCHANGES OF 5 3/4% CONVERTIBLE SUBORDINATED NOTES

During the year ended December 31, 2003, we entered into agreements with principal holders of our 5 3/4% Convertible Subordinated Notes which resulted in the retirement of $50.4 million of such notes in exchange for new debt instruments at 50% of the face value of the retired notes. Under the terms of the agreement, the holders of the retired notes received $25.2 million of 11 1/2% Senior Secured Notes and warrants to purchase 4,915,416 shares of our common stock. Each warrant has an initial exercise price of $0.65 per share and is exercisable over a five-year term. The 11 1/2% Senior Secured Notes mature on January 15, 2005 and share in a second priority lien on our assets and are subordinated to our revolving line of credit with our bank.

In accordance with SFAS No. 15, "Accounting by Debtors and Creditors Regarding Troubled Debt Restructuring," we recorded a gain on the exchange of approximately $3.7 million and $16.6 million during the three months and six months ended June 30, 2003, respectively. SFAS No. 15 requires that the gain on the exchange be recorded net of the accrual for future interest payments on the 11 1/2% Senior Secured Notes, the fair value of the warrants issued, the reduction of the net book value of the deferred financing costs originally capitalized with the issuance of our 5 3/4% Convertible Subordinated Notes and any other fees or costs.

The gain recognized for the debt exchanges that occurred in the three and six months ended June 30, 2003 was calculated as follows:

                                                                           THREE MONTHS ENDED     SIX MONTHS
                                                                                 JUNE 30,        ENDED JUNE 30,
                                                                                   2003              2003
                                                                           ------------------    --------------
                                                                                         (IN THOUSANDS)
      Face value of surrendered 5 3/4% Convertible Subordinated Notes .....     $    12,200      $   50,350
      Less: Face value of issued 11 1/2% Senior Secured Notes .............          (6,100)        (25,175)
            Future interest payments on 11 1/2% Senior Secured Notes ......          (1,140)         (5,527)
            Fair value of warrants issued .................................            (833)         (1,375)
            Reduction of deferred debt financing costs ....................            (154)           (723)
            Professional fees .............................................            (257)           (935)
                                                                                -----------      ----------
            Gain ..........................................................     $     3,716      $   16,615
                                                                                ===========      ==========

(9)  NET (LOSS) INCOME PER SHARE

Basic and diluted net loss per common share is determined by dividing net loss by the weighted average common shares outstanding during the period. Basic net loss per share and diluted net loss per share are the same, as outstanding stock options, shares issuable upon conversion of the 6 3/4% Convertible Subordinated Notes, shares issuable upon conversion of the remaining 5 3/4% Convertible Subordinated Notes, shares issuable upon conversion of the 8% Secured Convertible Notes, and warrants to purchase common shares are anti-dilutive. Basic net income per common share is determined by dividing net income by the weighted average common shares outstanding during the period. Diluted net income per common share is determined by dividing the net income by the weighted average common shares, which includes weighted average common shares outstanding and weighted average outstanding stock options, shares issuable upon conversion of the 6 3/4% Convertible Subordinated Notes, shares issuable upon conversion of the remaining 5 3/4% Convertible Subordinated Notes, shares issuable upon conversion of the 8% Secured Convertible Notes and warrants to purchase common shares.

The following common shares have been excluded from the computation of basic net income or loss for the periods presented:

                                                                                             SIX MONTHS ENDED JUNE 30,
                                                                                           ----------------------------
                                                                                               2004              2003
                                                                                           -----------     ------------
                                                                                                   (IN THOUSANDS)
Outstanding stock options .................................................................      6,171            4,060
Shares to be issued upon conversion of 5 3/4% Convertible Subordinated Notes ..............         10              443
Shares to be issued upon conversion of 6 3/4% Convertible Subordinated Notes ..............     20,154               --
Shares to be issued upon conversion of 8% Secured Convertible Notes .......................     15,676               --
Warrants to purchase shares,  issued in connection with the 11 1/2%  Senior Secured Notes .      3,437            4,915
Warrants to purchase common shares, issued in connection with prepayment of 11 1/2%
   Senior Secured Notes ...................................................................      5,176               --
Shares to be issued as partial compensation for investment banking services ...............        110               --
                                                                                           -----------     ------------
Total shares excluded .....................................................................     50,734            9,418
                                                                                           ===========     ============

(10)  CONTINGENCIES

In addition to litigation that we have initiated or responded to in the ordinary course of business, we are currently party to the following potentially material legal proceedings:

Beginning July 11, 2001, we were served with several class action complaints that were filed in the United States District Court for the Southern District of New York against us and several of our officers, directors, and former officers and directors, as well as against the investment banking firms that underwrote our November 10, 1999 initial public offering of the common stock and our March 9, 2000 secondary offering of the common stock. The complaints were filed on behalf of persons who purchased the common stock during different time periods, all beginning on or after November 10, 1999 and ending on or before December 6, 2000.

The complaints are similar to each other and to hundreds of other complaints filed against other issuers and their underwriters, and allege violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 primarily based on the assertion that there was undisclosed compensation received by our underwriters in connection with our public offerings and that there were understandings with customers to make purchases in the aftermarket. The plaintiffs have sought an undetermined amount of monetary damages in relation to these claims. On September 4, 2001, the cases against us were consolidated. On October 9, 2002, the individual defendants were dismissed from the litigation by stipulation and without prejudice.

On June 11, 2004, we and the individual defendants, as well as many other issuers named as defendants in the class action proceeding, entered into an agreement-in-principle to settle this matter, and on June 14, 2004, this settlement was presented to the court. A motion for preliminary approval of the settlement was filed on June 25, 2004 and is pending. Once the court preliminarily approves the settlement and notice has been mailed, there will be an objection period, followed by a hearing for final approval of the settlement. Although we believe that we and the individual defendants have meritorious defenses to the claims made in the complaints, in deciding to pursue settlement, we considered, among other factors, the substantial costs and the diversion of our management's attention and resources that would be required by litigation.

Pursuant to the terms of the proposed settlement, in exchange for a termination and release of all claims against us and the individual defendants and certain protections against third-party claims, we will assign to the plaintiffs certain claims we may have as an issuer against the underwriters, and our insurance carriers, along with the insurance carriers of the other issuers, will ensure a floor of $1 billion for any underwriter-plaintiff settlement. Although the financial effect of the settlement on us will not be material, our insurance carriers' exposure in this connection will range from zero to a few hundred thousand dollars, and will be reduced proportionately by any amounts recovered by plaintiffs directly from the underwriters.

We cannot assure you that the settlement which has been finalized will be accepted by the court, or that we will be fully covered by collateral or related claims from underwriters, and that we would be successful in resulting litigation. In addition, even though we have insurance and contractual protections that could cover some or all of the potential damages in these cases, or amounts that we might have to pay in settlement of these cases, an adverse resolution of one or more of these lawsuits could have a material adverse affect on our financial position and results of operations in the period in which the lawsuits are resolved. We are not presently able to estimate potential losses, if any, related to the lawsuits.

We are also party to suits for collection, related commercial disputes, claims from carriers and foreign service partners over reconciliation of payments for circuits, Internet bandwidth and/or access to the public switched telephone network, and claims from estates of bankrupt companies alleging that we received preferential payments from such companies prior to their bankruptcy filings. We intend to prosecute vigorously claims that we have brought and employ all available defenses in contesting claims against us. Nevertheless, in deciding whether to pursue settlement, we will consider, among other factors, the substantial costs and the diversion of management's attention and resources that would be required in litigation. In light of such costs, we have settled various and in some cases similar matters on what we believe have been favorable terms which did not have a material impact our financial position, results of operations, or cash flows. The results or failure of any suit may have a material adverse affect on our business.

(11)  Subsidiary Guarantors

In June 2004, we completed a refinancing of our outstanding debt obligations. As part of the refinancing, we prepaid all $25.2 million of our 11 1/2% Senior Secured Notes due in January 2005 ("Existing Senior Notes") plus accrued but unpaid interest and issued warrants exercisable for an aggregate of 5,176,065 shares of our common stock at $1.85 per share (the "Warrants"). In conjunction with the refinancing we issued $29.0 million of new 8% Secured Convertible Notes ("New Secured Notes") due in June 2007, proceeds of $25.2 million were used to prepay the Existing Senior Notes. The New Secured Notes are convertible into shares of common stock at $1.85 per share. Our New Secured Notes due in June 2007 are fully and unconditionally guaranteed,, jointly and severally, by our wholly-owned subsidiaries, iBasis Global, Inc., iBasis Holdings, Inc. and iBasis Securities Corporation.

The following tables contain condensed consolidating financial information for iBasis, Inc ("Parent Company") and iBasis Global, Inc., iBasis Holdings, Inc., and iBasis Securities Corporation ("Subsidiary Guarantors"), on a combined basis, for the periods presented. Separate financial statements of the Subsidiary Guarantors are not presented as we believe they would be immaterial to investors.

                      CONDENSED CONSOLIDATING BALANCE SHEET
                               AS OF JUNE 30, 2004
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                              PARENT           SUBSIDIARY
ASSETS                                       COMPANY           GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                         ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents .............. $         17,373   $            844   $             --   $         18,217
Accounts receivable, net ...............           24,961                731                                25,692
Prepaid expenses and other current
assets .................................            1,954                921                                 2,875
Due from Parent ........................                              15,436            (15,436)                --
                                         ----------------   ----------------   ----------------   ----------------
Total current assets ...................           44,288             17,932            (15,436)            46,784

Property and equipment, net ............           11,649                168                                11,817
Deferred debt financing costs, net .....              191                                                      191
Other assets ...........................              273                 85                                   358
Investment in guarantor subsidiaries ...               51                                   (51)                --
                                         ----------------   ----------------   ----------------   ----------------
Total assets ........................... $         56,452   $         18,185   $        (15,487)  $         59,150
                                         ================   ================   ================   ================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable ....................... $         18,925   $          5,585   $             --   $         24,510
Accrued expenses .......................            9,342              4,533                                13,875
Deferred revenue .......................            3,421                                                    3,421
Current portion of long-term debt ......            4,023                                                    4,023
Due to Guarantor Subsidiaries ..........            5,306                                (5,306)                --
                                         ----------------   ----------------   ----------------   ----------------
Total current liabilities ..............           41,017             10,118             (5,306)            45,829

Long-term debt, net of current portion .           66,285                                                   66,285
Other long-term liabilities ............            1,200                                                    1,200

Stockholders' equity (deficit):
Common stock, $0.001 par value,
authorized 170,000 shares; issued and
outstanding 46,656 shares ..............               48                                                       48
Treasury stock; 1,135 shares at cost ...             (341)                                                    (341)
Additional paid-in capital .............          373,590             10,130            (10,130)           373,590
Capital stock of Guarantor subsidiaries                                  100               (100)                --
Accumulated deficit ....................         (425,347)            (2,163)                49           (427,461)
                                         ----------------   ----------------   ----------------   ----------------
Total stockholders' equity (deficit) ...          (52,050)             8,067            (10,181)           (54,164)
                                         ----------------   ----------------   ----------------   ----------------
Total liabilities and stockholders'
equity (deficit) ....................... $         56,452   $         18,185   $        (15,487)  $         59,150
                                         ================   ================   ================   ================

                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 31, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                              PARENT           SUBSIDIARY
ASSETS                                       COMPANY           GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                         ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents .............. $         15,520   $          1,750   $             --   $         17,270
Accounts receivable, net ...............           21,247                520                                21,767
Prepaid expenses and other current
assets .................................            4,568                727                                 5,295
Due from parent ........................                              13,121            (13,121)                --
                                         ----------------   ----------------   ----------------   ----------------
Total current assets ...................           41,335             16,118            (13,121)            44,332

Property and equipment, net ............           16,931                244                                17,175
Deferred debt financing costs, net .....              326                                                      326
Long-term investment in non-
  marketable security ..................            5,000                                                    5,000
Other assets ...........................              620                 85                                   705
Investment in guarantor subsidiaries ...               51                                   (51)                --
                                         ----------------   ----------------   ----------------   ----------------
Total assets ........................... $         64,263   $         16,447   $        (13,172)  $         67,538
                                         ================   ================   ================   ================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable ....................... $         17,678   $          2,224   $             --   $         19,902
Accrued expenses .......................           14,399              4,253                                18,652
Deferred revenue .......................              417                                                      417
Current portion of long-term debt ......            2,097                                                    2,097
Due to guarantor subsidiaries ..........            2,991                                (2,991)                --
                                         ----------------   ----------------   ----------------   ----------------
Total current liabilities ..............           37,582              6,477             (2,991)            41,068

Long-term debt, net of current portion .           65,829                                                   65,829
Other long-term liabilities ............            2,749                                                    2,749

Stockholders' equity (deficit):
Common stock, $0.001 par value,
authorized 85,000 shares; issued and
outstanding 45,193 shares ..............               46                                                       46
Treasury stock; 1,135 shares at cost ...             (341)                                                    (341)
Additional paid-in capital .............          370,393             10,130            (10,130)           370,393
Capital stock of Guarantor subsidiaries                                  100               (100)                --
Accumulated deficit ....................         (411,995)              (260)                49           (412,206)
                                         ----------------   ----------------   ----------------   ----------------
Total stockholders' equity (deficit) ...          (41,897)             9,970            (10,181)           (42,108)
                                         ----------------   ----------------   ----------------   ----------------
Total liabilities and stockholders'
equity (deficit) ....................... $         64,263   $         16,447   $        (13,172)  $         67,538
                                         ================   ================   ================   ================

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 2004
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                PARENT          SUBSIDIARY
                                               COMPANY          GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                          ----------------   ----------------   ----------------   ----------------
Net revenue ............................. $         61,025   $          1,932   $         (1,782)  $         61,175

Costs and expenses:
Data communications and
telecommunications ......................           52,100              1,596             (1,630)            52,066
Research and development ................            3,087                455                                 3,542
Selling and marketing ...................            1,565                566                                 2,131
General and administrative ..............            3,032                386               (152)             3,266
Depreciation and amortization ...........            2,747                 40                                 2,787
                                          ----------------   ----------------   ----------------   ----------------
Total costs and expenses ................           62,531              3,043             (1,782)            63,792

Loss from operations ....................           (1,506)            (1,111)                --             (2,617)

Interest income .........................               13                  1                                    14
Interest expense ........................             (809)                                                    (809)
Other expenses, net .....................              (66)                                                     (66)
Refinancing transaction costs ...........           (1,954)                                                  (1,954)
Refinancing related interest expense ....             (481)                                                    (481)
                                          ----------------   ----------------   ----------------   ----------------

Net loss ................................ $         (4,803)  $         (1,110)  $             --   $         (5,913)
                                          ================   ================   ================   ================


                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 2003
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                             PARENT          SUBSIDIARY                           CONSOLIDATED
                                            COMPANY          GUARANTORS        ELIMINATIONS           TOTAL
                                       ----------------   ----------------   ----------------   ----------------
Net revenue .........................  $         39,032   $          4,703   $         (4,616)  $         39,119

Costs and expenses:
Data communications and
telecommunications ..................            31,281              4,159             (2,070)            33,370
Research and development ............             3,025                417                                 3,442
Selling and marketing ...............             1,372                531                                 1,903
General and administrative ..........             5,021                345             (2,546)             2,820
Depreciation and amortization .......             5,656                 93                                 5,749
Non-cash stock-based compensation ...                28                                                       28
                                       ----------------   ----------------   ----------------   ----------------
Total costs and expenses ............            46,383              5,545             (4,616)            47,312

Loss from operations ................            (7,351)              (842)                --             (8,193)

Interest income .....................                41                                                       41
Interest expense ....................              (971)                                                    (971)
Gain on bond exchanges ..............             3,716                                                    3,716
Other expenses, net .................               (98)                                                     (98)
                                       ----------------   ----------------   ----------------   ----------------

Net loss ............................  $         (4,663)  $           (842)  $             --   $         (5,505)
                                       ================   ================   ================   ================

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2004
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                PARENT          SUBSIDIARY
                                               COMPANY          GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                          ----------------   ----------------   ----------------   ----------------
Net revenue ............................. $        117,920   $          4,080   $         (3,817)  $        118,183

Costs and expenses:
Data communications and
telecommunications ......................          100,806              3,407             (3,557)           100,656
Research and development ................            6,182                898                                 7,080
Selling and marketing ...................            3,018              1,114                                 4,132
General and administrative ..............            6,013                466               (260)             6,219
Depreciation and amortization ...........            6,232                 79                                 6,311
                                          ----------------   ----------------   ----------------   ----------------
Total costs and expenses ................          122,251              5,964             (3,817)           124,398

Loss from operations ....................           (4,331)            (1,884)                               (6,215)

Interest income .........................               28                                                       28
Interest expense ........................           (1,547)                (1)                               (1,548)
Loss on investment in long-term
non-marketable security .................           (5,000)                                                  (5,000)
Other expenses, net .....................              (67)               (18)                                  (85)
Refinancing transaction costs ...........           (1,954)                                                  (1,954)
Refinancing related interest expense ....             (481)                                                    (481)
                                          ----------------   ----------------   ----------------   ----------------

Net loss ................................ $        (13,352)  $         (1,903)  $             --   $        (15,255)
                                          ================   ================   ================   ================


                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                             PARENT          SUBSIDIARY                           CONSOLIDATED
                                            COMPANY          GUARANTORS        ELIMINATIONS           TOTAL
                                       ----------------   ----------------   ----------------   ----------------
Net revenue .......................... $         80,783   $          9,354   $         (9,177)  $         80,960

Costs and expenses:
Data communications and
telecommunications ...................           64,262              7,382             (3,347)            68,297
Research and development .............            6,229                896                                 7,125
Selling and marketing ................            2,816              1,080                                 3,896
General and administrative ...........           10,644                515             (5,830)             5,329
Depreciation and amortization ........           11,635                227                                11,862
Non-cash stock-based compensation ....               57                                                       57
                                       ----------------   ----------------   ----------------   ----------------
Total costs and expenses .............           95,643             10,100             (9,177)            96,566

Loss from operations .................          (14,860)              (746)                --            (15,606)

Interest income ......................              111                                                      111
Interest expense .....................           (2,398)                                                  (2,398)
Gain on bond exchanges ...............           16,615                                                   16,615
Other expenses, net ..................             (195)                                                    (195)
                                       ----------------   ----------------   ----------------   ----------------

Net loss ............................. $           (727)  $           (746)  $             --   $         (1,473)
                                       ================   ================   ================   ================

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 2004
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                    PARENT          SUBSIDIARY
                                                   COMPANY          GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                              ----------------   ----------------   ----------------   ----------------
Cash flows from operating activities:
Loss from continuing operations ............. $        (13,352)  $         (1,903)  $             --   $        (15,255)
Adjustments to reconcile net loss to
net cash used in operating activities
  Depreciation and amortization .............            6,232                 79                                 6,311
  Amortization of deferred debt
    Financing costs .........................              135                                                      135
  Impairment of investment in long-
    term non-marketable security ............            5,000                                                    5,000
  Fair value of warrant issued ..............            2,140                                                    2,140
  Change in assets and liabilities
    Accounts receivable .....................           (3,714)              (211)                               (3,925)
    Prepaid expenses and other
      current assets ........................                6               (194)                                 (188)
    Other assets ............................              347                                                      347
    Accounts payable ........................            1,247              3,361                                 4,608
    Accrued expenses ........................           (3,278)               280                                (2,998)
    Deferred revenue ........................            3,004                                                    3,004
    Other long-term liabilities .............           (1,549)                                                  (1,549)
    Due from parent .........................                              (2,315)                               (2,315)
    Due to guarantor subsidiaries ...........            2,315                                                    2,315
                                              ----------------   ----------------   ----------------   ----------------
Net cash provided by (used in)
continuing operating activities .............           (1,467)              (903)                               (2,370)
                                              ----------------   ----------------   ----------------   ----------------

Cash flows from investing activities:
Purchases of property and equipment .........             (950)                (3)                                 (953)
Proceeds from earn-out receivable
  Related to sale of Speech Solutions
  Business ..................................            1,108                                                    1,108
Proceeds from receipt of escrow
  Receivable related to sale of Speech
  Solutions Business ........................            1,500                                                    1,500
                                              ----------------   ----------------   ----------------   ----------------
Net cash provided by (used in) investing
activities ..................................            1,658                 (3)                                1,655
                                              ----------------   ----------------   ----------------   ----------------
Cash flows from financing activities:
Bank borrowings .............................            4,600                                                    4,600
Payments of bank borrowings .................           (4,600)                                                  (4,600)
Proceeds from issuance of 8% Secured
  Convertible Notes .........................           29,000                                                   29,000
Prepayment of 11 1/2% Senior Secured
  Notes .....................................          (25,175)                                                 (25,175)
Payments of principal on capital lease
  obligations ...............................           (1,443)                                                  (1,443)
Refinancing transaction costs ...............           (1,779)                                                  (1,779)
Proceeds from exercise of warrants ..........              961                                                      961
Proceeds from exercises of common
  stock options .............................               98                                                       98
                                              ----------------   ----------------   ----------------   ----------------
Net cash provided by financing
  activities ................................            1,662                                                    1,662
                                              ----------------   ----------------   ----------------   ----------------
Net increase (decrease) in cash and cash
equivalents .................................            1,853               (906)                                  947
                                              ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, beginning
  of period .................................           15,520              1,750                                17,270
                                              ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, end of
  period .................................... $         17,373   $            844   $             --   $         18,217
                                              ================   ================   ================   ================

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 2003
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                    PARENT          SUBSIDIARY                           CONSOLIDATED
                                                   COMPANY          GUARANTORS        ELIMINATIONS           TOTAL
                                              ----------------   ----------------   ----------------   ----------------
Cash flows from operating activities:
Loss from continuing operations ............. $           (727)  $           (746)  $             --   $         (1,473)
Adjustments to reconcile net loss to
net cash used in operating activities
  Gain on bond exchanges ....................          (16,615)                              (16,615)
  Depreciation and amortization .............           11,635                227                                11,862
  Amortization of deferred debt
    Financing costs .........................              198                                                      198
  Amortization of deferred
    compensation ............................               57                                                       57
  Bad debt expense ..........................              300                                                      300
  Change in assets and liabilities
    Accounts receivable .....................            3,555                520                                 4,075
    Prepaid expenses and other
      current assets ........................            1,028               (367)                                  661
    Other assets ............................               66                (13)                                   53
    Accounts payable ........................             (255)               (54)                                 (309)
    Accrued expenses ........................           (2,138)               (45)                               (2,183)
    Other long-term liabilities .............             (391)                                                    (391)
    Due from parent                                                          (241)                                 (241)
    Due to guarantor subsidiaries ...........              241                                                      241
                                              ----------------   ----------------   ----------------   ----------------
Net cash provided by (used in)
continuing operating activities .............           (3,046)              (719)                               (3,765)
                                              ----------------   ----------------   ----------------   ----------------

Cash flows from investing activities:
Purchases of property and equipment .........           (2,135)               (11)                               (2,146)
Adjustments to proceeds from sale of
  Speech Solutions Business .................             (736)                                                    (736)
                                              ----------------   ----------------   ----------------   ----------------
Net cash provided by (used in) investing
activities ..................................           (2,871)               (11)                               (2,882)
                                              ----------------   ----------------   ----------------   ----------------

Cash flows from financing activities:
Bank borrowings .............................            4,600                                                    4,600
Payments of bank borrowings .................           (4,600)                                                  (4,600)
Payments of principal on capital lease
  obligations ...............................           (3,599)                                                  (3,599)
Bond exchange transaction costs .............             (861)                                                    (861)
Proceeds from exercises of common
  stock options .............................                5                                                        5
Dividends paid ..............................           10,130            (10,130)                                   --
                                              ----------------   ----------------   ----------------   ----------------
Net cash used in financing activities .......            5,675            (10,130)                               (4,455)
                                              ----------------   ----------------   ----------------   ----------------
Net increase (decrease) in cash and cash
equivalents .................................             (242)           (10,860)                              (11,102)
                                              ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, beginning
  of period .................................           20,359             11,957                                32,316
                                              ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, end of
  period .................................... $         20,117   $          1,097   $             --   $         21,214
                                              ================   ================   ================   ================

CONSOLIDATED FINANCIAL STATEMENTS

              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                             ----
CONSOLIDATED FINANCIAL STATEMENTS:
   Report of Independent Registered Public Accounting Firm.................................................  F-22
   Consolidated Balance Sheets as of December 31, 2003 and 2002............................................  F-23
   Consolidated Statements of Operations for the Years Ended December 31, 2003, 2002 and 2001..............  F-24
   Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 2003, 2002
      and 2001.............................................................................................  F-25
   Consolidated Statements of Cash Flows for the Years Ended December 31, 2003, 2002 and 2001..............  F-27
Notes to Consolidated Financial Statements.................................................................  F-29

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of iBasis, Inc. and Subsidiaries:

        We have audited the accompanying consolidated balance sheets of iBasis, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of iBasis's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of iBasis, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the consolidated financial statements, in 2002 iBasis changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142.

/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
February 27, 2004
iBASIS, INC. CONSOLIDATED BALANCE SHEETS

                                                                                                           DECEMBER 31,
                                                                                                  ----------------------------
                                                                                                          2003            2002
                                                                                                  ------------    ------------
                                                                                                         (IN THOUSANDS)
                                        ASSETS
Current assets:
   Cash and cash equivalents ..................................................................   $     17,270    $     32,317
   Accounts receivable, net of allowance for doubtful accounts of $3,128 and $7,833,
      respectively ............................................................................         21,767          20,854
   Prepaid expenses and other current assets ..................................................          5,295           5,374
Total current assets ..........................................................................         44,332          58,545
Property and equipment, at cost:
   Network equipment ..........................................................................         67,441          56,372
   Equipment under capital lease ..............................................................          9,558          19,481
   Computer software ..........................................................................          8,387           6,724
   Leasehold improvements .....................................................................          6,414           6,285
   Furniture and fixtures .....................................................................          1,062           1,047
                                                                                                        92,862          89,909
   Less--Accumulated depreciation and amortization ............................................        (75,687)        (57,552)
                                                                                                        17,175          32,357
Deferred debt financing costs, net ............................................................            326           1,382
Long-term investment in non-marketable security ...............................................          5,000           5,000
Other assets ..................................................................................            705           1,240
                                                                                                  $     67,538    $     98,524
                                                                                                  ------------    ------------

                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable ...........................................................................   $     19,902    $     13,142
   Accrued expenses ...........................................................................         18,652          18,148
   Deferred revenue ...........................................................................            417              --
   Current portion of long-term debt ..........................................................          2,097           5,349
   Total current liabilities ..................................................................         41,068          36,639
Long-term debt, net of current portion ........................................................         65,829          93,590
Other long-term liabilities ...................................................................          2,749           2,268
Commitments and contingencies
Stockholders' deficit:
   Common stock, $0.001 par value, authorized--85,000 shares; issued--45,913 and 45,785 shares,
      respectively; ...........................................................................             46              46
   Preferred stock, $.001 par value, authorized 15,000 shares; issued and outstanding; none ...             --              --
   Treasury stock, 1,135 shares at cost .......................................................           (341)           (341)
   Additional paid-in capital .................................................................        370,393         368,927
   Deferred compensation ......................................................................             --             (86)
   Accumulated deficit ........................................................................       (412,206)       (402,519)
   Total stockholders' deficit ................................................................        (42,108)        (33,973)
                                                                                                  $     67,538    $     98,524
                                                                                                  ------------    ------------

        The accompanying notes are an integral part of these consolidated financial statements.

iBASIS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                              YEARS ENDED DECEMBER 31,
                                                                                   --------------------------------------------
                                                                                           2003            2002            2001
                                                                                   ------------    ------------    ------------
                                                                                          (IN THOUSANDS, EXCEPT PER SHARE
                                                                                                        DATA)
Net revenue ....................................................................   $    178,159    $    164,942    $    110,180
Cost and operating expenses:
Data communications and telecommunications (excluding depreciation and
   amortization) ...............................................................        152,853         142,847         102,320
Research and development .......................................................         13,387          17,781          23,939
Selling and marketing ..........................................................          7,513          11,279          20,323
General and administrative .....................................................          7,665          24,186          25,563
Depreciation and amortization ..................................................         20,065          31,871          32,364
Non-cash stock-based compensation ..............................................             86             967           1,368
Loss on sale of messaging business .............................................             --           2,066              --
Restructuring costs ............................................................             --           5,536          51,834
   Total cost and operating expenses ...........................................        201,569         236,533         257,711
Operating loss .................................................................        (23,410)        (71,591)       (147,531)
Interest income ................................................................            161           1,290           9,169
Interest expense ...............................................................         (3,967)        (11,608)        (16,518)
Gain on bond repurchases and exchanges .........................................         16,615          25,790          14,549
Other expenses, net ............................................................           (337)           (382)           (587)
Loss from continuing operations ................................................        (10,938)        (56,501)       (140,918)
Income (loss) from discontinued operations .....................................          1,251         (65,222)        (49,771)
Net loss .......................................................................   $     (9,687)   $   (121,723)   $   (190,689)
                                                                                   ------------    ------------    ------------

Basic and diluted net loss per share:
Loss from continuing operations ................................................   $      (0.24)   $      (1.25)   $      (3.30)
Income (loss) from discontinued operations .....................................           0.03           (1.45)          (1.17)
Net loss .......................................................................   $      (0.21)   $      (2.70)   $      (4.47)
                                                                                   ------------    ------------    ------------

Basic and diluted weighted average common shares outstanding ...................         44,696          45,164          42,645
                                                                                   ------------    ------------    ------------



        The accompanying notes are an integral part of these consolidated financial statements.

iBASIS, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                COMMON STOCK       TREASURY STOCK
                             ------------------  -------------------                                                    TOTAL
                                         $0.001                        ADDITIONAL                               STOCKHOLDERS'
                                NUMBER      PAR     NUMBER                PAID IN      DEFERRED   ACCUMULATED          EQUITY
                             OF SHARES    VALUE  OF SHARES    AMOUNT      CAPITAL  COMPENSATION       DEFICIT       (DEFICIT)
                             ---------  -------  ---------   -------   ----------  ------------   -----------   -------------
                                                                      (IN THOUSANDS)
Balance, January 1, 2001...     34,203  $    34         --        --   $  298,574  $     (1,605)  $   (90,107)  $     206,896
  Issuance of common stock
     related to the
     purchase of
     PriceInteractive,
     Inc., net of filing
     fees of $7............      9,282        9         --        --       58,362            --            --          58,371
  Issuance of restricted
     common stock related
     to the purchase of
     PriceInteractive,
     Inc., net of
     forfeited shares......        948        1         --        --        5,966            --            --           5,967
  Issuance of options to
     buy common stock
     related to the
     purchase of
     PriceInteractive......         --       --         --        --        5,202        (1,834)           --           3,368
  Exercise of common stock
     options and warrants..        706        1         --        --          955            --            --             956
  Sale of common stock
     related to employee
     stock purchase plan...        132       --         --        --          480            --            --             480
  Amortization of deferred
     compensation..........         --       --         --        --           --         1,214            --           1,214
  Compensation expense
     related to
     acceleration of
     option vesting........         --       --         --        --          154            --            --             154
Net loss...................         --       --         --        --           --            --      (190,689)       (190,689)
Balance, December 31, 2001.     45,271       45         --        --      369,693        (2,225)     (280,796)         86,717
  Acquisition of treasury
     shares from escrow
     settlement with
     PriceInteractive, Inc.         --       --     (1,135)     (341)          --            --            --            (341)
  Exercise of common stock
     options...............        149       --         --        --          122            --            --             122
  Sale of common stock
     related to employee
     stock purchase plan...        365        1         --        --          284            --            --             285
  Reduction in deferred
     compensation..........         --       --         --        --       (1,172)        1,172            --              --

  Amortization of deferred
     compensation..........         --       --         --        --           --           967            --             967
  Net loss.................         --       --         --        --           --            --      (121,723)       (121,723)
Balance, December 31, 2002.     45,785       46     (1,135)     (341)     368,927           (86)     (402,519)        (33,973)
  Exercise of common stock
     options...............        128       --         --        --           91            --            --              91
  Fair value of warrants
     issued on bond
     Exchange..............                                                 1,375                                       1,375
  Amortization of deferred
     compensation..........                                                                  86                            86
  Net loss.................                                                                            (9,687)         (9,687)
Balance, December 31, 2003.     45,913  $    46     (1,135)  $  (341)  $  370,393  $         --   $  (412,206)  $     (42,108)
                                ------  -------     ------   -------   ----------  ------------   -----------   -------------

        The accompanying notes are an integral part of these consolidated financial statements.

iBASIS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 YEARS ENDED DECEMBER 31,
                                                                                      --------------------------------------------
                                                                                              2003            2002            2001
                                                                                      ------------    ------------    ------------
                                                                                                     (IN THOUSANDS)
Cash flows from operating activities:
   Loss from continuing operations ................................................   $    (10,938)   $    (56,501)   $   (140,918)
      Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
   Gain on bond repurchases and exchanges .........................................        (16,615)        (25,790)        (14,549)
   Restructuring costs ............................................................             --           5,536          51,834
   Depreciation and amortization of leased equipment ..............................         20,065          31,871          32,364
   Loss on sale of messaging business .............................................             --           2,066              --
   Amortization of deferred debt financing costs ..................................            333             672           1,026
   Amortization of deferred compensation ..........................................             86             967           1,214
   Non cash compensation expense related to stock options .........................             --              --             154
   Bad debt expense ...............................................................            800          10,026           9,161
   Recovery of previously reserved receivable balance .............................         (4,269)             --              --
      Changes in current assets and liabilities:
   Accounts receivable, net .......................................................          2,556          (6,430)        (16,267)
   Prepaid expenses and other current assets ......................................          1,330           3,607          (1,409)
   Other assets ...................................................................            535             670           3,036
   Accounts payable ...............................................................          6,760           2,483           1,579
   Deferred revenue ...............................................................            417              --              --
   Accrued expenses ...............................................................         (4,718)        (14,412)          4,416
   Other long-term liabilities ....................................................            481           2,268              --
   Net cash used in continuing operating activities ...............................         (3,177)        (42,967)        (68,359)
   Net cash used in operating activities of discontinued operations ...............             --          (1,874)        (13,252)
   Net cash used in operating activities ..........................................         (3,177)        (44,841)        (81,611)
Cash flows from investing activities:
   Purchase of PriceInteractive, Inc., net of cash acquired .......................             --              --         (38,118)
   Purchases of property and equipment ............................................         (4,452)         (4,632)        (35,067)
   Decrease in marketable securities ..............................................             --          25,614          58,122
   Decrease in long-term marketable securities ....................................             --           8,411              --
   Proceeds from sale of messaging business .......................................             --             168              --
   Proceeds from sale of Speech Solutions business ................................             --          17,000              --
   Payment associated with the sale of Speech Solutions businesses ................           (736)             --              --
   Net cash (used in) provided by investing activities ............................         (5,188)         46,561         (15,063)
Cash flows from financing activities:
   Decrease (increase) in restricted cash .........................................             --           8,867          (8,867)
   Bank borrowings ................................................................          9,200           2,300           4,000
   Payments of principal of long-term debt ........................................         (9,200)         (3,866)         (2,655)
   Payments of principal on capital lease obligations .............................         (5,838)        (38,918)        (23,760)
   Repurchase of Convertible Subordinated Notes ...................................             --         (13,992)         (5,862)
   Professional fees paid for exchange of bonds ...................................           (935)             --              --
   Proceeds from issuance of shares related to employee stock purchase plan .......             --             285             480
   Proceeds from exercise of warrants and common stock options ....................             91             122             956
   Net cash used in financing activities ..........................................         (6,682)        (45,202)        (35,708)
Net decrease in cash and cash equivalents .........................................        (15,047)        (43,482)       (132,382)
Cash and cash equivalents, beginning of year ......................................         32,317          75,799         208,181
Cash and cash equivalents, end of year ............................................   $     17,270    $     32,317    $     75,799
                                                                                      ------------    ------------    ------------

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest .........................................   $      5,996    $     10,738    $     15,144
   Acquisition of PriceInteractive, Inc.:
   Fair value of common stock issued ..............................................   $         --    $         --    $     64,346
   Fair value of options issued ...................................................   $         --    $         --           3,367

   Liabilities assumed ............................................................   $         --    $         --    $     21,785
   Treasury stock-settlement of escrow ............................................   $         --    $        341    $         --
Supplemental disclosure of non-cash investing and financing activities:
Exchange of Existing Notes for Existing Senior Notes:
   Face value of Existing Notes surrendered .......................................   $     50,350    $         --    $         --
   Face value of Existing Senior Notes issued .....................................   $     25,175    $         --    $         --
   Future interest payments on Existing Senior Notes ..............................   $      5,527    $         --    $         --
   Fair value of warrants issued ..................................................   $      1,375    $         --    $         --
   Reduction in deferred financing costs ..........................................   $        723    $         --    $         --
Equipment acquired under capital lease obligations ................................   $         --    $      3,247    $     23,964
Reduction in carrying value of certain property and equipment as a result of the
   settlement of capital lease obligations ........................................   $         --    $     23,906    $         --
Escrow and earn-out receivable related to sale of Speech Solutions Business .......   $      1,251    $      1,500    $         --
Conversion of accrued interest to capital lease obligations .......................   $         --    $      2,096    $         --

        The accompanying notes are an integral part of these consolidated financial statements.

iBASIS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BUSINESS AND MANAGEMENT PLANS

 BUSINESS We are an international telecommunications carrier that utilizes the Internet to provide economical international telecommunications services. Our continuing operations consist of our Voice-Over-Internet-Protocol ("VoIP") business. We offer wholesale services through our worldwide network to carriers, telephony resellers and others around the world by operating through various service agreements with local service providers in the United States, Europe, Asia, the Middle East, Latin America, Africa and Australia. During the third quarter of 2003, we introduced our retail prepaid calling card services. We have marketed these prepaid calling cards primarily to ethnic communities within major domestic markets through distributors.

        We have a history of operating losses and, as of December 31, 2003, our accumulated deficit was $412.2 million and our stockholders' deficit was $42.1 million. Although we have consistently generated negative operating cash flows, our negative cash flow from operations for 2003 declined to $3.2 million from $44.8 million in 2002 and $81.6 million in 2001. We have $67.9 million of debt obligations due within the next two years, including $25.2 million of Existing Senior Notes due in January 2005 and $38.2 million of Existing Notes due in March 2005.

 MANAGEMENT PLANS Beginning in 2001, we have taken a series of actions to reduce operating expenses, restructure operations, reduce outstanding debt and provide additional liquidity. Such actions primarily included:

        -       reductions in workforce,

        -       consolidation of Internet central offices,

        -       sale of our previous messaging business,

        - sale of the assets associated with our previous Speech Solutions business,

        -       settlement of certain lease agreements,

        -       repurchase of a portion of the Existing Notes for cash,

        - exchange of a portion of the Existing Notes for new Existing Senior Notes, and warrants to purchase common stock, and

        -       establishment of a new credit facility with a bank.

        We continue to implement plans to control operating expenses and capital expenditures, as well as to monitor and manage accounts payable and accounts receivable and restructure existing debt to enhance cash flow.

        Our plans have included and do include:

        -       aggressive management of credit risk,

        -       monitoring and reduction of capital expenditures,

        - monitoring and reduction of selling, general and administrative expenses,

        - offsetting of accounts receivable and accounts payable balances with carriers,

        - reduction in circuit costs reflecting efforts to further improve network operations and make it more cost efficient,

        - use of our new switchless architecture which eliminates the need for costly telecommunications switches and other equipment, and

        - explore refinancing alternatives in connection with our Existing Senior Notes due in January 2005 as well as the Existing Notes due in March 2005.

        As a result of our restructuring programs and our continued focus on controlling expenses, our research and development, selling and marketing and general and administrative expenses, in total, declined to $28.6 million for 2003 from $53.2 million for 2002. In addition, our data communications and telecommunications costs have declined to 85.8% of net revenue for 2003 from 86.6% of net revenue for 2002.




(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 PRINCIPLES OF CONSOLIDATION The accompanying consolidated financial statements include the accounts of iBasis, Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

 BASIS OF PRESENTATION During July 2002, we sold our Speech Solutions Business. Accordingly, the Consolidated Statements of Operations have been reclassified to present the results of the Speech Solutions Business separately from continuing operations as discontinued operations.

 USE OF ESTIMATES The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 REVENUE RECOGNITION For our wholesale business, our revenue transactions are derived from the resale of international minutes of calling time. We recognize revenue in the period the service is provided, net of revenue reserves for potential billing credits. Such disputes can result from disagreements with customers regarding the duration, destination or rates charged for each call. For our retail prepaid calling card business, revenue is deferred upon activation of the cards and is recognized as the prepaid calling card balances are reduced based upon minute usage and service charges. Revenue from both the resale of minutes as well as the usage of the prepaid calling cards is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured.

 NET LOSS PER SHARE Basic and diluted net loss per common share are determined by dividing net loss by the weighted average common shares outstanding during the period. Basic net loss per share and diluted net loss per share are the same, as the outstanding common stock options, common shares to be issued upon conversion of the Convertible Subordinated Notes and warrants to purchase common shares are anti-dilutive since we have recorded a net loss for all periods presented.

        The following have been excluded from the computation of diluted weighted average common shares for the periods presented:

                                                                                                YEARS ENDED DECEMBER 31,
                                                                                       ------------------------------------------
                                                                                               2003           2002           2001
                                                                                       ------------   ------------   ------------
                                                                                                     (IN THOUSANDS)
    Options to purchase common shares ..............................................          6,332          2,256          7,768
    Common shares to be issued upon conversion of the Existing Notes ...............            443          1,028          1,499
    Warrants to purchase common shares, issued in connection with the 2002 Credit
       Lines and Existing Senior Notes .............................................          5,253             --             --
    Total common shares excluded ...................................................         12,028          3,284          9,267
                                                                                       ------------   ------------   ------------

        The following table reconciles the weighted average common shares outstanding to the shares used in the computation of basic and diluted weighted average common shares outstanding:

                                                                                                YEARS ENDED DECEMBER 31,
                                                                                       ------------------------------------------
                                                                                               2003           2002           2001
                                                                                       ------------   ------------   ------------
                                                                                                     (IN THOUSANDS)
    Weighted average common shares outstanding .....................................         44,696         45,388         43,410
    Less: Weighted average unvested common shares outstanding ......................             --             --             (4)
    Weighted average unvested restricted common shares outstanding .................             --           (224)          (761)
    Basic and diluted weighted average common shares outstanding ...................         44,696         45,164         42,645
                                                                                       ------------   ------------   ------------

 CASH, CASH EQUIVALENTS AND RESTRICTED CASH We consider highly liquid investments purchased with an original maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts and commercial paper that are readily convertible into cash.

 PROPERTY AND EQUIPMENT Property and equipment are stated at cost. Assets under capital leases are recorded at the present value of minimum lease payments. These assets are depreciated over the lesser of the lease term or the estimated useful lives of the assets using the straight-line method. Significant improvements and betterments are capitalized if they extend the useful life of the asset. Routine repairs and maintenance are expensed when incurred.

        Construction in process represents those assets that were acquired by us, but were not placed in service as of the balance sheet date. For assets that have been placed in service, we provide for depreciation and amortization using the straight-line method over the useful life of the asset, as follows:

    ASSET CLASSIFICATION                                                            ESTIMATED USEFUL LIFE
    --------------------                                                            ---------------------
    Network equipment...........................................................           3 years
    Equipment under capital lease...............................................        Life of lease
    Computer software...........................................................           3 years
    Leasehold improvements......................................................        Life of lease
    Furniture and fixtures......................................................           5 years

        We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Total depreciation and amortization expense included in the consolidated statements of operations was approximately $20.1 million, $31.9 million, and $32.4 million for the years ended December 31, 2003, 2002 and 2001, respectively.

 DEFERRED DEBT FINANCING COSTS Underwriter discounts and other costs incurred in connection with the issuance of debt are being amortized to interest expense using the straight-line method which is not materially different than the effective interest rate method over the term of the related debt.

 INVESTMENT IN LONG-TERM NON-MARKETABLE SECURITY Our long term investment in a non-marketable security represents an equity investment in a privately-held company that was made in connection with a round of financing with other third-party investors. As our investment does not permit us to exert significant influence or control over the entity in which we have invested, the recorded amount represents our cost of the investment less any adjustments we make when we determine that an investment's carrying value is other-than-temporarily impaired.

        The process of assessing whether the equity investment's net realizable value is less than its carrying cost requires a significant amount of judgment due to the lack of a mature and stable public market for investments of this type. In making this judgment, we carefully considered the investee's most recent financial results, cash position, recent cash flow data, projected cash flows (both short and long-term), financing needs, recent financing rounds, most recent valuation data, the current investing environment, management or ownership changes, and competition. This valuation process is based primarily on information that we request, receive and discuss with the investees' management on a quarterly basis.

        In addition, we consider our equity investment to be other than temporarily impaired if, as of the end of any quarter, we believe that the carrying value of the investment is greater than the estimated fair value. Such evaluation is performed on a quarterly basis. Based on our evaluation as of December 31, 2003, we have not been made aware of any additional facts or circumstances from our last evaluation that would lead us to believe that an other than temporary impairment of our investment has occurred. However, if the privately-held company, in which we have an investment, fails to achieve its future operating plan, or fails to obtain financing as required, our investment may become, in a future period, other than temporarily impaired.

 OTHER ASSETS Other assets at December 31, 2003 and 2002 consist primarily of deposits for call termination services and leased facilities.

 GOODWILL AND OTHER INTANGIBLE ASSETS Effective January 1, 2002, we adopted the provisions of Statement on Financial Accounting Standards No.142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under the provisions of SFAS 142, if an intangible asset is determined to have an indefinite useful life, it shall not be amortized until its useful life is determined to be no longer indefinite. An intangible asset that is not subject to amortization shall be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill is not amortized but is tested for impairment, for each reporting unit, on an annual basis and between annual tests in certain circumstances. Upon adoption of SFAS 142, we performed an impairment review and concluded that there were no necessary adjustments.

 RESEARCH AND DEVELOPMENT EXPENSES We charge research and development expenses to operations as incurred.

 CONCENTRATION OF CREDIT RISK/SIGNIFICANT CUSTOMERS Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash investments and accounts receivable. We place our cash investments with a high quality financial institution and limits the amount of credit exposure. We have established certain credit requirements that our customers must meet before sales credit is extended. We monitor the financial condition of our customers to help ensure collections and to minimize losses.

        We did not have a customer that accounted for 10% or more of accounts receivable at December 31, 2003. We had one customer account for 17% of accounts receivable at December 31, 2002.

        We had one customer, each year, account for 11%, 12%, and 14% of net revenue for the years ended December 31, 2003, 2002, and 2001, respectively.

 FAIR VALUE OF FINANCIAL INSTRUMENTS Financial instruments consist principally of cash and cash equivalents, accounts receivable, long-term investments in marketable securities, long-term debt and accounts payable. The estimated fair value of these instruments, except for the Existing Notes, approximates their carrying value. The fair value of the Convertible Subordinated Notes (which includes the Existing Notes and our 11 1/2% Convertible Subordinated Notes) at December 31, 2003 is approximately $30.6 million.

STOCK-BASED COMPENSATION

        We account for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," using the intrinsic-value method as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, the recognition of compensation expense for the fair value of stock options and other equity instruments issued to employees and non-employee directors.

        At December 31, 2003, we had two stock-based employee compensation plans, which are described more fully in Note 7. The following table illustrates the effect on net loss and net loss per share if we had applied the fair value recognition provisions of SFAS No. 123.

                                                                                             DECEMBER 31,
                                                                                             ------------
                                                                                     2003            2002            2001
                                                                             ------------    ------------    ------------
                                                                                            (IN THOUSANDS)
    Net loss:
       As reported .......................................................   $     (9,687)   $   (121,723)   $   (190,689)
       Deduct: Stock-based employee compensation expense
          included in reported net loss ..................................             86             967           1,368
       Add: Total stock-based employee compensation expense
          determined under fair value based method for all awards ........         (2,200)         (7,554)         (8,054)
       Pro forma .........................................................   $    (11,801)   $   (128,310)   $   (197,375)

    Basic and diluted net loss per share:
       As reported .......................................................   $      (0.21)   $      (2.70)   $      (4.47)
       Pro forma .........................................................   $      (0.26)   $      (2.84)   $      (4.63)

        We estimate the fair value of its stock-based awards to employees using the Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of stock-based awards to employees. The fair value of stock-based awards to employees was estimated assuming no expected dividends and the following weighted-average assumptions:

                                                                                             DECEMBER 31,
                                                                                             ------------
                                                                                     2003            2002            2001
                                                                             ------------    ------------    ------------
    Risk-free interest rate ..............................................          3.250%          3.000%          4.669%
    Dividend yield .......................................................            0.0%            0.0%            0.0%
    Expected life ........................................................        5 years         5 years         5 years
    Expected volatility ..................................................            143%            146%            155%
    Weighted average remaining contractual life ..........................     8.84 years      8.00 years      9.56 years
    Weighted average fair value of options granted .......................   $       0.88    $       0.61    $       1.04

 INCOME TAXES We account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach to accounting for income taxes based upon the future expected values of the related assets and liabilities. Deferred income taxes are provided for tax and financial reporting basis differences between assets and liabilities at tax rates expected to be in effect when the basis differences reverse. Valuation allowances are provided in situations where recoverability of deferred tax assets is not considered more likely than not.

FUTURE ACCOUNTING PRONOUNCEMENTS

        In January and December 2003, the FASB issued FASB Interpretation No. 46 (FIN 46) and No. 46, revised (FIN 46R), "Consolidation of Variable Interest Entities." These statements, which address accounting for entities commonly known as special-purpose or off-balance sheet, require consolidation of certain interests or arrangements by virtue of holding a controlling financial interest in such entities. Certain provisions of FIN 46R related to interests in special purpose entities were applicable for the period ended December 31, 2003. We must apply FIN 46R to our interests in all entities subject to the interpretation as of the first interim or annual period ending after March 15, 2004. Adoption of this new method of accounting for variable interest entities is not expected to have a material impact on our consolidated results of operations and financial position.

(3) ACQUISITION OF PRICEINTERACTIVE, INC. AND DISCONTINUED OPERATIONS

ACQUISITION

        On February 27, 2001, we completed the acquisition of all of the outstanding capital stock and options to purchase common stock of PriceInteractive Inc., a leading provider of speech application services ("PriceInteractive"). The acquisition was accounted for using the purchase method of accounting in accordance with APB Opinion No. 16, "Business Combinations," and, accordingly, the results of operations for PriceInteractive have been included in our consolidated results since the acquisition date. The aggregate purchase price, which was comprised of cash of $45.3 million, approximately 9.3 million shares of common stock (including 2.1 million shares placed in escrow), approximately 1.0 million shares of restricted common stock and options to purchase approximately 1.0 million shares of common stock, was allocated to the tangible and intangible assets of PriceInteractive based upon the fair value of such assets acquired. Fair value of intangible assets was determined by an independent appraisal. The restricted common stock, issued in the acquisition, vested 50% on December 31, 2001 while the remaining 50% vested on January 1, 2003. In addition, we also recorded $1.8 million of deferred stock-based compensation relating to the options issued in connection with the acquisition, which was amortized over two to four years, the vesting periods of the options granted. Subsequent to the acquisition, we changed the name of the acquired entity to iBasis Speech Solutions, Inc.

        A summary of the total consideration and the allocation of the aggregate purchase price was as follows:

                                                                                       (IN THOUSANDS)
                                                                                       --------------
    Purchase Price:
       Cash paid ...................................................................   $       45,251
       Professional fees and other acquisition costs ...............................            6,259
       Fair value of common stock issued ...........................................           64,338
       Fair value of common stock options issued ...................................            3,367
       Total purchase price ........................................................   $      119,215

    Allocation of Purchase Price:
       Cash and cash equivalents ...................................................   $       13,385
       Other current assets ........................................................            6,940
       Property and equipment ......................................................            9,203
       Developed technology and know-how ...........................................           15,448

       Installed customer base .....................................................            7,560
       Assembled workforce .........................................................            1,424
       Goodwill ....................................................................           62,571
       Other assets ................................................................               38
       Current liabilities .........................................................           (8,801)
       Long term debt ..............................................................          (12,984)
       In-process research and development .........................................           24,431
       Total allocation of purchase price ..........................................   $      119,215

        The $24.4 million allocated to purchased in-process research and development ("in-process R&D") represented the appraised fair value of a project that did not have future alternative uses. This allocation represented the estimated fair value based on risk-adjusted cash flows related to the in-process research and development project. The development of the project had not yet reached technological feasibility and the research and development in process had no alternative uses. Accordingly, these costs were expensed as of the acquisition date.

        In-process research and development value was comprised of one primary research and development project. This project included the introduction of certain new technologies. At the acquisition date, this project was approximately 70% to 80% complete based on cost data and technological progress. The research and development investment in this project made by us from the date of acquisition through December 31, 2001 was $6.0 million.

        The value assigned to purchased in-process technology was determined by estimating the costs to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows from the project and discounting the net cash flows to their present value. The revenue projection used to value the in-process research and development is based on the expected timing of new products, our estimate of the product life cycle and expected revenue contribution. The rates utilized to discount the net cash flows to their present value are based on our weighted average cost of capital. This discount rate was commensurate with our corporate maturity and the uncertainties in the economic estimates described above.

        As described in Note 2, as a result of the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") we discontinued amortizing all existing goodwill and indefinite lived intangible assets and did not record any related amortization expense after January 1, 2002. Had the previous provisions of SFAS 142 been applied, our net loss and loss per share would have been as follows:

                                                                                        YEAR ENDED DECEMBER 31,
                                                                             ---------------------------------------------
                                                                                     2003            2002            2001
                                                                             ------------    ------------    ------------
                                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
    Net loss:
       As reported .......................................................   $     (9,687)   $   (121,723)   $   (190,689)
       Add: Goodwill amortization ........................................             --              --          23,908
       Adjusted net loss .................................................   $     (9,687)   $   (121,723)   $   (166,781)

    Basic and fully-diluted net loss per share
       As reported .......................................................   $      (0.21)   $      (2.70)   $      (4.47)
       Effect of SFAS No. 142 ............................................             --              --            0.56
       Adjusted net loss per share .......................................   $      (0.21)   $      (2.70)   $      (3.91)

DISCONTINUED OPERATIONS

        On July 15, 2002 we completed the sale of substantially all of the assets of our Speech Solutions Business for $18.5 million in cash of which $1.5 million of this amount was placed in escrow until December 31, 2003, and up to $8 million in earn-out payments that could be earned upon the achievement of certain revenue milestones of the Speech Solutions Business. We received no earn-out payments related to 2002. In the fourth quarter of 2003, we recognized additional consideration of $1.3 million for an earn-out payment based on the achievement of certain 2003 revenue-based milestones associated with our former Speech Solutions Business. The cash payment associated with the earn-out, net of a $0.3 million payment associated with the sale of our Speech Solutions Business, was $1.0 million and was received in February 2004. In the first quarter of 2003, we made a $0.7 million payment associated with the sale of our Speech Solutions Business. There will be no further earn-out payments due to us in the future.

        We have reported our Speech Solutions Business as a discontinued operation under the provisions of SFAS No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets." The Consolidated Financial Statements have been reclassified to segregate the net assets and operating results of this discontinued operation for all periods presented.

        The loss on the disposal of the discontinued operation of $58.9 million included the write-off of goodwill and other purchased intangibles of $57.3 million and the costs to sell the operation of $1.7 million. The amount of the loss has been adjusted for the additional revenue-based earn-out recognized in the fourth quarter of 2003 and will be further adjusted in the future to reflect the settlement of the $1.5 million held in escrow. iBasis, Inc. Notes to Consolidated Financial Statements

(3) ACQUISITION OF PRICEINTERACTIVE, INC. AND DISCONTINUED OPERATIONS

        Summary operating results of the discontinued operation for 2003, 2002 and 2001 were as follows:

                                                                                        YEARS ENDED DECEMBER 31,
                                                                             ---------------------------------------------
                                                                                     2003            2002            2001
                                                                             ------------    ------------    ------------
                                                                                            (IN THOUSANDS)
    Revenue ..............................................................   $         --    $     12,306    $     23,590
    Operating loss .......................................................             --          (5,906)        (49,263)
    Pre-tax loss from discontinued operations ............................          1,251         (65,222)        (49,771)

        The operating losses for 2002 and 2001 include depreciation of $2.6 million and $3.6 million and amortization of intangibles of $3.3 million and $23.9 million, respectively. Also included in 2001 is a write-off of in-process research and development costs of $24.4 million in connection with the acquisition of PriceInteractive.

(4) ACCRUED EXPENSES

        Accrued expenses at December 31, consist of the following:

                                                                                     2003            2002
                                                                             ------------    ------------
                                                                                    (IN THOUSANDS)
    Termination fees and circuit costs ...................................   $     10,155    $      8,604
    Restructuring and other non-recurring costs ..........................            786             926
    Interest .............................................................          3,680           1,485
    Acquisition related costs ............................................          2,103           2,884
    Professional services ................................................            376             794
    Payroll and related costs ............................................            112             787
    Equipment purchases ..................................................            564             323

    Customer deposits ....................................................            259             349
    Accrued other ........................................................            617           1,996
                                                                             $     18,652    $     18,148
                                                                             ------------    ------------

(5) INCOME TAXES

        No provision for federal or state income taxes has been recorded, as we have incurred net operating losses for all periods presented and it is more likely than not that the tax benefit of such losses will not be realized. As of December 31, 2003, we had net operating loss carryforwards of approximately $298.3 million available to reduce future federal and state income taxes, if any. If not utilized, these carryforwards expire at various dates through 2022. If substantial changes in our ownership should occur, as defined by Section 382 of the Internal Revenue Code (the "Code"), there could be annual limitations on the amount of carryforwards which can be realized in future periods. The Company has completed several financings since its inception and believes that it may have incurred an ownership change as defined under the Code.

        The approximate income tax effects of temporary differences and carryforwards are as follows:

                                                                                     DECEMBER 31,
                                                                             ---------------------------
                                                                                     2003           2002
                                                                             ------------   ------------
                                                                                   (IN THOUSANDS)
    Net operating loss carryforwards .....................................   $     91,868   $    103,535
    Accruals .............................................................          1,308         20,817
    Depreciation .........................................................          8,054          8,225
    Accounts receivable ..................................................          1,240          4,509
    Other ................................................................          1,704           (356)
    Valuation allowance ..................................................       (104,174)      (136,730)
                                                                             $         --   $         --
                                                                             ------------   ------------

        We have recorded a 100% valuation allowance against the net deferred tax asset as of December 31, 2003 and 2002, as we have determined that it is more likely than not that such assets will not be realized. The increase in the valuation allowance during the year primarily relates to the tax benefit associated with the increase in the net operating loss carryforward.

        The major components of our income tax expense (benefit) for the years ended December 31 are:

                                                                                     2003            2002            2001
                                                                             ------------    ------------    ------------
                                                                                            (IN THOUSANDS)
    Net operating loss carryforwards .....................................   $    (11,667)   $     27,056    $     46,945
    Deferred tax items ...................................................        (20,888)         (6,199)         37,879
    Valuation Allowance ..................................................         32,555         (20,857)        (84,824)
                                                                             $         --    $         --    $         --
                                                                             ------------    ------------    ------------

(6) LONG-TERM DEBT

        Long-term debt consists of the following as of December 31:

                                                                                     2003           2002
                                                                             ------------   ------------
                                                                                    (IN THOUSANDS)
    Existing Notes .......................................................   $     38,180   $     88,530
    Existing Senior Notes ................................................         25,175             --
    Revolving line of credit .............................................          2,300          2,300
    Capital lease obligations ............................................          2,271          8,109
                                                                                   67,926         98,939
    Less: Current portion ................................................          2,097          5,349
                                                                             $     65,829   $     93,590
                                                                             ------------   ------------

 EXISTING NOTES In March 2000, we issued $150.0 million aggregate principal amount of Notes, resulting in net proceeds to iBasis of approximately $144.8 million. The Notes bear interest at the annual rate of 5 3/4% with interest payable on each March 15th and September 15th. The Notes have no required principal payments prior to maturity on March 15, 2005 ("Maturity"). The Notes are unsecured and subordinated to our capital lease obligations. Prior to Maturity, the Notes are convertible into common stock at a conversion price of $86.14 per share, subject to adjustment upon certain events as defined in the Note agreement. The Company may redeem some or all of the Notes at the following redemption prices for the three 12-month periods beginning March 20, 2003, expressed as a percentage of principal amount: 102.3%, 101.15% and 100%, respectively. In each case, iBasis will also pay accrued but unpaid interest up to, but excluding the redemption date. We do not have any current plans to redeem a portion, or all, of these Notes.

        Upon a repurchase event, as defined in the Existing Note Indenture, the holder can require iBasis to repurchase the Existing Notes in cash, or at iBasis's option upon satisfaction of certain conditions as defined in the Existing Note Indenture, in common stock, at 105% of the principal amount of the Notes, plus accrued and unpaid interest.

        A repurchase event is defined as being either:

        i) iBasis's common stock or other common stock into which the Existing Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on an established over-the-counter trading market in the United States, or

        ii)     a change in control event, as defined in the Existing Note
                Indenture.

        As of December 31, 2003, we believe that a repurchase event has not occurred.

 GAINS ON EXCHANGES AND REPURCHASES OF EXISTING NOTES During 2003, we entered into agreements with principal holders of our Existing Notes which resulted in the retirement of $50.4 million of such notes in exchange for new debt instruments at 50% of the face value of the retired Notes. Under the terms of the agreement, the holders of the retired Notes received $25.2 million of Existing Senior Notes and warrants to purchase 4,915,416 shares of our common stock. Each warrant has an initial exercise price of $0.65 per share and is exercisable over a five-year term. The Existing Senior Notes mature on January 15, 2005 and share in a second priority lien on our assets and are subordinated to our revolving line of credit with our bank.

        In accordance with SFAS No. 15, "Accounting by Debtors and Creditors Regarding Troubled Debt Restructuring," we recorded a gain on the exchange of debt of approximately $16.6 million during the year ended December 31, 2003. SFAS No. 15 requires that the gain on the exchange be recorded net of the accrual for future interest payments on the new Existing Senior Notes, the fair value of the warrants issued, the reduction of the net book value of the deferred financing costs originally capitalized with the issuance of our Existing Notes and any other fees or costs. The fair value of $1,375,000 of the detachable warrants was estimated utilizing a valuation method similar to the Black-Scholes model. Assumptions utilized within the pricing model included a) a useful life of 5 years; b) volatility of 46%; c) no dividends; and d) a discount rate of 3%. While our future cash flows relating to interest payments will not be affected by the exchange, our future Statement of Operations will show, as required, a reduction of interest expense due to the accrual of the future interest payments on the Existing Senior Notes within the gain.

        The gain recognized in 2003 was calculated as follows:

                                                                                     2003(IN THOUSANDS)
    Face value of surrendered Existing Notes .......................................   $       50,350
    Less: Face value of issued Existing Senior Notes ...............................          (25,175)
       Future interest payments on Existing Senior Notes ...........................           (5,527)
       Fair value of warrants issued ...............................................           (1,375)
       Reduction of deferred debt financing costs ..................................             (723)
       Professional fees ...........................................................             (935)
    Gain ...........................................................................   $       16,615
                                                                                       --------------

        During 2002 and 2001, we repurchased (as opposed to "redeemed") a portion of our outstanding Existing Notes and recorded gains. The gains were calculated as follows:

                                                                                     2002           2001
                                                                             ------------   ------------
                                                                                    (IN THOUSANDS)
    Carrying value of repurchased Notes ..................................   $     40,588   $     20,882
    Less: Cost of repurchase of Notes ....................................        (13,993)        (5,863)
    Write-off of deferred debt financing costs ...........................           (805)          (470)
    Gain .................................................................   $     25,790   $     14,549
                                                                             ------------   ------------

 CAPITAL LEASE SETTLEMENT In August 2002, we completed an agreement with our primary equipment vendor to reduce our capital lease obligations and related future cash commitments. Under the terms of the agreement, we paid our vendor $28.5 million to purchase the leased assets. In exchange the vendor eliminated $63.8 million in existing debt, future interest obligations and other fees ($50.8 million in principal, $9.0 million in interest assuming the vendor debt was held to maturity, and $4.0 million in tax obligations). The difference between the cash paid and the recorded outstanding obligation on that date was accounted for as a reduction in the carrying value of the underlying capital assets.

 REVOLVING LINE OF CREDIT AND TERM LOAN In December 2003, we amended and extended our revolving line of credit with our bank. The new $15.0 million revolving line of credit replaced two secured lines of credit that totaled $15.0 million. The revolving line of credit bears interest at the bank's prime rate plus 1%, matures on January 5, 2005 and is collateralized by substantially all of our assets. Borrowings under the revolving line of credit are on a formula basis and are limited to eligible accounts receivable. The revolving line of credit requires us to comply with various non-financial covenants and financial covenants, including minimum profitability. We were in compliance with all of these covenants as of December 31, 2003. As of December 31, 2003, we had $2.3 million in borrowings and unused borrowing capacity of $2.9 million, based on our borrowing formula, under the new revolving line of credit.

        In December 2002, we entered into two secured lines of credit agreements with a bank totaling $15.0 million. In conjunction with the initiation of these credit lines, we issued a warrant to the bank for the purchase of 337,500 shares of our common stock at an exercise price of $0.337 per share. At December 31, 2002, we had $2.3 million in borrowings under these credit lines. In January 2004, the bank exercised its warrant in full, on a net issue basis, and received 272,876 shares of our common stock. As a result of the bank exercising its warrant on a net basis no cash was received by us.

        In October 2001, we entered into a $4.0 million term loan which was to mature in April 2003. The term loan was bearing interest at the bank's prime rate plus 1/2% and required equal monthly repayments of principal of $133,000 plus accrued interest until maturity. As collateral, we deposited cash with the bank of approximately $8.9 million. In December 2002, the term loan was paid-off and the related cash collateral was released.

        At December 31, 2003, we had outstanding letters of credit totaling $2.6 million.

 REPAYMENTS OF DEBT Scheduled maturities of long-term debt as of December 31, 2003 are as follows:

                                                                                 EXISTING    REVOLVING
                                                        CAPITAL     EXISTING       SENIOR       CREDIT
YEAR                                                     LEASES        NOTES        NOTES        LINES        TOTAL
----                                                 ----------   ----------   ----------   ----------   ----------
                                                                             (IN THOUSANDS)
2004 .............................................   $    2,131   $       --   $       --   $       --   $    2,131
2005 .............................................          221       38,180       25,175        2,300       65,876
2006 .............................................           --           --           --           --           --
2007 .............................................           --           --           --           --           --
2008 .............................................           --           --           --           --           --
Thereafter .......................................           --           --           --           --           --
Total future minimum payments ....................        2,352       38,180       25,175        2,300       68,007
Less: Amounts representing interest ..............           81           --           --           --           81
Present value of minimum repayments ..............        2,271       38,180       25,175        2,300       67,926
Less: Current portion of long-term debt ..........        2,097           --           --           --        2,097
Long-term debt, net of current portion ...........   $      174   $   38,180   $   25,175   $    2,300   $   65,829

(7) STOCKHOLDERS' EQUITY

 (a) AUTHORIZED CAPITAL STOCK We have authorized for issuance 85,000,000 shares of common stock, $0.001 par value per share ("common stock") and 15,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock").

 (b) REVERSE STOCK SPLIT At a Special Meeting of Shareholders held on February 18, 2004, shareholders voted to give the iBasis board of directors authority to effect a reverse split of our common stock. The affirmative vote by shareholders permits our board of directors to choose to effect a reverse stock split of our common stock at a ratio of between one-and-a-half for one (1.5:1) and five for one (5:1). Alternatively, the board may choose not to affect such a split.

 (c) TREASURY STOCK During 2002, we negotiated a settlement of the 2,070,225 shares of our common stock that we placed into escrow in connection with the acquisition of PriceInteractive, Inc. in 2001. As a part of this settlement, 1,135,113 shares were returned to us and have been accounted for on the accompanying balance sheet as treasury stock, stated at the fair value of the shares on the date of the settlement.

 (d) STOCK INCENTIVE PLAN Our 1997 Stock Incentive Plan (the "Plan") provides for the granting of restricted stock awards and incentive stock options ("ISOs") and nonqualified options to purchase shares of common stock to key employees, directors and consultants. Under the terms of the Plan, the exercise price of options granted shall be determined by the Board of Directors and for ISOs shall not be less than fair market value of our common stock on the date of grant. Options vest quarterly in equal installments over two to four years, provided that no options shall vest during the employees' first year of employment. The expiration date of each stock option shall be determined by the Board of Directors, but shall not exceed 10 years from the date of grant.

        As a result of a special meeting of our stockholders, held in February 2001, the maximum number of shares of common stock that could be purchased under the Plan increased from 5.7 million to 9.0 million. In addition, as a result of that meeting, we assumed the PriceInteractive Stock Option Plan and all of the outstanding options to purchase the common stock of PriceInteractive, Inc. and converted such assumed options into options to purchase 1,021,434 shares of our common stock.

        The following table summarizes the option activity for the years ended December 31, 2003, 2002 and 2001:

                                                                                                             WEIGHTED
                                                                                   NUMBER         EXERCISE    AVERAGE
                                                                                       OF            PRICE   EXERCISE
                                                                                   SHARES        PER SHARE      PRICE
                                                                                ---------   --------------   --------
                                                                                            (IN THOUSANDS)
Outstanding, January 1, 2001..................................................      4,239     $0.03-$74.63   $   8.76
   Granted....................................................................      4,523        0.43-3.71       2.16
   Options assumed in connection with the acquisition of PriceInteractive,
      Inc.....................................................................      1,021        0.85-5.89       2.52
   Exercised..................................................................       (706)       0.41-7.00       3.52
   Forfeited..................................................................     (1,309)      0.03-74.63       7.26

Outstanding, December 31, 2001................................................      7,768       0.43-74.63       5.04
   Granted....................................................................        312        0.25-0.97       0.61
   Exercised..................................................................      (149)        0.50-2.13       0.82
   Forfeited..................................................................     (5,674)      0.37-74.63       6.06
Outstanding, December 31, 2002................................................      2,257       0.25-28.75       2.02
   Granted....................................................................      4,710        0.38-1.54       1.02
   Exercised..................................................................       (128)       0.86-1.57       1.39
   Forfeited..................................................................       (507)      0.25-14.81       1.86
Outstanding, December 31, 2003................................................      6,332     $0.25-$28.75   $   1.35
                                                                                ---------

Exercisable, December 31, 2003................................................      2,216     $0.25-$28.75   $   1.90
                                                                                ---------

Exercisable, December 31, 2002................................................      1,160     $0.43-$28.75   $   2.29
                                                                                ---------

Exercisable, December 31, 2001................................................      1,694     $0.43-$74.63   $   7.69
                                                                                ---------

        The following table summarizes information relating to currently outstanding and exercisable stock options as of December 31, 2003:

                                              OUTSTANDING
                                              -----------
                                                       WEIGHTED                        EXERCISABLE
                                                        AVERAGE                        -----------
                                                      REMAINING     WEIGHTED                        WEIGHTED
                                                    CONTRACTUAL      AVERAGE                         AVERAGE
                                      OUTSTANDING          LIFE     EXERCISE           OPTIONS      EXERCISE
RANGE OF EXERCISE PRICES                  OPTIONS    (IN YEARS)        PRICE       OUTSTANDING         PRICE
------------------------           --------------   -----------   ----------    --------------      --------
                                   (IN THOUSANDS)                               (IN THOUSANDS)
$0.25-$0.69......................             335          8.30   $     0.50               128      $   0.54
$0.72............................             997          7.86   $     0.72               916      $   0.72
$0.88-$1.10......................           2,882          9.27   $     0.91               371      $   1.00
$1.24-$3.10......................           1,729          9.34   $     1.35               462      $   1.53
$3.71-$5.00......................             283          6.29   $     4.46               247      $   4.55
$11.00-$13.50....................              94          6.39   $    13.45                82      $  13.44
$14.81-$28.75....................              12          6.64   $    16.63                10      $  16.92
                                            6,332          8.84   $     1.35             2,216      $   1.90
                                   --------------   -----------   ----------    --------------      --------

        At December 31, 2003, options to purchase 1,082,357 shares of common stock were available for future grants under the Plan.

        We apply the accounting provisions prescribed in APB No. 25 and related Interpretations. In 1999 we issued stock options with an exercise price less than the fair market value of the common stock as determined for accounting purposes. Deferred compensation related to these stock options of approximately $2.4 million was recorded and was amortized over four years, the vesting period of those options. In connection with the 2001 acquisition of PriceInteractive, Inc., we assumed vested options with exercise prices that were less than the fair market value of our common stock as determined for accounting purposes. As such, we recorded approximately $1.8 million of deferred compensation which was amortized over the remaining life of those options of up to four years. Deferred compensation was reduced in 2002 due to the settlement with the former shareholders of PriceInteractive and due to the forfeit of options by Company employees. As of December 31, 2003, all deferred compensation had been amortized.

        During 2001, we accelerated vesting on 92,500 to purchase common stock in relation to severance agreements with employees. Accordingly, the Company recorded non-cash compensation expense of approximately $0.2 million which is included in general and administrative expenses in the accompanying consolidated statement of operations for 2001.

        Total compensation cost recognized in the statements of operations as a result of stock-based employee compensation awards was $0.1 million, $1.0 million and $1.4 million for the years ended December 31, 2003, 2002, and 2001, respectively.

 (e) STOCK OPTION EXCHANGE PROGRAM In December 2002 we announced an offer to exchange outstanding employee stock options in return for new stock options to be granted by us. In exchange for existing options, each option holder received a commitment to receive new options to be issued exercisable for the same number of shares of common stock tendered by the option holder and accepted for exchange. A total of 1,786,950 options were accepted for exchange under the exchange offers and, accordingly, were canceled in 2002. The new option grants were granted in the second quarter of 2003 at $1.24 per share, more than six months and one day from the date on which each exchange offer terminated. The new options granted to our employees vest quarterly over a two-year period.

iBASIS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) STOCKHOLDERS' EQUITY

 (f) EMPLOYEE STOCK PURCHASE PLAN In 1999, our Board of Directors and stockholders approved the 1999 iBasis, Inc. Employee Stock Purchase Plan (the "ESPP"), which enables eligible employees to acquire shares of our common stock through payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The offering periods under the ESPP start on January 1 and July 1 of each year and end on June 30 and December 31 of each year, unless otherwise determined by the Board of Directors. During each offering period, an eligible employee may select a rate of payroll deduction from 1% to 10% of compensation, up to an aggregate of $12,500 in any offering period. The purchase price for common stock purchased under the ESPP is 85% of the lesser of the fair market value of the shares on the first or last day of the offering period. We issued 364,531 and 131,607 shares under the ESPP during 2002 and 2001, respectively. No shares were issued under the ESPP in 2003 and, at December 31, 2003, all shares authorized under the ESPP had been issued.

 (g) WARRANTS As described in Note 6 in 2003, we issued 4,915,416 warrant shares in connection with the exchange of our Existing Notes for Existing Senior Notes. Each warrant share is exercisable into our common stock on a one-to-one basis at an exercise price of $0.65 per warrant share and are exercisable over a five-year term. In December 2002, in conjunction with the initiation of our bank credit lines, we issued a warrant to the bank for the purchase of 337,500 shares of our common stock at an exercise price of $0.337 per share. In January 2004, the bank exercised its warrant in full, on a net issue basis, and received 272,876 shares of our common stock. As a result of the bank exercising its warrant on a net issue basis no cash was received by us.

 (h) SHARES ISSUABLE UPON CONVERSION OF THE EXISTING NOTES At December 31, 2003, the outstanding balance of $38.2 million in Existing Notes, issued in 2000, were convertible into 443,232 shares of our common stock at a conversion price of $86.14 per share.

 (i) RESERVED SHARES At December 31, 2003, we had 7,438,036 shares reserved for issuance under our Stock Incentive Plan and 5,252,916 shares reserved for exercise of stock warrants, which included 4,915,416 warrants relating to the Existing Senior Notes and 337,500 warrants we had issued to our bank as well as 443,232 shares reserved for issuance upon conversion of the Existing Notes. In January 2004, the bank exercised its warrant in full, on a net issue basis, and received 272,876 shares of our common stock.

(8) COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

        We lease our administrative and operating facilities and certain equipment under non-cancelable operating leases, which expire at various dates through 2009. The future approximate minimum lease payments under such operating leases consist of the following:

    YEAR                                                                               (IN THOUSANDS)
    ----                                                                               --------------
    2004 ...........................................................................   $        3,394
    2005 ...........................................................................            2,233
    2006 ...........................................................................            1,709
    2007 ...........................................................................            1,709
    2008 ...........................................................................            1,454
    Thereafter .....................................................................            1,846
    Total future minimum lease payments ............................................   $       12,345

        Total rent expense included in the consolidated statements of operations was approximately $3,669,000, $3,918,000, and $4,384,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

LITIGATION

        In addition to litigation that we have initiated or responded to in the ordinary course of business, we are currently party to the following potentially material legal proceedings:

        Beginning August 1, 2001, we were served with several class action complaints that were filed in the United States District Court for the Southern District of New York against us and several of our officers, directors, and former officers and directors, as well as against the investment banking firms that underwrote our November 11, 1999 initial public offering of common stock and our March 9, 2000 secondary offering of common stock. The complaints were filed on behalf of persons who purchased our common stock during different time periods, all beginning on or after November 10, 1999 and ending on or before December 6, 2000.

        The complaints are similar to each other and to hundreds of other complaints filed against other issuers and their underwriters, and allege violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 primarily based on the assertion that there was undisclosed compensation received by our underwriters in connection with our public offerings. The plaintiffs have sought an as-yet undetermined amount of monetary damages in relation to these claims. On September 4, 2001, the cases against iBasis were consolidated. On October 9, 2002, the individual defendants were dismissed from the litigation by stipulation and without prejudice. We believe that iBasis and the individual defendants have meritorious defenses to the claims made in the complaints and should it ever become necessary we intend to contest the lawsuits vigorously. Nevertheless, in deciding to pursue settlement, we considered, among other factors, the substantial costs and the diversion of our management's attention and resources that would be required by litigation. We cannot assure you that the settlement which has been finalized will be accepted by the court, or that we will be fully covered by collateral or related claims from underwriters, and that we would be successful in resulting litigation. In addition, even though we have insurance and contractual protections that could cover some or all of the potential damages in these cases, or amounts that we might have to pay in settlement of these cases, an adverse resolution of one or more of these lawsuits could have a material adverse affect on our financial position and results of operations in the period in which the lawsuits are resolved. We are not presently able to estimate potential losses, if any, related to the lawsuits.

        We are also party to suits for collection, related commercial disputes, claims from carriers and foreign service partners over reconciliation of payments for circuits, Internet bandwidth and/or access to the public switched telephone network, and claims from estates of bankrupt companies alleging that we received preferential payments from such companies prior to their bankruptcy filings. We intend to prosecute vigorously claims that we have brought and employ all available defenses in contesting claims against us. Nevertheless, in deciding whether to pursue settlement, we will consider, among other factors, the substantial costs and the diversion of management's attention and resources that would be required in litigation. In light of such costs, we have settled various and in some cases similar matters on what we believe have been favorable terms which did not have a material impact our financial position, results of operations, or cash flows. The results or failure of any suit may have a material adverse affect on our business.

(9) SEGMENT AND GEOGRAPHIC INFORMATION

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision-making group is composed of the chief executive officer, members of senior management and the Board of Directors. We have viewed our operations and we manage our business principally as one operating segment.

        The following table represents percentage revenue derived from individual countries:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                    --------------------------------
                                                        2003        2002        2001
                                                    --------    --------    --------
    United States ...............................         57%         55%         58%
    United Kingdom ..............................         16          11          13
    China .......................................          3          10          13
    Other .......................................         24          21          14
                                                         100%        100%        100%
                                                    --------    --------    --------

        We did not have a customer that accounted for 10% or more of accounts receivable at December 31, 2003. We had one customer account for 17% of accounts receivable at December 31, 2002.

        We had one customer, each year, account for 11%, 12%, and 14% of net revenue for the years ended December 31, 2003, 2002, and 2001, respectively.

        The net book value of long-lived tangible assets by geographic area was as follows:

    GEOGRAPHIC LOCATION                                             2003        2002
    -------------------                                         --------    --------
                                                                   (IN THOUSANDS)
    North America...........................................    $ 16,930    $ 31,855
    Europe..................................................         141         209
    Asia....................................................         104         293
                                                                $ 17,175    $ 32,357
                                                                --------    --------

(10) VALUATION AND QUALIFYING ACCOUNTS

        The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the account receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence. Activity in the allowance for doubtful accounts is as follows:

                                                                                                         RECOVERY
                                                      BALANCE AT                                    OF PREVIOUSLY
                                                    BEGINNING OF   CHARGED TO COSTS    WRITE-OFFS        RESERVED      BALANCE AT
    YEAR ENDED DECEMBER 31,                                 YEAR       AND EXPENSES     AND OTHER         BALANCE     END OF YEAR
    -----------------------                         ------------   ---------------   ------------   -------------    ------------
    2001 ........................................   $      2,179             9,161         (5,473)             --    $      5,867
    2002 ........................................   $      5,867            10,026         (8,060)             --    $      7,833
    2003 ........................................   $      7,833               800         (1,236)         (4,269)   $      3,128

(11) RESTRUCTURING COSTS

2001 RESTRUCTURING

        During 2001, we announced a restructuring plan to better align our organization with our corporate strategy and recorded a charge of approximately $51.8 million in accordance with the criteria set forth in EITF 94-3 and SEC

Staff Accounting Bulletin 100. The restructuring included the write-off of property and equipment, the termination of certain contractual obligations and the reduction in our workforce resulting in employee benefit costs.

        The write-off of property and equipment related primarily to the abandonment and related costs of certain equipment in a limited number of our network data centers and internet central offices. As a result of adopting the Openwave platform for our former unified messaging business, certain equipment, which was previously deployed in our New York City and Cambridge, Massachusetts data centers, were no longer required. In addition, the write-down of equipment at internet central offices was related to our increasing focus within ours wholesale VoIP business on serving the largest international carriers (Tier
One). Large Tier One carriers tend to maintain greater geographic footprints and the ability to cost efficiently connect their networks to our network. As a result, the equipment located in some of our internet central offices was no longer required and has therefore been written down to its estimated net realizable value.

        The termination of contractual obligations represented the anticipated cost of negotiated settlements with providers of facility space and telecommunications circuits related to the network data centers and internet central offices which are no longer in operation.

        The employee severance costs related to a reduction in our workforce of 136 full time employees on a worldwide basis, 71 of which were in research and development, 39 of which were in sales and marketing and the remaining 26 in general and administrative functions. These cost reduction measures were completed by the end of the second quarter of 2002.

        The components of the 2001 Restructuring charge were as follows:

                                                                                       (IN THOUSANDS)
                                                                                       --------------
    Write-off of property and equipment ............................................   $       42,629
    Termination of contractual obligations .........................................            7,442
    Employee severance costs .......................................................            1,763
    Total ..........................................................................   $       51,834
                                                                                       --------------

2002 RESTRUCTURING

        During 2002, we announced cost reduction measures and recorded a charge of approximately $5.5 million in the accompanying consolidated statement of operations:

        The write-off of fixed assets relates primarily to the closure and abandonment of our Miami and Singapore internet central offices. The costs include the write-off of leasehold improvements as well as a provision for termination costs for the facility space and telecommunication circuits. As we continued to focus on serving the largest international, Tier-One carriers who tend to maintain greater geographic footprints, we approved a plan to close the Miami and Singapore internet central offices and route traffic through our other central facilities. In addition, we wrote off certain assets which were considered to be impaired due to our plan to move to a new switchless architecture in our VoIP network.

        The employee severance costs relate to a reduction in our workforce as we terminated 44 employees on June 28, 2002. Of these 44 people, 19 were within research and development, 10 were from sales and marketing and 15 were from general and administrative departments. These cost reduction measures were completed in the first quarter of 2003.

        In addition, the 2002 restructuring expense was reduced by a change in estimated restructuring costs related to the 2001 restructuring and specifically related to a reduction in the estimated cost of terminating contractual lease obligations.

        The components of the 2002 Restructuring charge were as follows:

                                                                                       (IN THOUSANDS)
                                                                                       --------------
    Write off of fixed assets and facilities costs .................................   $        2,427
    Termination of contractual lease obligations ...................................            2,794
    Employee severance costs .......................................................              750
    Less: Change in estimate of 2001 restructuring costs ...........................             (435)
    Total restructuring and other non-recurring costs ..............................   $        5,536
                                                                                       --------------

        At December 31, 2003, accrued restructuring costs of approximately $2.2 million consisted of costs accrued for the termination of certain contractual obligations. At December 31, 2003 and 2002, the current portion of accrued restructuring costs were $0.8 million and $0.9 million and the long-term portion of accrued restructuring costs were $1.4 million and $2.3 million, respectively. A summary of accrued restructuring costs for the 2001 and 2002 Restructuring charges are as follows:

                                                                TERMINATION
                                                    PROPERTY             OF       EMPLOYEE
                                                         AND    CONTRACTUAL      SEVERANCE
2001 RESTRUCTURING CHARGE:                         EQUIPMENT    OBLIGATIONS          COSTS          TOTAL
--------------------------                      ------------   ------------   ------------   ------------
Original charge .............................   $     42,629   $      7,442   $      1,763   $     51,834
Less: write-off of property and equipment ...         42,258             --             --         42,258
Less: cash payments .........................          4,232          1,460          5,692
Balance, December 31, 2001 ..................            371          3,210            303          3,884
Less: cash payments .........................             --          2,640            303          2,943
Less: adjustments ...........................            371             64             --            435
Balance, December 31, 2002 ..................             --            506             --            506
Less: cash payments .........................             --            325             --            325
Balance, December 31, 2003 ..................   $         --   $        181   $         --   $        181
                                                ------------   ------------   ------------   ------------

                                                                   TERMINATION OF          EMPLOYEE
                                                   PROPERTY AND       CONTRACTUAL         SEVERANCE
2002 RESTRUCTURING CHARGE:                            EQUIPMENT       OBLIGATIONS             COSTS             TOTAL
--------------------------                      ---------------   ---------------   ---------------   ---------------
Original charge .............................   $         2,427   $         2,794   $           750   $         5,971
Less: write-off of property and equipment ...             2,427                --                --             2,427
Less: cash payments .........................               131               725               856
Balance, December 31, 2002 ..................                --             2,663                25             2,688
Less: cash payments .........................                --               612                --               612
Balance, December 31, 2003 ..................   $            --   $         2,051   $            25   $         2,076
                                                ---------------   ---------------   ---------------   ---------------

(12) OTHER LONG-TERM LIABILITIES

        Other long-term liabilities at December 31, consist of the following:

                                                                                     2003           2002
                                                                             ------------   ------------
                                                                                    (IN THOUSANDS)
    Accrued interest on Existing Senior Notes ............................   $      1,303   $         --
    Restructuring charges ................................................          1,446          2,268
    Total ................................................................   $      2,749   $      2,268
                                                                             ------------   ------------

iBasis, Inc. Notes to Consolidated Financial Statements

(13)  Subsidiary Guarantors

In June 2004, we completed a refinancing of our outstanding debt obligations. As part of the refinancing, we completed an exchange offer (the "Exchange Offer"), pursuant to which $37.3 million of our outstanding 5 3/4% Convertible Subordinated Notes due in March 2005 ("Existing Notes"), representing approximately 98% of the total amount of Existing Notes outstanding, were tendered for the same principal amount of new 6 3/4% Convertible Subordinated Notes due in June 2009 ("New Subordinated Notes"). Approximately $0.9 million of the Existing Notes remain outstanding after the Exchange Offer. Simultaneously with the Exchange Offer, we prepaid all $25.2 million of our 11 1/2% Senior Secured Notes due in January 2005 ("Existing Senior Notes") plus accrued but unpaid interest and issued of warrants exercisable for an aggregate of 5,176,065 shares of our common stock at $1.85 per share (the "Warrants"). In conjunction with the refinancing, we issued $29.0 million of new 8% Secured Convertible Notes ("New Secured Notes") due in June 2007, proceeds of which $25.2 million were used to prepay the Existing Senior Notes. The New Secured Notes are convertible into shares of common stock at $1.85 per share. Our New Secured Notes due in June 2007 are fully and unconditionally guaranteed, jointly and severally, by our wholly-owned subsidiaries, iBasis Global, Inc., iBasis Holdings, Inc. and iBasis Securities Corporation.

The following tables contain condensed consolidating financial information for iBasis, Inc ("Parent Company") and iBasis Global, Inc., iBasis Holdings, Inc., and iBasis Securities Corporation ("Subsidiary Guarantors"), on a combined basis, for the periods presented. Separate financial statements of the Subsidiary Guarantors are not presented as we believe they would be immaterial to investors.

                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 31, 2003
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  PARENT           SUBSIDIARY
ASSETS                                           COMPANY           GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                             ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents .................. $         15,520   $          1,750   $             --   $         17,270
Accounts receivable, net ...................           21,247                520                                21,767
Prepaid expenses and other current
assets .....................................            4,568                727                                 5,295
Due from parent ............................                              13,121            (13,121)                --
                                             ----------------   ----------------   ----------------   ----------------
Total current assets .......................           41,335             16,118            (13,121)            44,332

Property and equipment, net ................           16,931                244                                17,175
Deferred debt financing costs, net .........              326                                                      326
Long-term investment in non-
  marketable security ......................            5,000                                                    5,000
Other assets ...............................              620                 85                                   705
Investment in guarantor subsidiaries .......               51                                   (51)                --
                                             ----------------   ----------------   ----------------   ----------------
Total assets ............................... $         64,263   $         16,447   $        (13,172)  $         67,538
                                             ================   ================   ================   ================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable ........................... $         17,678   $          2,224   $             --   $         19,902
Accrued expenses ...........................           14,399              4,253                                18,652
Deferred revenue ...........................              417                                                      417
Current portion of long-term debt ..........            2,097                                                    2,097
Due to guarantor subsidiaries ..............            2,991                                (2,991)                --
                                             ----------------   ----------------   ----------------   ----------------
Total current liabilities ..................           37,582              6,477             (2,991)            41,068

Long-term debt, net of current portion .....           65,829                                                   65,829
Other long-term liabilities ................            2,749                                                    2,749

Stockholders' equity (deficit):
Common stock, $0.001 par value,
authorized 85,000 shares; issued and
outstanding 45,913 shares ..................               46                                                       46
Treasury stock; 1,135 shares at cost .......             (341)                                                    (341)
Additional paid-in capital .................          370,393             10,130            (10,130)           370,393
Capital stock of Guarantor subsidiaries ....                                 100               (100)                --
Accumulated deficit ........................         (411,995)              (260)                49           (412,206)
                                             ----------------   ----------------   ----------------   ----------------
Total stockholders' equity (deficit) .......          (41,897)             9,970            (10,181)           (42,108)
                                             ----------------   ----------------   ----------------   ----------------
Total liabilities and stockholders'
equity (deficit) ........................... $         64,263   $         16,447   $        (13,172)  $         67,538
                                             ================   ================   ================   ================

                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 31, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  PARENT           SUBSIDIARY
ASSETS                                           COMPANY           GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                             ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents .................. $         20,359   $         11,958   $             --   $         32,317
Accounts receivable, net ...................           19,977                877                                20,854
Prepaid expenses and other current
assets .....................................            4,212              1,162                                 5,374
Due from guarantor subsidiaries ............            1,671                                (1,671)                --
                                             ----------------   ----------------   ----------------   ----------------
Total current assets .......................           46,219             13,997             (1,671)            58,545

Property and equipment, net ................           31,855                502                                32,357
Deferred debt financing costs, net .........            1,382                                                    1,382
Long-term investment in non-
  marketable security ......................            5,000                                                    5,000
Other assets ...............................            1,124                116                                 1,240
Investment in guarantor subsidiaries .......           10,181                               (10,181)                --
                                             ----------------   ----------------   ----------------   ----------------
Total assets ............................... $         95,761   $         14,615   $        (11,852)  $         98,524
                                             ================   ================   ================   ================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable ........................... $         12,023   $          1,119   $             --   $         13,142
Accrued expenses ...........................           15,828              2,320                                18,148
Current portion of long-term debt ..........            5,349                                                    5,349
Due to parent ..............................                               1,671             (1,671)                --
                                             ----------------   ----------------   ----------------   ----------------
Total current liabilities ..................           33,200              5,110             (1,671)            36,639

Long-term debt, net of current portion .....           93,590                                                   93,590
Other long-term liabilities ................            2,268                                                    2,268

Stockholders' equity (deficit):
Common stock, $0.001 par value,
authorized 85,000 shares; issued and
outstanding 45,785 shares ..................               46                                                       46
Treasury stock; 1,135 shares at cost .......             (341)                                                    (341)
Additional paid-in capital .................          368,927             10,130            (10,130)           368,927
Capital stock of Guarantor subsidiaries ....                                 100               (100)                --
Deferred compensation ......................              (86)                                                     (86)
Accumulated deficit ........................         (401,843)              (725)                49           (402,519)
                                             ----------------   ----------------   ----------------   ----------------
Total stockholders' equity (deficit) .......          (33,297)             9,505            (10,181)           (33,973)
                                             ----------------   ----------------   ----------------   ----------------
Total liabilities and stockholders'
equity (deficit) ........................... $         95,761   $         14,615   $        (11,852)  $         98,524
                                             ================   ================   ================   ================

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                                 (IN THOUSANDS)


                                               PARENT          SUBSIDIARY
                                              COMPANY          GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                         ----------------   ----------------   ----------------   ----------------
Net revenue ............................ $        177,810   $         28,645   $        (28,296)  $        178,159

Costs and expenses:
Data communications and
telecommunications .....................          139,046             22,380             (8,573)           152,853
Research and development ...............           11,654              1,733                                13,387
Selling and marketing ..................            5,248              2,265                                 7,513
General and administrative .............           26,107              1,281            (19,723)             7,665
Depreciation and amortization ..........           19,701                364                                20,065
Non-cash stock-based compensation ......               86                                                       86
                                         ----------------   ----------------   ----------------   ----------------
Total costs and expenses ...............          201,842             28,023            (28,296)           201,569

(Loss) income from operations ..........          (24,032)               622                 --            (23,410)

Interest income ........................              159                  2                                   161
Interest expense .......................           (3,965)                (2)                               (3,967)
Gain on bond exchanges .................           16,615                                                   16,615
Other expenses, net ....................             (181)              (156)                                 (337)
                                         ----------------   ----------------   ----------------   ----------------

(Loss) income from continuing
operations .............................          (11,404)               466                 --            (10,938)
Income from discontinued operations ....            1,251                                                    1,251
                                         ----------------   ----------------   ----------------   ----------------
Net (loss) income ...................... $        (10,153)  $            466   $             --   $         (9,687)
                                         ================   ================   ================   ================



                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)


                                              PARENT          SUBSIDIARY
                                             COMPANY          GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                        ----------------   ----------------   ----------------   ----------------
Net revenue ........................... $        164,231   $         17,453   $        (16,742)  $        164,942

Costs and expenses:
Data communications and
telecommunications ....................          137,470             11,289             (5,912)           142,847
Research and development ..............           16,376              1,405                                17,781
Selling and marketing .................            9,404              1,875                                11,279
General and administrative ............           33,338              1,678            (10,830)            24,186
Depreciation and amortization .........           31,036                835                                31,871
Non-cash stock-based compensation .....              967                                                      967
Loss on sale of messaging business ....            2,066                                                    2,066
Restructuring costs ...................            5,536                                                    5,536
                                        ----------------   ----------------   ----------------   ----------------
Total costs and expenses ..............          236,193             17,082            (16,742)           236,533

(Loss) income from operations .........          (71,962)               371                 --            (71,591)

Interest income .......................            1,405                562               (677)             1,290
Interest expense ......................          (11,708)              (577)               677            (11,608)
Gain on bond repurchases ..............           25,790                                                   25,790
Other expenses, net ...................             (330)               (52)                                 (382)
                                        ----------------   ----------------   ----------------   ----------------

(Loss) income from continuing
operations ............................          (56,805)               304                 --            (56,501)

Loss from discontinued operations .....          (65,222)                                        $        (65,222)
                                        ----------------   ----------------   ----------------   ----------------
Net (loss) income ..................... $       (122,027)  $            304   $             --   $       (121,723)
                                        ================   ================   ================   ================

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)


                                             PARENT          SUBSIDIARY
                                            COMPANY          GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                       ----------------   ----------------   ----------------   ----------------
Net revenue .......................... $        109,893   $          9,804   $         (9,517)  $        110,180

Costs and expenses:
Data communications and
telecommunications ...................           99,937              5,056             (2,673)           102,320
Research and development .............           23,278                661                                23,939
Selling and marketing ................           18,443              1,880                                20,323
General and administrative ...........           31,056              1,351             (6,844)            25,563
Depreciation and amortization ........           31,702                662                                32,364
Non-cash stock-based compensation ....            1,368                                                    1,368
Restructuring costs ..................           51,834                                                   51,834
                                       ----------------   ----------------   ----------------   ----------------
Total costs and expenses .............          257,618              9,610             (9,517)           257,711

(Loss) income from operations ........         (147,725)               194                 --           (147,531)

Interest income ......................            9,135              8,165             (8,131)             9,169
Interest expense .....................          (16,518)            (8,131)             8,131            (16,518)
Gain on bond repurchases .............           14,549                                                   14,549
Other expenses, net ..................             (565)               (22)                                 (587)
                                       ----------------   ----------------   ----------------   ----------------

(Loss) income from continuing
operations ...........................         (141,124)               206                 --           (140,918)

Loss from discontinued operations ....          (49,771)                                                 (49,771)
                                       ----------------   ----------------   ----------------   ----------------
Net (loss) income .................... $       (190,895)  $            206   $             --   $       (190,689)
                                       ================   ================   ================   ================

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2003
                                 (IN THOUSANDS)


                                                    PARENT          SUBSIDIARY
                                                   COMPANY          GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                              ----------------   ----------------   ----------------   ----------------
Cash flows from operating activities:
(Loss) income from continuing operations .... $        (11,404)  $            466   $             --   $        (10,938)
Adjustments to reconcile net loss to
net cash used in operating activities
  Gain on bond exchanges ....................          (16,615)                                                 (16,615)
  Depreciation and amortization .............           19,701                364                                20,065
  Amortization of deferred debt
    financing costs .........................              333                                                      333
  Amortization of deferred
    compensation ............................               86                                                       86
  Bad debt expense ..........................              800                                                      800
  Recovery of previously reserved
    receivable balance ......................           (4,269)                                                  (4,269)
  Change in assets and liabilities
    Accounts receivable .....................            2,199                357                                 2,556
    Prepaid expenses and other
      current assets ........................              895                435                                 1,330
    Other assets ............................              504                 31                                   535
    Accounts payable ........................            5,655              1,105                                 6,760
    Accrued expenses ........................           (6,650)             1,932                                (4,718)
    Deferred revenue ........................              417                                                      417
    Other long-term liabilities .............              481                                                      481
    Due from parent                                                       (14,792)                              (14,792)
    Due to guarantor subsidiaries ...........           14,792                                                   14,792
                                              ----------------   ----------------   ----------------   ----------------
Net cash provided by (used in)
continuing operating activities .............            6,925            (10,102)                               (3,177)
                                              ----------------   ----------------   ----------------   ----------------
Cash flows from investing activities:
Purchases of property and equipment .........           (4,346)              (106)                               (4,452)
Payment associated with the sale of
Speech Solutions Business ...................             (736)                                                    (736)
                                              ----------------   ----------------   ----------------   ----------------
Net cash used in investing activities .......           (5,082)              (106)                               (5,188)
                                              ----------------   ----------------   ----------------   ----------------
Cash flows from financing activities:
Bank borrowings .............................            9,200                                                    9,200
Payments of bank borrowings .................           (9,200)                                                  (9,200)
Payments of principal on capital lease
  obligations ...............................           (5,838)                                                  (5,838)
Professional fees paid for exchange
  of bonds ..................................             (935)                                                    (935)
Proceeds from exercises of common
  stock options .............................               91                                                       91
                                              ----------------   ----------------   ----------------   ----------------
Net cash provided by financing
  activities ................................           (6,682)                                                  (6,682)
                                              ----------------   ----------------   ----------------   ----------------
Net increase (decrease) in cash and cash
equivalents .................................           (4,839)           (10,208)                              (15,047)
                                              ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, beginning
  of period .................................           20,359             11,958                                32,317
                                              ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, end of
  period .................................... $         15,520   $          1,750   $             --   $         17,270
                                              ================   ================   ================   ================

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)


                                                    PARENT           SUBSIDIARY
                                                   COMPANY           GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                               ----------------   ----------------   ----------------   ----------------
Cash flows from operating activities:
(Loss) income from continuing operations ..... $        (56,805)  $            304   $             --   $        (56,501)
Adjustments to reconcile net loss to
net cash used in operating activities
  Gain on bond repurchases ...................          (25,790)                                                 (25,790)
  Restructuring costs ........................            5,536                                                    5,536
  Depreciation and amortization ..............           31,036                835                                31,871
  Loss on sale of messaging business .........            2,066                                                    2,066
  Amortization of deferred debt
    Financing costs ..........................              672                                                      672
  Amortization of deferred
    compensation .............................              967                                                      967
  Bad debt expense ...........................            9,674                352                                10,026
  Change in assets and liabilities
    Accounts receivable ......................           (6,175)              (255)                               (6,430)
    Prepaid expenses and other
      current assets .........................            4,070               (463)                                3,607
    Other assets .............................              670                                                      670
    Accounts payable .........................            2,006                477                                 2,483
    Accrued expenses .........................          (15,904)             1,492                               (14,412)
    Other long-term liabilities ..............            2,268                                                    2,268
    Due to parent                                                          (78,735)                              (78,735)
    Due from guarantor subsidiaries ..........           78,735                                                   78,735
                                               ----------------   ----------------   ----------------   ----------------
Net cash provided by (used in)
continuing operating activities ..............           33,026            (75,993)                              (42,967)
Net cash used in discontinued operations
 .............................................           (1,874)                                                  (1,874)
                                               ----------------   ----------------   ----------------   ----------------
Net cash provided by (used in) operating
activities ...................................           31,152            (75,993)                              (44,841)
                                               ----------------   ----------------   ----------------   ----------------
Cash flows from investing activities:
Purchases of property and equipment ..........           (3,692)              (940)                               (4,632)
Decrease in marketable securities ............                              25,614                                25,614
Decrease in long-term marketable
  securities .................................                               8,411                                 8,411
Proceeds from sale of messaging business .....              168                                                      168
Proceeds from sale of Speech Solutions
Business .....................................           17,000                                                   17,000
                                               ----------------   ----------------   ----------------   ----------------
Net cash provided by investing activities ....           13,476             33,085                                46,561
                                               ----------------   ----------------   ----------------   ----------------
Cash flows from financing activities:
Decrease in restricted cash ..................            8,867                                                    8,867
Bank borrowings ..............................            2,300                                                    2,300
Payments of principal on long-term debt ......           (3,866)                                                  (3,866)
Payments of principal on capital lease
  obligations ................................          (38,918)                                                 (38,918)
Repurchase of bonds ..........................          (13,992)                                                 (13,992)
Proceeds from exercises of warrants and
common stock options .........................              122                                                      122
Proceeds from employee stock purchase
plan .........................................              285                                                      285
                                               ----------------   ----------------   ----------------   ----------------
Net cash used in financing activities ........          (45,202)                                                 (45,202)
                                               ----------------   ----------------   ----------------   ----------------
Net decrease in cash and cash equivalents ....             (574)           (42,908)                              (43,482)
                                               ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, beginning
  of period ..................................           20,933             54,866                                75,799
                                               ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, end of
  period ..................................... $         20,359   $         11,958   $             --   $         32,317
                                               ================   ================   ================   ================

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)


                                                    PARENT          SUBSIDIARY
                                                   COMPANY          GUARANTORS        ELIMINATIONS       CONSOLIDATED
                                              ----------------   ----------------   ----------------   ----------------
Cash flows from operating activities:
(Loss) income from continuing operations .... $       (141,124)  $            206   $             --   $       (140,918)
Adjustments to reconcile net loss to
net cash used in operating activities
  Gain on bond repurchases ..................          (14,549)                                                 (14,549)
  Restructuring costs .......................           51,834                                                   51,834
  Depreciation and amortization .............           31,702                662                                32,364
  Amortization of deferred debt
    Financing costs .........................            1,026                                                    1,026
  Amortization of deferred
    compensation ............................            1,214                                                    1,214
  Non-cash compensation expense
    related to stock options ................              154                                                      154
  Bad debt expense ..........................            9,161                                                    9,161
  Change in assets and liabilities
    Accounts receivable .....................          (15,277)              (990)                              (16,267)
    Prepaid expenses and other
      current assets ........................             (714)              (695)                               (1,409)
    Other assets ............................            3,036                                                    3,036
    Accounts payable ........................            1,081                498                                 1,579
    Accrued expenses ........................            3,682                734                                 4,416
    Due to parent                                                        (210,398)                             (210,398)
    Due from guarantor subsidiaries .........          210,398                                                  210,398
                                              ----------------   ----------------   ----------------   ----------------
Net cash provided by (used in)
continuing operating activities .............          141,624           (209,983)                              (68,359)
Net cash used in discontinued operations ....          (13,252)                                                 (13,252)
                                              ----------------   ----------------   ----------------   ----------------
Net cash provided by (used in) operating
activities ..................................          128,372           (209,983)                              (81,611)
                                              ----------------   ----------------   ----------------   ----------------
Cash flows from investing activities:
Purchase of PriceInteractive, Inc. net
of cash acquired ............................          (38,118)                                                 (38,118)
Purchases of property and equipment .........          (33,974)            (1,093)                              (35,067)
Decrease in marketable securities ...........                              58,122                                58,122
                                              ----------------   ----------------   ----------------   ----------------
Net cash (used in) provided by investing
activities ..................................          (72,092)            57,029                               (15,063)
                                              ----------------   ----------------   ----------------   ----------------
Cash flows from financing activities:
Increase in restricted cash .................           (8,867)                                                  (8,867)
Bank borrowings .............................            4,000                                                    4,000
Payments of principal on long-term debt .....           (2,655)                                                  (2,655)
Payments of principal on capital lease
  obligations ...............................          (23,760)                                                 (23,760)
Repurchase of bonds .........................           (5,862)                                                  (5,862)
Proceeds from exercises of warrants and
common and stock options ....................              956                                                      956
Proceeds from employee stock purchase
plan ........................................              480                                                      480
                                              ----------------   ----------------   ----------------   ----------------
Net cash used in financing activities .......          (35,708)                                                 (35,708)
                                              ----------------   ----------------   ----------------   ----------------
Net increase (decrease) in cash and cash
equivalents .................................           20,572           (152,954)                             (132,382)
                                              ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, beginning
  of period .................................              361            207,820                               208,181
                                              ----------------   ----------------   ----------------   ----------------
Cash and cash equivalents, end of
  period .................................... $         20,933   $         54,866   $             --   $         75,799
                                              ================   ================   ================   ================



(14) SUMMARY OF QUARTERLY INFORMATION (UNAUDITED)

        Quarterly financial information for 2003 and 2002 is as follows:

                                                             FIRST       SECOND         THIRD        FOURTH         TOTAL
        2003                                               QUARTER      QUARTER       QUARTER       QUARTER          YEAR
        ----                                            ----------   ----------    ----------    ----------    ----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
        Net revenue .................................   $   41,841   $   39,119    $   44,032    $   53,167    $  178,159
        Total cost and operating expenses ...........       49,254       47,312        48,796        56,207       201,569
        Income (loss) from continuing operations ....        4,032       (5,505)       (5,633)       (3,832)      (10,938)
        Income from discontinued operations .........           --           --            --         1,251         1,251
        Net loss ....................................   $    4,032   $   (5,505)   $   (5,633)   $   (2,581)   $   (9,687)
                                                        ----------   ----------    ----------    ----------    ----------

        Basic and diluted net loss per share:
           Income (loss) from continuing operations .   $     0.09   $    (0.12)   $    (0.13)   $    (0.09)   $    (0.24)
           Income from discontinued operations ......           --           --            --          0.03          0.03
           Net loss .................................   $     0.09   $    (0.12)   $    (0.13)   $    (0.06)   $    (0.21)
                                                        ----------   ----------    ----------    ----------    ----------

                                                             FIRST        SECOND         THIRD          FOURTH          TOTAL
2002                                                    QUARTER(1)    QUARTER(1)    QUARTER(1)    QUARTER(1)(2)       YEAR(1)
----                                                    ----------    ----------    ----------    -------------    ----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue .........................................   $   41,726    $   41,923    $   38,359    $      42,934    $  164,942
Total cost and operating expenses ...................       62,609        71,151        50,262           52,511       236,533
Loss from continuing operations .....................      (14,124)      (19,655)      (11,194)         (11,528)      (56,501)
Loss (income) from discontinued operations ..........       (3,839)      (61,531)         (531)             679       (65,222)
Net loss ............................................   $  (17,963)   $  (81,186)   $  (11,725)   $     (10,849)   $ (121,723)
                                                        ----------    ----------    ----------    -------------    ----------

Basic and diluted net loss per share:
   Loss from continuing operations ..................   $    (0.30)   $    (0.44)   $    (0.25)   $       (0.26)   $    (1.25)
   Loss (income) from discontinued operations .......        (0.10)        (1.36)        (0.01)            0.02         (1.45)
   Net loss .........................................   $    (0.40)   $    (1.80)   $    (0.26)   $       (0.24)   $    (2.70)
                                                        ----------    ----------    ----------    -------------    ----------

-----------

(1) Amounts vary from those originally filed on Form 10-Q due to the reclassification of the operating results of the Company's Speech Solutions Business as a discontinued operation beginning in the second quarter 2002.

(2) The results for the fourth quarter 2002 include a restructuring charge of approximately $1.6 million.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:


SEC Registration Fee                                           $ 4,826
Printing and Engraving Expenses                                $10,000
Legal Fees and Expenses                                        $40,000
Accountants' Fees and Expenses                                 $30,000
Miscellaneous Costs                                            $ 1,000
Total                                                          $85,826


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

        The First Amended and Restated Certificate of Incorporation of the Registrant (as amended from time to time, the "Amended and Restated Certificate of Incorporation"), and the Amended and Restated By-laws of the Registrant, copies of which are filed as Exhibits 3.1 and 3.2, provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

        The above discussion of the Registrant's Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and statute.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES

        In January 2003, the Registrant exchanged an aggregate principal amount of $30,200,000 of the Registrant's 5 3/4% Convertible Subordinated Notes due 2005 for an aggregate principal amount of $15,100,000 of the Registrant's
11 1/2% Senior Secured Notes due 2005 and warrants to purchase 3,071,184 shares of common stock pursuant to that certain Securities Exchange Agreement, dated as of January 30, 2003, among iBasis, Inc., iBasis Global, Inc., the guarantors named therein, the Symphony Funds named therein and U.S. Bank National Agent ("BNA"), as collateral agent.

        In February 2003, the Registrant exchanged an aggregate principal amount of $7,950,000 of the Registrant's 5 3/4% Convertible Senior Secured Notes due 2005 for an aggregate principal amount of $3,975,000 of the Registrant's 11 1/2% Senior Secured Notes due 2005 and warrants to purchase 727,627 shares of common stock pursuant to that certain Securities Exchange Agreement, dated as of February 21, 2003, by and between iBasis, iBasis Global, Inc., the guarantors named therein, JMG Triton Offshore Fund Limited CITCO and the other Exchanging Holders named therein, and BNA, as collateral agent.

        In May 2003, the Registrant exchanged an aggregate principal amount of $12,200,000 of the Registrant's 5 3/4% Convertible Senior Notes due 2005 for an aggregate principal amount of $6,100,000 of the Registrant's 11 1/2% Senior Secured Notes due 2005 and warrants to purchase 1,116,605 shares of common stock, pursuant to a joinder agreement to the February 21, 2003 Securities Exchange Agreement, dated as of May 29, 2003, between iBasis, Inc., iBasis Global, Inc., Commonwealth Advisors, Inc., and BNA as collateral agent.

        In June 2004, the Registrant repurchased $25.2 million aggregate principal amount of its 11 1/2% Senior Secured Notes due 2005 for cash equal to the principal amount plus accrued but unpaid interest and the issuance of warrants exercisable for an aggregate of 5,176,065 shares of common stock at $1.85 per share. The Registrant issued $29 million aggregate principal amount of its 8% Secured Convertible Notes due 2007, of which $25.2 million was used to finance the prepayment of the 11 1/2% Senior Secured Notes. The 8% Secured Convertible Notes are convertible into shares of common stock at $1.85 per share, and mature on June 18, 2007.

        In July 2004, the Registrant issued 110,231 shares of common stock to its investment banker, Imperial Capital, LLC, as partial compensation for services provided to the Registrant in connection with the refinancing of its debt obligations.

        All of the above-described issuances were exempt from registration pursuant to Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offering. No underwriters were involved in the foregoing issuances.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS

        The following is a list of exhibits filed as a part of this registration statement:

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
    3.1  First Amended and Restated Certificate of Incorporation of the
         Registrant (incorporated by reference from Exhibit 3.1 to the
         Registrant's Registration Statement on Form S-1 (file no. 333-96535)), as amended by that certain Certificate of Amendment to First Amended and Restated Certificate of Incorporation of the Registrant
         (incorporated by reference from Appendix A to the Registrant's
         Definitive Proxy Statement on Schedule 14A (file no. 000-27127)).
    3.2  Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).
    4.1  Specimen Certificate for share of the common stock (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
    4.2  Indenture for the Existing Notes, dated as of March 15, 2000, between the Registrant and The Bank of New York, as Trustee (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96533)).
    4.3  Form of Existing Note (incorporated by reference from Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (file no.
         333-96533)).
    4.4  Indenture for the New Notes, dated as of June 18, 2004, between the
         Registrant and The Bank of New York, as Trustee (incorporated by reference from Exhibit 99.1 to the Registrant's Current Report on Form
         8-K dated June 29, 2004 (file no. 000-27127)).
    4.5  Global Note, issued June 18, 2004, representing $37,285,000 aggregate principal amount of New Notes (incorporated by reference from Exhibit
         99.2 to the Registrant's Current Report on Form 8-K dated June 29, 2004
         (file no. 000-27127)).
    4.6  Indenture for the New Secured Notes, dated as of June 18, 2004, between the Registrant and the Bank of New York, as trustee (incorporated by reference from Exhibit 99.7 to the Registrant's Current Report on Form
         8-K dated June 29, 2004 (file no. 000-27127)).
    4.7  Global Note, issued June 18, 2004, representing $29,000,000 aggregate principal amount of New Secured Notes (incorporated by reference from
         Exhibit 99.8 to the Registrant's Current Report on Form 8-K dated June
         29, 2004 (file no. 000-27127)).
      5  Opinion of Bingham McCutchen LLP.*
   10.1  Lease, dated January 8, 1999, as amended, between the Registrant and
         Rodger P. Nordblum and Peter C. Nordblum as Trustees of Northwest
         Associates under Declaration of Trust dated December 9, 1971 with respect to property located at 20 Second Avenue, Burlington,
         Massachusetts (incorporated by reference from Exhibit 10.1 to the
         Registrant's Registration Statement on Form S-1 (file no. 333-85545)).

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
   10.2  Lease, dated as of August 7, 1998, between the Registrant and 111
         Eighth Avenue LLC, relating to property located at 111 Eighth Avenue,
         New York, New York (incorporated by reference from Exhibit 10.3 to the
         Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
   10.3  Lease, dated December 11, 1998 between the Registrant and Downtown
         Properties L.L.C., with respect to property located at 611 Wilshire
         Boulevard, Los Angeles, California (incorporated by reference from
         Exhibit 10.4 to the Registrant's Registration Statement on Form S-1
         (file no. 333-85545)).
   10.4  Warrant, dated as of September 10, 1997, for the purchase of shares of preferred stock of the Company issued to TLP Leasing Programs, Inc.
         (incorporated by reference from Exhibit 10.5 to the Registrant's
         Registration Statement on Form S-1 (file no. 333-85545)).
   10.5  Warrant, dated as of June 8, 1998, for the purchase of shares of preferred stock of the Company issued to TLP Leasing Programs, Inc.
         (incorporated by reference from Exhibit 10.6 to the Registrant's
         Registration Statement on Form S-1 (file no. 333-85545)).
   10.6  Master Agreement of Terms and Conditions for Lease between the
         Registrant and Cisco Systems Capital Corporation, dated as of November
         3, 1998, as amended (incorporated by reference from Exhibit 10.7 to the
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         2001 (file no. 000-27127)).
   10.7  1997 Stock Incentive Plan of the Registrant (incorporated by reference from Exhibit 10.8 to the Registrant's Registration Statement on Form
         S-1 (file no. 333-85545)).
   10.8  Employment Agreement between the Registrant and Ofer Gneezy, dated as of August 11, 1997 (incorporated by reference from Exhibit 10.9 to the
         Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
   10.9  Employment Agreement between the Registrant and Gordon J. VanderBrug, dated as of August 11, 1997. (incorporated by reference from Exhibit
         10.10 to the Registrant's Registration Statement on Form S-1 (file no.
         333-85545)).
  10.10  Series B Convertible Preferred Stock Purchase Agreement, dated as of
         August 26, 1998, between the Registrant and the "Purchaser" parties thereto (incorporated by reference from Exhibit 10.14 to the
         Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
  10.11  Series C Convertible Purchase Agreement, dated as of July 12, 1999, between the Registrant and the "Purchaser" parties thereto
         (incorporated by reference from Exhibit 10.15 to the Registrant's
         Registration Statement on Form S-1 (file no. 333-85545)).
  10.12  Second Amended and Restated Shareholders' Agreement, dated as of July
         12, 1999, among the Registrant and the holders of the capital stock of the Registrant who become parties thereto (incorporated by reference from Exhibit 10.16 to the Registrant's Registration Statement on Form
         S-1 (file no. 333-85545).
  10.13  First Amended and Restated Registration Rights Agreement, dated as of
         July 12, 1999, among the Registrant and the holders of the capital stock of the Registrant who become parties thereto (incorporated by reference from Exhibit 10.17 to the Registrant's Registration Statement
         on Form S-1 (file no. 333-85545)).
  10.14  Shareholders Agreement, dated as of March 28, 1998, relating to VIP
         Calling (Hong Kong) Limited (incorporated by reference from Exhibit
         10.18 to the Registrant's Registration Statement on Form S-1 (file no.
         333-85545)).
  10.15  Amendment No. 1 to the Shareholders Agreement, dated as of March 28,
         1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.19 to the Registrant's Registration Statement
         on Form S-1 (file no. 333-85545)).
  10.16  Amendment No. 2 to the Shareholders Agreement, dated as of March 28,
         1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.20 to the Registrant's Registration Statement
         on Form S-1 (file no. 333-85545)).
  10.17  Stock Restriction Agreement, dated as of August 26, 1998, between the
         Registrant and Ofer Gneezy and Gordon VanderBrug (incorporated by reference from Exhibit 10.22 to the Registrant's Registration Statement
         on Form S-1 (file no. 333-85545)).
  10.18  Alliance Agreement, dated January 4, 1999, between the Registrant and
         Cisco Systems, Inc. (incorporated by reference from Exhibit 10.23 to the Registrant's Registration Statement on Form S-1 (file no.
         33-85545)).
  10.19  1999 Employee Stock Purchase Plan of the Registrant, as amended
         (incorporated by reference from Exhibit 10.26 to the Registrant's
         Registration Statement on Form S-1 (file no. 333-96535)).

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
  10.20  Lease, dated October 22, 1999, between the Registrant and Roger P.
         Nordblom and Peter C. Nordblom, as Trustees of N.W. Building 1
         Associates under Declaration of Trust dated November 11, 1984 and filed with the Middlesex South Registry District of the Land Court as
         Document Number 674807 with respect to property located at 10 Second
         Avenue, Burlington, Massachusetts (incorporated by reference from
         Exhibit 10.28 to the Registrant's Registration Statement on Form S-1
         (file no. 333-96535)).
  10.21  Supply Contract, dated as of December 30, 1999, between the Registrant and Belle Systems A/S (incorporated by reference from Exhibit 10.30 to the Registrant's Registration Statement on Form S-1 (file no.
         333-96535)).
  10.22  Offer Letter between the Registrant and Richard Tennant, dated as of
         September 17, 2001 and Employment Agreement, dated as of September 20,
         2001 (incorporated by reference from Exhibit 10.30 to the Registrant's
         Annual Report on Form 10-K for the year ended December 31, 2001 (file
         no. 000-27127)).
  10.23  Offer Letter between the Registrant and Paul Floyd, dated as of April
         2, 2001 and Proprietary Information and Inventions Agreement dated
         April 12, 2001 (incorporated by reference from Exhibit 10.31 to the
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         2001 (file no. 000-27127)).
  10.24  Loan and Security Agreement between the Registrant and Silicon Valley
         Bank, dated as of October 9, 2001 (incorporated by reference from
         Exhibit 10.32 to the Registrant's Annual Report on Form 10-K for the
         year ended December 31, 2001 (file no. 000-27127)).
  10.25  Securities Exchange Agreement, dated January 30, 2003, by and among
         iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, the
         Symphony Funds signatories thereto and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.1 to the
         Registrant's Current Report on Form 8-K dated January 30, 2003 (file
         no. 000-27127)).
  10.26  Global Note dated January 30, 2003 (incorporated by reference from
         Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated
         January 30, 2003 (file no. 000-27127)).
  10.27  Warrant and Registration Rights Agreement, dated January 29, 2003, by and among iBasis, Inc. and U.S. Bank National Association, as
         Collateral Agent (incorporated by reference from Exhibit 4.3 to the
         Registrant's Current Report on Form 8-K dated January 30, 2003 (file
         no. 000-27127)).
  10.28  Global Warrant Certificate dated January 30, 2003 (incorporated by reference from Exhibit 4.4 to the Registrant's Current Report on Form
         8-K dated January 30, 2003 (file no. 000-27127)).
  10.29  Security Exchange Agreement, dated January 30, 2003, by and among
         iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and
         U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.5 to the Registrant's Current Report on Form
         8-K dated January 30, 2003 (file no. 000-27127)).
  10.30  Subordination Agreement, dated January 30, 2003, by and among iBasis,
         Inc., iBasis Global, Inc., iBasis Securities Corporation, Silicon
         Valley Bank, the Creditors party thereto, U.S. Bank National
         Association, as Collateral Agent and Fiscal Agent (incorporated by reference from Exhibit 4.6 to the Registrant's Current Report on Form
         8-K dated January 30, 2003 (file no. 000-27127)).
  10.31  Fiscal Agency Agreement, dated January 30, 2003, by and among iBasis,
         Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank
         National Association, as Fiscal Agent (incorporated by reference from
         Exhibit 4.7 to the Registrant's Current Report on Form 8-K dated
         January 30, 2003 (file no. 000-27127)).
  10.32  Guarantee, dated January 30, 2003, by and between iBasis Securities
         Corporation and U.S. Bank National Association, as Collateral Agent
         (incorporated by reference from Exhibit 4.7 to the Registrant's Current
         Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
  10.33  Security Exchange Agreement, dated February 21, 2003, by and among
         iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and
         U.S. Bank National Association, as Collateral Agent. (incorporated by reference from Exhibit 10.39 to the Registrant's Annual Report on Form
         10-K for the year ended December 31, 2002 (file no. 000-27127)).
  10.34  Global Note, dated February 21, 2003 (incorporated by reference from
         Exhibit 10.40 to the Registrant's Annual Report on Form 10-K for the
         year ended December 31, 2002 (file no. 000-27127)).
  10.35  Global Warrant Certificate, dated February 21, 2003 (incorporated by reference from Exhibit 10.41 to the Registrant's Annual Report on Form
         10-K for the year ended December 31, 2002 (file no. 000-27127)).
  10.36  Amendment 1 to Securities Exchange Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities
         Corporation, JMG Triton Offshore Fund Limited CITCO signatories

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
         thereto and U.S. Bank National Association, as Collateral Agent
         (incorporated by reference from Exhibit 10.42 to the Registrant's
         Annual Report on Form 10-K for the year ended December 31, 2002 (file
         no. 000-27127)).
  10.37  Amendment No. 1 to Fiscal Agency Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities
         Corporation, and U.S. Bank National Association, as Fiscal Agent
         (incorporated by reference from Exhibit 10.43 to the Registrant's
         Annual Report on Form 10-K for the year ended December 31, 2002 (file
         no. 000-27127)).
  10.38  Amended and Restated Warrant and Registration Rights Agreement dated
         February 21, 2003, by and among iBasis, Inc. and U.S. Bank National
         Association, as Warrant Agent (incorporated by reference from Exhibit
         10.44 to the Registrant's Annual Report on Form 10-K for the year ended
         December 31, 2002 (file no. 000-27127)).
  10.39  Collateral Agency and Intercreditor Agreement as of February 21, 2003,
         by and among U.S. Bank National Association, as Collateral Agent, the
         Exchanging Holders (as defined therein), iBasis Inc., iBasis Global,
         Inc. and iBasis Securities Corporation (incorporated by reference from
         Exhibit 10.45 to the Registrant's Annual Report on Form 10-K for the
         year ended December 31, 2002 (file no. 000-27127)).
  10.40  Guarantee, dated February 21, 2003, by and between iBasis Securities
         Corporation and U.S. Bank National Association, as Collateral Agent
         (incorporated by reference from Exhibit 10.46 to the Registrant's
         Annual Report on Form 10-K for the year ended December 31, 2002 (file
         no. 000-27127)).
  10.41  Security Agreement dated as of February 21, 2003, by and among iBasis,
         Inc., iBasis Global, Inc., iBasis Securities Corporation and U.S. Bank
         National Association, as Collateral Agent (incorporated by reference from Exhibit 10.47 to the Registrant's Annual Report on Form 10-K for
         the year ended December 31, 2002 (file no. 000-27127)).
  10.42  Master Agreement to Lease Equipment (incorporated by reference from
         Exhibit 99.3 to the Registrant's Quarterly Report on Form 10-Q for the
         quarter ended September 30, 2002 (file no. 000-27127)).
  10.43  Settlement Agreement made as of August 2, 2002 among Cisco Systems
         Capital Corporation, Cisco Systems, Inc and iBasis, Inc.(incorporated by reference from Exhibit 99.4 to the Registrant's Annual Report on
         Form 10-Q for the quarter ended September 30, 2002 (file no.
         000-27127)).
  10.44  Bill of Sale pursuant to the Settlement Agreement made as of August 2,
         2002 among Cisco Systems Capital Corporation, Cisco Systems, Inc and
         iBasis, Inc. (incorporated by reference from Exhibit 99.5 to the
         Registrant's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 2002 (file no. 000-27127)).
  10.45  Silicon Valley Bank Loan and Security Agreement, dated December 30,
         2002, by and among Silicon Valley Bank, the Registrant and iBasis
         Global, Inc. (incorporated by reference from Exhibit 99.2 to the
         Registrant's Current Report on Form 8-K dated December 31, 2002 (file
         no. 000-27127)).
  10.46  Export-Import Bank Loan and Security Agreement, dated December 30,
         2002, by and among Silicon Valley Bank, the Registrant and iBasis
         Global, Inc. (incorporated by reference from Exhibit 99.3 to the
         Registrant's Current Report on Form 8-K dated December 31, 2002 (file
         no. 000-27127)).
  10.47  Side Letter, dated February 5, 2003, by and among iBasis, Inc. and the
         Symphony Funds signatories thereto (incorporated by reference from
         Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated
         December 31, 2002 (file no. 000-27127)).
  10.48  Global Note of the Registrant dated May 29, 2003 (incorporated by reference from Exhibit 4.2 of the Registrant's Quarterly Report on Form
         10-Q for period ended June 30, 2003 (file no. 000-27127)).
  10.49  Global Warrant Certificate of the Registrant dated May 29, 2003
         (incorporated by reference from Exhibit 4.2 of the Registrant's
         Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no.
         000-27127)).
  10.50  Third modification to the loan agreement, dated December 30, 2002, evidenced by, among other documents, a certain Loan and Security
         Agreement dated as of December 30, 2002 between iBasis, iBasis Global,
         Inc. and Silicon Valley Bank, as amended by a certain First Loan
         Modification Agreement dated as of January 30, 2003 (as amended, the
         "Loan Agreement." ((incorporated by reference from Exhibit 10.1 of the
         Registrant's Quarterly Report on Form 10-Q for period ended June 30,
         2003 (file no. 000-27127)).
  10.51  Joinder Agreement, dated May 29, 2003, by and among iBasis, Inc.,
         iBasis Global, Inc., U.S. Bank National Association, as Collateral
         Agent, and the Acceding Holders (incorporated by reference from Exhibit
         10.57 of the Registrant's Annual Report on Form 10-K for the year ended
         December 31, 2003

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
         (file no. 000-27127)).
  10.52  Registration Rights Agreement, dated May 29, 2003, by and among iBasis,
         Inc. and the Holders (incorporated by reference from Exhibit 10.58 of the Registrant's Annual Report on Form 10-K for the year ended December
         31, 2003 (file no. 000-27127)).
  10.53  Amendment No. 2 to Fiscal Agency Agreement, dated May 29, 2003, by and among iBasis, Inc., iBasis Global, Inc., and U.S. Bank National
         Association as fiscal agent (incorporated by reference from Exhibit
         10.4 of the Registrant's Quarterly Report on Form 10-Q for period ended
         June 30, 2003 (file no. 000-27127)).
  10.54  Fourth modification to the loan agreement dated December 30, 2002, evidenced by, among other documents, a certain Loan and Security
         Agreement dated as of December 30, 2002 between iBasis, Inc., iBasis
         Global, Inc. and Silicon Valley Bank (incorporated by reference from
         Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for
         period ended September 30, 2003 (file no. 000-27127)).
  10.55  Amended and Restated Loan and Security Agreement dated December 29,
         2003, evidenced by, among other documents, a certain Amended and
         Restated Loan and Security Agreement dated as of December 29, 2003 between iBasis, Inc. and Silicon Valley Bank (incorporated by reference from Exhibit 10.61 of the Registrant's Annual Report on Form 10-K for
         the year ended December 31, 2003 (file no. 000-27127)).
  10.56  Note Repurchase, Exchange and Amendment Agreement, dated as of April
         27, 2004, by and among the Registrant and the noteholder signatories thereto (incorporated by reference from Exhibit 10.1 of the
         Registrant's Quarterly Report on Form 10-Q for the period ended March
         31, 2004).
  10.57  2004 Warrant and Registration Rights Agreement, dated as of June 18,
         2004, by and between the Registrant and U.S. Bank as Warrant Agent
         (incorporated by reference from Exhibit 99.4 to the Registrant's
         Current Report on Form 8-K dated June 29, 2004 (file no. 000-27127)).
  10.58  Global Warrant Certificate, issued June 18, 2004, representing
         5,176,065 shares of common stock (incorporated by reference from
         Exhibit 99.5 to the Registrant's Current Report on Form 8-K dated June
         29, 2004 (file no. 000-27127)).
  10.59  Note Purchase Agreement, dated as of June 18, 2004, by and among the
         Registrant and the Purchasers (as such term is defined therein)
         (incorporated by reference from Exhibit 99.6 to the Registrant's
         Current Report on Form 8-K dated June 29, 2004 (file no. 000-27127)).
  10.60  Registration Rights Agreement, dated as of June 18, 2004, by and among the Company and the Initial Holders (as such term is defined therein)
         (incorporated by reference from Exhibit 99.9 to the Registrant's
         Current Report on Form 8-K dated June 29, 2004 (file no. 000-27127)).
  10.61  Security Agreement, dated as of June 18, 2004, by and between the
         Registrant and The Bank of New York, as Collateral Agent for the
         holders of the New Secured Notes (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.62  Security Agreement, dated as of June 18, 2004, by and between iBasis
         Global, Inc. and The Bank of New York, as Collateral Agent for the
         holders of the New Secured Notes (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.63  Security Agreement, dated as of June 18, 2004, by and between iBasis
         Holdings, Inc. and The Bank of New York, as Collateral Agent for the
         holders of the New Secured Notes (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.64  Security Agreement, dated as of June 18, 2004, by and between iBasis
         Securities Corporation and The Bank of New York, as Collateral Agent
         for the holders of the New Secured Notes (incorporated by reference to the Registrant's Registration Statement on Form S-1 (file no.
         333-117346), filed with the SEC on July 13, 2004).
  10.65  Intellectual Property Security Agreement, dated as of June 18, 2004, by and between the Registrant and The Bank of New York, as Collateral
         Agent for the holders of the New Secured Notes (incorporated by reference to the Registrant's Registration Statement on Form S-1
         (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.66  Intercreditor Agreement, dated as of June 18, 2004, by and among the
         Creditors (as such term is defined therein), Silicon Valley Bank, the
         Obligors (as such term is defined therein), and The Bank of New York as
         Collateral Agent and Trustee (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.67  Collateral Agency Agreement, dated as of June 18, 2004, by and among
         The Bank of New York as Collateral Agent, the Noteholders (as such term is defined therein), the Registrant and the Subsidiary Guarantors (as such term is defined therein) (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
     12  Statement Regarding Computation of Ratios.*
   21.1  Subsidiaries of the Registrant (incorporated by reference from the
         Amendment Number 1 to the Registrant's Registration Statement on Form
         S-4 (file no. 333-114929), filed with the SEC on April 28, 2004).
   23.1  Consent of Bingham McCutchen LLP (included in Exhibit 5).*
   23.2  Consent of Deloitte & Touche LLP.*

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
     24  Power of Attorney (included on signature page).*
   25.1  Statement of Eligibility on Form T-1 of The Bank of New York, as
         Trustee for the New Notes (incorporated by reference from the
         Registrant's Registration Statement on Form S-4 (file no. 333-114929), filed with the SEC on April 28, 2004).
   25.2  Statement of Eligibility on Form T-1 of The Bank of New York, as
         Trustee for the New Secured Notes (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
   99.1  Form of Letter of Transmittal (incorporated by reference from Exhibit
         99.1 to Amendment No. 1 to the Registrant's Registration Statement on
         Form S-4 (file no. 333-114929), filed with the SEC on May 14, 2004).
   99.2  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees (incorporated by reference from Exhibit 99.2 to
         Amendment No. 1 to the Registrant's Registration Statement on Form S-4
         (file no. 333-114929), filed with the SEC on May 14, 2004).
   99.3  Form of Letter to Clients for Use by Brokers, Dealers, Commercial
         Banks, Trust Companies and Other Nominees (incorporated by reference from Exhibit 99.3 to Amendment No. 1 to the Registrant's Registration
         Statement on Form S-4 (file no. 333-114929), filed with the SEC on May
         14, 2004).
   99.4  Form of Notice of Guaranteed Delivery (incorporated by reference from
         Exhibit 99.4 to Amendment No. 1 to the Registrant's Registration
         Statement on Form S-4 (file no. 333-114929), filed with the SEC on May
         14, 2004).

-----------

*        Filed herewith.

ITEM 17. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                        (a)      to include any prospectus required by
                Section 10(a)(3) of the Securities Act of 1933.

                        (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration.

                        (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 16th day of August, 2004.


                               iBASIS, INC.

                               /s/ Ofer Gneezy
                               -----------------------
                               Name: Ofer Gneezy
                               Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER






        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following person in the capacities and on the dates indicated:






                  NAME              TITLE                                                      DATE
                  ----              -----                                                      ----
            /s/ Ofer Gneezy         President, Chief Executive Officer and Director        August 16, 2004
            ----------------        (Principal Executive Officer)
              Ofer Gneezy

        /s/ Gordon J. VanderBrug    Executive Vice President and Director                  August 16, 2004
        ------------------------
          Gordon J. VanderBrug

          /s/ Richard Tennant       Vice President, Finance and Chief Financial Officer    August 16, 2004
          -------------------       (Principal Financial and Accounting Officer)
            Richard Tennant

                   *                Director                                               August 16, 2004
        -----------------------
          Charles N. Corfield

                   *                Director                                               August 16, 2004
           -----------------
             W. Frank King

                   *                Director                                               August 16, 2004
             -------------
               David Lee

                   *                Director                                               August 16, 2004
           -----------------
             Charles Skibo

*By   /s/ Richard Tennant
      -------------------------
      Richard Tennant
      ATTORNEY-IN-FACT

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 16th day of August, 2004


                               iBASIS GLOBAL, INC.

                               /s/ Ofer Gneezy
                               -----------------------
                               Name: Ofer Gneezy
                               Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Each person whose signature appears below hereby appoints Ofer Gneezy, Gordon J. VanderBrug and Richard Tennant, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securites Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:

                  NAME              TITLE                                                      DATE
                  ----              -----                                                      ----
            /s/ Ofer Gneezy         President, Chief Executive Officer and Director        August 16, 2004
            ----------------        (Principal Executive Officer)
              Ofer Gneezy

          /s/ Richard Tennant       Vice President, Finance, Chief Financial Officer       August 16, 2004
          -------------------       and Director (Principal Financial and Accounting
            Richard Tennant         Officer)

        /s/ Gordon J. VanderBrug    Executive Vice President and Director                  August 16, 2004
        ------------------------
          Gordon J. VanderBrug

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 16th day of August, 2004


                               iBASIS HOLDINGS, INC.

                               /s/ Ofer Gneezy
                               -----------------------
                               Name: Ofer Gneezy
                               Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Each person whose signature appears below hereby appoints Ofer Gneezy, Gordon J. VanderBrug and Richard Tennant, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securites Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:

                  NAME              TITLE                                                      DATE
                  ----              -----                                                      ----
            /s/ Ofer Gneezy         President, Chief Executive Officer and Director        August 16, 2004
            ----------------        (Principal Executive Officer)
              Ofer Gneezy


          /s/ Richard Tennant       Chief Financial Officer                                August 16, 2004
          -------------------       (Principal Financial and Accounting
            Richard Tennant         Officer)


        /s/ Gordon J. VanderBrug    Executive Vice President and Director                  August 16, 2004
        ------------------------
          Gordon J. VanderBrug

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 16th day of August, 2004


                               iBASIS SECURITIES CORPORATION

                               /s/ Ofer Gneezy
                               -----------------------
                               Name: Ofer Gneezy
                               Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Each person whose signature appears below hereby appoints Ofer Gneezy, Gordon J. VanderBrug and Richard Tennant, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securites Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:

                  NAME              TITLE                                                      DATE
                  ----              -----                                                      ----
            /s/ Ofer Gneezy         President, Chief Executive Officer and Director        August 16, 2004
            ----------------        (Principal Executive Officer)
              Ofer Gneezy


          /s/ Richard Tennant       Chief Financial Officer                                August 16, 2004
          -------------------       (Principal Financial and Accounting
            Richard Tennant         Officer)


        /s/ Gordon J. VanderBrug    Executive Vice President and Director                  August 16, 2004
        ------------------------
          Gordon J. VanderBrug

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
    3.1  First Amended and Restated Certificate of Incorporation of the
         Registrant (incorporated by reference from Exhibit 3.1 to the
         Registrant's Registration Statement on Form S-1 (file no. 333-96535)), as amended by that certain Certificate of Amendment to First Amended and Restated Certificate of Incorporation of the Registrant
         (incorporated by reference from Appendix A to the Registrant's
         Definitive Proxy Statement on Schedule 14A (file no. 000-27127)).
    3.2  Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96535)).
    4.1  Specimen Certificate for share of the common stock (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
    4.2  Indenture for the Existing Notes, dated as of March 15, 2000, between the Registrant and The Bank of New York, as Trustee (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (file no. 333-96533)).
    4.3  Form of Existing Note (incorporated by reference from Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (file no.
         333-96533)).
    4.4  Indenture for the New Notes, dated as of June 18, 2004, between the
         Registrant and The Bank of New York, as Trustee (incorporated by reference from Exhibit 99.1 to the Registrant's Current Report on Form
         8-K dated June 29, 2004 (file no. 000-27127)).
    4.5  Global Note, issued June 18, 2004, representing $37,285,000 aggregate principal amount of New Notes (incorporated by reference from Exhibit
         99.2 to the Registrant's Current Report on Form 8-K dated June 29, 2004
         (file no. 000-27127)).
    4.6  Indenture for the New Secured Notes, dated as of June 18, 2004, between the Registrant and the Bank of New York, as trustee (incorporated by reference from Exhibit 99.7 to the Registrant's Current Report on Form
         8-K dated June 29, 2004 (file no. 000-27127)).
    4.7  Global Note, issued June 18, 2004, representing $29,000,000 aggregate principal amount of New Secured Notes (incorporated by reference from
         Exhibit 99.8 to the Registrant's Current Report on Form 8-K dated June
         29, 2004 (file no. 000-27127)).
      5  Opinion of Bingham McCutchen LLP.*
   10.1  Lease, dated January 8, 1999, as amended, between the Registrant and
         Rodger P. Nordblum and Peter C. Nordblum as Trustees of Northwest
         Associates under Declaration of Trust dated December 9, 1971 with respect to property located at 20 Second Avenue, Burlington,
         Massachusetts (incorporated by reference from Exhibit 10.1 to the
         Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
   10.2  Lease, dated as of August 7, 1998, between the Registrant and 111
         Eighth Avenue LLC, relating to property located at 111 Eighth Avenue,
         New York, New York (incorporated by reference from Exhibit 10.3 to the
         Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
   10.3  Lease, dated December 11, 1998 between the Registrant and Downtown
         Properties L.L.C., with respect to property located at 611 Wilshire
         Boulevard, Los Angeles, California (incorporated by reference from
         Exhibit 10.4 to the Registrant's Registration Statement on Form S-1
         (file no. 333-85545)).
   10.4  Warrant, dated as of September 10, 1997, for the purchase of shares of preferred stock of the Company issued to TLP Leasing Programs, Inc.
         (incorporated by reference from Exhibit 10.5 to the Registrant's
         Registration Statement on Form S-1 (file no. 333-85545)).
   10.5  Warrant, dated as of June 8, 1998, for the purchase of shares of preferred stock of the Company issued to TLP Leasing Programs, Inc.
         (incorporated by reference from Exhibit 10.6 to the Registrant's
         Registration Statement on Form S-1 (file no. 333-85545)).
   10.6  Master Agreement of Terms and Conditions for Lease between the
         Registrant and Cisco Systems Capital Corporation, dated as of November
         3, 1998, as amended (incorporated by reference from Exhibit 10.7 to the
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         2001 (file no. 000-27127)).
   10.7  1997 Stock Incentive Plan of the Registrant (incorporated by reference from Exhibit 10.8 to the Registrant's Registration Statement on Form
         S-1 (file no. 333-85545)).
   10.8  Employment Agreement between the Registrant and Ofer Gneezy, dated as of August 11, 1997 (incorporated by reference from Exhibit 10.9 to the
         Registrant's Registration Statement on Form S-1 (file

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
         no. 333-85545)).
   10.9  Employment Agreement between the Registrant and Gordon J. VanderBrug, dated as of August 11, 1997. (incorporated by reference from Exhibit
         10.10 to the Registrant's Registration Statement on Form S-1 (file no.
         333-85545)).
  10.10  Series B Convertible Preferred Stock Purchase Agreement, dated as of
         August 26, 1998, between the Registrant and the "Purchaser" parties thereto (incorporated by reference from Exhibit 10.14 to the
         Registrant's Registration Statement on Form S-1 (file no. 333-85545)).
  10.11  Series C Convertible Purchase Agreement, dated as of July 12, 1999, between the Registrant and the "Purchaser" parties thereto
         (incorporated by reference from Exhibit 10.15 to the Registrant's
         Registration Statement on Form S-1 (file no. 333-85545)).
  10.12  Second Amended and Restated Shareholders' Agreement, dated as of July
         12, 1999, among the Registrant and the holders of the capital stock of the Registrant who become parties thereto (incorporated by reference from Exhibit 10.16 to the Registrant's Registration Statement on Form
         S-1 (file no. 333-85545).
  10.13  First Amended and Restated Registration Rights Agreement, dated as of
         July 12, 1999, among the Registrant and the holders of the capital stock of the Registrant who become parties thereto (incorporated by reference from Exhibit 10.17 to the Registrant's Registration Statement
         on Form S-1 (file no. 333-85545)).
  10.14  Shareholders Agreement, dated as of March 28, 1998, relating to VIP
         Calling (Hong Kong) Limited (incorporated by reference from Exhibit
         10.18 to the Registrant's Registration Statement on Form S-1 (file no.
         333-85545)).
  10.15  Amendment No. 1 to the Shareholders Agreement, dated as of March 28,
         1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.19 to the Registrant's Registration Statement
         on Form S-1 (file no. 333-85545)).
  10.16  Amendment No. 2 to the Shareholders Agreement, dated as of March 28,
         1998, relating to VIP Calling (Hong Kong) Limited (incorporated by reference from Exhibit 10.20 to the Registrant's Registration Statement
         on Form S-1 (file no. 333-85545)).
  10.17  Stock Restriction Agreement, dated as of August 26, 1998, between the
         Registrant and Ofer Gneezy and Gordon VanderBrug (incorporated by reference from Exhibit 10.22 to the Registrant's Registration Statement
         on Form S-1 (file no. 333-85545)).
  10.18  Alliance Agreement, dated January 4, 1999, between the Registrant and
         Cisco Systems, Inc. (incorporated by reference from Exhibit 10.23 to the Registrant's Registration Statement on Form S-1 (file no.
         33-85545)).
  10.19  1999 Employee Stock Purchase Plan of the Registrant, as amended
         (incorporated by reference from Exhibit 10.26 to the Registrant's
         Registration Statement on Form S-1 (file no. 333-96535)).
  10.20  Lease, dated October 22, 1999, between the Registrant and Roger P.
         Nordblom and Peter C. Nordblom, as Trustees of N.W. Building 1
         Associates under Declaration of Trust dated November 11, 1984 and filed with the Middlesex South Registry District of the Land Court as
         Document Number 674807 with respect to property located at 10 Second
         Avenue, Burlington, Massachusetts (incorporated by reference from
         Exhibit 10.28 to the Registrant's Registration Statement on Form S-1
         (file no. 333-96535)).
  10.21  Supply Contract, dated as of December 30, 1999, between the Registrant and Belle Systems A/S (incorporated by reference from Exhibit 10.30 to the Registrant's Registration Statement on Form S-1 (file no.
         333-96535)).
  10.22  Offer Letter between the Registrant and Richard Tennant, dated as of
         September 17, 2001 and Employment Agreement, dated as of September 20,
         2001 (incorporated by reference from Exhibit 10.30 to the Registrant's
         Annual Report on Form 10-K for the year ended December 31, 2001 (file
         no. 000-27127)).
  10.23  Offer Letter between the Registrant and Paul Floyd, dated as of April
         2, 2001 and Proprietary Information and Inventions Agreement dated
         April 12, 2001 (incorporated by reference from Exhibit 10.31 to the
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         2001 (file no. 000-27127)).
  10.24  Loan and Security Agreement between the Registrant and Silicon Valley
         Bank, dated as of October 9, 2001 (incorporated by reference from
         Exhibit 10.32 to the Registrant's Annual Report on Form 10-K for the
         year ended December 31, 2001 (file no. 000-27127)).
  10.25  Securities Exchange Agreement, dated January 30, 2003, by and among
         iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, the
         Symphony Funds signatories thereto and U.S. Bank National

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
         Association, as Collateral Agent (incorporated by reference from
         Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated
         January 30, 2003 (file no. 000-27127)).
  10.26  Global Note dated January 30, 2003 (incorporated by reference from
         Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated
         January 30, 2003 (file no. 000-27127)).
  10.27  Warrant and Registration Rights Agreement, dated January 29, 2003, by and among iBasis, Inc. and U.S. Bank National Association, as
         Collateral Agent (incorporated by reference from Exhibit 4.3 to the
         Registrant's Current Report on Form 8-K dated January 30, 2003 (file
         no. 000-27127)).
  10.28  Global Warrant Certificate dated January 30, 2003 (incorporated by reference from Exhibit 4.4 to the Registrant's Current Report on Form
         8-K dated January 30, 2003 (file no. 000-27127)).
  10.29  Security Exchange Agreement, dated January 30, 2003, by and among
         iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and
         U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 4.5 to the Registrant's Current Report on Form
         8-K dated January 30, 2003 (file no. 000-27127)).
  10.30  Subordination Agreement, dated January 30, 2003, by and among iBasis,
         Inc., iBasis Global, Inc., iBasis Securities Corporation, Silicon
         Valley Bank, the Creditors party thereto, U.S. Bank National
         Association, as Collateral Agent and Fiscal Agent (incorporated by reference from Exhibit 4.6 to the Registrant's Current Report on Form
         8-K dated January 30, 2003 (file no. 000-27127)).
  10.31  Fiscal Agency Agreement, dated January 30, 2003, by and among iBasis,
         Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank
         National Association, as Fiscal Agent (incorporated by reference from
         Exhibit 4.7 to the Registrant's Current Report on Form 8-K dated
         January 30, 2003 (file no. 000-27127)).
  10.32  Guarantee, dated January 30, 2003, by and between iBasis Securities
         Corporation and U.S. Bank National Association, as Collateral Agent
         (incorporated by reference from Exhibit 4.7 to the Registrant's Current
         Report on Form 8-K dated January 30, 2003 (file no. 000-27127)).
  10.33  Security Exchange Agreement, dated February 21, 2003, by and among
         iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and
         U.S. Bank National Association, as Collateral Agent. (incorporated by reference from Exhibit 10.39 to the Registrant's Annual Report on Form
         10-K for the year ended December 31, 2002 (file no. 000-27127)).
  10.34  Global Note, dated February 21, 2003 (incorporated by reference from
         Exhibit 10.40 to the Registrant's Annual Report on Form 10-K for the
         year ended December 31, 2002 (file no. 000-27127)).
  10.35  Global Warrant Certificate, dated February 21, 2003 (incorporated by reference from Exhibit 10.41 to the Registrant's Annual Report on Form
         10-K for the year ended December 31, 2002 (file no. 000-27127)).
  10.36  Amendment 1 to Securities Exchange Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities
         Corporation, JMG Triton Offshore Fund Limited CITCO signatories thereto and U.S. Bank National Association, as Collateral Agent (incorporated by reference from Exhibit 10.42 to the Registrant's Annual Report on
         Form 10-K for the year ended December 31, 2002 (file no. 000-27127)).
  10.37  Amendment No. 1 to Fiscal Agency Agreement, dated February 21, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities
         Corporation, and U.S. Bank National Association, as Fiscal Agent
         (incorporated by reference from Exhibit 10.43 to the Registrant's
         Annual Report on Form 10-K for the year ended December 31, 2002 (file
         no. 000-27127)).
  10.38  Amended and Restated Warrant and Registration Rights Agreement dated
         February 21, 2003, by and among iBasis, Inc. and U.S. Bank National
         Association, as Warrant Agent (incorporated by reference from Exhibit
         10.44 to the Registrant's Annual Report on Form 10-K for the year ended
         December 31, 2002 (file no. 000-27127)).
  10.39  Collateral Agency and Intercreditor Agreement as of February 21, 2003,
         by and among U.S. Bank National Association, as Collateral Agent, the
         Exchanging Holders (as defined therein), iBasis Inc., iBasis Global,
         Inc. and iBasis Securities Corporation (incorporated by reference from
         Exhibit 10.45 to the Registrant's Annual Report on Form 10-K for the
         year ended December 31, 2002 (file no. 000-27127)).
  10.40  Guarantee, dated February 21, 2003, by and between iBasis Securities
         Corporation and U.S. Bank National Association, as Collateral Agent
         (incorporated by reference from Exhibit 10.46 to the Registrant's
         Annual Report on Form 10-K for the year ended December 31, 2002 (file
         no. 000-27127)).
  10.41  Security Agreement dated as of February 21, 2003, by and among iBasis,
         Inc., iBasis Global, Inc., iBasis Securities Corporation and U.S. Bank
         National Association, as Collateral Agent (incorporated by

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
         reference from Exhibit 10.47 to the Registrant's Annual Report on Form
         10-K for the year ended December 31, 2002 (file no. 000-27127)).
  10.42  Master Agreement to Lease Equipment (incorporated by reference from
         Exhibit 99.3 to the Registrant's Quarterly Report on Form 10-Q for the
         quarter ended September 30, 2002 (file no. 000-27127)).
  10.43  Settlement Agreement made as of August 2, 2002 among Cisco Systems
         Capital Corporation, Cisco Systems, Inc and iBasis, Inc.(incorporated by reference from Exhibit 99.4 to the Registrant's Annual Report on
         Form 10-Q for the quarter ended September 30, 2002 (file no.
         000-27127)).
  10.44  Bill of Sale pursuant to the Settlement Agreement made as of August 2,
         2002 among Cisco Systems Capital Corporation, Cisco Systems, Inc and
         iBasis, Inc. (incorporated by reference from Exhibit 99.5 to the
         Registrant's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 2002 (file no. 000-27127)).
  10.45  Silicon Valley Bank Loan and Security Agreement, dated December 30,
         2002, by and among Silicon Valley Bank, the Registrant and iBasis
         Global, Inc. (incorporated by reference from Exhibit 99.2 to the
         Registrant's Current Report on Form 8-K dated December 31, 2002 (file
         no. 000-27127)).
  10.46  Export-Import Bank Loan and Security Agreement, dated December 30,
         2002, by and among Silicon Valley Bank, the Registrant and iBasis
         Global, Inc. (incorporated by reference from Exhibit 99.3 to the
         Registrant's Current Report on Form 8-K dated December 31, 2002 (file
         no. 000-27127)).
  10.47  Side Letter, dated February 5, 2003, by and among iBasis, Inc. and the
         Symphony Funds signatories thereto (incorporated by reference from
         Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated
         December 31, 2002 (file no. 000-27127)).
  10.48  Global Note of the Registrant dated May 29, 2003 (incorporated by reference from Exhibit 4.2 of the Registrant's Quarterly Report on Form
         10-Q for period ended June 30, 2003 (file no. 000-27127)).
  10.49  Global Warrant Certificate of the Registrant dated May 29, 2003
         (incorporated by reference from Exhibit 4.2 of the Registrant's
         Quarterly Report on Form 10-Q for period ended June 30, 2003 (file no.
         000-27127)).
  10.50  Third modification to the loan agreement, dated December 30, 2002, evidenced by, among other documents, a certain Loan and Security
         Agreement dated as of December 30, 2002 between iBasis, iBasis Global,
         Inc. and Silicon Valley Bank, as amended by a certain First Loan
         Modification Agreement dated as of January 30, 2003 (as amended, the
         "Loan Agreement." ((incorporated by reference from Exhibit 10.1 of the
         Registrant's Quarterly Report on Form 10-Q for period ended June 30,
         2003 (file no. 000-27127)).
  10.51  Joinder Agreement, dated May 29, 2003, by and among iBasis, Inc.,
         iBasis Global, Inc., U.S. Bank National Association, as Collateral
         Agent, and the Acceding Holders (incorporated by reference from Exhibit
         10.57 of the Registrant's Annual Report on Form 10-K for the year ended
         December 31, 2003 (file no. 000-27127)).
  10.52  Registration Rights Agreement, dated May 29, 2003, by and among iBasis,
         Inc. and the Holders (incorporated by reference from Exhibit 10.58 of the Registrant's Annual Report on Form 10-K for the year ended December
         31, 2003 (file no. 000-27127)).
  10.53  Amendment No. 2 to Fiscal Agency Agreement, dated May 29, 2003, by and among iBasis, Inc., iBasis Global, Inc., and U.S. Bank National
         Association as fiscal agent (incorporated by reference from Exhibit
         10.4 of the Registrant's Quarterly Report on Form 10-Q for period ended
         June 30, 2003 (file no. 000-27127)).
  10.54  Fourth modification to the loan agreement dated December 30, 2002, evidenced by, among other documents, a certain Loan and Security
         Agreement dated as of December 30, 2002 between iBasis, Inc., iBasis
         Global, Inc. and Silicon Valley Bank (incorporated by reference from
         Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for
         period ended September 30, 2003 (file no. 000-27127)).
  10.55  Amended and Restated Loan and Security Agreement dated December 29,
         2003, evidenced by, among other documents, a certain Amended and
         Restated Loan and Security Agreement dated as of December 29, 2003 between iBasis, Inc. and Silicon Valley Bank (incorporated by reference from Exhibit 10.61 of the Registrant's Annual Report on Form 10-K for
         the year ended December 31, 2003 (file no. 000-27127)).
  10.56  Note Repurchase, Exchange and Amendment Agreement, dated as of April
         27, 2004, by and among the Registrant and the noteholder signatories thereto (incorporated by reference from Exhibit 10.1 of the
         Registrant's Quarterly Report on Form 10-Q for the period ended March
         31, 2004).

EXHIBIT
 NUMBER  DESCRIPTION
-------  -------------
  10.57  2004 Warrant and Registration Rights Agreement, dated as of June 18,
         2004, by and between the Registrant and U.S. Bank as Warrant Agent
         (incorporated by reference from Exhibit 99.4 to the Registrant's
         Current Report on Form 8-K dated June 29, 2004 (file no. 000-27127)).
  10.58  Global Warrant Certificate, issued June 18, 2004, representing
         5,176,065 shares of common stock (incorporated by reference from
         Exhibit 99.5 to the Registrant's Current Report on Form 8-K dated June
         29, 2004 (file no. 000-27127)).
  10.59  Note Purchase Agreement, dated as of June 18, 2004, by and among the
         Registrant and the Purchasers (as such term is defined therein)
         (incorporated by reference from Exhibit 99.6 to the Registrant's
         Current Report on Form 8-K dated June 29, 2004 (file no. 000-27127)).
  10.60  Registration Rights Agreement, dated as of June 18, 2004, by and among the Company and the Initial Holders (as such term is defined therein)
         (incorporated by reference from Exhibit 99.9 to the Registrant's
         Current Report on Form 8-K dated June 29, 2004 (file no. 000-27127)).
  10.61  Security Agreement, dated as of June 18, 2004, by and between the
         Registrant and The Bank of New York, as Collateral Agent for the
         holders of the New Secured Notes (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.62  Security Agreement, dated as of June 18, 2004, by and between iBasis
         Global, Inc. and The Bank of New York, as Collateral Agent for the
         holders of the New Secured Notes (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.63  Security Agreement, dated as of June 18, 2004, by and between iBasis
         Holdings, Inc. and The Bank of New York, as Collateral Agent for the
         holders of the New Secured Notes (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.64  Security Agreement, dated as of June 18, 2004, by and between iBasis
         Securities Corporation and The Bank of New York, as Collateral Agent
         for the holders of the New Secured Notes (incorporated by reference to the Registrant's Registration Statement on Form S-1
         (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.65  Intellectual Property Security Agreement, dated as of June 18, 2004, by and between the Registrant and The Bank of New York, as Collateral
         Agent for the holders of the New Secured Notes (incorporated by reference to the Registrant's Registration Statement on Form S-1
         (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.66  Intercreditor Agreement, dated as of June 18, 2004, by and among the
         Creditors (as such term is defined therein), Silicon Valley Bank, the
         Obligors (as such term is defined therein), and The Bank of New York as
         Collateral Agent and Trustee (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
  10.67  Collateral Agency Agreement, dated as of June 18, 2004, by and among
         The Bank of New York as Collateral Agent, the Noteholders (as such term is defined therein), the Registrant and the Subsidiary Guarantors (as such term is defined therein) (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
     12  Statement Regarding Computation of Ratios.*
   21.1  Subsidiaries of the Registrant (incorporated by reference from the
         Amendment Number 1 to the Registrant's Registration Statement on Form
         S-4 (file no. 333-114929), filed with the SEC on April 28, 2004).
   23.1  Consent of Bingham McCutchen LLP (included in Exhibit 5).*
   23.2  Consent of Deloitte & Touche LLP.*
     24  Power of Attorney (included on signature page).*
   25.1  Statement of Eligibility on Form T-1 of The Bank of New York, as
         Trustee for the New Notes (incorporated by reference from the
         Registrant's Registration Statement on Form S-4 (file no. 333-114929), filed with the SEC on April 28, 2004).
   25.2  Statement of Eligibility on Form T-1 of The Bank of New York, as
         Trustee for the New Secured Notes (incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (file no. 333-117346), filed with the SEC on July 13, 2004).
   99.1  Form of Letter of Transmittal (incorporated by reference from Exhibit
         99.1 to Amendment No. 1 to the Registrant's Registration Statement on
         Form S-4 (file no. 333-114929), filed with the SEC on May 14, 2004).
   99.2  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees (incorporated by reference from Exhibit 99.2 to
         Amendment No. 1 to the Registrant's Registration Statement on Form S-4
         (file no. 333-114929), filed with the SEC on May 14, 2004).
   99.3  Form of Letter to Clients for Use by Brokers, Dealers, Commercial
         Banks, Trust Companies and Other Nominees (incorporated by reference from Exhibit 99.3 to Amendment No. 1 to the Registrant's Registration
         Statement on Form S-4 (file no. 333-114929), filed with the SEC on May
         14, 2004).
   99.4  Form of Notice of Guaranteed Delivery (incorporated by reference from
         Exhibit 99.4 to Amendment No. 1 to the Registrant's Registration
         Statement on Form S-4 (file no. 333-114929), filed with the SEC on May
         14, 2004).

-----------

*        Filed herewith.